                                                            FINAL EXECUTION COPY
                                                            --------------------


________________________________________________________________________________



                          AGREEMENT AND PLAN OF MERGER



                          Dated as of March 26, 1996,

                                     Among



                          SIMON PROPERTY GROUP, INC.,



                             DAY ACQUISITION CORP.



                                      And



                          DeBARTOLO REALTY CORPORATION

________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                   ARTICLE I


                                   The Merger

SECTION 1.1      The Merger . . . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 1.2      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 1.3      Effective Time . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 1.4      Effects of the Merger  . . . . . . . . . . . . . . . . . . .  4
SECTION 1.5      Charter and Code of Regulations.   . . . . . . . . . . . . .  4
SECTION 1.6      Directors  . . . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION 1.7      Officers . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                                   ARTICLE II

                   Effect of the Merger on the Capital Stock
                        of the Constituent Corporations;
                            Exchange of Certificates

SECTION 2.1      Effect on Capital Stock  . . . . . . . . . . . . . . . . . .  4

          (a)    Cancellation of Treasury Stock . . . . . . . . . . . . . . .  4
          (b)    Conversion of Common Stock . . . . . . . . . . . . . . . . .  4
          (c)    Conversion of Shares of Common Stock
                 of Sub . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          (d)    Dissenting Shares  . . . . . . . . . . . . . . . . . . . . .  5

SECTION 2.2      Exchange of Certificates . . . . . . . . . . . . . . . . . .  6

          (a)    Exchange Agent . . . . . . . . . . . . . . . . . . . . . . .  6
          (b)    Parent To Provide Merger Consideration . . . . . . . . . . .  6
          (c)    Exchange Procedure . . . . . . . . . . . . . . . . . . . . .  6
          (d)    Record Dates; Distributions with Respect
                 to Unexchanged Shares  . . . . . . . . . . . . . . . . . . .  7
          (e)    No Further Ownership Rights in Common
                 Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (f)    No Liability . . . . . . . . . . . . . . . . . . . . . . . .  8
          (g)    No Fractional Shares . . . . . . . . . . . . . . . . . . . .  9
          (h)    Withholding Rights . . . . . . . . . . . . . . . . . . . . .  9

                                                                            Page
                                                                            ----

                                  ARTICLE III

                         Representations and Warranties
SECTION 3.1      Representations and Warranties of
                 the Company  . . . . . . . . . . . . . . . . . . . . . . . . 10

          (a)    Organization, Standing and Corporate
                 Power of the Company . . . . . . . . . . . . . . . . . . . . 10
          (b)    Company Subsidiaries and Joint
                 Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          (c)    Capital Structure  . . . . . . . . . . . . . . . . . . . . . 11
          (d)    Authority; Noncontravention; Consents  . . . . . . . . . . . 13
          (e)    SEC Documents; Financial Statements;
                 Undisclosed Liabilities . . . . .. . . . . . . . . . . . . . 15
          (f)    Absence of Certain Changes or Events . . . . . . . . . . . . 16
          (g)    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 17
          (h)    Absence of Changes in Benefit Plans;
                 ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . 18
          (i)    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (j)    No Payments to Employees, Officers or
                 Directors  . . . . . . . . . . . . . . . . . . . . . . . . . 20
          (k)    Brokers; Schedule of Fees and Expenses . . . . . . . . . . . 20
          (l)    Compliance with Laws . . . . . . . . . . . . . . . . . . . . 21
          (m)    Contracts; Debt Instruments  . . . . . . . . . . . . . . . . 21
          (n)    Opinion of Financial Advisor . . . . . . . . . . . . . . . . 22
          (o)    State Takeover Statutes  . . . . . . . . . . . . . . . . . . 22
          (p)    Registration Statement . . . . . . . . . . . . . . . . . . . 22
          (q)    Parent Stock . . . . . . . . . . . . . . . . . . . . . . . . 23
          (r)    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 3.2      Representations and Warranties
                 of Parent and Sub  . . . . . . . . . . . . . . . . . . . . . 23

          (a)    Organization, Standing and Corporate
                 Power of Parent and Sub  . . . . . . . . . . . . . . . . . . 23
          (b)    Other Parent Subsidiaries and Parent
                 Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . 23
          (c)    Capital Structure  . . . . . . . . . . . . . . . . . . . . . 24
          (d)    Authority; Noncontravention; Consents  . . . . . . . . . . . 26

                                                                            Page
                                                                            ----

          (e)    SEC Documents; Financial Statements;
                 Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . 28
          (f)    Absence of Certain Changes or Events . . . . . . . . . . . . 29
          (g)    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 30
          (h)    Absence of Changes in Benefit Plans;
                 ERISA Compliance.  . . . . . . . . . . . . . . . . . . . . . 31
          (i)    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          (j)    No Payments to Employees, Officers or
                 Directors  . . . . . . . . . . . . . . . . . . . . . . . . . 32
          (k)    Brokers; Schedule of Fees and Expenses . . . . . . . . . . . 33
          (l)    Compliance with Laws . . . . . . . . . . . . . . . . . . . . 33
          (m)    Contracts; Debt Instruments  . . . . . . . . . . . . . . . . 33
          (n)    Opinion of Financial Advisor . . . . . . . . . . . . . . . . 34
          (o)    State Statutes . . . . . . . . . . . . . . . . . . . . . . . 34
          (p)    Interim Operations of Sub. . . . . . . . . . . . . . . . . . 34
          (q)    Registration Statement . . . . . . . . . . . . . . . . . . . 34
          (r)    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . 34

                                   ARTICLE IV

                                   Covenants

SECTION 4.1      Conduct of Business by the Company . . . . . . . . . . . . . 35
SECTION 4.2      Conduct of Business by Parent  . . . . . . . . . . . . . . . 39
SECTION 4.3      Other Actions  . . . . . . . . . . . . . . . . . . . . . . . 42

                                   ARTICLE V
                              Additional Covenants

SECTION 5.1      Preparation of the Registration Statement
                 and the Proxy Statement; Shareholders
                 Meeting and Parent Stockholders
                 Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 5.2      Access to Information;
                 Confidentiality  . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 5.3      Best Efforts; Notification . . . . . . . . . . . . . . . . . 45
SECTION 5.4      Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 5.5      Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 5.6      Amendment of Parent's Charter
                 and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . 47

                                                                            Page
                                                                            ----
SECTION 5.7      No Solicitation of Transactions by
                 the Company  . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 5.8      Public Announcements . . . . . . . . . . . . . . . . . . . . 50
SECTION 5.9      Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 5.10     Letters of Accountants . . . . . . . . . . . . . . . . . . . 50
SECTION 5.11     Transfer and Gains Taxes . . . . . . . . . . . . . . . . . . 51
SECTION 5.12     Benefit Plans and Other Employee
                 Arrangements . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 5.13     Private Placement of Common Stock
                 of Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 5.14     Indemnification; Directors' and
                 Officers' Insurance  . . . . . . . . . . . . . . . . . . . . 54
SECTION 5.15     Related Agreements . . . . . . . . . . . . . . . . . . . . . 56
SECTION 5.16     Special Tax Distributions to the
                 Company Reinvested   . . . . . . . . . . . . . . . . . . . . 56
SECTION 5.17     Amendment of Parent Operating
                 Partnership Agreement  . . . . . . . . . . . . . . . . . . . 56
SECTION 5.18     Additional Parent Agreements   . . . . . . . . . . . . . . . 57

                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.1      Conditions to Each Party's Obligation
                 To Effect the Merger . . . . . . . . . . . . . . . . . . . . 57

          (a)    Shareholder Approval . . . . . . . . . . . . . . . . . . . . 57
          (b)    HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 57
          (c)    Listing of Shares  . . . . . . . . . . . . . . . . . . . . . 57
          (d)    Registration Statement . . . . . . . . . . . . . . . . . . . 57
          (e)    No Injunctions or Restraints . . . . . . . . . . . . . . . . 58
          (f)    Blue Sky Laws  . . . . . . . . . . . . . . . . . . . . . . . 58
          (g)    Related Transactions . . . . . . . . . . . . . . . . . . . . 58
          (h)    Certain Actions and Consents . . . . . . . . . . . . . . . . 58
          (i)    EJDC Lender Consents . . . . . . . . . . . . . . . . . . . . 58

SECTION 6.2      Conditions to Obligations of Parent
                 and Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . 58

          (a)    Representations and Warranties . . . . . . . . . . . . . . . 59
          (b)    Performance of Obligations of

                                                                            Page
                                                                            ----

                 the Company   . . . . . . . . . . . . . . . . . . . . . . . 59
          (c)    Material Adverse Change . . . . . . . . . . . . . . . . . . 59
          (d)    Opinions Relating to REIT and
                 Partnership Status  . . . . . . . . . . . . . . . . . . . . 60
          (e)    Other Tax Opinion . . . . . . . . . . . . . . . . . . . . . 60
          (f)    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . 60

SECTION 6.3      Conditions to Obligation of
                 the Company . . . . . . . . . . . . . . . . . . . . . . . . 61

          (a)    Representations and Warranties  . . . . . . . . . . . . . . 61
          (b)    Performance of Obligations of each
                 of Parent and Sub . . . . . . . . . . . . . . . . . . . . . 61
          (c)    Material Adverse Change . . . . . . . . . . . . . . . . . . 62
          (d)    Opinion Relating to REIT Status . . . . . . . . . . . . . . 62
          (e)    Other Tax Opinion . . . . . . . . . . . . . . . . . . . . . 62
          (f)    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . 62
          (g)    The Investment Company Act Opinion  . . . . . . . . . . . . 62

                                  ARTICLE VII

                                 Board Actions

SECTION 7.1      Board Actions   . . . . . . . . . . . . . . . . . . . . . . 63

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

SECTION 8.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . 63
SECTION 8.2      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 8.3      Effect of Termination . . . . . . . . . . . . . . . . . . . 68
SECTION 8.4      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . 68
SECTION 8.5      Extension; Waiver . . . . . . . . . . . . . . . . . . . . . 68

                                                                            Page
                                                                            ----
                                   ARTICLE IX

                               General Provisions
SECTION 9.1      Nonsurvival of Representations
                 and Warranties . . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 9.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 9.3      Certain Definitions  . . . . . . . . . . . . . . . . . . . . 70
SECTION 9.4      Interpretation . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 9.5      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 9.6      Entire Agreement; No Third-Party
                 Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 9.7      GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . 73
SECTION 9.8      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 73
SECTION 9.9      Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . 73

Schedules
A                Holder of Common Stock Delivering Proxies to Parent
B                Holder of Parent Stock Delivering Proxies to the Company
C                Parent Principals
D                Company Principals
E                [Intentionally Omitted]
F                [Intentionally Omitted]


Exhibits

A        Form of Contribution Agreement
B        [Intentionally Omitted]
C        [Intentionally Omitted]
D        Form of Resale Agreement with Affiliates
E-1      Form of Amended and Restated Charter of Parent
E-2      Alternative Form of Amended and Restated Charter of
         Parent
F-1      Form of Amended and Restated By-laws of Parent
F-2      Alternative Form of Amended and Restated By-laws of
         Parent
G        [Intentionally Omitted]
H        Form of Severance Plan
I        Form of Amended and Restated Agreement of Limited
         Partnership of the Operating Partnership
J        [Intentionally Omitted]
K        Form of Registration Rights Agreement
L        Form of letters and certificates with respect to
         tax opinions of Willkie Farr & Gallagher
M        Form of letters and certificate with respect to
         tax opinion of Paul, Weiss, Rifkind, Wharton & Garrison
N        Form of opinion of Paul, Weiss, Rifkind, Wharton &
         Garrison relating to the Investment Company Act of 1940

                             Index of Defined Terms
                                       In
                          Agreement and Plan of Merger
                          ----------------------------

 Term                                                                               Section
 ----                                                                               -------
 "affiliate"                                                                          9.3
 "Agreement"                                                                         Title
 "Amended and Restated Operating
  Partnership Agreement"                                                             6.1(g)
 "Amended and Restated Parent Operating
  Partnership Agreement"                                                             6.1(g)
 "Antitrust Authorizations"                                                          5.3(a)
 "Average Closing Price"                                                             8.1(j)
 "Base Amount"                                                                       8.2(b)
 "Break-Up Expenses"                                                                 8.2(b)
 "Break-Up Fee"                                                                      8.2(b)
 "Break-Up Fee Tax Opinion"                                                          8.2(b)
 "Certificate of Merger"                                                              1.3
 "Certificates"                                                                      2.2(c)
 "Class B Stock"                                                                  Recital (e)
 "Class C Stock"                                                                     5.6(a)
 "Closing Date"                                                                       1.2
 "Code"                                                                           Recital (d)
 "Committee"                                                                      5.12(b)(iv)
 "Common Stock"                                                                   Recital (b)
 "Company"                                                                           Title
 "Company Benefit Plans"                                                           3.1(h)(i)
 "Company Disclosure Letter"                                                          9.3
 "Company Employee Stock Awards"                                                     3.1(c)
 "Company Filed SEC Documents"                                                       3.1(f)
 "Company Interests"                                                                  9.3
 "Company Joint Venture"                                                              9.3
 "Company Partnership Interests"                                                     3.1(f)
 "Company Principals"                                                             Recital (f)
 "Company SEC Documents"                                                             3.1(e)
 "Company Shareholder Approvals"                                                     3.1(d)
 "Company Shareholders Meeting"                                                      5.1(b)
 "Company Stock-Related Awards"                                                      3.1(c)
 "Company Subsidiary"                                                                 9.3
 "Competing Transaction"                                                              5.7
 "Confidentiality Agreement"                                                          5.2
 "Contribution Agreement"                                                         Recital (h)

 "Dissenting Shares"                                                                 2.1(d)
 "Economic Losses"                                                                   6.2(a)
 "Effective Time"                                                                     1.3
 "EJDC"                                                                               9.3
 "Employee Exchange Rights Holders"                                               3.1(m)(iii)
 "ERISA"                                                                           3.1(h)(ii)
 "Excess Common Stock"                                                               3.1(c)
 "Excess Parent Shares"                                                            2.2(g)(ii)
 "Excess Stock"                                                                      3.1(c)
 "Exchange Act"                                                                      3.1(d)
 "Exchange Agent"                                                                    2.2(a)
 "Exchange Fund"                                                                     2.2(b)
 "Exchange Rights Agreement"                                                         4.1(a)
 "Exchange Trust"                                                                  2.2(g)(ii)
 "Expense Fee Base Amount"                                                           8.2(b)
 "FFO"                                                                            5.12(b)(iv)
 "Financial Statement Date"                                                          3.1(f)
 "Financing Partnership"                                                              9.3
 "GAAP"                                                                              3.1(e)
 "Governmental Entity"                                                               3.1(d)
 "HSR Act"                                                                           3.1(d)
 "indebtedness"                                                                    3.1(m)(ii)
 "Indemnified Liabilities"                                                          5.14(a)
 "Indemnified Parties"                                                              5.14(a)
 "Indemnifying Parties"                                                             5.14(a)
 "knowledge"                                                                          9.3
 "Laws"                                                                              3.1(d)
 "Liens"                                                                           3.1(b)(i)
 "Majority Company Joint Venture"                                                     9.3
 "Management Company"                                                                 9.3
 "Material Adverse Change"                                                           3.1(f)
 "Material Adverse Effect"                                                           3.1(a)
 "Merger"                                                                         Recital (b)
 "Merger Consideration"                                                              2.1(b)
 "Merrill Lynch"                                                                     3.2(k)
 "MGCL"                                                                              3.1(q)
 "Minority Company Joint Venture"                                                     9.3
 "Morgan Stanley"                                                                    3.1(k)
 "NYSE"                                                                            2.2(g)(ii)
 "Ohio Statute"                                                                       1.1
 "Operating Partnership"                                                              9.3
 "Operating Partnership Agreement"                                                   3.1(c)
 "Parent"                                                                            Title

 "Parent Benefit Plans"                                                            3.2(h)(i)
 "Parent Common Stock"                                                            Recital (e)
 "Parent Disclosure Letter"                                                           9.3
 "Parent Employee Options"                                                           3.2(c)
 "Parent Excess Stock"                                                               3.2(c)
 "Parent Filed SEC Documents"                                                        3.2(f)
 "Parent Financial Statement Date"                                                   3.2(f)
 "Parent Interests"                                                                   9.3
 "Parent Joint Venture"                                                               9.3
 "Parent Management Company"                                                          9.3
 "Parent Material Adverse Change"                                                    3.2(f)
 "Parent Material Adverse Effect"                                                    3.2(a)
 "Parent Operating Partnership"                                                       9.3
 "Parent Operating Partnership Agreement"                                            3.2(c)
 "Parent Options"                                                                    3.2(c)
 "Parent Preferred Stock"                                                            3.2(c)
 "Parent Principals"                                                              Recital (f)
 "Parent SEC Documents"                                                              3.2(e)
 "Parent Stock"                                                                   Recital (e)
 "Parent Stockholder Approvals"                                                      3.2(d)
 "Parent Stockholders Meeting"                                                       5.1(c)
 "Parent Subsidiary"                                                                  9.3
 "Parent Units"                                                                      3.2(c)
 "person"                                                                             9.3
 "Preferred Stock"                                                                   3.1(c)
 "Proxy Statement"                                                                   3.1(d)
 "Qualifying Income"                                                                 8.2(b)
 "Registration Statement"                                                            3.2(d)
 "REIT"                                                                            3.1(i)(ii)
 "REIT Requirements"                                                                 8.2(b)
 "Required Vote"                                                                     5.6(a)
 "SEC"                                                                               3.1(d)
 "Shareholder Approvals"                                                             3.2(d)
 "Securities Act"                                                                    3.1(e)
 "Stay Bonus"                                                                     5.12(b)(iii)
 "Stock Incentive Plan"                                                            5.12(b)(i)
 "Stock Options"                                                                   5.12(b)(i)
 "Stock Purchase Agreement"                                                       Recital (g)
 "Stockholders Agreement"                                                         Recital (f)
 "Sub"                                                                               Title
 "Sub Common Stock"                                                                  3.2(c)
 "Subsidiary"                                                                         9.3
 "Superior Competing Transaction"                                                    7.1(c)

 "Surviving Corporation"                                                              1.1
 "Takeover Statute"                                                                  5.3(a)
 "taxes"                                                                           3.1(i)(i)
 "Termination Agreement                                                            Recital(g)
 "Termination Fee"                                                                   8.2(c)
 "Termination Fee Base Amount"                                                       8.2(c)
 "Termination Fee Tax Opinion"                                                       8.2(c)
 "Transactions"                                                                   Recital (h)
 "Transfer and Gains Taxes"                                                           5.11
 "Unconsolidated Company Financial                                                   3.1(e)
  Statements"
 "Unconsolidated Parent Financial                                                    3.2(e)
  Statements"
 "Wholly-Owned Company Joint Venture"                                                 9.3
 "Wholly-Owned Parent Joint Venture"                                                  9.3

                 AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of March 26, 1996, among SIMON PROPERTY GROUP, INC., a Maryland corporation ("PARENT"), DAY ACQUISITION CORP., an Ohio corporation and a direct subsidiary of Parent ("SUB"), and DeBARTOLO REALTY CORPORATION, an Ohio corporation (the "COMPANY").


                                    RECITALS
                                    --------

(a)      Certain terms used herein shall have the meanings assigned to them in
Section 9.3.

                 (b) The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub, Parent's direct subsidiary, with and into the Company as set forth below (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") will be converted into the right to receive the Merger Consideration (as defined below).

                 (c) Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                 (d) For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                 (e) As a condition to the willingness of each of Parent and the Company to enter into this Agreement, the holder of Common Stock listed on SCHEDULE A hereto delivered to Parent a proxy to vote its shares of Common Stock in favor of the Merger and the approval and adoption of this

Agreement and the holders of common stock, par value $.0001, of Parent (the "PARENT COMMON STOCK") and the holders of Class B common stock, par value $.0001 per share, of Parent (the "CLASS B STOCK" and together with the Parent Common Stock, the "PARENT STOCK") listed on SCHEDULE B hereto have delivered to the Company a proxy to vote their shares of Parent Stock in favor of the Merger and the approval and adoption of this Agreement.

                 (f) Simultaneously with the execution of this Agreement, the persons listed on SCHEDULE C hereto (the "PARENT PRINCIPALS") and the persons listed on SCHEDULE D hereto (the "COMPANY PRINCIPALS") have executed a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT"), providing for, among other things, agreement of the Parent Principals and the Company Principals to vote their respective shares of Parent Stock and Common Stock in favor of the Merger at the Parent Stockholders Meeting (as defined below) and the Company Shareholders Meeting (as defined below), respectively, and subject to consummation of the Merger, to provide certain other agreements among Parent, the Parent Principals and the Company Principals.

                 (g)      Simultaneously with the execution of this Agreement,
(i) the Parent Management Company (as defined below) and EJDC (as defined below), have executed a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") providing for the sale by EJDC of 95% of the issued and outstanding voting stock of the Management Company to the Parent Management Company simultaneously with the completion of the other Transactions (as defined below), and (ii) the Company, the Operating Partnership (as defined below) and certain limited partners of the Operating Partnership have entered into an agreement (the "TERMINATION AGREEMENT") providing for the termination upon completion of the other Transactions of certain agreements establishing rights of such limited partners and of a noncompetition agreement affecting certain Company Principals.

                 (h) The transactions contemplated under this Agreement, the Stockholders Agreement, the Stock Purchase Agreement, the Contribution Agreement substantially in the form of EXHIBIT A hereto (the "CONTRIBUTION AGREEMENT") among each of the Parent Principals, Parent and the Operating Partnership, the Termination Agreement, this Agreement, subject to the provisions of Section 5.6, the purchase of Class C Common Stock of the Parent pursuant to a subscription agreement to be entered into pursuant thereto, and the other documents and agreements contemplated hereby, including, without limitation, the Merger, shall be referred to collectively in this Agreement as the "TRANSACTIONS."

                 (i) In connection with the transactions contemplated by the Contribution Agreement, the Operating Partnership Agreement (as defined below) and the Parent Operating Partnership Agreement (as defined below) shall be amended and restated, effective as of the Effective Time. Parent shall enter into a Registration Rights Agreement, effective as of the Effective Time, in the form attached as EXHIBIT K with certain holders (after giving effect to the Merger) of the Parent Common Stock and units of limited partnership interest in the Operating Partnership.

                 NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                   The Merger
                                   ----------

                 SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of Ohio, Chapter 1701 of the Ohio Revised Code (the "OHIO STATUTE"), Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Ohio Statute. At the election of Parent, any other direct subsidiary of Parent acceptable to the Company in its reasonable judgment may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                 SECTION 1.2 CLOSING. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the "CLOSING DATE"), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

                 SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") executed in accordance with Section 1701.81 of the Ohio Statute and shall make all other filings or recordings required under the Ohio Statute. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

                 SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Ohio Statute.

                 SECTION 1.5 CHARTER AND CODE OF REGULATIONS. The Amended and Restated Articles of Incorporation and Code of Regulations of the Company as in effect at the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation; PROVIDED that each of such Articles of Incorporation and Code of Regulations shall be amended and restated immediately following the Effective Time in forms reasonably acceptable to each of the Company and Parent.

                 SECTION 1.6 DIRECTORS. The directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, who shall be the same individuals who are directors of Parent immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                 SECTION 1.7 OFFICERS. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

                 SECTION 2.1 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or the holder of any shares of capital stock of Parent or Sub:

                          (a)     CANCELLATION OF TREASURY STOCK.  As of the
Effective Time, each share of capital stock of the Company that is owned by the Company or any Company Subsidiary (as defined below) or Wholly-Owned Company Joint Venture (as defined below) shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

                          (b)     CONVERSION OF COMMON STOCK.  Upon the
Effective Time, each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive from Parent sixty-eight one hundredths (.68) of a fully paid and nonassessable share of Parent Common Stock. As of the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 2.2(c), certificates representing the shares of Parent Common Stock required to be delivered under this Section 2.1(b) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate (the "MERGER CONSIDERATION") and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d), in each case, without interest and less any required withholding taxes. Notwithstanding the foregoing, the parties understand that the rights of each shareholder of the Company under this Section 2.1(b) are subject to Article NINTH of the Charter of Parent; provided that Parent hereby agrees to provide at the Effective Time waivers of such provision upon certification of sufficient facts in the reasonable judgment of Parent's Board of Directors to indicate that the ownership limit provisions set forth in
Section 856(a)(6) of the Code will not be violated upon the granting of such waivers.

                          (c)     CONVERSION OF SHARES OF COMMON STOCK OF SUB.
Immediately prior to the Effective Time Sub shall have issued and outstanding 1,100.11 shares of common stock, and as of the Effective Time such shares or fractions thereof shall be converted, at the rate of 1,000 shares of the Surviving Corporation for each whole share of Sub, and a proportionate number of shares of the Surviving Corporation for each fractional share of Sub, into and become a total of 1,100,110 validly issued, fully paid and non-assessable shares of common stock, par value $.01 per share, of the Surviving Corporation.

                          (d)     DISSENTING SHARES.  Notwithstanding Section
2.1(b), shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered to the Company a written demand for the fair cash value of his shares of Common Stock (the "DISSENTING SHARES") in accordance with the Ohio Statute shall not be converted into a right to receive the Merger Consideration, unless the holder's rights have terminated under Section 1701.85(D) of the Ohio Statute. Dissenting shares shall be treated in accordance with Section 1701.85 of the Ohio Statute. If after the Effective Time such holder's rights shall terminate in accordance with Section 1701.85(D) of the Ohio Statute, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for the exercise of dissenter's rights with respect to shares of Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                 SECTION 2.2      EXCHANGE OF CERTIFICATES.

                          (a)     EXCHANGE AGENT.  Prior to the Effective Time,
Parent shall appoint The First National Bank of Chicago or another bank or trust company reasonably acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Common Stock.

                          (b)     PARENT TO PROVIDE MERGER CONSIDERATION.
Parent shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Common Stock, shares of Parent Common Stock issuable, cash payable in respect of dividends pursuant to Section 2.2(d)(i) and cash payable in lieu of fractional shares pursuant to Section 2.2(g) (collectively, the "EXCHANGE FUND") in exchange for the issued and outstanding shares of Common Stock pursuant to Section 2.1.

                          (c)     EXCHANGE PROCEDURE.  As soon as reasonably
practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1 and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 2.2(d) or Section 2.2(g).

                          (d)     RECORD DATES; DISTRIBUTIONS WITH RESPECT TO
UNEXCHANGED SHARES.

                                     (i)   Each of Parent and the Company shall
declare a dividend to their respective shareholders, the record date for which shall be the close of business on the last business day prior to the Effective Time. The dividend of each shall be equal to such party's most recent quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the Effective Time, and divided by 90. The dividends payable hereunder to holders of Common Stock shall be paid upon presentation of the certificates of Common Stock for exchange in accordance with this Article II.

                                     (ii)  No dividends or other distributions
with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(g) and (ii) if such Certificate is exchangeable for one or more whole shares of Parent Common Stock, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                          (e)     NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK.
All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article II

(and any cash paid pursuant to Section 2.2(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                          (f)     NO LIABILITY.  None of Parent, Sub, the
Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to Parent, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(c) shall thereafter look only to Parent for delivery of the Merger Consideration, subject to applicable escheat and other similar laws.

                          (g)     NO FRACTIONAL SHARES.

                                     (i)   No certificates or scrip
representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of Parent.

                                     (ii)  Notwithstanding any other provision
of this Agreement, each holder of shares of Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(g), a cash payment in lieu of such fractional shares of Parent Common Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued (the "EXCESS PARENT SHARES"). The sale of the Excess Parent Shares by the Exchange Agent shall be executed on the New York Stock Exchange (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates Stock in lieu of any fractional shares of Parent Common Stock, as applicable, the Exchange Agent shall make available such amounts to such holders of Certificates without interest.

                          (h)     WITHHOLDING RIGHTS.  Parent or the Exchange
Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

                 SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

                          (a)     ORGANIZATION, STANDING AND CORPORATE POWER OF
THE COMPANY. The Company is a corporation duly organized and validly existing under the laws of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries and Company Joint Ventures (as defined below) (but only to the extent of the Company Interests (as defined below) with respect to the Company Joint Ventures) taken as a whole (a "MATERIAL ADVERSE EFFECT").
The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and Code of Regulations, as amended to the date of this Agreement.

                          (b)     COMPANY SUBSIDIARIES AND JOINT VENTURES.

                                     (i)   SCHEDULE 3.1(B)(I) to the Company
Disclosure Letter (as defined below) sets forth each Company Subsidiary and the ownership interest therein of the Company. Except as set forth in SCHEDULE 3.1(B)(I) to the Company Disclosure Letter, (A) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") and
(B) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary free and clear of all Liens. Except for the capital stock of or other equity interests in the Company Subsidiaries and except for the ownership interests in the Company Joint Ventures, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater that $5,000,000 in any person. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect.

                                     (ii)  SCHEDULE 3.1(B)(II) to the Company
Disclosure Letter lists each Company Joint Venture and identifies which of such Company Joint Ventures are Majority Company Joint Ventures. Each Majority Company Joint Venture (as defined below), and to the knowledge of the Company, each Minority Company Joint Venture (as defined below) has made all filings required by and is in compliance with all Laws (as defined below) necessary to do business in each jurisdiction in which the nature of its business or the ownership or the leasing of its properties makes such filings or compliance necessary, other than such jurisdictions where the failure to have so filed or to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect. SCHEDULE 3.1(B)(II) lists, as of the date hereof, each partner, joint venturer or other person having a direct ownership interest, other than the Company or a Company Subsidiary or Company Joint Venture, in the Majority Company Joint Ventures and, to the knowledge of the Company, in the Minority Company Joint Ventures.

                          (c)     CAPITAL STRUCTURE.  The authorized capital
stock of the Company consists of 175,000,000 shares of Common Stock; 10,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), in two classes: 5,000,000 shares of voting Preferred Stock and 5,000,000 shares of non-voting Preferred Stock; 1,750,000 shares of excess common stock, par value $.01 per share ("EXCESS COMMON STOCK"); and 100,000 shares of excess Preferred Stock, par value $.01 per share (together with the Excess Common Stock, the "EXCESS STOCK"). On the date hereof (i) 55,491,479 shares of Common Stock and no shares of Preferred Stock or Excess Stock were issued and outstanding, (ii) no shares of Common Stock, Preferred Stock or Excess Stock were held by the Company in its treasury, (iii) 2,896,452 shares of Common Stock were available for issuance under the Company's 1994 Stock Incentive Plan pursuant to awards granted to employees of the Company (the "COMPANY EMPLOYEE STOCK AWARDS"), (iv) 13,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options to purchase shares of Common Stock granted to directors of the Company (together with the Company Employee Stock Awards, the "COMPANY STOCK-RELATED AWARDS") and (v) 34,100,367 shares of Common Stock were reserved for issuance upon the exchange of Company Partnership Interests (as defined below) for shares of Common Stock pursuant to the Exchange Rights Agreement (as defined below). On the date of this Agreement, except as set forth above in this Section 3.1(c) or as required pursuant to the Exchange Rights Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of the Company. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except (A) for the Company Stock-Related Awards, the Company Partnership Interests (which, subject to certain restrictions, may be exchanged by such limited partners for shares of Common Stock), (B) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Company Joint Ventures existing on the date of this Agreement, (C) as set forth in SCHEDULE 3.1(C) to the Company Disclosure Letter, (D) as otherwise permitted under Section 4.1, (E) as required under the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the "OPERATING PARTNERSHIP AGREEMENT") and (F) as contemplated under the Company's dividend reinvestment plan, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture is a party or by which such entity is bound, obligating the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture or obligating the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the Company, a Company Subsidiary or a Wholly-Owned Company Joint Venture). Except (x) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Company Joint Ventures existing on the date of this Agreement, (y) as set forth on
SCHEDULE 3.1(C) to the Company Disclosure Letter and (z) as required under the Operating Partnership Agreement, the Exchange Rights Agreement and the Cash Tender Agreement (as defined in the Termination Agreement), there are no outstanding contractual obligations of the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any capital stock, voting securities or other ownership interests in any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a Company Subsidiary or a Wholly-Owned Company Joint Venture).

                          (d)     AUTHORITY; NONCONTRAVENTION; CONSENTS.  The
Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Common Stock required to approve this Agreement and the transactions contemplated hereby (the "COMPANY SHAREHOLDER APPROVALS"), to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement pursuant to the Company Shareholder Approvals. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in SCHEDULE 3.1(D) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture, under, (i) the Amended and Restated Articles of Incorporation or Code of Regulations of the Company or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or Majority Company Joint Venture or their respective properties or assets or, to the knowledge of the Company, to any Minority Company Joint Venture or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture, or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any Company Subsidiary or any Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for
(i) the filing by any person in connection with any of the Transactions of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by the Company's shareholders and Parent's stockholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined below) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in SCHEDULE 3.1(D) to the Company Disclosure Letter or (A) as may be required under (x) the laws of any foreign country in which the Company or any Company Subsidiary or Company Joint Venture conducts any business or owns any property or assets, (y) federal, state, local or foreign environmental laws or
(z) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect.

                          (e)     SEC DOCUMENTS; FINANCIAL STATEMENTS;
UNDISCLOSED LIABILITIES. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since April 21, 1994 (the "COMPANY SEC DOCUMENTS"). All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Filed Company SEC Documents. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company, the audited financial statements of the unconsolidated Company Subsidiaries and Company Joint Ventures previously delivered to Parent (the "UNCONSOLIDATED COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Company Subsidiaries and Company Joint Ventures, taken as a whole, as of the dates thereof and the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Company Filed SEC Documents (as defined below), in the Unconsolidated Company Financial Statements, in SCHEDULE 3.1(E) to the Company Disclosure Letter or as permitted by Section 4.1 (for the purposes of this sentence, as if Section 4.1 had been in effect since December 31, 1995), neither the Company nor any

Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or, to the knowledge of the Company, of any unconsolidated Company Subsidiary or Company Joint Venture or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect.

                          (f)     ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except
as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement or in the draft Annual Report of the Company on Form 10-K for the year ended December 31, 1995 previously delivered to Parent (referred to collectively as the "COMPANY FILED SEC DOCUMENTS") or in SCHEDULE 3.1(F) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company Filed SEC Documents (the "FINANCIAL STATEMENT DATE") and to the date of this Agreement, the Company, the Company Subsidiaries, the Majority Company Joint Ventures and, to the knowledge of the Company, the Minority Company Joint Ventures have conducted their business only in the ordinary course and there has not been (i) any material adverse change in the business, financial condition or results of operations of the Company and the Company Subsidiaries and Company Joint Ventures (but only to the extent of the Company Interests with respect to the Company Joint Ventures) taken as a whole, that have resulted or would result, individually or in the aggregate, in an Economic Loss (as defined below) of $58,000,000 or more, without giving effect to a general decline in the U.S. economy or an adverse change in the financial condition of specialty retail tenants or department stores (a "MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse Change, (ii) except for regular quarterly (x) dividends (in the case of the Company) not in excess of $.315 per share of Common Stock and (y) distributions (in the case of the Operating Partnership) not in excess of $.315 in respect of that percentage of interests in the Operating Partnership ("COMPANY PARTNERSHIP INTERESTS") exchangeable for one share of Common Stock under the Exchange Rights Agreement, as the case may be, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any Company Partnership Interests, other than the dividend required to be paid pursuant to
Section 2.2(d)(i) (and the corresponding Operating Partnership distribution) and any special tax distributions required to be paid by the Operating Partnership pursuant to the Operating Partnership Agreement, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture, except
(A) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Company Joint Ventures existing on the date of this Agreement and
(B) as permitted by Section 4.1, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Company Filed SEC Documents or required by a change in GAAP.

                          (g)     LITIGATION.  Except as disclosed in the
Company Filed SEC Documents or in SCHEDULE 3.1(G) to the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company, the Company Subsidiaries and Company Joint Ventures (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance agreements, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

                          (h)     ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA
COMPLIANCE.

                                     (i)   Except as disclosed in the Company
Filed SEC Documents or in SCHEDULE 3.1(H)(I) to the Company Disclosure Letter and except as permitted by Section 4.1 (for the purpose of this sentence, as if Section 4.1 had been in effect since December 31, 1995), since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company, any Company Subsidiary, any Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture or any person affiliated with the Company under Section 414(b), (c), (m) or (o) of the Code (collectively, "COMPANY BENEFIT PLANS").

                                     (ii)  Except as described in the Company
Filed SEC Documents or in SCHEDULE 3.1(H)(II) to the Company

Disclosure Letter or as would not have a Material Adverse Effect, (A) all Company Benefit Plans of the Company, the Company Subsidiaries and the Majority Company Joint Ventures and, to the knowledge of the Company, of the Minority Company Joint Ventures, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Company nor any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture has any liabilities or obligations with respect to any such Company Benefit Plan, whether accrued, contingent or otherwise, nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.1(H)(II) to the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan of the Company, a Company Subsidiary or a Majority Company Joint Venture and, to the knowledge of the Company, of a Minority Company Joint Venture, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries or Majority Company Joint Ventures or, to the knowledge of the Company, to the Minority Company Joint Ventures are the agreement and policies specifically referred to in SCHEDULE 3.1(H)(II) to the Company Disclosure Letter and the severance program referred to in Section 5.12(c).

                          (i)     TAXES.

                                     (i)   Each of the Company and each Company
Subsidiary and Majority Company Joint Venture and, to the knowledge of the Company, each Minority Company Joint Venture has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or the Company has paid on its behalf) all taxes required to be paid by it, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all material taxes payable by the Company (and by those Company Subsidiaries and Company Joint Ventures whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. Since the Financial Statement Date, the Company has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither the Company nor any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture has incurred any liability for taxes other than in the ordinary course of business. Except as set forth in SCHEDULE 3.1(I)(I) to the Company Disclosure Letter, to the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material tax described in the preceding sentence will be imposed upon the Company. To the knowledge of the Company, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. As used in this Agreement, "TAXES" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto.

                                     (ii)  The Company (i) for all taxable
years commencing with 1994 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1996, and
(iii) has not taken or omitted to take any action which could result in a challenge to its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. Each

Company Joint Venture, the Operating Partnership, the Financing Partnership (as defined below) and each other Company Subsidiary which is a partnership, joint venture or limited liability company has been during and since 1994 and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation.

                          (j)     NO PAYMENTS TO EMPLOYEES, OFFICERS OR
DIRECTORS. Except as set forth on SCHEDULE 3.1(J) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of the Company or any Company Subsidiary or Majority Company Joint Venture or, to the knowledge of the Company, any Minority Company Joint Venture.

                          (k)     BROKERS; SCHEDULE OF FEES AND EXPENSES.  No
broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and The Blackstone Group, L.P., the fees and expenses of which have previously been disclosed to Parent and will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

                          (l)     COMPLIANCE WITH LAWS.  To the knowledge of
the Company, except as disclosed in the Company Filed SEC Documents and except as set forth in SCHEDULE 3.1(L) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries or Majority Company Joint Ventures or, to the knowledge of the Company, any Minority Company Joint Ventures has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                          (m)     CONTRACTS; DEBT INSTRUMENTS.

                                     (i)   To the knowledge of the Company,
neither the Company nor any Company Subsidiary or Company Joint Venture is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.1(M)(I) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

                                     (ii)  Except for any of the following
expressly identified in the Company Filed SEC Documents and except as permitted by Section 4.1, SCHEDULE 3.1(M)(II) to the Company Disclosure Letter sets forth
(x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of the Company Subsidiaries or the Majority Company Joint Ventures or, to the knowledge of the Company, of the Minority Company Joint Ventures, other than indebtedness payable to the Company, a Company Subsidiary or a Wholly-Owned Company Joint Venture or to any third-party partner or joint venturer in any Company Joint Venture, in an aggregate principal amount in excess of $2,000,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on February 29, 1996. For purposes of this Section 3.1(m)(ii) and Section 3.2(m)(ii), "INDEBTEDNESS" shall mean, with respect to any person, without duplication, (A) all indebtedness of such person for borrowed money, whether secured or unsecured, (B) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (C) all capitalized lease obligations of such person, (D) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such person of any such indebtedness of any other person.

                                    (iii)  The Termination Agreement shall, as
of the Effective Time, have the effect of (i) terminating all rights of any party under each of the Registration Rights Agreement and the Cash Tender Agreement and (ii) waiving the rights of all parties to the Exchange Rights Agreement that are also parties to the Termination Agreement. All parties to the Exchange Rights Agreement are parties to the Termination Agreement other than JCP Realty, Inc. and certain present and former employees (and their heirs, successors and assigns) (the "EMPLOYEE EXCHANGE RIGHTS HOLDERS") of EJDC and its affiliates, the Company or a Company Subsidiary or a Company Joint Venture, which Employee Exchange Rights Holders own, in the aggregate, less than one percent of the interests in the Operating Partnership.

                          (n)     OPINION OF FINANCIAL ADVISOR.  The Company
has received the opinion of Morgan Stanley, dated March 25, 1996, satisfactory to the Company, a signed version of which has been provided to Parent and Sub, to the effect that the Merger Consideration provided for in this Agreement in connection with the exchange of Parent Common Stock for Common Stock is fair to the shareholders of the Company from a financial point of view.

                          (o)     STATE TAKEOVER STATUTES.  No Takeover Statute
(as defined below) of the State of Ohio, including, without limitation, Section 1701.831 of the Ohio Statute, Chapter 1704 of the Ohio Revised Code and Sections 1707.041 and 1707.043 of the Ohio Revised Code applies or purports to apply to the Merger, this Agreement, any of the Transactions, the Company or any of its equity securities.

                          (p)     REGISTRATION STATEMENT.  The information
furnished to Parent or Sub by the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (q)     PARENT STOCK. The Company is not an
"interested stockholder" of Parent pursuant to the Maryland "Business Combination" statute at Sections 3-601 et seq. of the Maryland General Corporation Law (the "MGCL").

                          (r)     VOTE REQUIRED. The affirmative vote of at
least two-thirds of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the transactions contemplated hereby.

                 SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Each of Parent and Sub represents and warrants to the Company as follows:

                          (a)     ORGANIZATION, STANDING AND CORPORATE POWER OF
PARENT AND SUB. Each of Parent and Sub is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Parent and the Parent Subsidiaries and Parent Joint Ventures (but only to the extent of the Parent Interests (as defined below) with respect to Parent Joint Ventures), taken as a whole (a "PARENT MATERIAL ADVERSE EFFECT"). Each of Parent and Sub has delivered to the Company complete and correct copies of its Charter or Articles of Incorporation and By-laws or Code of Regulations (as the case may be), as amended or supplemented to the date of this Agreement.

                          (b)     OTHER PARENT SUBSIDIARIES AND PARENT JOINT
VENTURES.

                                     (i)   SCHEDULE 3.2(B)(I) to the Parent
Disclosure Letter sets forth each Parent Subsidiary (as defined below)(other than Sub) and the ownership interest therein of Parent. Except as set forth in
SCHEDULE 3.2(B)(I) to the Parent Disclosure Letter, (A) all the outstanding shares of capital stock of each Parent Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all Liens and (B) all equity interests in each Parent Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary free and clear of all Liens. Except for the capital stock of or other equity interests in the Parent Subsidiaries and except for the ownership interests in the Parent Joint Ventures (as defined below), Parent does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $5,000,000 in any person. Each Parent Subsidiary (other than Sub) that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Parent Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Parent Subsidiary (other than Sub) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, would not have a Parent Material Adverse Effect.

                                     (ii)  SCHEDULE 3.2(B)(II) to the Parent
Disclosure Letter lists each Parent Joint Venture.  Each

Parent Joint Venture has made all filings required by and is in compliance with all Laws necessary to do business in each jurisdiction in which the nature of its business or the ownership or the leasing of its properties makes such filings or compliance necessary, other than such jurisdictions where the failure to have so filed or to be in such compliance, individually or in the aggregate, would not have a Parent Material Adverse Effect. SCHEDULE 3.2(B)(II) lists, as of the date hereof, each partner, joint venturer or other person having a direct ownership interest, other than Parent or a Parent Subsidiary or Parent Joint Venture, in the Parent Joint Ventures.

                          (c)     CAPITAL STRUCTURE.  The authorized capital
stock of Parent consists of 246,000,000 shares of Parent Common Stock; 12,000,000 shares of Class B Stock; 4,000,000 shares of Series A Convertible Preferred Stock, par value $.0001 per share (the "PARENT PREFERRED STOCK"); and 150,000,000 shares of Excess Stock, par value $.0001 per share (the "PARENT EXCESS STOCK"). On the date hereof, (i) 55,360,225 shares of Parent Common Stock, 3,200,000 shares of Class B Stock, 4,000,000 shares of Parent Preferred Stock and no shares of Parent Excess Stock were issued and outstanding, (ii) no shares of Parent Stock or Parent Preferred Stock were held by Parent, (iii) 1,496,728 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding stock options to purchase shares of Parent Common Stock granted to Parent employees ("PARENT EMPLOYEE OPTIONS"), (iv) 55,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding stock options to purchase shares of Parent Common Stock granted to Parent directors (together with the Parent Employee Options, the "PARENT OPTIONS") and
(v) 37,282,628 shares of Parent Common Stock were reserved for issuance upon exchange of Parent Units (as defined below) for shares of Parent Common Stock pursuant to the Second Amended and Restated Agreement of Limited Partnership or the Parent Operating Partnership (the "PARENT OPERATING PARTNERSHIP AGREEMENT"). On the date of this Agreement, except as set forth in this
Section 3.2(c), no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Parent. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except (A) for the Parent Options and shares of Class B Stock and Parent Preferred Stock (each of which is exchangeable for shares of Parent Common Stock), units ("PARENT UNITS") of partnership interest held by limited partners in the Parent Operating Partnership (as defined below) (which, subject to certain restrictions, may be put to Parent in exchange for cash or Parent Common Stock at Parent's election), (B) for such outstanding rights to acquire Parent Units as are disclosed in SCHEDULE 3.2(C) to the Parent Disclosure Letter, (C) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Parent Joint Ventures existing on the date of this Agreement, (D) as set forth in SCHEDULE 3.2(C) to the Parent Disclosure Letter, (E) as otherwise permitted under Section 4.2, (F) as required under the Parent Operating Partnership Agreement and (G) as contemplated under Parent's dividend reinvestment plan, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary or Parent Joint Venture is a party or by which such entity is bound, obligating Parent or any Parent Subsidiary or Parent Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Parent or of any Parent Subsidiary or Parent Joint Venture or obligating Parent or any Parent Subsidiary or Parent Joint Venture to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Parent or a Parent Subsidiary or a Wholly-Owned Parent Joint Venture). Except (x) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Company Joint Ventures existing on the date of this Agreement,(y) as set forth on SCHEDULE 3.2(C) to the Parent Disclosure Letter and (z) as required under the Partnership Agreement, there are no outstanding contractual obligations of Parent or any Parent Subsidiary or Parent Joint Venture to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests in any Parent Subsidiary or Parent Joint Venture or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a Parent Subsidiary or a Wholly-Owned Parent Joint Venture). The authorized capital stock of Sub consists of 1,500 shares of common stock, without par value (the "SUB COMMON STOCK"). As of the date of this Agreement, all of the issued and outstanding shares of Sub Common Stock are owned by Parent. Immediately prior to the Effective Time, 1,100.11 shares of Sub Common Stock shall be issued and outstanding, (i) 1,100 shares of which shall be owned by Parent, (ii) 110 fractional shares, equal to .001 share, of which shall be owned by 110 individuals, and (iii) all of which shares shall be duly authorized, validly issued, fully paid and nonassessable.

                          (d)     AUTHORITY; NONCONTRAVENTION; CONSENTS.  Each
of Parent and Sub has the requisite corporate power and authority to enter into this Agreement, and subject to approval of this Agreement by the vote of the holders of the Parent Stock required to approve this Agreement and the transactions contemplated hereby (including, without limitation, the issuance of Parent Common Stock in connection with the Merger and the approval of an Amended and Restated Charter of Parent in the form of EXHIBIT E-1 or EXHIBIT E-2, as the case may be, as contemplated by Section 5.6 and the approval of an Amended and Restated By-laws of Parent in the form of EXHIBIT F-1, as contemplated by and to the extent required under Section 5.6(a)) (the "PARENT STOCKHOLDER APPROVALS" and, together with the Company Shareholder Approvals, the "SHAREHOLDER APPROVALS") to consummate the transactions contemplated by this Agreement to which Parent or Sub (as the case may be) is a party. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated by this Agreement to which Parent or Sub (as the case may be) is a party have been duly authorized by all necessary corporate action on the part of each of Parent and Sub, subject to approval of this Agreement pursuant to the Parent Stockholder Approvals. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms. Except as set forth in
SCHEDULE 3.2(D) to the Parent Disclosure Letter, the execution and delivery of this Agreement by each of Parent and Sub do not, and the consummation of the transactions contemplated by this Agreement to which Parent or Sub (as the case may be) is a party and compliance by each of Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any other Parent Subsidiary or any Parent Joint Venture under, (i) the Charter or Articles of Incorporation or By-laws or Code of Regulations (as the case may be) of Parent and Sub or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Parent Subsidiary or any Parent Joint Venture each as amended or supplemented to the date of this Agreement,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other Parent Subsidiary or any Parent Joint Venture or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Parent, Sub or any other Parent Subsidiary or any Parent Joint Venture or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub, any other Parent Subsidiary or any Parent Joint Venture in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for
(i) the filing by any person in connection with any of the Transactions of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Proxy Statement and a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Parent Common Stock constituting the Merger Consideration (the "REGISTRATION STATEMENT") and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in SCHEDULE 3.2(D) to the Parent Disclosure Letter or (A) as may be required under (x) the laws of any foreign country in which Parent or any Parent Subsidiary or Parent Joint Venture conducts any business or owns any property or assets, (y) federal, state, local or foreign environmental laws or (z) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent or Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

                          (e)     SEC DOCUMENTS; FINANCIAL STATEMENTS;
UNDISCLOSED LIABILITIES. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since December 20, 1993 (the "PARENT SEC DOCUMENTS"). All of the Parent SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder. None of the Parent SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Filed Parent SEC Documents. The consolidated financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Parent and the Parent Subsidiaries and Parent Joint Ventures, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of Parent, the audited financial statements of the unconsolidated Parent Subsidiaries and Parent Joint Ventures previously delivered to the Company (the "UNCONSOLIDATED PARENT FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Parent Subsidiaries and Parent Joint Ventures, taken as a whole, as of the dates thereof and the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Parent Filed SEC Documents (as defined below), in the Unconsolidated Parent Financial Statements, in SCHEDULE 3.2(E) to the Parent Disclosure Letter or as permitted by Section 4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since

December 31, 1995), neither Parent nor any Parent Subsidiary or Parent Joint Venture has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent or, to the knowledge of Parent, of any unconsolidated Parent Subsidiary or Parent Joint Venture or in the notes thereto and which, individually or in the aggregate, would have a Parent Material Adverse Effect.

                          (f)     ABSENCE OF CERTAIN CHANGES OR EVENTS. Except
as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (referred to collectively as the "PARENT FILED SEC DOCUMENTS") or in SCHEDULE 3.2(F) to the Parent Disclosure Letter, since the date of the most recent financial statements included in the Parent Filed SEC Documents (the "PARENT FINANCIAL STATEMENT DATE") to the date of this Agreement, Parent, the Parent Subsidiaries and the Parent Joint Ventures have conducted their business only in the ordinary course and there has not been (i) any material adverse change in the business, financial condition or results of operations of Parent and the Parent Subsidiaries and Parent Joint Ventures (but only to the extent of the Parent Interests with respect to Parent Joint Ventures) taken as a whole, without giving effect to a general decline in the U.S. economy or an adverse change in the financial condition of specialty retail tenants or department stores (a "PARENT MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Parent Material Adverse Change,
(ii) except for regular quarterly dividends (in the case of Parent) and distributions (in the case of the Parent Operating Partnership) (in each case in an amount determined in a manner consistent with past practice but in no event in excess of 104 percent of the most recent previously paid dividend or distribution, as the case may be, with customary record and payment dates, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Parent's capital stock or any Parent Units, other than the dividend required to be paid pursuant to
Section 2.2(d)(i) (and the corresponding Parent Operating

Partnership distribution), (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in any Parent Subsidiary or any Parent Joint Venture, except (A) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Parent Joint Ventures existing on the date of this Agreement and (B) as permitted by Section 4.2, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Parent Material Adverse Effect or (v) any change in accounting methods, principles or practices by Parent or any Parent Subsidiary or Parent Joint Venture materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Parent Filed SEC Documents or required by a change in GAAP.

                          (g)     LITIGATION.  Except as disclosed in the
Parent Filed SEC Documents or in SCHEDULE 3.2(G) of the Parent Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Parent, the Parent Subsidiaries and the Parent Joint Ventures (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance agreements, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened in writing against or affecting Parent or any Parent Subsidiary or Parent Joint Venture that, individually or in the aggregate, could reasonably be expected to (A) have a Parent Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary or Parent Joint Venture having, or which, insofar as reasonably can be foreseen, in the future would have any such effect.

                          (h)     ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA
COMPLIANCE.

                                     (i)   Except as disclosed in the Parent
Filed SEC Documents or in SCHEDULE 3.2(H)(I) to the Parent Disclosure Letter and except as permitted by Section 4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since December 31, 1995), since the date of the most recent audited financial statements included in the Parent Filed SEC Documents, there has not been any adoption or amendment in any material respect by Parent or any Parent Subsidiary or Parent Joint Venture of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent, any Parent Subsidiary, any Parent Joint Venture or any person affiliated with Parent under Section 414(b), (c), (m) or (o) of the Code (collectively, "PARENT BENEFIT PLANS").

                                     (ii)  Except as described in the Parent
Filed SEC Documents or in SCHEDULE 3.2(H)(II) to the Parent Disclosure Letter or as would not have a Parent Material Adverse Effect, (a) all Parent Benefit Plans, including any such plan that is an "employee benefit plan" as defined in
Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Parent nor any Parent Subsidiary or Parent Joint Venture has any liabilities or obligations with respect to any such Parent Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Parent are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.2(H)(II) to the Parent Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Parent or Parent Subsidiaries or Parent Joint Ventures are the agreement and policies specifically referred to in SCHEDULE 3.2(H)(II) to the Parent Disclosure Letter and the severance program referred to in Section 5.12(c).

                          (i)     TAXES.

                                     (i)   Except as set forth in SCHEDULE
3.2(I)(I) to the Parent Disclosure Letter, each of Parent and each Parent Subsidiary and Parent Joint Venture has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Parent has paid on its behalf) all taxes required to be paid by it, and the most recent financial statements contained in the Parent Filed SEC Documents reflect an adequate reserve for all material taxes payable by Parent (and by those Parent Subsidiaries and Parent Joint Ventures whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. Since the Parent Financial Statement Date, Parent has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither Parent nor any Parent Subsidiary or Parent Joint Venture has incurred any liability for taxes other than in the ordinary course of business. To the knowledge of Parent, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material tax described in the preceding sentence will be imposed upon Parent. To the knowledge of Parent, no deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of the Parent Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending.

                                     (ii)  Parent (i) for all taxable years
commencing with 1994 through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1996, and (iii) has not taken or omitted to take any action which could result in a challenge to its status as a REIT, and to Parent's knowledge, no such challenge is pending or threatened. Each Parent Joint Venture, the Parent Operating Partnership (as defined below) and each other Parent Subsidiary which is a partnership, joint venture or limited liability company has been treated during and since 1994 and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

                          (j)     NO PAYMENTS TO EMPLOYEES, OFFICERS OR
DIRECTORS. Except as set forth in SCHEDULE 3.2(J) to the Parent Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of Parent or any Parent Subsidiary or Parent Joint Venture.

                          (k)     BROKERS; SCHEDULE OF FEES AND EXPENSES.  No
broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. ("MERRILL LYNCH"), the fees and expenses of which have previously been disclosed to the Company and will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Sub or any other Parent Subsidiary.

                          (l)     COMPLIANCE WITH LAWS.  To the knowledge of
Parent, except as disclosed in the Parent Filed SEC Documents, neither Parent nor any of the Parent Subsidiaries or Parent Joint Ventures has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                          (m)     CONTRACTS; DEBT INSTRUMENTS.

                                     (i)   To the knowledge of Parent, neither
Parent nor any Parent Subsidiary or Parent Joint Venture is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.2(M)(I) to the Parent Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

                                     (ii)  Except for any of the following
expressly identified in the most recent financial statements contained in the Parent Filed SEC Documents and except as permitted by Section 4.2, SCHEDULE 3.2(M)(II) to the Parent Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Parent or any of the Parent Subsidiaries or the Parent Joint Ventures, other than indebtedness payable to Parent, a Parent Subsidiary or a Wholly-Owned Parent Joint Venture or to any third-party partner or joint venturer in any Parent Joint Venture, in an aggregate principal amount in excess of $2,000,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on February 29, 1996.

                          (n)     OPINION OF FINANCIAL ADVISOR.  Parent has
received the opinion of Merrill Lynch, dated March 25, 1996, satisfactory to Parent, a signed version of which has been provided to the Company, to the effect that the exchange ratio provided for in this Agreement in connection with the exchange of Parent Common Stock for Common Stock in the Merger is fair to Parent and the stockholders of Parent from a financial point of view.

                          (o)     STATE STATUTES. Parent has taken all action
necessary to exempt transactions with the Company and its affiliates from the operation of the Maryland "Business Combination" statute at Sections 3-601 et seq. of the MGCL and the Maryland "control share" statute at Sections 3-701 et seq. of the MGCL.

                          (p)     INTERIM OPERATIONS OF SUB.  Sub was formed
solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                          (q)     REGISTRATION STATEMENT.  The Registration
Statement will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to Parent or Sub by the Company in writing for inclusion in the Registration Statement.

                          (r)     VOTE REQUIRED.  The affirmative vote of the
holders of (i) a majority of the shares of Parent Stock and Parent Preferred Stock voting together as a single class present in person or represented by proxy at the Parent Stockholders Meeting (provided that the shares so present or represented constitute a majority of the shares of Parent Stock and Parent Preferred Stock) is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of Parent Common Stock in connection with the Merger; (ii) at least (x) 80% of the votes entitled to be cast by the holders of shares of Parent's capital stock voting together as single class and (y) at least a majority of the outstanding shares of Class B Stock are the only votes of the holders of any class or series of Parent's capital stock necessary (under applicable law or otherwise) to approve the adoption of the Amended and Restated Charter and By-laws of Parent in the forms of EXHIBIT E-1 and EXHIBIT F-1, as contemplated by Section 5.6(a); and (iii) a majority of the votes entitled to be cast by the holders of the Parent Stock and the Parent Preferred Stock voting together as a single class to approve the adoption (if necessary under Section 5.6) of the Amended and Restated Charter of Parent in the form of EXHIBIT E-2 as contemplated by
Section 5.6(b).


                                   ARTICLE IV

                                   Covenants
                                   ---------

                 SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries and Majority Company Joint Ventures each to and shall, where the Company or a Company Subsidiary has the contractual right to do so, use commercially reasonable efforts to cause all Minority Company Joint Ventures each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.1 to the Company Disclosure Letter, the Company shall not and shall cause the Company Subsidiaries and Majority Company Joint Ventures not to (and not to authorize or commit or agree to) and shall, where the Company or a Company Subsidiary has the contractual right to do so, use commercially reasonable efforts to cause all Minority Company Joint Ventures not to (and not to authorize or commit or agree to):

                          (i) except for (x) regular quarterly dividends (in
the case of the Company) not in excess of

$.315 per share of Common Stock and (y) distributions (in the case of the Operating Partnership) not in excess of $.315 in respect of that percentage of Company Partnership Interests exchangeable for one share of Common Stock under the Exchange Rights Agreement, as the case may be, in each case with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the Company's capital stock, any Company Partnership Interests or partnership interests or stock in any Company Subsidiary that is not directly or indirectly wholly-owned by the Company, other than the dividend required to be paid pursuant to Section 2.2(d)(i) (and the corresponding Operating Partnership distribution) and any special tax distributions required to be paid by the Operating Partnership pursuant to the Operating Partnership Agreement, (ii) except in connection with the Transactions as required under the Exchange Rights Agreement or, with respect to Company Joint Ventures, as otherwise permitted by Section 4.1(e), split, combine or reclassify any capital stock, Company Partnership Interests or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) except as required (A) under the Exchange Rights Agreement, dated as of April 21, 1994, among the Company, the Operating Partnership and the persons listed on SCHEDULE A thereto and certain other persons owning limited partnership interests in the Operating Partnership (the "EXCHANGE RIGHTS AGREEMENT"), and (B) except as contemplated under or required pursuant to "buy-sell" provisions set forth in the terms of any partnership or joint venture agreement governing any Company Joint Venture existing on the date of this Agreement and subject to Section 4.1(e), purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Partnership Interests or partnership interests in the Financing Partnership or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock or such Company Partnership Interests or partnership interests;

                             (b)  except as contemplated under or required
pursuant to the Exchange Rights Agreement, the Company's dividend reinvestment plan, Section 4.1(e), the exercise of stock options outstanding on the date of this Agreement and rights of first refusal or rights of first offer, "buy-sell" provisions or anti- dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Company Joint Ventures existing on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities (including Company Partnership Interests or other partnership interests) of the Company or any Company Subsidiary or Company Joint Venture or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to the Company, a Company Subsidiary or a Wholly-Owned Company Joint Venture;

                             (c)  except as otherwise contemplated by this
Agreement, amend the articles or certificate of incorporation, by- laws, code of regulations, partnership agreement or other comparable charter or organizational documents of the Company or any Company Subsidiary or Majority Company Joint Venture or where the Company has the necessary contractual power, any Minority Company Joint Venture;

                          (d)     in the case of the Company or the Operating
Partnership, merge or consolidate with any person;

                             (e)  (x) in a transaction involving capital,
securities or other assets or indebtedness of the Company, a Company Subsidiary, a Company Joint Venture (but only to the extent of the Company Interests with respect to Company Joint Ventures) or any combination thereof in excess of $10,000,000, without providing to Parent reasonable prior written notice of and an opportunity to consult in connection with such transaction or
(y) in a transaction involving capital, securities, other assets or indebtedness of the Company, a Company Subsidiary or Company Joint Venture (but only to the extent of the Company Interests with respect to Company Joint Ventures) or any combination thereof in excess of $20,000,000, without obtaining the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein or any assets; (ii) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber the right to receive income, dividends, distributions and the like;
(iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to the Company, the Company Subsidiaries and the Company Joint Ventures that have been previously delivered to Parent; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

                          (f)     engage in any transactions of the types
described in clauses (i), (ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or indebtedness of the Company, a Company Subsidiary, a Company Joint Venture (but only to the extent of the Company Interests with respect to a Company Joint Venture) or any combination thereof in excess of $150,000,000, without obtaining the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed;

                             (g)  make any tax election (unless required by law
or necessary to preserve the Company's status as a REIT or the status of the Operating Partnership, the Financing Partnership or any Company Joint Venture as a partnership for federal tax purposes);

                          (h)  (i) change in any material manner any of its
methods, principles or practices of accounting in effect at the Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate $5,000,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1995, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

                          (i)     except as provided in this Agreement, adopt
any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

                          (j)     settle any shareholder derivative or class
action claims arising out of or in connection with any of the Transactions; and

                          (k)     enter into or amend or otherwise modify any
agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers, directors or employees of the Company or any Company Subsidiary or Company Joint Venture not approved by a majority of the "independent" members of the Board of Directors of the Company.

                 SECTION 4.2 CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause the Parent Subsidiaries and the Parent Joint Ventures each to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.2 to the Parent Disclosure Letter, Parent shall not and shall cause the Parent Subsidiaries and the Parent Joint Ventures not to (and not to authorize or commit or agree to):

                          (i) except (x) in the case of Parent, for regular
quarterly dividends (in an amount determined in a manner consistent with Parent's past practice but in no event in excess of 104 percent of the most recent previously paid dividend or distribution, as the case may be), and (y) in the case of the Parent Operating Partnership, for regular distributions to the general and limited partners of the Parent Operating Partnership (in an amount determined in a manner consistent with past practice but in no event in excess of 104 percent of the most recent previously paid dividend or distribution, as the case may be), in each case with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Parent's capital stock or the Parent Units or partnership interests or stock in any Parent Subsidiary that is not directly or indirectly wholly-owned by Parent, other than the dividend required to be paid pursuant to Section 2.2(d)(i) (and the corresponding Parent Operating Partnership distribution), (ii) except in connection with the Transactions, as required under the Parent Operating Partnership Agreement or, with respect to Parent Joint Ventures, as otherwise permitted by Section 4.2(e), split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) except (A) as contemplated under the exchange provisions of the Parent Operating Partnership Agreement and (B) as contemplated under or required pursuant to "buy-sell" provisions set forth in the terms of any partnership or joint venture agreement governing any Parent Joint Venture existing on the date of this Agreement and subject to Section 4.2(e), purchase, redeem or otherwise acquire any shares of capital stock of Parent or Parent Units or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Parent or such Parent Units;

                             (b)  except (i) as contemplated under or required
pursuant to this Agreement, Parent's dividend reinvestment plan, the exercise of stock options outstanding on the date hereof, Section 4.2(e), rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the Parent Joint Ventures existing on the date of this Agreement or (ii) for stock options granted pursuant to existing employee and director stock option plans, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities (including Parent Units or other partnership interests) of the Parent or any Parent Subsidiary or Parent Joint Venture or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Parent, a Parent Subsidiary or any Wholly-Owned Parent Joint Venture;

                             (c)  except as otherwise contemplated by this
Agreement, amend the Charter, articles or certificate of incorporation, by-laws, code of regulations, partnership agreement or other comparable charter or organizational documents of Parent, any Parent Subsidiary or Parent Joint Venture;

                             (d)  in the case of Parent or the Parent Operating
Partnership, merge or consolidate with any person;

                             (e)  in a transaction involving capital,
securities, other assets or indebtedness of Parent, a Parent Subsidiary or a Parent Joint Venture (but only to the extent of the Parent Interests with respect to Parent Joint Ventures) or any combination thereof in excess of $89,400,000, without obtaining the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein or any assets; (ii) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber the right to receive income, dividends, distributions and the like; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to Parent, Parent Subsidiaries and Parent Joint Ventures that have been previously delivered to Parent; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

                          (f)     engage in any transactions of the types
described in clauses (i), (ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or obligations of Parent, a Parent Subsidiary, a Parent Joint Venture (but only to the extent of the Parent Interests with respect to a Parent Joint Venture) or any combination thereof in excess of $250,000,000, without obtaining the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed;

                             (g)  make any tax election (unless required by law
or necessary to preserve Parent's status as a REIT or the status of the Parent Operating Partnership or any Parent Joint Venture as a partnership for federal tax purposes);

                          (h)  (i) change in any material manner any of its
methods, principles or practices of accounting in effect at the Parent Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $5,000,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1995, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP; and

                          (i)     enter into or amend or otherwise modify any
agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers, directors or employees of Parent or any Parent Subsidiary or Parent Joint Venture not approved by a majority of the "independent" members of the Board of Directors of Parent.

                 SECTION 4.3 OTHER ACTIONS. Each of Company on the one hand and Parent and Sub on the other hand shall not and shall cause its respective subsidiaries and joint ventures not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 7.1, any of the conditions to the Merger set forth in Article VI not being satisfied.


                                   ARTICLE V

                              Additional Covenants
                              --------------------

                 SECTION 5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; SHAREHOLDERS MEETING AND PARENT STOCKHOLDERS MEETING.

                          (a)  As soon as practicable following the date of
this Agreement, the Company and Parent shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Parent and the Company and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its best efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of the Company and Parent will use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders or Parent's stockholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act ; PROVIDED, that Parent shall not be obligated to cause the Proxy Statement to be mailed to its stockholders until it shall have received from the lenders to EJDC reasonable written assurance that the written consents necessary to satisfy the conditions contained in Section 6.1(i) will be delivered on or prior to the Closing Date. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to stockholders of Parent and the shareholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Parent in favor of the issuance of Parent Common Stock and such other recommendations thereof required to be made under Section 5.6 in connection with the Merger and of the Board of Directors of the Company in favor of the Merger, provided that the recommendation of the Board of Directors of the Company may not be included or may be withdrawn if the Board of Directors of the Company has accepted a proposal for a Superior Competing Transaction (as defined below) in accordance with the terms of Section 7.1. Parent shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Parent Company Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Common Stock and rights to acquire Common Stock pursuant to the Company Stock Related Plans as may be reasonably requested in connection with any such action. Parent will use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay or cause a Parent Subsidiary to pay all expenses incident thereto. In connection with the preparation of the Proxy Statement and the Registration Statement, the Company shall use reasonable efforts to cause to be delivered to Parent and Sub prior to the mailing of the Proxy Statement to the Company's shareholders and the Parent's stockholders, the opinion of Willkie Farr & Gallagher, dated the date of the Proxy Statement, that (i) the Company was organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code since 1994 and (ii) each Company Joint Venture, the Operating Partnership, the Financing Partnership and each other Company Subsidiary that is a partnership, joint venture or limited liability company has been during and since 1994, and continues to be, treated as of such date, for federal income tax purposes, as a partnership and not as a corporation or an association taxable as a corporation.

                          (b)     The Company will, as soon as practicable
following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of obtaining the Company Shareholder Approvals. The Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement; PROVIDED that prior to the Company Shareholder Meeting such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal with respect to a Superior Competing Transaction (as defined below), the Board of Directors of the Company determines in good faith that it is in compliance with Section 7.1(c).

                          (c)     Parent will, as soon as practicable following
the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the stockholders of Parent), duly call, give notice of, convene and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS MEETING") for the purpose of obtaining the Parent Stockholder Approvals. Parent will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the requisite vote of such stockholders approving the issuance of the Parent Common Stock in connection with the Merger in accordance with the rules of the NYSE and the approval of the Amended and Restated Charter of Parent as contemplated by Section 5.6(a) (or if the Required Vote (as defined below) is not obtained by 5.6(b)) and the Amended and Restated By-laws of Parent as contemplated by Section 5.6(a).

                 SECTION 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of the Company and Parent shall, and shall cause each of its respective subsidiaries (including in the case of the Company all Company Subsidiaries) and use best efforts to cause each of its respective joint ventures to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries (including in the case of the Company all Company Subsidiaries) and majority-owned joint ventures to and shall use best efforts to cause each of its other respective joint ventures to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Parent will hold, and will cause its and its respective subsidiaries' (including in the case of the Company all Company Subsidiaries) and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply the provisions of the letter agreement dated as of February 29, 1996, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

                 SECTION 5.3      BEST EFFORTS; NOTIFICATION.

                          (a)  Upon the terms and subject to the conditions set
forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings under the HSR Act and all other filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; PROVIDED, HOWEVER, that if either party is obliged to make expenditures, or incur costs, expenses or other liabilities to obtain the consent of any non-Governmental Entity, it shall consult reasonably with the other party upon reasonable notice prior to making payment of any such amount, and in no event shall the Company make payment of any such amount in excess of $5,000,000 in obtaining such consents without obtaining the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed; provided further that no payments of any kind by the Company shall be made to obtain consents from any lender, financier or other holder of indebtedness of EJDC (as defined below) or any other Company Principal in such capacity, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Stockholders Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement; PROVIDED, HOWEVER, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 6.1(e). In the case of any actions or nonactions, waivers or consents of any Governmental Entity required for consummation of the Merger and the other Transactions under the HSR Act or any federal or state antitrust or similar law ("ANTITRUST AUTHORIZATIONS"), the reasonable steps of Parent shall be deemed to include reasonable efforts to obtain consent to such Antitrust Authorizations by agreeing to hold separate orders or divestiture of real property assets; provided that any such divestiture or hold separate agreement
(i) shall not require divesting or holding separate assets that generate more than 35% of the aggregate earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP for the period of the most recent twelve (12) months as determined at the time of calculation (or in the case of any real property asset that shall not have been in existence for 12 months at the time of calculation, calculated for the entire period of such asset's existence and annualized), of Parent and the Surviving Corporation, taken as a whole, in a single metropolitan area, and (ii) shall be done in a tax efficient manner, reasonably acceptable to the limited partners of the Operating Partnership, so as to eliminate or render DE MINIMIS the taxes which would otherwise be payable by such limited partners upon such divestiture or hold separate agreement. Under no circumstances shall such reasonable steps include any obligation by Parent to agree to hold separate or divest assets or portions of assets in more than one metropolitan area. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all reasonable action necessary so that no "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a "TAKEOVER STATUTE") becomes is or becomes applicable to the Merger, this Agreement or any of the other Transactions and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement or any other Transaction, take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholders Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger and the other Transactions.

                          (b)     The Company shall give prompt notice to
Parent, and Parent or Sub shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                          (c)     The Company shall request that the Employee
Exchange Rights Holders execute and deliver, or otherwise agree to be bound by, the Termination Agreement in respect of the termination of the rights of the Employee Exchange Rights Holders under the Exchange Rights Agreement as of the Effective Time.

                 SECTION 5.4 AFFILIATES. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT D hereto.

                 SECTION 5.5 TAX TREATMENT. Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(a) and 368(a)(2)(E) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

                 SECTION 5.6      AMENDMENT OF PARENT'S CHARTER AND BY-LAWS.

                          (a)  Parent shall propose and recommend to its
stockholders at the Parent Stockholders Meeting (and any postponement or adjournment thereof) to adopt and approve, effective as of the Effective Time, the amendment and restatement of Parent's Charter substantially in the form set forth as EXHIBIT E-1 hereto and the amendment and restatement of Parent's By-laws substantially in the form set forth as EXHIBIT F-1 hereto and shall use best efforts (including postponement or adjournment of the Parent Stockholders Meeting for a reasonable period of time and for a reasonable number of times) to seek and solicit the requisite amount of stockholder votes for such adoption and approval (the "REQUIRED VOTE")(including retention of proxy solicitors).
If such amendment and restatement is adopted and approved at the Parent Stockholders Meeting (or at any such postponement or adjournment thereof) Parent shall upon or immediately following the Effective Time issue the entire amount of Class C Common Stock, par value $.0001 per share ("CLASS C STOCK"), authorized in such Charter to EJDC for aggregate consideration of $100,000.

                          (b)  If the Required Vote is not obtained at the
Parent Stockholders Meeting (or at any such postponement or adjournment thereof) then:

                                  (i)  Parent shall propose and recommend to
                 its Stockholders at the Parent Stockholders Meeting (or a postponement or adjournment thereof held prior to the Closing
                 Date) that Parent's Charter be amended in the form set forth as EXHIBIT E-2 hereto, and Parent shall, through its Board of Directors, adopt and approve the amendments of Parent's By-Laws substantially in the form set forth as EXHIBIT F-2 hereto, each effective as of the Effective Time;

                                  (ii)  Parent shall propose and recommend to
                 its stockholders at the first annual stockholders meeting after the Effective Time (and if the Required Vote is not obtained at such meeting, at the second annual stockholders meeting after the Effective Time) to adopt and approve the amendment and restatement of the Charter and By-Laws substantially to the effect of EXHIBITS E-1 AND F-1 hereto, and shall use best efforts to seek and solicit the Required Vote in such first meeting (or such second meeting, as the case may be)(and shall retain proxy solicitors); PROVIDED, that if at any time prior to such first meeting (or if the Required Vote is not obtained at such first meeting, prior to such second meeting) (x) the "Aggregate Assumed Equity Interest in the Corporation" (as defined in the form of Charter set forth in EXHIBIT E-1 hereto) of the "DeBartolo Family Group" (as defined in such form of Charter) is for any reason reduced to less than 5%, Parent shall be released from its obligations under this Section 5.6(b)(ii); and (y) if the Company Principals shall sell or transfer a portion of their Parent Common Stock (or prior to the Effective Time, their Common Stock) or Parent Units (or prior to the Effective Time, their Company Partnership Interests) so as to reduce their "Aggregate Assumed Equity Interest in the Corporation" (as defined in such Charter) to less than 50% of the "DeBartolo Family Group Initial Aggregate Assumed Equity Interest in the Corporation" (as defined in such Charter but calculated as if the Effective Time occurred on the date of this Agreement), Parent shall only be obligated to propose and recommend an amended and restated charter providing for only one director to be elected by holders of Class C Stock (but substantially to the effect of EXHIBIT E-1 hereto in all other respects). Upon such adoption and approval thereof, subject to the other provisions of this clause (ii) of this Section 5.6(b), Parent shall issue the entire amount of Class C Stock authorized in such Charter to EJDC for consideration equal to $100,000.

                 SECTION 5.7 NO SOLICITATION OF TRANSACTIONS BY THE COMPANY. Subject to Section 7.1, the Company shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate, solicit (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or authorize or permit any of the officers, directors, employees or agents of the Company or any attorney, investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by the Company to take any such action, and the Company shall notify Parent in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any Company Subsidiary or any Company Joint Venture or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Parent a copy of such inquiry or proposal. For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following (other than the transactions contemplated by this Agreement or a transaction with Parent or a Parent Subsidiary): (i) any merger, consolidation, share exchange, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 40% or more of the assets of the Company and the Company Interests taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 40% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                 SECTION 5.8 PUBLIC ANNOUNCEMENTS. Parent and Sub on the one hand and the Company on the other hand will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

                 SECTION 5.9 LISTING. Parent will promptly prepare and submit to the NYSE a supplemental listing application covering Parent Common Stock issuable in the Merger. Prior to the Effective Time, Parent shall use its best efforts to have NYSE approve for listing, upon official notice of issuance, the Parent Common Stock to be issued in the Merger.

                 SECTION 5.10     LETTERS OF ACCOUNTANTS.

                          (a)  The Company shall use its reasonable best
efforts to cause to be delivered to Parent "comfort" letters of Ernst & Young LLP, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                          (b)     Parent shall use its reasonable best efforts
to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                 SECTION 5.11 TRANSFER AND GAINS TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains (including, without limitation, any New York State Tax on Gains Derived from Certain Real Property Transfers and New York State Real Estate Transfer Tax), sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Transactions (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Parent shall cause the Operating Partnership or the Parent Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of the Common Stock, all Transfer and Gains Taxes.

                 SECTION 5.12     BENEFIT PLANS AND OTHER EMPLOYEE
ARRANGEMENTS.

                          (a)  BENEFIT PLANS.  After the Effective Time Parent
shall either (i) maintain or cause the Company (or its successors or assigns) to maintain the Company Benefit Plans at benefit levels not materially less favorable than those in effect on the date of this Agreement or (ii) provide or cause the Company (or its successors or assigns) to provide benefits to employees of the Company, the Company Subsidiaries and the Company Joint Ventures that are not materially less favorable to such employees than those provided under the Parent Benefit Plans (as they may be amended from time to time) to similarly situated employees of Parent, the Parent Subsidiaries and Parent Joint Ventures. With respect to any Parent Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting, and entitlement to benefits but not for purposes of accrual of pension benefits, service with the Company, any Company Subsidiary or any Company Joint Ventures shall be treated as service with Parent or the Parent Subsidiaries or Parent Joint Ventures (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Parent Benefit Plans). With respect to the Company's Annual Bonus Plan, Parent shall cause the Company to maintain such plan as in effect at the Effective Time for the remainder of fiscal year 1996. For subsequent fiscal years, employees of the Company, Company Subsidiaries and Company Joint Ventures shall participate in any annual bonus plan maintained for similarly situated employees of Parent, Parent Subsidiaries and Parent Joint Ventures on substantially the same basis as such similarly situated employees.

                          (b)  STOCK INCENTIVE PLAN.

                                     (i)   Immediately prior to or as of the
Effective Time and solely with respect to individuals employed by the Company immediately prior to that date, the Company shall accelerate the vesting of 123,020 shares of

Common Stock subject to earned deferred stock awards and 13,000 shares of Common Stock subject to outstanding stock options ("STOCK OPTIONS") granted under the Company's 1994 Stock Incentive Plan (the "STOCK INCENTIVE PLAN").

                                  (ii)      As of the Effective Time, each
outstanding Stock Option shall be assumed by Parent and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the same number of shares of Parent Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the shares subject to such Stock Option divided by the number of full shares of Parent Common Stock deemed to be purchasable pursuant to such Stock Option; PROVIDED, HOWEVER, that the number of shares of Parent Common Stock that may be purchased upon exercise of such Stock Option shall not include any fractional share and, upon the first such exercise of such Stock Option, a cash payment shall be made for any fractional share calculated in accordance with and in the manner provided for calculations as to be paid in lieu of fractional shares as part of the Merger Consideration under
Section 2.2(g).

                                    (iii)  As of the Effective Time, Parent
shall grant deferred stock awards in respect of an aggregate of 404,250 shares of Common Stock under the Stock Incentive Plan as an incentive "stay" bonus (the "STAY BONUS") to be allocated among persons who participate in the Stock Incentive Plan and who remain in the employ of the Company, a Company Subsidiary or Company Joint Venture through the Effective Time. Such award shall be converted into shares of Parent Common Stock in the same manner that Common Stock shall be converted in connection with the Merger pursuant to
Section 2.1(b) of this Agreement. Shares awarded to participants pursuant to the Stay Bonus shall vest in three equal installments on each of April 1, 1997, August 1, 1997 and January 1, 1998, subject to earlier vesting as provided in the severance program attached hereto as EXHIBIT H.

                                     (iv)  As of the Effective Time, Parent
shall assume the Stock Incentive Plan, providing for issuance of Parent Common Stock in lieu of Common Stock, which shall be converted in the same manner that Common Stock is converted in connection with the Merger pursuant to Section 2.1(b) of this Agreement, and its Board of Directors shall appoint a committee to administer the Plan (the "COMMITTEE"). With respect to unearned long-term incentive deferred stock awards previously allocated to participants in the Stock Incentive Plan for fiscal years 1996, 1997 and 1998, the Committee shall establish new funds from operations ("FFO") growth targets for such awards, based on the consolidated FFO of Parent and the Surviving Corporation, which targets shall be the same as those applicable to restricted stock grants made under the Parent Operating Partnership Employee Stock Plan and which shall be $2.39 per share for 1996. The FFO growth targets for 1997 and 1998 shall be set by the Committee but shall not exceed $2.58 per share for 1997, and $2.79 per share for 1998. In each case, FFO shall be calculated in a manner consistent with that proposed by the National Association of Real Estate Investment Trusts. As a condition to continued eligibility for such long-term awards, a Stock Incentive Plan participant shall be required to enter into an agreement with the Company and/or Parent, in form and substance reasonably satisfactory to Parent, acknowledging the substitution of Parent Common Stock in lieu of Common Stock, the establishment of such new FFO growth targets, and such other terms not inconsistent with the terms of the Stock Incentive Plan as the Committee deems reasonable.

                          (c)     SEVERANCE PROGRAM.  As of the Effective Time,
the Company shall adopt a severance program substantially in the form attached hereto as EXHIBIT H, and Parent shall cause the Company (or its successors or assigns) to maintain such severance program in accordance with the terms thereof.

                          (d)     COOPERATION.  The Company and Parent shall
cooperate in good faith with respect to the effectuation of the covenants described in subsections (b) and (c).

                 SECTION 5.13 PRIVATE PLACEMENT OF COMMON STOCK OF SUB. Each of Parent and Sub shall use its best efforts to cause 110 "accredited investors" (as defined in Rule 501(a) under the Securities Act) to purchase, on or prior to the Effective Date, a fractional share equal to .001 share of the Sub Common Stock, at a purchase price of $1,000 per .001 share.

                 SECTION 5.14     INDEMNIFICATION; DIRECTORS' AND OFFICERS'
INSURANCE.

                          (a)  The Company shall, and from and after the
Effective Time, Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with any threatened or actual claim, action, suit proceeding or investigation with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any Company Subsidiary at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Transactions, in each case to the full extent a corporation is permitted under the Ohio Statute to indemnify its own directors or officers as the case may be (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this Section 5.14(a)). Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.14 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.14 against the Company, and from and after the Effective Time, Parent and the Surviving Corporation (collectively, the "INDEMNIFYING PARTIES"), notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; PROVIDED, HOWEVER, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission or wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their officers or directors; PROVIDED, FURTHER, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

                          (b)     Parent shall obtain and maintain in effect at
the Effective Time and continuing until the sixth anniversary of the Effective Time "run-off" directors and officers liability insurance with a coverage amount of $15,000,000 and other terms and conditions comparable to Parent's current directors and officers liability insurance policy covering the directors and officers of the Company with respect to their service as such prior to the Effective Time.

                          (c)     The provisions of this Section 5.14 are
intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, Sub, the Company and the Surviving Corporation.

                 SECTION 5.15 RELATED AGREEMENTS. The Company hereby agrees that it shall:

                          (a)     at the Effective Time, in its capacity as
general partner of the Operating Partnership, execute and deliver one or more Contribution Agreements, each substantially in the form attached hereto as EXHIBIT A, with the holders of Parent Units and shall in such capacity satisfy its obligations thereunder; and

                          (b)     subject to the receipt of all necessary
consents from the limited partners of the Operating Partnership, in its capacity as general partner of the Operating Partnership, execute and deliver the Amended and Restated Operating Partnership Agreement (as defined below).

                 SECTION 5.16 SPECIAL TAX DISTRIBUTIONS TO THE COMPANY REINVESTED. Prior to the Effective Time, the Company shall reinvest in or contribute to the Operating Partnership the amount of any special tax distributions paid by the Operating Partnership to the Company.

                 SECTION 5.17 AMENDMENT OF PARENT OPERATING PARTNERSHIP AGREEMENT. The parties agree to negotiate in good faith to amend and restate the Parent Operating Partnership Agreement (concurrently with the consummation of the Merger) in a form reasonably acceptable to each of Parent and the Company. Such amendment and restatement of the Parent Operating Partnership Agreement shall provide, among other things, for special limited partnership interests that will be acquired by the Operating Partnership pursuant to the Contribution Agreement, upon effectiveness of the Merger, that will include the following rights and powers: (a) the right to receive information concerning any matter affecting the partnership; (b) the right to approve the acquisition, disposition or encumbrance (other than as a result of operating leases or in the ordinary course of business) of partnership real property; (c) the right to approve a merger, liquidation or dissolution of the partnership and the sale of all or substantially all of its assets; (d) the right to approve any borrowing or lending; (e) the right to approve the admission of additional general or limited partners, the making of additional capital contributions, the withdrawal of any part of a partner's capital contribution and the transfer or assignment of any partnership interest; and (f) the right to approve the making, modification or withdrawal of tax elections.

                 SECTION 5.18 ADDITIONAL PARENT AGREEMENTS. The Parent hereby agrees that it shall (i) at the Effective Time, execute and deliver the Contribution Agreement substantially in the form attached hereto as EXHIBIT A and satisfy its obligations thereunder and (ii) execute and deliver, at the Effective Time, the Amended and Restated Operating Partnership Agreement (as defined below).


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

                 SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                          (a)     SHAREHOLDER APPROVAL.  This Agreement shall
have been approved and adopted by the Shareholder Approvals.

                          (b)     HSR ACT.  The waiting period (and any
extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                          (c)     LISTING OF SHARES.  The NYSE shall have
approved for listing the Parent Common Stock to be issued in the Merger.

                          (d)     REGISTRATION STATEMENT.  The Registration
Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

                          (e)     NO INJUNCTIONS OR RESTRAINTS.  No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Transactions shall be in effect.

                          (f)     BLUE SKY LAWS.  Parent shall have received
all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock comprising the Merger Consideration.

                          (g)     RELATED TRANSACTIONS. The Stock Purchase
Agreement, the Stockholders Agreement and the Termination Agreement shall remain in full force and effect and the respective transactions contemplated thereby shall have been consummated prior to, or are being consummated simultaneously with, the Merger. The Contribution Agreement shall have been duly executed by the Company (in its capacity as general partner of the Operating Partnership), Parent and each Parent Principal owning Parent Units, shall remain in full force and effect and the transactions contemplated thereby shall have been consummated simultaneously with the Merger. An Amended and Restated Operating Partnership Agreement substantially in the form appended hereto as EXHIBIT I (the "AMENDED AND RESTATED OPERATING PARTNERSHIP AGREEMENT"), an Amended and Restated Parent Operating Partnership Agreement in a form reasonably acceptable to each of Parent and the Company as provided in and subject to Section 5.17 (the "AMENDED AND RESTATED PARENT OPERATING PARTNERSHIP AGREEMENT") and a Registration Rights Agreement substantially in the form appended hereto as EXHIBIT K shall each have been duly executed and delivered by the parties thereto and shall remain in full force and effect.

                          (h)     CERTAIN ACTIONS AND CONSENTS.  All material
actions by or in respect of or filings with any

Governmental Entity required for the consummation of the Transactions shall have been obtained or made.

                          (i)     EJDC LENDER CONSENTS.  All material consents
and waivers of lenders to EJDC necessary in connection with the consummation of the Transactions shall have been obtained.

                 SECTION 6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date are further subject to the following conditions any one or more of which may be waived by both Parent and Sub:

                          (a)     REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of the Company (without giving effect to any "materiality" qualification or limitation) set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of the Company to be true and correct as of the Closing Date (without giving effect to any materiality qualification) if the aggregate amount of Economic Losses (as defined below) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct as of the Closing Date does not exceed $58,000,000 (such amount to be calculated by counting in all cases from the first dollar of such Economic Losses without giving effect to the $58,000,000 limitation set forth in Section 3.1(f)). "ECONOMIC LOSSES" shall mean any and all net damage, net loss (including diminution in the value of properties or assets), net liability or expense suffered by the Company and the Company Interests taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Transactions against the Company, if any, filed subsequent to the date of this Agreement or any amounts paid or expenses incurred by the Company in obtaining non-governmental third party consents, as contemplated by Section 5.3 up to the amount of $5,000,000 provided therein.

                          (b)     PERFORMANCE OF OBLIGATIONS OF THE COMPANY.
The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and each of Parent and Sub shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                          (c)     MATERIAL ADVERSE CHANGE.  Since the date of
this Agreement, there has been no material adverse change in the business, results of operations or financial condition of the Company and the Company Subsidiaries and Company Joint Ventures (but only to the extent of the Company Interests with respect to a Company Joint Venture) taken as a whole, that have resulted or would result individually or in the aggregate, in Economic Losses of $58,000,000 or more, without giving effect to a general decline in the U.S. economy or an adverse change in the financial condition of specialty retail tenants or department stores. Each of Parent and Sub shall have received a certificate of the chief executive officer or chief financial officer of the Company to the effect that there has been no such material adverse change.

                          (d)     OPINIONS RELATING TO REIT AND PARTNERSHIP
STATUS. Each of Parent and Sub shall have received (i) an opinion of Willkie Farr & Gallagher, dated as of the Closing Date, reasonably satisfactory to each of Parent and Sub that commencing with the taxable year ended December 31, 1994
(A) the Company was organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code and (B) each Company Joint Venture, the Operating Partnership, the Financing Partnership and each other Company Subsidiary that is a partnership, joint venture or limited liability company has been during and since 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (ii) an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Parent, reasonably satisfactory to Parent, that, (A) commencing with its taxable year ended December 31, 1994, Parent was organized and has operated in conformity with the requirements for qualification as a REIT and that, after giving effect to the Merger, the Parent's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and (B) the Parent Operating Partnership and each Parent Joint Venture has been during and since 1994, and continues to be, treated for federal income tax purposes as partnerships, and not as corporations or associations taxable as corporations (in the case of each of (A) and (B) above, with customary exceptions, assumptions and qualifications).

                          (e)     OTHER TAX OPINION.  Each of Parent and Sub
shall have received an opinion dated the Closing Date from Willkie Farr & Gallagher, based upon certificates and letters, which letters and certificates are substantially in the form set forth in EXHIBIT L hereto and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                          (f)     CONSENTS.  All consents and waivers
(including without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Economic Losses of $58,000,000 or more.

                 Notwithstanding the foregoing, neither Parent nor Sub shall be obligated to effect the Merger if the Economic Losses resulting from the failure of one or more of the conditions set forth in Sections 6.2(a), 6.2(c) and 6.2(f) to be satisfied (the determination of whether a failure of any of such conditions has occurred for the purposes of this sentence being made without giving effect to the $58,000,000 limitations set forth in such subsections), in the aggregate, but without duplication exceeds $58,000,000.

                 SECTION 6.3      CONDITIONS TO OBLIGATION OF THE COMPANY.

                 The obligation of the Company to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the Company:

                          (a)     REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of each of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of Parent and Sub contained herein are so qualified) signed on behalf of each of Parent and Sub by the chief executive officer and the chief financial officer of such party to such effect. This condition shall be deemed satisfied unless any or all breaches of either Parent's or Sub's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) have a Parent Material Adverse Effect.

                          (b)     PERFORMANCE OF OBLIGATIONS OF EACH OF PARENT
AND SUB. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of each of Parent and Sub signed on behalf of such party by the chief executive officer or the chief financial officer of such party to such effect.

                          (c)     MATERIAL ADVERSE CHANGE.  Since the date of
this Agreement, there shall have been no Parent Material Adverse Change and the Company shall have received a certificate of the chief executive officer or chief financial officer of the Parent to such effect.

                          (d)     OPINION RELATING TO REIT STATUS.  The Company
shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Parent, reasonably satisfactory to the Company, that, (A) commencing with its taxable year ended December 31, 1994, Parent was organized and has operated in conformity with the requirements for qualification as a REIT and that, after giving effect to the Merger, the Parent's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and (B) the Parent Operating Partnership and each Parent Joint Venture has been during and since 1994, and continues to be, treated for federal income tax purposes as partnerships, and not as corporations or associations taxable as corporations (in the case of (A) and (B) above with customary exceptions, assumptions and qualifications).

                          (e)     OTHER TAX OPINION.  The Company shall have
received an opinion dated the Closing Date from Paul, Weiss, Rifkind, Wharton & Garrison, based upon certificates and letters, which letters and certificates are substantially in the form set forth in EXHIBIT M hereto and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                          (f)     CONSENTS.  All consents and waivers
(including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not have a Parent Material Adverse Effect.

                          (g)     THE INVESTMENT COMPANY ACT OPINION.  The
Company shall have received a favorable opinion dated the

Closing Date from Paul, Weiss, Rifkind, Wharton & Garrison, as to the matter described in EXHIBIT N.

                 Notwithstanding the foregoing, the Company shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.3(a), 6.3(c) and 6.3(f) to be satisfied (the determination of whether a failure of any of such conditions has occurred for the purposes of this sentence being made without giving effect to any materiality qualification or limitation set forth in such subsections), in the aggregate, causes a Parent Material Adverse Effect.


                                  ARTICLE VII

                                 Board Actions
                                 -------------

                 SECTION 7.1 BOARD ACTIONS. Notwithstanding Section 5.7 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith based on the advice of the Company's outside counsel, the Company may:

                          (a)     disclose to the shareholders of the Company
any information required to be disclosed under applicable law;

                          (b)     in response to an unsolicited request
therefor, participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as determined by the Company's outside counsel) to, any person in connection with a Competing Transaction proposed by such person; and

                          (c)     approve or recommend (and, in connection
therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Competing Transaction (as defined below) or enter into an agreement with respect to such Superior Competing Transaction (For purposes of this Agreement, "SUPERIOR COMPETING TRANSACTION" means a bona fide proposal of a Competing Transaction made by a third party which a majority of the members of Board of Directors of the Company determines in good faith (based on the advice of the Company's investment banking firm of national reputation) to be more favorable from a financial point of view to the Company's shareholders than the Merger, and for which financing, to the extent required, is then committed).


                                  ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

                 SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, whether before or after either of the Shareholder Approvals are obtained:

                          (a)     by mutual written consent duly authorized by
the respective Boards of Directors of Parent and the Company;

                          (b)     by Parent, upon a breach of any
representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by October 30, 1996 (as otherwise extended);

                          (c)     by the Company, upon a breach of any
representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by October 30, 1996 (as otherwise extended);

                          (d)     by either Parent or the Company, if any
judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

                          (e)     by either Parent or the Company, if the
Merger shall not have been consummated before October 30, 1996; PROVIDED, HOWEVER, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(e);

                          (f)     by either Parent or the Company if, upon a
vote at a duly held Company Shareholders Meeting or any adjournment thereof, the Company Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

                          (g)     by either Parent or the Company if, upon a
vote at a duly held Parent Stockholders Meeting or any adjournment thereof, the Parent Stockholder Approvals shall not have been obtained as contemplated by
Section 5.1;

                          (h)     by the Company, upon payment to Parent of the
amounts referred to in Section 8.2(b), if prior to the Company Shareholders Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Parent and Sub its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction; and

                          (i)     by Parent if (i) prior to the Company
Shareholders Meeting, the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in any manner adverse to Parent and Sub its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction, (ii) the Company shall have entered into any agreement with respect to any Competing Transaction (other than a confidentiality agreement as contemplated by Section 7.1(b)) or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing.

                          (j)     by the Company if the Average Closing Price
(as defined below) is less than $21.25. "AVERAGE CLOSING PRICE" shall mean the average of the closing prices of Parent Common Stock on the NYSE for all trading days beginning on the eighteenth trading day prior to the date of the Company Shareholder Meeting and ending on and including the third trading day prior to such date.

                 SECTION 8.2      EXPENSES.

                          (a)     Except as otherwise specified in this Section
8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

                          (b)     The Company agrees that if this Agreement
shall be terminated (i) pursuant to Section 8.1(b), (f), (h) or (i) and, in the case of Section 8.1(b) or (f), following the date of this Agreement and prior to termination, the Company shall have received a proposal constituting a Competing Transaction and within 12 months following termination the Company shall enter into a definitive agreement providing for a Competing Transaction that is equally or more favorable from a financial point of view to the Company's shareholders as the Merger, then the Company will pay as directed by Parent a fee in an amount equal to the Break-Up Fee (as defined below) and (ii) pursuant to Section 8.1(b) and following the date of this Agreement and prior to termination the Company shall have received a proposal constituting a Competing Transaction, the Company shall have willfully breached any representation, warranty or covenant of the Company set forth in this Agreement and within 12 months following termination, the Company shall enter into a definitive agreement providing for a Competing Transaction that is not equally or more favorable from a financial point of view to the Company's shareholders as the Merger, then the Company will pay, as directed by Parent an amount equal to the Break-Up Expenses (as defined below). Payment of any of such amounts shall be made, as directed by Parent, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. The "BREAK-UP FEE" shall be an amount equal to the lesser of (i) $35,000,000 (the "BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing it to fail to meet the requirements of Section Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Section
Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the code ("QUALIFYING INCOME"), as determined by independent accountants to Parent and (B) in the event Parent receives a letter from outside counsel (the "BREAK-UP FEE TAX OPINION") indicating that Parent has received a ruling from the IRS holding that Parent's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Section
Section 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt by Parent of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause
(A) above. The Company's obligation to pay the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Parent is not able to receive the full Base Amount, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Parent unless and until the Company receives any one or combination of the following: (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Company shall pay to Parent the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "BREAK-UP EXPENSES" shall be an amount equal to the lesser of (i) Parent's out-of-pocket expenses incurred in connection with this Agreement and the Transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $7,500,000 (the "EXPENSE FEE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Parent and (B) in the event Parent receives a Break-Up Fee Tax Opinion indicating that Parent has received a ruling from the IRS holding that Parent's receipt of the Expense Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by Parent of the remaining balance of the Expense Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee Base Amount less the amount payable under clause (A) above. The Company's obligation to pay the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that Parent is not able to receive the full Expense Fee Base Amount, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Parent unless and until the Company receives any one or combination of the following: (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Company shall pay to Parent the lesser of the unpaid Expense Fee Base Amount or the maximum amount stated in the letter referred to in (i) above.

                          (c)     Parent agrees that if the Company is entitled
to terminate this Agreement by reason of the failure of Parent to satisfy, by October 30, 1996, the conditions to the obligations of the Company to effect the Merger set forth in Section 6.3(f) and so exercises such right to terminate, then Parent will pay a fee in an amount equal to the Termination Fee (as defined below) as directed by the Operating Partnership. Payments of any such amounts shall be made, as directed by the Operating Partnership, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. The "TERMINATION FEE" shall be an amount equal to the lesser of (i) $35,000,000 (the "TERMINATION FEE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to the Operating Partnership without causing the

Company to fail to meet the requirements of Section Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Company and
(B) in the event the Company receives a letter from outside counsel (the "TERMINATION FEE TAX OPINION") indicating that the Company has received a ruling from the IRS holding that the Operating Partnership's receipt of the Termination Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that the receipt by the Operating Partnership of the remaining balance of the Termination Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Termination Fee Base Amount less the amount payable under clause (A) above. Parent's obligation to pay the Termination Fee shall terminate three years from the date of this Agreement. In the event that the Operating Partnership is not able to receive the full Termination Fee Base Amount, Parent shall place the unpaid amount in escrow and shall not release any portion thereof to the Operating Partnership unless and until Parent receives any one or combination of the following: (i) a letter from the Company's independent accountants indicating the maximum amount that can be paid at that time to the Operating Partnership without causing the Company to fail to meet the REIT Requirements or (ii) a Termination Fee Tax Opinion, in which event Parent shall pay to the Operating Partnership the lesser of the unpaid Termination Fee Base Amount or the maximum amount stated in the letter referred to in (i) above.

                 SECTION 8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, or the Company, other than the last sentence of Section 5.2, Section 8.2, this Section 8.3 and
Article IX and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                 SECTION 8.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Certificate of Merger with the Secretary of State of the State of Ohio; PROVIDED, HOWEVER, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to the Company's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's shareholders or the Parent's stockholders.

                 SECTION 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement (Parent and Sub being deemed one party for the purposes of this Section 8.5). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any waivers pursuant to clause (c) of the second preceding sentence (i) of the provisions of Section 4.1(e) may be given in writing on behalf of Parent and Sub by the Chief Executive Officer of Parent and (ii) of the provisions of
Section 4.2(e) may be given in writing by or on behalf of the Company by the Chief Executive Officer of the Company. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               General Provisions
                               ------------------

                 SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                 SECTION 9.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                          (a)     if to Parent or Sub, to

                                  Simon Property Group, Inc.
                                  Merchants Plaza
                                  115 West Washington Street
                                  Suite 15 East
                                  Indianapolis, IN  46204
                                  Attn:  David Simon
                                         James M. Barkley, Esq.
                                  Fax:   (317) 685-7221


                                  with a copy to:

                                  Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                  New York, NY  10019-6064
                                  Attn:  Edwin S. Maynard, Esq.
                                         Toby S. Myerson, Esq.
                                  Fax:   (212) 757-3990

                         (b)      if to the Company, to

                                  DeBartolo Realty Corporation
                                  7655 Market Street
                                  P.O. Box 3287
                                  Youngstown, Ohio  44513-3287
                                  Attn:  Richard S. Sokolov
                                  Fax:   (216) 758-1610

                                  with a copy to:

                                  Willkie Farr & Gallagher
                                  One Citicorp Center
                                  153 East 53rd Street
                                  New York, NY 10022
                                  Attn:  Richard L. Posen, Esq.
                                         William N. Dye, Esq.
                                  Fax:   (212) 821-8111


                 SECTION 9.3      CERTAIN DEFINITIONS.  For purposes of this
Agreement:

                 An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                 "COMPANY DISCLOSURE LETTER" means the letter previously delivered to each of Parent and Sub by the Company disclosing certain information in connection with this Agreement.

                 "COMPANY INTERESTS" means, collectively, the Company Subsidiaries and all direct or indirect interests of the Company or any Company Subsidiary in any Company Joint Venture.

                 "COMPANY JOINT VENTURE" means, collectively, any partnership, joint venture or business trust in which the Operating Partnership or the Financing Partnership owns an interest.

                 "COMPANY SUBSIDIARY" means the Management Company and each Subsidiary of the Company, including, without limitation, the Operating Partnership, the Financing Partnership and each Subsidiary (if any) of the Operating Partnership or the Financing Partnership (as defined below), but excluding Company Joint Ventures.

                 "EJDC" means The Edward J. DeBartolo Corporation, an Ohio corporation.

                 "FINANCING PARTNERSHIP" means DeBartolo Capital Partnership, a Delaware general partnership.

                 "KNOWLEDGE" where used herein with respect to the Company shall mean the knowledge of the persons named in SCHEDULE 9.3 to the Company Disclosure Letter and where used with respect to Parent shall mean the knowledge of the persons named in SCHEDULE 9.3 to the Parent Disclosure Letter.

                 "MAJORITY COMPANY JOINT VENTURE" means, collectively, all Company Joint Ventures identified as Majority Company Joint Ventures on
SCHEDULE 3.1(B)(II) to the Company Disclosure Letter.

                 "MANAGEMENT COMPANY" means The DeBartolo Properties Management, Inc., an Ohio Corporation.

                 "MINORITY COMPANY JOINT VENTURE" means, collectively, all Company Joint Ventures other than the Majority Company Joint Ventures.

                 "OPERATING PARTNERSHIP" means DeBartolo Realty Partnership, L.P., a Delaware limited partnership.

                 "PARENT DISCLOSURE LETTER" means the letter previously delivered to the Company by Parent and Sub disclosing certain information in connection with this Agreement.

                 "PARENT INTERESTS" means, collectively, the Parent Subsidiaries and all direct or indirect interests of Parent or any Parent Subsidiary in any Parent Joint Venture.

                 "PARENT JOINT VENTURE" means, collectively, any partnership, business trust or joint venture in which the Parent Operating Partnership owns an interest.

                 "PARENT MANAGEMENT COMPANY" means M.S. Management Associates, Inc., a Delaware corporation.

                 "PARENT OPERATING PARTNERSHIP" means Simon Property Group, L.P., a Delaware limited partnership.

                 "PARENT SUBSIDIARY" means each Subsidiary of Parent, including, without limitation, the Parent Operating Partnership and each Subsidiary (if any) of the Parent Operating Partnership but excluding Parent Joint Ventures.

                 "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                 "SUBSIDIARY" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either directly or through or together with another Subsidiary of such person) owns 50% or more of the voting stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

                 "WHOLLY-OWNED COMPANY JOINT VENTURE" means a Company Joint Venture, all of the equity interests of which are owned by the Company, a Company Subsidiary or another Wholly-Owned Company Joint Venture.

                 "WHOLLY-OWNED PARENT JOINT VENTURE" means a Parent Joint Venture, all of the equity interests of which are owned by Parent, a Parent Subsidiary or another Wholly-Owned Parent Joint Venture.

                 SECTION 9.4 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 SECTION 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 9.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 5.6(b)(ii), the next to last sentence of Section 5.12(a), Section 5.12(b) and
(c) and Section 5.14, are not intended to confer upon any person other than the parties hereto any rights or remedies, it being understood that EJDC shall have the right to enforce the provisions of Section 5.6(b)(ii).

                 SECTION 9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE OHIO STATUTE.

                 SECTION 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 SECTION 9.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York State court located in New York City, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                 IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                           SIMON PROPERTY GROUP, INC.


                                           By: /s/ DAVID SIMON
                                              ----------------------------------
                                              Name: David Simon
                                              Title: President


                                           DAY ACQUISITION CORP.


                                           By: /s/ DAVID SIMON
                                              ----------------------------------
                                              Name: David Simon
                                              Title: President


                                           DeBARTOLO REALTY CORPORATION


                                           By: /s/ RICHARD S. SOKOLOV
                                              ----------------------------------
                                              Name: Richard S. Sokolov
                                              Title: Chief Executive Officer

                           Merger Agreement Schedules
                           --------------------------

                                                                      SCHEDULE A




              Holders of Common Stock Delivering Proxies to Parent
              ----------------------------------------------------


BJS Capital Partners, L.P.

                                                                      SCHEDULE B




                            Holders of Parent Stock
                       Delivering Proxies to the Company
                       ---------------------------------



Melvin Simon & Associates, Inc.

                                                                      SCHEDULE C




                               Parent Principals
                               -----------------



Melvin Simon
Herbert Simon
David Simon
Deborah J. Simon
Cynthia J. Simon
Irwin Katz, as Successor Trustee under Declaration of Trust and Trust Agreement dated August 4, 1970
Irwin Katz, as Trustee of the Melvin Simon Trust No. 1, the Melvin Simon Trust
         No. 6, the Melvin Simon Trust No. 7 and the Herbert Simon Trust No. 3 Melvin Simon & Associates, Inc.
Penn Simon Corporation
Naco Simon Corp.
Sandy Springs Properties, Inc.
Simon Enterprises, Inc.
S.F.G. Company, L.L.C.
Melvin Simon, Herbert Simon and David Simon, not individually but as voting trustees under that certain Voting Trust Agreement, Voting Agreement and Proxy dated as of December 1, 1993, between Melvin Simon & Associates, Inc. and Melvin Simon, Herbert Simon and David Simon.

                                                                      SCHEDULE D




                               Company Principals
                               ------------------



The Edward J. DeBartolo Corporation
The Estate of Edward J. DeBartolo
Edward J. DeBartolo, Jr., individually, and in his capacity as Trustee under
         (i) the Lisa Marie DeBartolo Revocable Trust, (ii) the Tiffanie Lynne DeBartolo Revocable Trust and (iii) Edward J. DeBartolo Trust No. 7 for the benefit of Nicole Anne DeBartolo
Cynthia R. DeBartolo
Marie Denise DeBartolo York, individually, and in her capacity as Trustee under
         (i) Edward J. DeBartolo Trust No. 8 for the benefit of John Edward York, (ii) Edward J. DeBartolo Trust No. 9 for the benefit of Anthony John York, (iii) Edward J. DeBartolo Trust No. 10 for the benefit of Mara Denise York and (iv) Edward J. DeBartolo Trust No. 11 for the benefit of Jenna Marie York
Bay Park, Inc.
Ward Plaza Associates
Cheltenham Shopping Center Associates
Summit Mall, Inc.
Tyrone Square, Inc.
Upper Valley Mall, Inc.
Mission Viejo Mall, Inc.
Pinellas Square, Inc.
Great Lakes Mall, Inc.
Palm Beach Mall, Inc.
Lafayette Square, Inc.
Lima Mall, Inc.
Richmond Mall, Inc.
Woodville Mall, Inc.
DeBartolo Adventura, Inc.
Boynton Beach, Inc.
The Florida Mall Corporation
DeBartolo, Inc.
D.L. Grove, Inc.
TC Mall II, Inc.
Paddock Mall, Inc.
National Industrial Development Corporation

Great Northeast Mall, Inc.
Rues Properties, Inc.
Columbia SC I, Inc.
Columbia SC II, Inc.
Northgate I Real Estate Corporation
Northgate II Real Estate Corporation
Tacoma SC I, Inc.
Tacoma SC II, Inc.
Coral Square Associates
South Bend Associates
Washington Square Associates
H-Castleton

                                                                       EXHIBIT A


                         FORM OF CONTRIBUTION AGREEMENT


                 CONTRIBUTION AGREEMENT, dated as of _________, 1996 (the "AGREEMENT"), by and among DeBartolo Realty Corporation, an Ohio corporation ("DEBARTOLO"), as the general partner of DeBartolo Realty Partnership, L.P., a Delaware limited partnership ("DRP"), and, after the consummation of the transactions contemplated hereby and by the Merger Agreement referred to below, as a general partner of SDG (as hereinafter defined) (DRP simultaneously herewith will change its name to Simon DeBartolo Group, L.P. ("SDG")), Simon Property Group, Inc., a Maryland corporation ("SIMON"), in its individual capacity and as the general partner of Simon Property Group, L.P., a Delaware limited partnership ("SPG L.P."), and the limited partners of SPG L.P. listed on SCHEDULE A (as supplemented from time to time pursuant to Section 1.2(c) hereof) hereto ("SIMON", and, together with Simon, the "SUBSCRIBERS").

                                    RECITALS
                                    --------

                 (a) Simultaneously with the consummation of the merger of Day Acquisition Corp. ("SUBCO") with and into DeBartolo (the "MERGER") and the other transactions contemplated by the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of March 26, 1996, among Simon, Subco and DeBartolo, each Subscriber shall contribute to SDG, and SDG shall accept from each such Subscriber, certain of its respective interests in SPG L.P. (collectively, the "SIMON INTERESTS") specified pursuant to Recital (b) below, and in consideration for such contributions by each Subscriber, and in exchange therefor, SDG shall issue to each Subscriber, and each Subscriber shall receive from SDG, certain partnership interests in SDG ("UNITS").

                 (b) Each Subscriber shall contribute to SDG, and SDG shall accept from each such Subscriber, the Simon Interests set forth opposite the name of each such Subscriber on SCHEDULE B hereto (as supplemented from time to time pursuant to Section 1.2(c) hereof). SDG shall issue to each Subscriber, and such Subscriber shall receive from SDG, the number of Units set forth opposite the name of each such Subscriber on SCHEDULE C hereto (as supplemented from time to time pursuant to Section 1.2(c) hereof).

                 (c) In order to consummate the transactions contemplated by this Agreement at the Closing (as hereinafter defined), (i) the Fourth Amended and Restated Agreement of Limited Partnership of DRP, dated as of April 21, 1994 (the "DEBARTOLO PARTNERSHIP AGREEMENT"), which, among other things, will change the name of DRP to "Simon DeBartolo Group, L.P.," shall be amended and restated in the form attached hereto as ANNEX A (the "NEW SDG PARTNERSHIP AGREEMENT"), and (ii) the Second Amended and Restated Agreement of Limited Partnership of SPG L.P., dated as of December 30, 1995 (the "OLD SPG PARTNERSHIP AGREEMENT"), shall be amended and restated in the form attached hereto as ANNEX B (the "NEW SPG PARTNERSHIP AGREEMENT").

                 (d) Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

                 NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

                                   SECTION 1

                       CONTRIBUTION AND EXCHANGE; CLOSING

                 1.1 CONTRIBUTION AND EXCHANGE. Subject to the receipt of the consents specified on SCHEDULE D hereto prior to the Closing in form and substance satisfactory to DeBartolo and Simon, upon the terms and subject to the other conditions of this Agreement, each Subscriber shall contribute to SDG, and SDG shall accept from each such Subscriber, its respective Simon Interests, as set forth opposite the name of each such Subscriber on SCHEDULE B hereto.1 SDG shall issue to each Subscriber, and each Subscriber shall receive from SDG, the number of Units set forth opposite the name of each such Subscriber on SCHEDULE C hereto.2 If prior to the Closing SPG L.P. shall make a cash flow distribution to its partners for all or any



__________________________________

1/ SCHEDULE B sets forth (i) the limited partner interest of each SPG L.P. Limited Partner in SPG L.P. being transferred to SDG and (ii) with respect to Simon s general partner interest in SPG L.P. being transferred to SDG, units representing 10.5% of the total outstanding units in SPG L.P. plus the assignment of 49.5% of the interest in the profits of SPG L.P.

2/ SCHEDULE C sets forth the Units being issued to each SPG L.P. Limited Partner in SDG as well as the non managing general partner interest being issued to Simon in SDG. It is anticipated that subsequent to the first anniversary of the Closing, Simon will transfer to SDG for no additional consideration, all of its remaining economic interest in SPG L.P. other than units constituting 1% of the total issued and outstanding units in SPG L.P. It is also anticipated that 13 months after the Closing, all Preferred Units owned by Simon will be transferred to SDG in exchange for the same number of Preferred Units in SDG.

portion of the period covered by the first cash flow distribution made by SDG to its partners after the Closing, each Subscriber shall be entitled to receive in respect of its Units that portion of such distribution made by SDG which relates to the portion of the period, if any, not covered by the distribution made by SPG L.P. and the balance of such distribution shall be made to the other partners of SDG. If prior to the Closing DRP shall make a cash flow distribution to its partners for all or any portion of the period covered by the first cash flow distribution made by SPG L.P. to its partners after the Closing, each partner of SDG who is not a Subscriber shall be entitled to receive in respect of its Units that portion of such distribution made by SPG L.P. which relates to the portion of the period, if any, not covered by the distribution made by DRP and the balance of such distribution shall be made to the Subscribers.

                 1.2 THE CLOSING. The closing for the contribution of Simon Interests in exchange for Units as provided for hereunder (the "CLOSING") shall take place concurrently with the consummation of the Merger at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York. At the Closing:

                          (a)     Each Subscriber shall deliver to SDG such
good and sufficient instruments of conveyance and assignment as SDG and its counsel shall deem reasonably necessary or appropriate to vest in SDG good title in and to the Simon Interests, respectively owned by each such Subscriber, free and clear of all Liens.

                          (b)     Simon, as the general partner of SPG L.P.,
DeBartolo, as the managing general partner of SDG, and, to the extent necessary, existing limited partners of SPG L.P. shall deliver a duly executed counterpart of the New SPG Partnership Agreement, pursuant to which (i) SDG agrees to be bound by the terms and conditions of the New SDG Partnership Agreement, and (ii) SDG becomes a limited partner of SPG L.P.

                          (c)     The New SDG Partnership Agreement shall be
executed and delivered by (i) DeBartolo, as managing general partner of SDG,
(ii) the Simon Limited Partners who become limited partners of SDG (to the extent their signatures are required), (iii) Simon, as non-managing general partner of SDG, and (iv) by existing partners of SDG to the extent required, but in any event, at least a Majority-in-Interest (as such terms is defined in the DeBartolo Partnership Agreement) of the limited partners of DRP. In this connection, it is anticipated that other limited partners of SPG L.P. will execute Contribution Agreements substantially in the form hereof and that at the Closing, Units will be issued to such other limited partners of SPG L.P. in exchange for their respective limited partnership units in SPG L.P. in the same ratio as Units are being issued to the Simon Limited Partners hereunder. Simon shall provide from time to time modified Schedules A, B, C, E and F to reflect the execution and delivery from time to time of such additional contribution agreements, whereupon such holders of interests in SPG L.P. shall become SDG Limited Partners for the purposes hereof. Each such additional contribution agreement shall be deemed to constitute a counterpart pursuant to
Section 6.7 below. Not less than ten business days prior to the Closing, Simon shall deliver to DeBartolo, SDG and SPG L.P. a final, accurate composite of all contribution agreements signed by all of the Simon Limited Partners who have signed Contribution Agreements together with the final forms of Schedules A, B, C, E and F reflecting all of the Simon Limited Partners that have signed Contribution Agreements, the aggregate Simon Interests to be exchanged by such Simon Limited Partners and other aggregate information called for by said Schedules. To the extent such composite Contribution Agreement only reflects the information called for by the preceding sentence, it shall not be deemed to constitute an amendment, waiver or modification of this Agreement for the purposes of Section 6.5 below.

                          (d)     Any other documents or agreements required to
admit the Subscribers as partners of SDG shall be executed and delivered as necessary.

                                   SECTION 2

                 REPRESENTATION AND WARRANTIES; INDEMNIFICATION

                 2.1 REPRESENTATIONS AND WARRANTIES OF SDG. SDG represents and warrants to each Subscriber that:

                          (a)     DUE ORGANIZATION AND GOOD STANDING.  SDG is a
limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. SDG is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of SDG or on the ability of SDG to consummate the transactions contemplated in this Agreement. The DeBartolo Partnership Agreement, a copy of which has been delivered to Simon, as general partner of SPG L.P., has not been amended or modified (except as permitted by the Merger Agreement), annulled, rescinded or revoked since such delivery, and is in full force and effect as of the date hereof; it being understood by the parties hereto that upon the Closing, the DeBartolo Partnership Agreement shall be amended and restated and the agreements and relationships among the partners of SDG shall thereafter be governed by the New SDG Partnership Agreement.

                          (b)     AUTHORIZATION AND VALIDITY OF AGREEMENT.  SDG
has the requisite partnership power and authority to enter into this Agreement and consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by SDG and the consummation by SDG of the transactions contemplated hereby have been duly authorized on behalf of SDG by DeBartolo, as the general partner of SDG. This Agreement has been duly authorized, executed and delivered by DeBartolo, as the general partner of SDG, and, subject to the consent of certain limited partners of SDG as required by the DeBartolo Partnership Agreement (the "S-D CONSENT"), it constitutes a legal, valid and binding obligation of SDG, enforceable against SDG in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws at the time in effect affecting the enforceability of rights of creditors and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                          (c)     NON-CONTRAVENTION.  The execution, delivery
and performance by SDG of this Agreement and the issuance of the Units pursuant to the New SDG Partnership Agreement do not and will not (i) subject to the obtaining of the S-D Consent, contravene or conflict with the DeBartolo Partnership Agreement or the New SDG Partnership Agreement, (ii) contravene or conflict with or constitute a violation of any provision of any Laws binding upon or applicable to SDG, (iii) require any consent, approval or other action by any Governmental Entity or any other person other than those consents or approvals set forth on SCHEDULE D hereto, (iv) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of SDG under any provision of any agreement, contract, indenture, lease or other instrument binding upon SDG or any license, franchise, permit or other similar authorization held by SDG or by which any of SDG's assets may be bound or (v) result in the creation or imposition of any Liens on SDG; provided, however, it is understood that the right of SDG to execute, deliver and perform this Agreement may be deemed to require the consents set forth on SCHEDULE D hereto.

                          (d)     LITIGATION.  There are no pending actions,
suits or proceedings pending or, to the knowledge of DRP, threatened in writing, against or affecting DRP or any of its properties, assets or operations, or with respect to which

DRP is responsible by way of indemnity or otherwise that could, individually or in the aggregate, reasonably be likely to have a material adverse effect.

                          (e)     UNITS ISSUED FREE AND CLEAR OF LIENS.  All of
the Units required to be issued to each Subscriber pursuant to this Agreement shall be validly issued free and clear of any Liens, and each Subscriber shall have all of its respective rights and privileges as provided in the New SDG Partnership Agreement.

                          (f)     CAPITALIZATION.  Following the consummation
of the transactions contemplated in this Agreement, the number of Units held by each partner of SDG shall be calculated as set forth on SCHEDULE E hereto and the results of such calculation shall be set forth on Exhibit A to the New SDG Partnership Agreement.

                          (g)     SEC DOCUMENTS.  The Annual Report on Form
10-K of DeBartolo for the year ended December 31, 1995 as filed with the Securities Exchange Commission, a copy of which has been delivered to each Subscriber, contains no untrue statement of material fact and does not omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 2.2      REPRESENTATIONS AND WARRANTIES OF SIMON

                          (a)     SEC DOCUMENTS.  The Annual Report on Form
10-K of Simon for the year ended December 31, 1995 as filed with the Securities Exchange Commission, a copy of which has been delivered to SDG, contains no untrue statement of material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

                 2.3 REPRESENTATIONS AND WARRANTIES OF EACH SUBSCRIBER THAT IS NOT A NATURAL PERSON. Each Subscriber which is not a natural person represents and warrants to SDG and DeBartolo, as general partner of SDG, and to each other Subscriber that:

                          (a)     it is an organization duly organized and
validly existing in good standing under the laws of its jurisdiction of organization and

                          (b)     the execution, delivery and performance by
such Subscriber of this Agreement, the New SDG Partnership Agreement and the New SPG Partnership Agreement (i) are within its power and authority and do not and will not contravene or conflict with the certificate or articles of incorporation, by-laws, partnership agreement or other organizational or governance documents of such Subscriber and (ii) have been duly authorized by all necessary action by such Subscriber.

                 2.4 REPRESENTATIONS AND WARRANTIES OF ALL SUBSCRIBERS. Each Subscriber represents and warrants to SDG and to each other Subscriber as follows:

                          (a)     AUTHORIZATION AND VALIDITY OF AGREEMENT.
This Agreement has been duly executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms and the New SPG Partnership Agreement shall be duly executed and delivered by such Subscriber and shall constitute legal, valid and binding obligations of such Subscriber, enforceable against such Subscriber in accordance with its terms, except in each case that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws at the time in effect affecting the enforceability of rights of creditors and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                          (b)     NON-CONTRAVENTION.  The execution, delivery
and performance by such Subscriber of this Agreement, the New SDG Partnership Agreement and the New SPG Partnership Agreement and the consummation of the transactions contemplated herein and therein by such Subscriber do not and will not (i) contravene or conflict with or constitute a violation of any provision of any Laws binding upon or applicable to such Subscriber, (ii) require any consent, approval or other action by any Governmental Entity or any other person other than those consents or approvals as set forth on SCHEDULE F, or
(iii) result in the creation or imposition of any Lien on any of the Simon Interests held by such Subscriber.

                          (c)     LITIGATION.  There are no pending actions,
suits or proceedings pending or, to the knowledge of such Subscriber, threatened in writing, against or affecting such Subscriber or any of its properties, assets or operations, or with respect to which such Subscriber is responsible by way of indemnity or otherwise that could or in any way limit the ability of such Subscriber to consummate the transaction contemplated hereby.

                          (d)     ACCESS TO INFORMATION.  Such Subscriber
acknowledges that it or its representative or agent (i) has been given full and complete access to SDG in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement and (iii) has had the opportunity to ask questions of SDG and its management concerning its investment in SDG and the transactions contemplated hereby.

                          (e)     INVESTMENT INTENT OF EACH SUBSCRIBER.  Such
Subscriber acknowledges that it understands that the Units to be issued to such Subscriber in exchange for the Simon Interests to be contributed by Subscriber as provided herein (i) shall not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering and (ii) shall not be registered or qualified under any applicable state securities laws. Such Subscriber represents that (i) it is acquiring such Units for investment only and without any view toward distribution thereof and it shall not sell or otherwise dispose of such Units except in compliance with the registration requirements or exemption provisions of any applicable federal or state securities laws and in accordance with the terms of such securities contained in the New SDG Partnership Agreement, as amended, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Units for an indefinite period of time, including the risk of a complete loss of its investment in the Units, (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Units and (iv) it has consulted with its own counsel and tax advisor, to the extent deemed necessary by it, as to all legal and taxation matters covered by this Agreement and has not relied upon DRP, DeBartolo, Simon or any of their respective affiliates, officers and representatives for any explanation of the application of the various federal or state securities laws or tax laws with regard to its acquisition of the Units. Such Subscriber further acknowledges and represents that it has made its own independent investigation of SDG and the business proposed to be conducted by SDG, and that any information relating thereto furnished to such Subscriber was supplied by or on behalf of SDG.

                          (f)     OWNERSHIP AND ENCUMBRANCE OF THE ASSETS.

                                  (i)   Such Subscriber has all right, title
and interest in the respective Simon Interests to be contributed to SDG by it free and clear of any Liens. Except as disclosed on SCHEDULE G, such Subscriber has not granted any rights, options or rights of first refusal, or entered into any agreements of any kind that are currently in effect or that have not been waived, to purchase or otherwise acquire such Simon Interests, or any part thereof or any interest therein, except the rights of SDG under this Agreement.

                                 (ii)  Upon consummation of the Closing, SDG
shall be the legal owner of the Summary Interests delivered by each such Subscriber free and clear of all Liens.

                          (g)     ADVISORS.  Such Subscriber has consulted with
its own counsel and tax advisor, to the extent such Subscriber deemed necessary, as to the legal and taxation matters associated with this Agreement and the transactions contemplated hereby and has not relied upon DRP, DeBartolo, Simon or any of their respective affiliates, officers and representatives for any explanation of the application of federal or state securities or tax laws with regard to its contribution of the Simon Interests or its receipt of the Units pursuant to the terms hereof.

                 2.5 INDEMNIFICATION. Each Subscriber shall, subject to the limitations hereinafter set forth, indemnify and hold SDG and its partners free and harmless of and from any claim, loss, damage, expense, cost or liability (including, without limitation, reasonable attorneys' fees and disbursements) resulting from its respective breach of any representation or warranty in made by it in Sections 2.4 and 2.5. SDG shall, subject to the limitations hereinafter set forth, indemnify and hold each Subscriber, and its partners, officers and directors (if applicable), free and harmless of and from any claim, loss, damage, expense, cost or liability (including without limitation, reasonable attorneys' fees and disbursements) resulting from a breach of any representation and warranty in Section 2.1. Simon shall, subject to the limitations hereinafter set forth, indemnify and hold SDG and its partners free and harmless of and from any claim, loss, damage, expense, cost or liability (including, without limitation, reasonable attorneys' fees and disbursements) resulting from a breach of any representation or warranty in
Section 2.2. SPG L.P. shall, subject to the limitations hereinafter set forth, indemnify and hold SDG and its partners free and harmless of and from any claim, loss, damage, expense, cost or liability (including, without limitation, reasonable attorneys' fees and disbursements) resulting from a breach of any representation or warranty in Section 2.3. Notwithstanding anything to the contrary contained herein, (i) in no event shall the amount that SDG may recover against any Subscriber or that any Subscriber may recover against SDG under or in respect of this Section 2.6 for a breach of any representation or warranty in Sections 2.2, 2.4 or 2.5 hereof exceed the fair market value of the Units issued to such Subscriber, (ii) all obligations and liabilities of each Subscriber under this Agreement are enforceable solely against such Subscriber's Units and not against any of such Subscriber's other assets, any other Subscriber or any assets of any other Subscriber.

                 2.6 TRANSFER TAXES. SDG shall be solely responsible for the payment of any transfer taxes or similar charges imposed by any state, county or municipality in which any of the Simon Interests is located in connection with the contribution of the Simon Interests to SDG. Also at the Closing, and in addition to the delivery of any documents required to be delivered in connection therewith, each Subscriber and SDG shall execute, acknowledge and deliver such returns, questionnaires, certificates, affidavits, declarations and other documents which may be required in connection with the sales taxes and other taxes, fees or charges imposed by any governmental agency in connection with the transactions contemplated hereby, and shall complete, sign and swear to the same as may be necessary.

                                   SECTION 3

                             CONDITIONS TO CLOSING

                 3.1 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of DRP and each Subscriber to consummate the Closing are subject to the simultaneous consummation of the Merger, the simultaneous execution and delivery of the New SDG Partnership Agreement (by DeBartolo, as managing general partner of SDG, Simon, as non-managing general partner of SDG, and to the extent required by those limited partners of SPG L.P. who become limited partners of SDG pursuant to the performance of this Agreement and the other Contribution Agreements and to the simultaneous execution and delivery of the New SPG Partnership Agreement.

                 3.2 CONDITIONS TO OBLIGATIONS OF SDG. The obligations of DRP to consummate the Closing with respect to a particular Subscriber is subject to the satisfaction of the further conditions that: (i) the representations and warranties of such Subscriber as set forth herein shall be true and correct as of the Closing Date in all material respects with the same force and effect as if made on the Closing Date, (ii) the S-D Consent shall have been obtained and (iii) each Subscriber shall have performed in all material respects all of its obligations hereunder required to be performed by such Subscriber on or prior to the Closing Date.

                 3.3 CONDITIONS TO OBLIGATIONS OF EACH SUBSCRIBER. The obligations of each Subscriber to consummate the Closing is subject to the further conditions that: (i) the representations and warranties of DRP set forth in this agreement shall be true and correct in all material respects as of the Closing Date as though made on the

Closing Date, (ii) DRP shall have performed in all material respects all of its obligations hereunder required to be performed by DRP at or prior to the Closing Date, (iii) the requisite partners of DRP shall have consented the execution and delivery of the New SDG Partnership Agreement and to the extent required shall have executed and delivered counterparts of the New SDG Partnership Agreement at the Closing and (iv) each consent set forth opposite the name of each Subscriber on SCHEDULE F shall have been obtained.

                                   SECTION 4

                                   COVENANTS

                 4.1 FURTHER ASSURANCES. SDG and each Subscriber agree, at any time and from time to time after the Closing, to execute, acknowledge where appropriate and deliver such further instruments and documents and to take such other action as the other of them may reasonably request in order to carry out the intents and purposes of this Agreement. The provisions of this
Section 4 shall survive the Closing.

                                   SECTION 5

                              CONSENTS TO TRANSFER

                 5.1      CONSENT OF SIMON LIMITED PARTNERS.  Pursuant to
Section 9.1 of the Old SPG Partnership Agreement, the Simon Limited Partners who are parties hereto hereby (i) consent to the contribution to SDG of the Simon Interests of Simon as provided herein and (ii) consents to the admission of SDG as a special limited partner of SPG L.P. pursuant to the Partnership Agreement.

                 5.2 CONSENT OF SIMON. Pursuant to Section 9.2 of the Old SPG Partnership Agreement, Simon, as the general partner of SPG L.P., hereby
(i) consents to the contribution to SDG of the respective Simon Interests of each Simon Limited Partner as provided herein and (ii) consents to the admission of SDG as a limited partner of SPG L.P..

                                   SECTION 6

                                 MISCELLANEOUS

                 6.1 NOTICES. All notices and other communications given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by telecopier (if written confirmation of receipt is available and provided) to the parties at the following addresses:

                          (a)     If to SPG to:

                                  Simon Realty Corporation
                                  Merchants Plaza
                                  115 West Washington Street, Suite 15 East
                                  Indianapolis, IN  46204

                                  Attention:  David Simon
                                              James M. Barkley, Esq.
                                  Telecopy:   (317) 685-7221

                                  With a copy to:
                                  Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                  New York, New York 10019-6064
                                  Attention:  Toby S. Myerson, Esq.
                                              Edwin S. Maynard, Esq.

                                  Telecopy:   (212) 757-3990

                          (b)     If to each Subscriber, to the
                                  address or telecopy number
                                  thereof that each Subscriber shall
                                  have previously indicated in writing.

or such other addresses as shall be furnished by the parties hereto by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or made.

                 6.2 ENTIRE AGREEMENT. This Agreement (together with each other Contribution Agreement referred to in Section 1.2(c) above) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to such subject matter.

                 6.3 BINDING EFFECT; BENEFIT. Subject to Section 6.4 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 6.4 ASSIGNABILITY. This Agreement (a) shall not be assignable by SDG without prior written consent of each Subscriber and (b) shall not be assignable by any Subscriber without the prior written consent of SDG.

                 6.5 AMENDMENT; WAIVER. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the parties hereto.

                 6.6 HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

                 6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including those executed from time to time by the holders of partnership interests in SPG L.P. referred to in Section 1.2(c) above each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of executed signature pages by telecopier shall be acceptable evidence of delivery to the parties hereto. Delivery of executed signature pages by telecopier shall be followed immediately by delivery of the original signature pages by overnight courier.

                 6.8 LIMITATION OF LIABILITY. Any obligation or liability whatsoever of either DeBartolo or Simon or any Subscriber which is a corporation or a partnership which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the DeBartolo, Simon, SDG or any such other corporation or partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of DeBartolo, Simon or SDG's any such other corporation's or partnership's directors, partners, shareholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                 6.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                  SIMON DEBARTOLO GROUP, L.P.


                                  By: DEBARTOLO REALTY CORPORATION,
                                      as General Partner


                                         By: ___________________________
                                            Name:
                                            Title:


                                  SIMON PROPERTY GROUP, INC.


                                         By: ___________________________
                                            Name:
                                            Title:


                                  [SUBSCRIBERS]

                                                                      Schedule A
                                                                      ----------



                           SPG L.P. Limited Partners
                           -------------------------

                                                                      Schedule B
                                                                      ----------


                               SPG L.P. Interests
                               ------------------


 Name of Subscriber                           SPG L.P. Interest
 ------------------                           -----------------
 _______________________                      ____ units

 _______________________                      ____ units

 _______________________                      ____ units

 Simon                                        10.5% of the outstanding units in SPG L.P. plus an
                                              assignment of 49.5% of the profits interest in SPG
                                              L.P.

                                                                      Schedule C
                                                                      ----------


                                     Units
                                     -----

 Name of Subscriber                              Number of Units
 ------------------                              ---------------
 _______________________                         ____ Units

 _______________________                         ____ Units

 _______________________                         ____ Units

 Simon                                           Calculated as set forth on Schedule E hereto, with
                                                 such calculations set forth on Exhibit A to the New
                                                 SDG Partnership Agreement

                                                                      Schedule D
                                                                      ----------


                           Required Consents of  SDG
                           -------------------------

                 1. Consent required pursuant to (a) the SECOND AMENDED AND RESTATED NEW FACILITY CREDIT AGREEMENT, dated as of March 31, 1994 by and among DeBARTOLO, INC. and THE EDWARD J. DeBARTOLO CORPORATION, as the Borrowers, WELLS FARGO BANK, N.A., as the Issuing Bank, and the Co-Lenders specified therein, and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED as the Administrative Agent and (b) the pledge agreements and other documents delivered pursuant thereto.

                 2. Consents required pursuant to (a) the SECOND AMENDED AND RESTATED RESTRUCTURING FACILITY CREDIT AGREEMENT, dated as of March 31, 1994 by and among DeBARTOLO, INC. and THE EDWARD J. DeBARTOLO CORPORATION, as the borrowers, and the Co-Lenders specified therein, and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, as the Administrative Agent and (b) the pledge agreements and other documents delivered pursuant thereto.

                 3. Consents required to be obtained prior to the consummation of the merger as specified in the Merger Agreement or in the [Solicitation Statement distributed to the limited partners of DRP and SPG L.P.]

                                                                      Schedule E
                                                                      ----------


                  FORMULA FOR DETERMINATION OF SIMON DeBARTOLO
              GROUP, L.P. UNITS TO BE OUTSTANDING AFTER THE MERGER
              ----------------------------------------------------


                 1. The DeBartolo Realty Partnership, L.P. General and Limited Partners shall receive a number of Units in Simon DeBartolo Group, L.P. equal to the total number of shares of Simon Property Group, Inc. issued in the Merger to the shareholders DeBartolo Realty Corporation plus the additional number of shares that would have been issued had all Limited Partnership interests been exercised in full. Were the closing to have occurred on March 26, 1996, this number would be 61,076,480.1

                 2. The total number of Units in Simon DeBartolo Group, L.P. to be issued to Simon Property Group, L.P. General and Limited Partners shall be a maximum of 99% of the total number of outstanding Units in Simon Property Group, L.P. as at the date of the Merger. At March 26, 1996, the total number of outstanding units is 95,843,000 and 99% of this number is 94,884,570. The total number of Units issuable to the DeBartolo Realty Partnership, L.P. Limited Partners are herein referred to as "DeBartolo Units" and the total number of Units issuable to the Simon Property Group, L.P. General and Limited Partners are herein called the "SPG Units."1/

                 3. Of the DeBartolo Units, a percentage equal to its then percentage interest in the DeBartolo Realty Partnership, L.P. (at present 61.8424%) will be allocated to DeBartolo Realty Corporation as general partner and the remaining Units





__________________________________

1/ The methodology used to arrive at this formula and these numbers is as follows. The 61,076,480 Unit number is equal to the total number of shares of Simon Property Group, Inc. that would be issued in the Merger at the exchange ratio if the Merger took place on March 26, 1996 and if all outstanding limited partnership interests in DeBartolo Realty Partnership, L.P. had been exercised in full. The 95,843,000 Unit number is equal to the total number of shares of stock of Sunny that would be outstanding immediately prior to the Merger if it took place on March 26, 1996 if all outstanding Units in the Simon Property Group, L.P. were exercised in full. Since all or almost all of the assets of DeBartolo Realty Corporation and Simon Property Group, Inc. consist of their general partnership interests in the two operating partnerships, the relationship between the shares which would be issued in the Merger if all outstanding limited partnership interests in DeBartolo Realty Corporation were exercised in full to the shares of Simon Property Group, Inc. that would be outstanding immediately prior to the Merger if all Units were converted prior to the Merger establishes the relative values of the two partnerships on March 26, 1996. As a matter of convenience the Simon Property Group, L.P. Units will be exchanged on a 1-for-1 basis.

will be allocated to the DeBartolo Realty Partnership, L.P. limited partners. The number of Units to be issued to each DeBartolo Realty Partnership, L.P. limited partner will be a percentage of the total number of Units to be allocated to the DeBartolo Realty Partnership, L.P. partners equal to the percentage interest that each such limited partner had in the DeBartolo Realty Partnership, L.P. immediately prior to the Merger. Accordingly, if the Closing took place March 26, 1996, 37,771,158 Units will be allocated to DeBartolo Realty Corporation as general managing partner and 23,305,322 Units will be issued in the aggregate to the DeBartolo Realty Partnership, L.P. limited partners.

                 4. The number of Units issued to the Simon Property Group, L.P. general and limited partners will be as follows: (x) one Unit will be issued for each Simon Property Group, L.P. Unit exchanged by a Simon Property Group, L.P. Limited partner and (y) Simon Property Group, Inc., as the general partner of Simon Property Group, L.P., will receive for the economic interests being transferred by it a number of Units equal to the number of Simon Property Group, L.P. Units then owned by it less a number equal to 1% of the then outstanding Simon Property Group, L.P. Units. Accordingly, if the Closing took place on March 26, 1996, this number would be 58,579,241. (This number is derived by multiplying 95,843,000 by 61.22%, the present percentage interest held by Simon Property Group, Inc. in Simon Property Group, L.P. and subtracting 95,843 Units being 1% of the outstanding Units). To the extent that Simon Property Group, L.P. limited partners do not exchange Simon Property Group, L.P. Units, the Simon Property Group, L.P. Units that would have been issued in respect thereof will not be issued. This would have the effect of increasing the percentage interest in Simon DeBartolo Group, L.P. by DeBartolo Realty Partnership, L.P. partners.

                                                                      Schedule F
                                                                      ----------



                       Required Consents of [Subscribers]
                       ----------------------------------


Partner Consents:
- - - -----------------

         Circle Centre Partners, Ltd.
         Re:  Circle Centre Mall, Indianapolis, Indiana

Lender Consents:
- - - ----------------

         CIGNA
                 1.       Ingram Creek
                 2.       Ingram Park Mall
                 3.       LaPlaza Mall

         Metropolitan Life Insurance Company
                 1.       Bloomingdale Court
                 2.       Forest Plaza
                 3.       Fox River Plaza
                 4.       Lake View Plaza
                 5.       Lincoln Crossing
                 6.       Matteson Plaza
                 7.       Regency Plaza
                 8.       St. Charles Towne Plaza
                 9.       West Ridge Plaza
                 10.      White Oaks Plaza

         Union Bank of Switzerland
                 1.       Circle Centre Mall
                 2.       $400 Million Revolving Credit Facility

         Marine Midland, Trustee
                 1.       Jefferson Valley Mall

         Citicorp
                 2.       Eastland Mall
                 3.       St. Charles Towne Center

Lender Consents cont.:

         Principal Group

                 1.       Cobblestone Court
                 2.       Crystal Court
                 3.       Fairfax Court
                 4.       Gaitway Plaza
                 5.       Ridgewood Court
                 6.       Royal Eagle Plaza
                 7.       The Plaza at Buckland Hills
                 8.       The Yards Plaza
                 9.       Village Park Plaza
                 10.      West Town Corners
                 11.      Westland Park Plaza
                 12.      Willow Knolls Court


REVOLVING CREDIT AGREEMENT DATED AS OF FEBRUARY 27, 1996, BETWEEN MELVIN SIMON ASSOCIATES, INC. AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK AND PLEDGE AND SECURITY AGREEMENT, ALSO DATED AS OF FEBRUARY 27, 1966, AMONG MELVIN SIMON & ASSOCIATES, INC., PENN SIMON CORPORATION, NACO SIMON CORP., SANDY SPRINGS PROPERTIES, INC., SIMON ENTERPRISES, INC. AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, PURSUANT TO WHICH THE PLEDGORS PLEDGED TO THE BANK THEIR RIGHT TO RECEIVE CASH DISTRIBUTIONS ATTRIBUTABLE TO THEIR RESPECTIVE LIMITED PARTNERSHIP UNITS IN SIMON PROPERTY GROUP, L.P. AND CLASS B COMMON STOCK OF SIMON PROPERTY GROUP, INC.


Pledge and Security Agreement dated as of December 16, 1993, made by Melvin Simon and Herbert Simon (collectively "Simon Pledgors") to Chemical Bank, and additional documents executed in connection therewith, pursuant to which the Simon Pledgors pledged to the Bank 392,135 limited partnership units owned by them in Simon Property Group, L.P.

                                                                      Schedule G
                                                                      ----------


                             Rights, Options, Etc.
                             ---------------------



Revolving Credit Agreement dated as of February 27, 1996, between Melvin Simon Associates, Inc. And Morgan Guaranty Trust Company of New York and Pledge and Security Agreement, also dated as of February 27, 1966, among Melvin Simon & Associates, Inc., Penn Simon Corporation, Naco Simon Corp., Sandy Springs Properties, Inc., Simon Enterprises, Inc. And Morgan Guaranty Trust Company of New York, pursuant to which the Pledgors pledged to the Bank their right to receive cash distributions attributable to their respective limited partnership units in Simon Property Group, L.P. and Class B common stock of Simon Property Group, Inc.


Pledge and Security Agreement dated as of December 16, 1993, made by Melvin Simon and Herbert Simon (collectively "Simon Pledgors") to Chemical Bank, and additional documents executed in connection therewith, pursuant to which the Simon Pledgors pledged to the Bank 392,135 limited partnership units owned by them in Simon Property Group, L.P.

                                                                       EXHIBIT D

                            FORM OF AFFILIATE LETTER


Simon Property Group, Inc.
Merchants Plaza
115 West Washington Street
Suite 15 East
Indianapolis, IN  46204


Ladies and Gentlemen:

                 I have been advised that as of the date of this letter agreement, I may be deemed to be an "affiliate" of DeBartolo Realty Corporation, an Ohio corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 26, 1996 (as amended from time to time, the "Merger Agreement"), by and among Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and a direct subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger")

                 Pursuant to the Merger each issued and outstanding share of Common Stock, par value $.01 per share, of the Company shall be converted into the right to receive from Parent 0.68 of a fully paid and nonassessable share of Parent Common Stock, par value $.0001 per share ("Parent Common Stock"):

                 I represent, warrant and covenant to Parent that, with respect to all Parent Common Stock received by the undersigned as a result of the
Merger:

                 1. I shall not knowingly make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

                 2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock with my counsel or counsel for the Company.

                 3. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of Parent Common Stock has not been registered under the Act, I may not offer to sell, sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 4. I understand that, except as provided in the Registration Rights Agreement to be entered into by Parent and the undersigned (the "Registration Rights Agreement") as contemplated by the Merger Agreement or as provided in this letter, Parent is under no obligation to register under the Act the sale, transfer or other disposition of Parent Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

                 5. I understand that Parent will give stop transfer instructions to Parent's transfer agents with respect to Parent Common Stock, that the Parent Common Stock issued to me will all be in certificated form and that the certificates therefor, or any substitutions therefor, will bear a legend substantially to the following effect:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED _________________, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND SIMON PROPERTY GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SIMON PROPERTY GROUP, INC."

                 6. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the Rules promulgated thereunder, Parent reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND WERE ACQUIRED BY A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH

                 RULE 145 UNDER THE ACT APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

                 It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for the purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) the Securities evidenced by such certificates are registered under the Act, (ii) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) three years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iv) Parent has received either an opinion of counsel, reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission to the effect that the sale, transfer or disposition of the securities evidenced by such certificates is exempt from registration under the Act.

                 Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.


                                           Sincerely,

                                           ___________________________________
                                           Name:


Accepted this _____ day of

_________________, 1996


[                ]

By:_______________________
   Name:

     Title:

                                                        Exhibit E-1



                           SIMON PROPERTY GROUP, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

         SIMON PROPERTY GROUP, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended and restated to read in its entirety as follows: SIMON DeBARTOLO GROUP, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         FIRST: THE UNDERSIGNED, James J. Winn, Jr., whose address is Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                           Simon DeBartolo Group, Inc.

         THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (1) To engage in the business of a real estate investment trust ("REIT") as that phrase is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

                  (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

                  (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         FOURTH: The present address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FIFTH: The name and address of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 650,000,000 shares of capital stock (par value $.000l per share), amounting in aggregate par value to $65,000.00, of which shares 383,996,000 are classified as "Common Stock", 12,000,000 are classified as "Class B Common Stock", 4,000 are classified as "Class C Common Stock," 4,000,000 are classified as "Series A Preferred Stock," and 250,000,000 are classified as "Excess Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

                  (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                  (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, and except as otherwise provided with respect to directors elected by the holders of the Class B Common Stock or of the Class C Common Stock, each voting as a separate class, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock, the Class B Common Stock, the Class C Common Stock, and the Series A Preferred Stock, voting together as a single class. Shares of Common Stock shall not have cumulative voting rights.

                  (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable, but only if at the same time, dividends are paid on outstanding shares of Class B Common Stock and Class C Common Stock in accordance with subparagraphs (c)(2) and (c-1)(2), respectively, of this Article Sixth.

                  (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of Class B Common Stock, Class C Common Stock, Excess Stock and any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

                  (4) Each share of Common Stock is convertible into Excess Stock as provided in Article NINTH hereof.

                  (c) The following is a description (which should be read in conjunction with paragraph (c-1) of this Article SIXTH) of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class B Common Stock of the Corporation:

                  (1) Each share of Class B Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified and except as otherwise provided in this paragraph (c) and in paragraph (c-1), the exclusive voting power for all purposes shall be vested in the holders of the Class B Common Stock, the Class C Common Stock, the Common Stock, and the Series A Preferred Stock voting together as a single class. Shares of Class B Common Stock shall not have cumulative voting rights. The holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect four directors of the Corporation and shall vote with the holders of the Class C Common Stock, the Common Stock, and the Series A Preferred Stock (voting together as a single class) to elect the remaining directors (other than the director or directors to be elected by the holders of the Class C Common Stock voting as a separate class); provided that if the Simon Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class B Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the Simon Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

                  (2) Subject to the provisions of law and the preferences of the Series A Preferred Stock and of any class of stock hereafter classified or reclassified, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Class B Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class B Common Stock at the same time as cash dividends or other distributions are paid on Common Stock or Class C Common Stock and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class B Common Stock at the same time as such non-cash dividends or other non-cash distributions are distributed on Common Stock or Class C Common Stock and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the Class B Common Stock shall be paid in shares of Common Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).

                  (3) (A) Each share of Class B Common Stock is convertible into Excess Stock as provided in Article NINTH hereof. Each share of Class B Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class B Common Stock shall be converted into one share of Common Stock (i) if the Aggregate Assumed Equity Interest in the Corporation of the Simon Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or
         (ii) if such share of Class B Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the Simon Family Group. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

                           (B) The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation without making the same adjustment to the Class B Common Stock. The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c)(2) of this Article SIXTH) or rights or warrants to subscribe for or purchase securities issued by the

         Corporation or property of the Corporation (excluding those referred to in subparagraph (c)(2) of this Article SIXTH), without making the same distribution to all holders of its Class B Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation then, in each such case, each share of Common Stock and each share of Class B Common Stock shall be treated the same.

                           (C) Upon conversion of any shares of Class B Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

                           (D) Except with respect to shares of Class B Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c)(3)(A) of this Article SIXTH, in order to convert shares of Class B Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class B Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c)(3)(F) of this Article SIXTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common

         Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

                           (E) All shares of Class B Common Stock converted into Common Stock shall be retired and cancelled and shall not be reissued as Class B Common Stock but such shares so retired and cancelled shall resume the status of authorized and unclassified shares of Common Stock.

                           (F) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class B Common Stock. As to any final fraction of a share which the holder of one or more shares of Class B Common Stock would be entitled to receive upon exercise of such holder's conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.

                           (G) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class B Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class B Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

                  (4) Subject to the provisions of law and the preferences of the Series A Preferred Stock and of any class of stock hereafter classified or reclassified, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class B Common Stock shall be entitled, together with the holders of Class C Common Stock, Common Stock, Excess Stock and any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Series A Preferred Stock and of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

                  (c-1) The following is a description (which should be read in conjunction with paragraph (c) of this Article SIXTH) of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class C Common Stock of the Corporation:

                  (1) Each share of Class C Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified and except as otherwise provided in this paragraph (c-1) and in paragraph (c), the exclusive voting power for all purposes shall be vested in the holders of the Class C Common Stock, the Class B Common Stock, the Common Stock, and the Series A Preferred Stock voting together as a single class. Shares of Class C Common Stock shall not have cumulative voting rights. Subject to paragraph (b) of Article SEVENTH, the holders of the shares of Class C Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation and shall vote with the holders of the Class B Common Stock, the Common Stock, and the Series A Preferred Stock (voting together as a single class) to elect the remaining directors (other than the directors to be elected by the holders of the Class B Common Stock voting as a separate class); provided that if the DeBartolo Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class C Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the DeBartolo Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class C Common Stock shall have the right, voting as a separate class, to elect one director of the Corporation. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

                  (2) Subject to the provisions of law and the preferences of the Series A Preferred Stock and of any class of stock hereafter classified or reclassified, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Class C Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class C Common Stock at the same time as cash dividends or other distributions are paid on Common Stock or Class B Common Stock and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class C Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class C Common Stock at the same time as such non-cash dividends or other non-cash distributions are distributed on Common Stock or Class B Common Stock and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class C Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the Class C Common Stock shall be paid in shares of Common Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).

                  (3) (A) Each share of Class C Common Stock is convertible into Excess Stock as provided in Article NINTH hereof. Each share of Class C Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class C Common Stock shall be converted into one share of Common Stock (i) if the Aggregate Assumed Equity Interest in the Corporation of the DeBartolo Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or (ii) if such share of Class C Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the DeBartolo Family Group. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

                           (B) The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation without making the same adjustment to the Class C Common Stock. The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c-1)(2) of this Article SIXTH) or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation (excluding those referred to in subparagraph (c-1)(2) of this Article SIXTH), without making the same distribution to all holders of its Class C Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation then, in each such case, each share of Common Stock and each share of Class C Common Stock shall be treated the same.

                           (C) Upon conversion of any shares of Class C Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

                           (D) Except with respect to shares of Class C Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c-1)(3)(A) of this Article SIXTH, in order to convert shares of Class C Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class C Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c-1)(3)(F) of this Article SIXTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class C Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class C Common Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

                           (E) All shares of Class C Common Stock converted into Common Stock shall be retired and cancelled and shall not be reissued as Class C Common Stock but such shares so retired and cancelled shall resume the status of authorized and unclassified shares of Common Stock.

                           (F) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class C Common Stock. As to any final fraction of a share which the holder of one or more shares of Class C Common Stock would be entitled to receive upon exercise of such holder's conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.

                           (G) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class C Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class C Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

                  (4) Subject to the provisions of law and the preferences of the Series A Preferred Stock and of any class of stock hereafter classified or reclassified, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class C Common Stock shall be entitled, together with the holders of Class B Common Stock, Common Stock, Excess Stock and any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Series A Preferred Stock and any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

                  (c-2) Subject in all cases to the provisions of Article NINTH with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock of the Corporation:

                  (1) All shares of Series A Preferred Stock redeemed, purchased, exchanged or otherwise acquired by the Corporation as provided in this paragraph (c-2) shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of capital stock and reclassified as Common Stock, and may thereafter be issued or reclassified, but not as Series A Preferred Stock.

                  (2) The Series A Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (A) junior to any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock"),
         (B) PARI PASSU with any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank PARI PASSU with the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock") and (C) prior to any other class or series of preferred stock or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the common stock of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock, the Class B Common Stock, and the Class C Common Stock, all $0.0001 par value, of the Corporation are collectively referred to herein as the "Junior Securities").

                  (3) (A) Except as may be required by law or as otherwise expressly provided in this subparagraph (c-2)(3), on all matters upon which the holders of shares of Common Stock shall be entitled to vote, the shares of Common Stock and Series A Preferred Stock shall be voted together as a single class, and each share of Series A Preferred Stock shall be entitled to one vote (or fraction thereof) for each share (or fraction thereof) of Common Stock issuable upon conversion, pursuant to subparagraph (c-2)(5), of such share of Series A Preferred Stock, determined as of the close of business on the record date established by the Board of Directors of the Corporation for the purpose of voting on such matter.

                           (B) If, and whenever, at any time or times, dividends payable on shares of Series A Preferred Stock shall have been in arrears and unpaid (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) for four consecutive quarterly dividend periods, then the holders of record of shares of Series A Preferred Stock, as reflected in the stock transfer records of the Corporation (the "Holders") shall, in addition to any other voting rights, have the right to vote separately as a single class with respect to (i) any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) or (ii) any sale of all or substantially all of the assets of the Corporation; unless, in each such case, either (A) the Holders of record of the Corporation's securities as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for such acquisition or sale or otherwise), hold at least 50% of the aggregate voting power of all classes of voting securities of the surviving or acquiring entity or (B) the terms of such acquisition or sale require, as a condition precedent to the consummation thereof, the payment in full of all accrued and unpaid dividends (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) on the Series A Preferred Stock.

                           (C) So long as any shares of Series A Preferred Stock are outstanding, the Corporation will not, without the affirmative vote of at least 80% of the outstanding shares of Series A Preferred Stock (or such greater number as may be required by law), voting separately as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by unanimous written consent in lieu of a meeting: (i) effect or allow any amendment, alteration or repeal of any of the provisions of the Charter of the Corporation or of any articles amendatory thereof or supplement thereto which in any manner would adversely affect, alter or change the powers, preferences or rights of any share of Series A Preferred Stock; or (ii) create, authorize or issue any class or series of Senior Preferred Stock.

                  (4) (A) The Holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, quarterly dividends on the shares of Series A Preferred Stock, cumulative from the initial date of issuance of such shares (the "Issue Date"), in an amount equal to the greater of
         (i) $0.5078125 per share per calendar quarter or (ii) an amount per share equal to the dividends paid since the last Dividend Payment Date (as hereinafter defined) with respect to the number of shares of Common Stock then issuable upon conversion of a share of Series A Preferred Stock. Dividends on the shares of Series A Preferred Stock shall be payable on the last Business Day (as hereinafter defined) of each calendar quarter, commencing on the last Business Day of the fourth calendar quarter of 1995 (each such last Business Day of a calendar quarter being a "Dividend Payment Date"). Such dividends shall be paid to the Holders of record at the close of business on the record date specified by the Board of Directors of the Corporation at the time such dividend is declared; PROVIDED, HOWEVER, that such record date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date. Dividends on the shares of Series A Preferred Stock shall be fully cumulative and shall accrue (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) from the Issue Date, based on a 91-day quarter and the actual number of days elapsed. As used in this paragraph (c-2), "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are authorized to be open for business in New York City.

                           (B) Any dividend payment made on shares of Series A Preferred Stock shall first be credited against the dividends accrued with respect to the earliest quarterly period for which dividends have not been paid.

                           (C) All dividends paid with respect to shares of Series A Preferred Stock pursuant to this subparagraph (c-2)(4) shall be paid pro rata to the Holders entitled thereto.

                  (5) The Holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock at any time on or after the second anniversary of the Issue Date, subject to the following terms and conditions:

                           (A) Each share of Series A Preferred Stock shall be convertible, at the option of the Holder thereof, into such number of fully paid and nonassessable shares of Common Stock of the Corporation equal to $25.00 divided by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $26.25 per share of Common Stock. The Conversion Price shall be reduced and increased in certain instances as provided in subparagraph (c-2)(7) below. The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible on the Issue Date is 0.9523809.

                           (B) In order to convert shares of Series A Preferred Stock into Common Stock the Holder thereof shall surrender to the Corporation the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation that such Holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Series A Preferred Stock being surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

                           (C) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with subsection (c-2)(5)(B) above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the records holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of

         Series A Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price on the redemption date.

                           (D) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Average Trading Price (as hereinafter defined) of the Common Stock for the ten (10) trading days ending on the day of conversion if the day of conversion is a trading day (as hereinafter defined) or, if such day is not a trading day, the most recent trading day immediately preceding the day of conversion. As used in this paragraph (c-2), (i) "Average Trading Price" shall mean the average of the Closing Sale Price (as hereafter defined) reported for each trading day within the period; (ii) "Closing Sale Price" on any trading day shall mean, with respect to one share of Common Stock, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such trading day the shares of Common Stock are not quoted by any such organization, the Closing Sale Price of one share on such day shall be the fair market value of one share of Common Stock on such day, as determined in good faith by the Board of Directors of the Corporation, whose determination shall be evidenced by a duly adopted resolution of the Board of Directors and shall be conclusive; and (iii) "Trading Day" shall mean a day on which the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, such other exchange or market upon which the Closing Sale Price is to be determined as hereinabove provided, is open for trading.

                           (E) The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purposes of effecting the conversion of shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                           (F) Each share of Series A Preferred Stock is convertible into Excess Stock as provided in Article NINTH.

                  (6) (A) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series A Preferred Stock shall be entitled, before any assets of the Corporation shall be distributed among or paid over the holders of any Junior Securities, but after distributions of such assets among, or payment thereof over to, creditors of the Corporation and to Holders of any Senior Preferred Stock, to receive from the assets of the Corporation available for distribution to stockholders an amount in cash or property (valued at its fair market value), or a combination thereof, equal to $25.00 per share (prorated for fractional shares), plus, in each such case, an amount in cash or property (valued at its fair market value) equal to all accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to and including the date of final distribution. After any such payment in full, the Holders of Series A Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. As used in this subparagraph (c-2)(6), the terms "liquidation preference" and "liquidation value" (and other terms of similar import) shall mean $25.00 per share.

                           (B) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this subparagraph (c-2)(6).

                           (C) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subparagraph (c-2)(6)(A) and all full distributions with respect to all Parity Preferred Stock, no such distribution shall be made on account of any shares of any Parity Preferred Stock or Series A Preferred Stock unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock and Parity Preferred Stock, ratably, in proportion to the full distributable amounts to which Holders of the Series A Preferred Stock and holders of all such Parity Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

                  (7) Shares of Series A Preferred Stock shall be redeemable by the Corporation as provided below (with all references in this subparagraph (c-2)(7) to a redemption price per share to be adjusted proportionally in respect of fractional shares):

                           (A) (i) At the option of the Corporation, shares of Series A Preferred Stock may be redeemed, as a whole or from time to time in part, at any time from and after the fifth anniversary of the Issue Date, at the following redemption prices per share: If redeemed during the 12-month period beginning on the anniversary date of the Issue Date indicated,

                                      Redemption                                               Redemption
        Anniversary                     Price                     Anniversary                    Price
        -----------                     -----                     -----------                    -----

           Fifth                        $26.75                       Ninth                       $25.75
           Sixth                        $26.50                       Tenth                       $25.50
          Seventh                       $26.25                     Eleventh                      $25.25
           Eighth                       $26.00

         and thereafter at a redemption price of $25.00 per share, in each case payable in cash.

                               (ii) At the option of any Holder, at any time specified by such Holder upon not less than 10 days notice after receiving 60 days prior written notice of the Corporation stating that the Corporation intends to issue shares of Common Stock or other equity securities of the Corporation to any "foreign person" (as such term is used in Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended, or any successor provision), directly or indirectly, if such issuance would result in ownership of 48% or more of the value of all outstanding shares of Common Stock and other equity securities of the Corporation, directly or indirectly, by "foreign persons". The redemption price shall equal $25.00 per share plus all accrued and unpaid dividends (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) on such share.

                           (B) In addition to the redemption option set forth in subparagraph (c-2)(7)(A) above, at the option of the Corporation, shares of Series A Preferred Stock may be redeemed, as a whole or from time to time in part, from and after the second anniversary of the Issue Date and during any period that the Closing Sale Price of the Common Stock exceeds 120% of the Conversion Price for any 20 trading days within a period of 30 consecutive trading days, at a redemption price, payable in shares of Common Stock, equal to that number of shares of Common Stock then issuable upon conversion, pursuant to subparagraph (c-2)(5) above, of the shares of Series A Preferred Stock to be redeemed.

                           (C) The Corporation shall not redeem any shares of Series A Preferred Stock pursuant to subparagraph (c-2)(7)(A)(i) or subparagraph (c-2)(7)(B) above, unless and until all accrued and unpaid dividends (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) on the Series A Preferred Stock have been or contemporaneously are declared and paid in full.

                           (D) Whenever shares of Series A Preferred Stock are to be redeemed pursuant to subparagraph (c-2)(7)(A)(i) or subparagraph (c-2)(7)(B) above, a notice of such redemption shall be mailed, addressed to each Holder of the shares to be redeemed, by first class mail, postage prepaid, or delivered to each Holder of the shares to be redeemed at such Holder's address as the same appears on the stock transfer records of the Corporation. Such notice shall be mailed or delivered (i) in the case of a redemption pursuant to subparagraph (c-2)(7)(A)(i) above, not less than 60 days prior to the date fixed for redemption or (ii) in the case of a redemption pursuant to subparagraph (c-2)(7)(B) above, not less than 10 days prior to the date fixed for redemption. Each such notice shall state: (i) the date fixed for redemption; (ii) the number of shares to be redeemed; (iii) the redemption price; (iv) the place or places where such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption unless default shall be made in payment of the redemption price on such date. If fewer than all shares of Series A Preferred Stock held by a Holder are to be redeemed, the notice mailed to such Holder shall specify the number of shares to be redeemed from such Holder.

                           (E) Notice having been given as provided in subparagraph (c-2)(7)(A)(ii) or subparagraph (c-2)(7)(D) above, as applicable:

                               (i) in the case of a redemption pursuant to subparagraphs (c-2)(7)(A)(i) or (ii) above, if on or before the redemption date specified in such notice an amount in cash sufficient to redeem in full, on the redemption date and at the applicable redemption price, all shares of Series A Preferred Stock called for redemption shall have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or shall have been paid to the Holders thereof, then effective as of the close of business on such redemption date, the shares of Series A Preferred Stock so called for redemption shall cease to accrue dividends, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of capital stock and be reclassified as Common Stock of the Corporation, and all rights of the Holders thereof, as such as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease;

                               (ii) in the case of redemption pursuant to subparagraph (c-2)(7)(B) above, all shares of Series A Preferred Stock called for redemption shall be deemed to have been converted into shares of Common Stock in accordance with subparagraph (c-2)(5) above immediately prior to the close of business on the redemption date specified in such notice, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time; and effective as of the close of business on such redemption date, the shares of Series A Preferred Stock so called for redemption shall cease to accrue dividends, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Common Stock of the Corporation, and all rights of the Holders thereof, as such as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease; and

                               (iii) in either such case, upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price as aforesaid. In the case of redemption pursuant to subparagraph (c-2)(7)(B) above, as promptly as practicable on or after the date of such surrender, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such redemption, together with payment in lieu of any fraction of a share, to the person or persons entitled to receive the same, all in accordance with the provisions of subparagraph (c-2)(5) above. In case fewer than all the shares of Series A Preferred Stock represented by any certificate so surrendered are redeemed, a new certificate of like terms and having the same date of original issuance shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the Holder thereof.

                           (F) In the event that fewer than all the shares of Series A Preferred Stock are to be redeemed pursuant to subparagraph (c-2)(7)(A)(i) or subparagraph (c-2)(7)(B) above, the Corporation shall redeem shares of Series A Preferred Stock pro rata among the Holders, based on the number of shares of Series A Preferred Stock held by each Holder.

                           (G) Nothing contained in this subparagraph (c-2)(7) shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the redemption price.

                  (8) (A) The Conversion Price and the number of shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be subject to adjustment in case the Corporation shall at any time after the Issue Date (i) pay a dividend or make any other distribution to all holders of its outstanding Common Stock, Class B Common Stock, or Class C Common Stock in shares of

         Common Stock, Class B Common Stock, or Class C Common Stock such that the total number of shares of Common Stock, Class B Common Stock, and Class C Common Stock outstanding is increased; (ii) subdivide or split-up its outstanding shares of Common Stock, Class B Common Stock, or Class C Common Stock into a greater total number of shares of Common Stock, Class B Common Stock, and Class C Common Stock; (iii) combine its outstanding shares of Common Stock, Class B Common Stock, or Class C Common Stock into a smaller total number of shares of Common Stock, Class B Common Stock, and Class C Common Stock; (iv) issue by reclassification of its shares of Common Stock, Class B Common Stock, or Class C Common Stock other shares of capital stock of the Corporation; (v) issue rights or warrants to all holders of its outstanding Common Stock, Class B Common Stock, or Class C Common Stock entitling them to subscribe for or purchase shares of Common Stock, Class B Common Stock, or Class C Common Stock at a price per share less than the Closing Sale Price of the Common Stock on the trading day preceding the record date of such issuance or (vi) in case the Corporation shall distribute to all holders of its outstanding Common Stock, Class B Common Stock, or Class C Common Stock evidences of its indebtedness or assets (excluding cash dividends, dividends or distributions in shares of Common Stock, Class B Common Stock, or Class C Common Stock or rights or warrants to subscribe for or purchase securities referred to in the preceding clause (v)). In any such event, the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock immediately prior thereto shall be adjusted so that the Holder thereof shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation that such Holder would have owned or would have been entitled to receive after the happening of any of the events described above had such share of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (c-2)(8)(A) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

                           (B) Whenever the number of shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock is adjusted, as provided in subparagraph (c-2)(8)(A) above, the Conversion Price shall be adjusted (calculated to the nearest $.0001) by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter.

                           (C) Notwithstanding anything in this subparagraph (c-2)(8), in no event will any adjustment be made to the Conversion Price or the number of shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock solely as a result of any conversion of any shares of Class B Common Stock or Class C Common Stock into shares of Common Stock on a one-for-one basis.

                           (D) For purposes of this subparagraph (c-2)(8), the term "shares of Common Stock" shall mean the class of stock designated as the Common Stock of the Corporation at the Issue Date. In the event that at any time, as a result of an adjustment made pursuant to subparagraph (c-2)(8)(A) above, the shares of Series A Preferred Stock shall become convertible into any securities of the Corporation other than shares of Common Stock, thereafter the number of such other securities so issuable upon such conversion and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock.

                  (9)      In case at any time:

                           (A) the Corporation shall set a record date for the purpose of declaring a dividend (or any other distribution) on the Common Stock, Class B Common Stock, or Class C Common Stock payable otherwise than in cash out of its retained earnings; or

                           (B) the Corporation shall set a record date for the granting to the holders of the Common Stock, Class B Common Stock, or Class C Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (C) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock, Class B Common Stock, or Class C Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

         then, in any such case, the Corporation shall cause to be mailed to the Holders of the Series A Preferred Stock, at least 20 days (or 10 days in any case specified in subparagraphs (c-2)(9)(A) or (B) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock, Class B Common Stock, or Class C Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock, Class B Common Stock, or Class C Common Stock of record shall be entitled to exchange their shares of Common Stock, Class B Common Stock, or Class C Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. In no event shall the giving of such notice limit the Corporation's obligations to adjust the Conversion Price and number of shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock upon the occurrence of the events specified in subparagraph (c-2)(8) above.

                  (d) A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Stock of the Corporation is set forth in Article NINTH hereof.

                  (e) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                  (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

                  (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non- cumulative and as participating or non-participating.

                  (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights provided that, there shall be no increase in the number of directors except as set forth in paragraph
         (a) of Article SEVENTH and such voting rights shall not effect the rights of the holders of the Class B Common Stock or the Class C Common Stock with respect to the election of directors.

                  (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                  (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                  (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                  (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

                  (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

                  (f) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                  (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                  (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                  (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         SEVENTH: (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force and:

                  (1) so long as any shares of both Class B Common Stock and Class C Common Stock are outstanding, the number of directors of the Corporation shall be thirteen;

                  (2) so long as any shares of Class B Common Stock (but no Class C Common Stock) are outstanding, the number of directors of the Corporation shall be nine; and

                  (3) so long as any shares of Class C Common Stock (but no Class B Common Stock) are outstanding, the number of directors of the Corporation shall be nine.

At least a majority of the directors shall be Independent Directors (as defined in Article NINTH).

                  (b) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the stockholders or a majority of the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, disability ("disability," which for purposes of this paragraph (b) shall mean illness, physical or mental disability or other incapacity), resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the stockholders or a majority of the directors then in office; provided that

                  (1) any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director elected by the holders of Class B Common Stock shall be filled by a vote of the holders of Class B Common Stock; and

                  (2) any vacancies on the Board of Directors with respect to a director elected by the holders of Class C Common Stock shall be filled as follows:

                           (A) at any time after the closing date of the Merger, any vacancy resulting from death or disability shall be filled by holders of Class C Common Stock, voting as a separate class to elect as a replacement director a candidate who (i) is the Chief Executive Officer of The Edward J. DeBartolo Corporation (or any successor to such corporation), provided that the right granted pursuant to this subparagraph (b)(2)(A)(i) may be exercised only once and may only be exercised to fill a vacancy resulting from the death or disability of Edward J. DeBartolo, Jr. or Marie Denise DeBartolo York, or (ii) has similar experience and standing in the business community to the Independent Directors and who has been approved by a majority of the Independent Directors elected by the holders of Common Stock and other capital stock entitled to vote with the Common Stock as a single class. If such Independent Directors do not approve such candidate, the holders of Class C Common Stock may propose another candidate for approval by a majority of the Independent Directors. The right of holders of Class C Common Stock to propose candidates to the Independent Directors shall continue until one such candidate is approved by a majority of the Independent Directors;

                           (B) at any time prior to the fourth anniversary of the closing date of the Merger, any vacancy other than one resulting from a death or disability shall, subparagraph (c-1)(1) of Article SIXTH notwithstanding, reduce by such vacancy an equivalent number of the directors that holders of Class C Common Stock may, voting as a separate class, elect, and such a vacancy shall be filled by a majority of the entire Board of Directors. If as a result of this subparagraph
         (b)(2)(B) the number of directors that holders of Class C Common Stock may elect is reduced to zero, then immediately and automatically each share of Class C Common Stock shall be converted into one share of Common Stock;

                           (C) at any time during the period from and including the fourth anniversary to but not including the fifth anniversary of the closing date of the Merger, any vacancy other than one resulting from a death or disability shall be filled by holders of Class C Common Stock, voting as a separate class, to elect as a replacement director a candidate who meets the qualifications and has been selected in accordance with the procedures set forth in subparagraph (b)(2)(A)(ii) above; PROVIDED if during such period vacancies result other than from death or disability with respect to both of the directors who were directors on the fourth anniversary date, then, subparagraph (c-1)(1) of Article SIXTH notwithstanding, the number of directors that the holders of Class C Common Stock may, voting as a separate class, elect shall be reduced to one, and the vacancy with respect to the second resigned director shall be filled by a majority of the entire Board of Directors; and

                           (D) at any time after the fifth anniversary of the closing date of the Merger, any vacancy other than one resulting from a death or disability shall be filled by holders of Class C Common Stock, voting as a separate class, to elect as a replacement director a candidate who meets the qualifications and has been selected in accordance with the procedures set forth in subparagraph (b)(2)(A)(ii) above.

No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

                  (c) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph (a) of this Article SEVENTH or in the By-Laws; provided that if any shares of Class B Common Stock or Class C Common Stock are outstanding, the election of one or more directors by such holders of Preferred Stock will eliminate the corresponding number a directors to be elected by the combined holders of the Common Stock, the Class B Common Stock, the Class C Common Stock, and the Series A Preferred Stock voting together as a single class, and will neither increase the size of the Board of Directors nor eliminate the seat or seats of directors elected by the holders of the Class B Common Stock or of the Class C Common Stock, each voting as a separate class. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                  (d) Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

                  (e) The following are the names of the current directors of the Corporation, each of whom shall serve until the annual meeting of stockholders indicated next to his or her name, and who thereafter will serve (or whose replacement will serve) until the next following annual meeting of stockholders.


                                                                                                   CURRENT TERM ENDS
                                                                                                    WITH ELECTION AT
     NAME OF CURRENT DIRECTOR                                                                      ANNUAL MEETING IN:
                                         STOCK CLASSES ENTITLED TO ELECT         DIRECTOR CLASS
- - - -----------------------------------------------------------------------------------------------------------------------

(person from current Simon Board)   Common Stock, Class B Common Stock, Class          A                 1997(1)
                                     C Common Stock, Series A Preferred Stock

(person from current Simon Board)   Common Stock, Class B Common Stock, Class          A                 1998(2)
                                     C Common Stock, Series A Preferred Stock

(person from current Simon Board)   Common Stock, Class B Common Stock, Class          A                 1998(2)
                                     C Common Stock, Series A Preferred Stock

(person from current DeBartolo      Common Stock, Class B Common Stock, Class          A                 1998(2)
Board)                               C Common Stock, Series A Preferred Stock

(person from current Simon Board)   Common Stock, Class B Common Stock, Class          A                 1999(2)
                                     C Common Stock, Series A Preferred Stock

(person from current DeBartolo      Common Stock, Class B Common Stock, Class          A                 1999(2)
Board)                               C Common Stock, Series A Preferred Stock

(person from current DeBartolo      Common Stock, Class B Common Stock, Class          A                 1999(2)
Board)                               C Common Stock, Series A Preferred Stock

(Simon director)                               Class B Common Stock                    B                 1997(1)

(Simon director)                               Class B Common Stock                    B                 1997(1)

(Simon director)                               Class B Common Stock                    B                 1997(1)

(Simon director)                               Class B Common Stock                    B                 1997(1)

(DeBartolo director)                           Class C Common Stock                    C                 1997(1)

(DeBartolo director)                           Class C Common Stock                    C                 1997(1)

- - - --------

1 In the event that proposed amendments to this section are submitted to the stockholders subsequent to 1996, this date shall be adjusted such that (a) if the proposal is submitted in 1997, this date will be changed to one that is the sum of this date plus one year; and (b) if the proposal is submitted in 1998, this date will be changed to one that is the sum of this date plus two years.

2 In the event that proposed amendments to this section are submitted to the stockholders subsequent to 1996, whether in 1997 or 1998, this date will be changed to one that is the sum of this date plus one year.

                  (f) Any action by the Corporation relating to (1) transactions between the Corporation and M.S. Management Associates, Inc., Simon MOA Management Company, Inc., DeBartolo Properties Management, Inc. and/or M.S. Management Associates (Indiana), Inc. or (2) transactions involving the Corporation, individually or in its capacity as general partner (whether directly or indirectly through another entity) of Simon DeBartolo Group, L.P., in which the Simon Family Group or the DeBartolo Family Group or any member or affiliate of any member of the Simon Family Group or DeBartolo Family Group has an interest (other than through ownership interests in the Corporation or Simon DeBartolo Group, L.P.), shall, in addition to such other vote that may be required, require the prior approval of a majority of the Independent Directors.

         EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

                  (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                  (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                  (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                  (4) The Board of Directors shall, in connection with the exercise of its business judgment involving a Business Combination (as defined in Section 3-601 of the Corporations and Associations Article of the Annotated Code of Maryland) or any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to (A) the economic effect, both immediate and long-term, upon the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the employees, customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation's stock or other securities in the future; (E) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; and (H) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity. If the Board of Directors determines that any proposed Business Combination (as defined in Section 3-601 of the Corporations and Associations Article of the Annotated Code of Maryland) or actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

                  (5) The Corporation shall provide any indemnification permitted by the laws of Maryland and shall indemnify directors, officers, agents and employees as follows: (A) the Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

                  (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                  (7) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Corporations and Associations Article of the Annotated Code of Maryland.

                  (b) The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, by a majority of the directors (including a majority of the Independent Directors, a majority of the directors elected by the holders of the Class B Common Stock and one director elected by the holders of the Class C Common Stock, if such Class B Common Stock and Class C Common Stock have at that time elected directors) adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting. Unless otherwise provided herein, the proposed change will be effective only if it is adopted upon the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class); provided however, that any amendment to, repeal of or adoption of any provision inconsistent with subparagraphs (a)(4), (a)(6) or (a)(7) or this paragraph (b) of Article EIGHTH will be effective only if it is adopted upon the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) and any amendment to, repeal of, or adoption of any provision inconsistent with paragraphs (c) or (c-1) of Article SIXTH or Article SEVENTH will be effective only if it is adopted upon both (1) the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) and (2) the affirmative vote of not less than a majority of the aggregate votes entitled to be cast by the holders of the Class B Common Stock (in the case of paragraph (c) of Article SIXTH or Article SEVENTH) or by the holders of the Class C Common Stock (in the case of paragraph (c-1) of Article SIXTH or Article SEVENTH).

                  (c) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                  (d) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

         NINTH:   (a)      (1) The following terms shall have the following
meaning:

                  "Aggregate Assumed Equity Interest in the Corporation" shall mean the aggregate equity interest in the Corporation represented by the Common Stock, the Class B Common Stock, the Class C Common Stock and the Units on the assumption that all shares of Class B Common Stock and Class C Common Stock and all such Units are exchanged for Common Stock

                  "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Beneficiary" shall mean any Qualified Charitable Organization which, from time to time, is designated by the Corporation to be a beneficiary of the Trust.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "By-Laws" shall mean the By-Laws of the Corporation.

                  "Capital Stock" shall mean stock that is Common Stock, Class B Common Stock, Class C Common Stock, Excess Stock or Preferred Stock.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, and any comparable successor provisions thereto, as modified by Section 856(d)(5) of the

         Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                  "DeBartolo Family Group" shall mean the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr. and Marie Denise DeBartolo York, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

                  "DeBartolo Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the DeBartolo Family Group immediately following the closing of the Merger.

                  "Exchange Rights" shall mean any rights granted to limited partners of Simon DeBartolo Group, L.P., a Delaware limited partnership (including pursuant to an Exchange Rights Agreement) and Simon Property Group L.P., a Delaware limited partnership, to exchange (subject to the Ownership Limit) limited partnership interests in such Partnership for shares of Capital Stock.

                  "Independent Director" shall mean a director of the Corporation who is neither employed by the Corporation nor a member (or an affiliate of a member) of the Simon Family Group or the DeBartolo Family Group.

                  "Market Price" of any class of Capital Stock on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date, or if such date is not a Trading Date, the five consecutive Trading Days preceding such date. The "Closing Price" on any date shall mean (i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if such class of Capital Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of capital stock is listed or admitted to trading, or
         (iii) if such class of capital stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations systems that may then be in use, or (iv) if such class of Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Capital Stock selected by the Board of Directors.

                  "Merger" shall mean the merger, pursuant to the Agreement and Plan of Merger dated March 26, 1996, among the Corporation, Day Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of the Corporation ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("DeBartolo"), pursuant to which merger Sub shall be merged with and into DeBartolo.

                  "Option" shall mean any options, rights, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive upon exchange or conversion shares of Capital Stock.

                  "Ownership Limit" shall mean (x) in the case of any member of the Simon Family Group, 24%, and (y) in the case of any other Person, 6%, in each case, of any class of Capital Stock, or any combination thereof, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under outstanding Options and Exchange Rights that have not been exercised.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
         Section 509(a) of the Code, joint stock company or other entity and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the Person for whom the Purported Record Holder held shares that were, pursuant to subparagraph (a)(3) of this article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

                  "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the record holder of the shares that were, pursuant to subparagraph
         (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or the Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

                  "Qualified Charitable Organization" shall mean (i) any entity which would be exempt from federal income under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170 of the Code or (ii) any federal, state or local government entity.

                  "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                  "Restriction Termination Date" shall mean the first day after the effective date of the Merger on which the Corporation's status as a REIT shall have been terminated by the Board of Directors and the stockholders of the Corporation.

                  "Simon Family Group" shall mean Melvin Simon, Herbert Simon and David Simon, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trust established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

                  "Simon Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the Simon Family Group immediately following the closing of the Merger.

                  "Trading Day" shall mean, with respect to any class of Capital Stock, a day on which the principal national securities exchange on which such class of Capital Stock is listed or admitted to trading is open for the transaction of business or, if such class of Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including an option to acquire an Option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                  "Trust" shall mean the trust created pursuant to subparagraph
         (b)(1) of this Article NINTH.

                  "Trustee" shall mean any trustee for the Trust (or any successor trustee) appointed from time to time by the Corporation; provided, however, during any period in which Excess Stock is issued and outstanding the Corporation shall undertake to appoint trustees of the Trust which trustees are unaffiliated with the Corporation.

                  "Undesignated Excess Stock" shall have the meaning set forth in subparagraph (b)(3) of this Article NINTH.

                  "Units" shall mean units representing limited partnership interests in Simon Property Group, L.P. or DeBartolo Realty Partnership L.P.

                  (2) (A) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Capital Stock in excess of the Ownership Limit.

                           (B) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

                           (C) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

                           (D) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, any Transfer of shares or other event or transaction involving Capital Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares or other event or transaction of Capital Stock which would cause the Corporation to be "closely held" within the meaning of
         Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

                  (3) (A) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the effective date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph
         (a)(9), each such share of Common Stock or Preferred Stock which, when taken together with all other Capital Stock, would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) below and such shares of Excess Stock shall be automatically transferred to the Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                           (B) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the effective date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then each share of Common Stock or Preferred Stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Capital Stock, the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) of this Article NINTH, and such shares of Excess Stock shall be automatically transferred to Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                           (C) Upon conversion of Common Stock or Preferred Stock into Excess Stock pursuant to this subparagraph (a)(3) of this Article NINTH, Common Stock shall be converted into Excess Common Stock and Preferred Stock shall be converted into Excess Preferred Stock.

                  (4) If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees may take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive Ownership) in violation of subparagraphs
         (a)(2)(A), (B), (C) and (D) of this Article NINTH shall be void ab initio and any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), and (D) shall automatically result in the conversion described in subparagraph
         (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.

                  (5) Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

                  (6) From the effective date of the Merger and prior to the Restriction Termination Date:

                           (A) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Capital Stock of the Corporation shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the general ownership structure of such Beneficial Owner or Constructive Owner, the number of shares of each class of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.

                           (B) Each Person who is a Beneficial Owner or
         Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                  (7) Subject to subparagraph (a)(12) of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as REIT and to ensure compliance with the Ownership Limit.

                  (8) In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it.

                  (9) The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel in each case to the effect that the restrictions contained in subparagraphs (a)(2)(A),
         (B), (C) and (D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit:

                           (A) (i) if such Person is not an individual for purposes of Section 542(a)(2) of the Code, or (ii) if such Person is an underwriter which participates in a public offering of Common Stock or Preferred Stock for a period of 90 days following the purchase by such underwriter of the Common Stock or Preferred Stock, or (iii) in such other circumstances which the Board of Directors determines are appropriately excepted from the Ownership Limit, and

                           (B) the Board of Directors obtains such
         representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership and Constructive Ownership of Capital Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Stock or Preferred Stock being converted into shares of Excess Stock in accordance with subparagraph (a)(3) of this Article NINTH.

                  (10) From the effective date of the Merger and until the Restriction Terminate Date, each certificate for the respective class of Capital Stock shall bear the following legend:

                  The shares of Capital Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void ab initio. Unless excepted by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 6% (other than members of the Simon Family Group, whose relevant percentage is 24%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Charter, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

                  (11) If any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  (12) Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (b) (1) Upon any purported Transfer or other event that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trustee as trustee of the Trust for the exclusive benefit of one or more Qualifying Charitable Organizations as are designated from time to time by the Board of Directors with respect to such Excess Stock. Shares of Excess Stock held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder and the Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Stock, except such rights to certain proceeds upon Transfer of shares of Excess Stock or upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation as are expressly set forth herein.

                  (2) Excess Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Common Stock or Preferred Stock from which such shares of Excess Stock were converted. Any dividend or distribution paid prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand for delivery to the Trustee. The recipient of such dividend shall be personally liable to the Trust for such dividend. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock or Preferred Stock and shall automatically be deemed to have been declared and paid with respect to the shares of Excess Stock into which such shares of Common Stock or Preferred Stock shall have been converted.

                  (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and the number of shares of Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of the shares of Preferred Stock that were converted into such shares of Excess Preferred Stock would have been entitled to receive had such shares of Preferred Stock remained outstanding. Notwithstanding the foregoing, distributions shall not be made to holders of Excess Stock except in accordance with the following sentence. The Corporation shall distribute to the Trustee, as holder of the Excess Stock in trust, on behalf of the Beneficiaries any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation. Following any such distribution, the Trustee shall distribute such proceeds between the Purported Record Transferee or Purported Record Holder, as appropriate, and the Qualified Charitable Organizations which are Beneficiaries in accordance with procedure for distribution of proceeds upon Transfer of Excess Stock set forth in subparagraph (b)(5) of this Article NINTH; provided, however, that with respect to any Excess Stock as to which no Beneficiary shall have been determined within 10 days following the date upon which the Corporation is prepared to distribute assets ("Undesignated Excess Stock"), any assets that would have been distributed on account of such Undesignated Excess Stock had a Beneficiary been determined shall be distributed to the holders of Common Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Common Stock, or to the holders of Preferred Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Preferred Stock as determined in the sole discretion of the Board of Directors.

                  (4) Excess Stock shall be entitled to such voting rights as are ascribed to shares of Common Stock or Preferred Stock from which such shares of Excess Stock were converted. Any voting rights exercised prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Stock shall be rescinded and recast as determined by the Trustee.

                  (5) (A) Following the expiration of the ninety day period referred to in subparagraph (b)(6) of this Article NINTH, Excess Stock shall be transferable by the Trustee to any Person whose Beneficial Ownership or Constructive Ownership of shares of Capital Stock outstanding, after giving effect to such Transfer, would not result in the shares of Excess Stock proposed to be transferred constituting Excess Stock in the hands of the proposed transferee. A Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder shall have no rights whatsoever in such Excess Stock, except that such Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder, upon completion of such Transfer, shall be entitled to receive the lesser of a price per share for such Excess Stock not in excess (based on the information provided to the Corporation in the notice given pursuant to this subparagraph (b)(5)(A)) of (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or other transaction), a price per share of Excess Stock equal to the Market Price of the Common Stock or Preferred Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of any interest in Excess Stock held by the Trust, the corresponding shares of Excess

         Stock in the Trust shall be automatically converted into such number of shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the proposed transferee of the Excess Stock. If, notwithstanding the provisions of this Article NINTH, under any circumstances, a Purported Transferee receives an amount for shares of Excess Stock that exceeds the amount provided by the formula set forth above, the Purported Transferee must pay the excess to the Trust. Prior to any transfer resulting in Common Stock or Preferred Stock being converted into Excess Stock, the Purported Record Transferee and Purported Beneficial Transferee, jointly, or Purported Record Holder and Purported Beneficial Holder, jointly, must give written notice to the Corporation of the date and sale price of the purported Transfer that resulted in Excess Stock or the Market Price on the date of the other event that resulted in Excess Stock. Prior to a Transfer by the Trustee of any shares of Excess Stock, the intended transferee must give advance notice to the Corporation of the information (after giving effect to the intended Transfer) required under subparagraph (a)(6), and the Corporation must have waived in writing its purchase rights, if any, under subparagraph (b)(6) of this Article NINTH. The Board of Directors may waive the notice requirements of this subparagraph in such circumstances as it deems appropriate.

                           (B) Notwithstanding the foregoing, if the provisions of paragraph (b)(5) of this Article NINTH are determined to be void or invalid by virtue of any legal decision, statue, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Trust, in acquiring or holding such shares of Excess Stock and to hold such shares of Excess Stock in trust on behalf of the Trust.

                  (6) Shares of Excess Stock shall be deemed to have been offered for sale by the Trust to the Corporation, or its designee, at a price per share of Excess Stock equal to the lesser of:

                           (A) (i) in the case of Excess Stock resulting from a purported Transfer, (x) the price per share of the Common Stock or Preferred Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price of the Common Stock or Preferred Stock at the time of such devise or gift), or (y) in the absence of a notice from the Purported Record Transferee or Purported Record Holder and Purported Beneficial Transferee to the Corporation within ten days after request therefor, such price as may be determined by the Board of Directors in its sole discretion, which price per share of Excess Stock shall be equal to the lowest Market Price of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time prior to the date the Corporation, or its designee, accepts such offer; or

                                    (ii) in the case of Excess Stock resulting
         from an event other than a Purported Transfer, (x) the Market Price of the Common Stock or Preferred Stock on the date of such event, or (y) in the absence of a notice from the Purported Record Holder and Purported Beneficial Holder to the Corporation within ten days after request therefor, such price as may be determined, by the Board of Directors in its sole discretion, which price shall be the lowest Market Price for shares of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time from the date of the event resulting in Excess Stock and prior to the date the Corporation, or its designee, accepts such offer, and

                           (B) the Market Price of the Common Stock or Preferred Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such shares of Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (a)(5) of this Article NINTH.

         TENTH: Whenever the Corporation shall have the obligation to purchase Units and shall have the right to choose to satisfy such obligation by purchasing such Units either with cash or with Common Stock, the determination whether to utilize cash or Common Stock to effect such purchase shall be made by majority vote of the Independent Directors.

         ELEVENTH: The duration of the Corporation shall be perpetual. The Corporation shall be subject to termination at any time by the vote of the holders of a majority of the outstanding shares of Common Stock, Class B Common Stock, Class C Common Stock, and Series A Preferred Stock entitled to vote thereon.

         TWELFTH: In the event any term, provision, sentence or paragraph of the Charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Charter, and the balance of the Charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Charter. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Charter in any other jurisdiction.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on [ ], 1996.

Witness:


______________________________      __________________________________


         SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 412,000,000 shares, of which shares 246,000,000 are Common Stock, 12,000,000 are Class B Common Stock, 4,000,000 are Series A Preferred Stock, and 150,000,000 are Excess Stock.

                 (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 650,000,000 shares, of which 383,996,000 shares are Common Stock (par value $.0001 per share), 12,000,000 shares are Class B Common Stock (par value $.0001 per share), 4,000 shares are Class C Common Stock (par value $.0001 per share), 4,000,000 shares are Series A Preferred Stock (par value $.0001 per share), and 250,000,000 shares are Excess Stock (par value $.0001 per share).

                 (c) The aggregate par value of all shares having a par value is $41,200 before the amendment and $65,000.00 as amended.

                 (d) The shares of stock of the Corporation are divided into classes, and the amendment contains a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and by the requisite number of shares entitled to vote on the matter.

IN WITNESS WHEREOF, SIMON PROPERTY GROUP, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its
Secretary on [              ], 1996.


WITNESS:                                 SIMON PROPERTY GROUP, INC.



___________________________              By __________________________

Secretary                                    President




         THE UNDERSIGNED, President of SIMON PROPERTY GROUP, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





                                          By ________________________
                                             ________________________
                                              President

                                                        Exhibit E-2

                           SIMON PROPERTY GROUP, INC.

                              ARTICLES OF AMENDMENT

         SIMON PROPERTY GROUP, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended by changing the following provisions:



         1. Article SECOND is hereby replaced in its entirety by the following:

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                           Simon DeBartolo Group, Inc.



         2. Paragraph (a) of Article SIXTH is hereby replaced in its entirety by the following:

         SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 650,000,000 shares of capital stock (par value $.000l per share), amounting in aggregate par value to $65,000.00, of which shares 384,000,000 are classified as "Common Stock", 12,000,000 are classified as "Class B Common Stock", 4,000,000 are classified as "Series A Preferred Stock," and 250,000,000 are classified as "Excess Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.



         3. Article NINTH is hereby replaced in its entirety by the following:

         NINTH: (a) (1) The following terms shall have the following meaning:

                  "Aggregate Assumed Equity Interest in the Corporation" shall mean the aggregate equity interest in the Corporation represented by the Common Stock, the Class B Common Stock, and the Units on the assumption that all shares of Class B Common Stock and all such Units are exchanged for Common Stock

                  "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Beneficiary" shall mean any Qualified Charitable Organization which, from time to time, is designated by the Corporation to be a beneficiary of the Trust.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "By-Laws" shall mean the By-Laws of the Corporation.

                  "Capital Stock" shall mean stock that is Common Stock, Class B Common Stock, Excess Stock or Preferred Stock.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, and any comparable successor provisions thereto, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                  "DeBartolo Family Group" shall mean the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr. and Marie Denise DeBartolo York, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

                  "DeBartolo Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the DeBartolo Family Group immediately following the closing of the Merger.

                  "Exchange Rights" shall mean any rights granted to limited partners of Simon DeBartolo Group, L.P., a Delaware limited partnership (including pursuant to an Exchange Rights Agreement) and Simon Property Group L.P., a Delaware limited partnership, to exchange (subject to the Ownership Limit) limited partnership interests in such Partnership for shares of Capital Stock.

                  "Independent Director" shall mean a director of the Corporation who is neither employed by the Corporation nor a member (or an affiliate of a member) of the Simon Family Group.

                  "Market Price" of any class of Capital Stock on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date, or if such date is not a Trading Date, the five consecutive Trading Days preceding such date. The "Closing Price" on any date shall mean (i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if such class of Capital Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of capital stock is listed or admitted to trading, or
         (iii) if such class of capital stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations systems that may then be in use, or (iv) if such class of Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Capital Stock selected by the Board of Directors.

                  "Merger" shall mean the merger, pursuant to the Agreement and Plan of Merger dated March 26, 1996 among the Corporation, Day Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of the Corporation ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("DeBartolo"), pursuant to which merger Sub shall be merged with and into DeBartolo.

                  "Option" shall mean any options, rights, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive upon exchange or conversion shares of Capital Stock.

                  "Ownership Limit" shall mean (x) in the case of any member of the Simon Family Group, 24%, and (y) in the case of any other Person, 6%, in each case, of any class of Capital Stock, or any combination thereof, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under outstanding Options and Exchange Rights that have not been exercised.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
         Section 509(a) of the Code, joint stock company or other entity and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the Person for whom the Purported Record Holder held shares that were, pursuant to subparagraph (a)(3) of this article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

                  "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the record holder of the shares that were, pursuant to subparagraph
         (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or the Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

                  "Qualified Charitable Organization" shall mean (i) any entity which would be exempt from federal income under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170 of the Code or (ii) any federal, state or local government entity.

                  "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                  "Restriction Termination Date" shall mean the first day after the effective date of the Merger on which the Corporation's status as a REIT shall have been terminated by the Board of Directors and the stockholders of the Corporation.

                  "Simon Family Group" shall mean Melvin Simon, Herbert Simon and David Simon, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trust established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

                  "Simon Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the Simon Family Group immediately following the closing of the Merger.

                  "Trading Day" shall mean, with respect to any class of Capital Stock, a day on which the principal national securities exchange on which such class of Capital Stock is listed or admitted to trading is open for the transaction of business or, if such class of Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including an option to acquire an Option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                  "Trust" shall mean the trust created pursuant to subparagraph
         (b)(1) of this Article NINTH.

                  "Trustee" shall mean any trustee for the Trust (or any successor trustee) appointed from time to time by the Corporation; provided, however, during any period in which Excess Stock is issued and outstanding the Corporation shall undertake to appoint trustees of the Trust which trustees are unaffiliated with the Corporation.

                  "Undesignated Excess Stock" shall have the meaning set forth in subparagraph (b)(3) of this Article NINTH.

                  "Units" shall mean units representing limited partnership interests in Simon Property Group, L.P. or DeBartolo Realty Partnership L.P.

                  (2) (A) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Capital Stock in excess of the Ownership Limit.

                      (B) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

                      (C) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

                      (D) Except as provided in subparagraph (a)(9) of this Article NINTH, from the effective date of the Merger and prior to the Restriction Termination Date, any Transfer of shares or other event or transaction involving Capital Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of that number of shares or other event or transaction of Capital Stock which would cause the Corporation to be "closely held" within the meaning of
         Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

                  (3) (A) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the effective date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), each such share of Common Stock or Preferred Stock which, when taken together with all other Capital Stock, would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) below and such shares of Excess Stock shall be automatically transferred to the Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                      (B) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the effective date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then each share of Common Stock or Preferred Stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Capital Stock, the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) of this Article NINTH, and such shares of Excess Stock shall be automatically transferred to Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                      (C) Upon conversion of Common Stock or Preferred Stock into Excess Stock pursuant to this subparagraph (a)(3) of this Article NINTH, Common Stock shall be converted into Excess Common Stock and Preferred Stock shall be converted into Excess Preferred Stock.

                  (4) If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees may take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive Ownership) in violation of subparagraphs
         (a)(2)(A), (B), (C) and (D) of this Article NINTH shall be void AB INITIO and any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), and (D) shall automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.

                  (5) Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

                  (6) From the effective date of the Merger and prior to the Restriction Termination Date:

                      (A) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Capital Stock of the Corporation shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the general ownership structure of such Beneficial Owner or Constructive Owner, the number of shares of each class of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.

                      (B) Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                  (7) Subject to subparagraph (a)(12) of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as REIT and to ensure compliance with the Ownership Limit.

                  (8) In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it.

                  (9) The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel in each case to the effect that the restrictions contained in subparagraphs (a)(2)(A),
         (B), (C) and (D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit:

                      (A) (i) if such Person is not an individual for purposes of Section 542(a)(2) of the Code, or (ii) if such Person is an underwriter which participates in a public offering of Common Stock or Preferred Stock for a period of 90 days following the purchase by such underwriter of the Common Stock or Preferred Stock, or (iii) in such other circumstances which the Board of Directors determines are appropriately excepted from the Ownership Limit, and

                      (B) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership and Constructive Ownership of Capital Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Stock or Preferred Stock being converted into shares of Excess Stock in accordance with subparagraph (a)(3) of this Article NINTH.

                  (10) From the effective date of the Merger and until the Restriction Terminate Date, each certificate for the respective class of Capital Stock shall bear the following legend:

                  The shares of Capital Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void AB INITIO. Unless excepted by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 6% (other than members of the Simon Family Group, whose relevant percentage is 24%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Charter, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code.

                  Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void AB INITIO and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

                  (11) If any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  (12) Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (b) (1) Upon any purported Transfer or other event that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trustee as trustee of the Trust for the exclusive benefit of one or more Qualifying Charitable Organizations as are designated from time to time by the Board of Directors with respect to such Excess Stock. Shares of Excess Stock held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder and the Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Stock, except such rights to certain proceeds upon Transfer of shares of Excess Stock or upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation as are expressly set forth herein.

                  (2) Excess Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Common Stock or Preferred Stock from which such shares of Excess Stock were converted. Any dividend or distribution paid prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand for delivery to the Trustee. The recipient of such dividend shall be personally liable to the Trust for such dividend. Any dividend or distribution declared but unpaid shall be rescinded as void AB initio with respect to such shares of Common Stock or Preferred Stock and shall automatically be deemed to have been declared and paid with respect to the shares of Excess Stock into which such shares of Common Stock or Preferred Stock shall have been converted.

                  (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and the number of shares of Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of the shares of Preferred Stock that were converted into such shares of Excess Preferred Stock would have been entitled to receive had such shares of Preferred Stock remained outstanding. Notwithstanding the foregoing, distributions shall not be made to holders of Excess Stock except in accordance with the following sentence. The Corporation shall distribute to the Trustee, as holder of the Excess Stock in trust, on behalf of the Beneficiaries any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation. Following any such distribution, the Trustee shall distribute such proceeds between the Purported Record Transferee or Purported Record Holder, as appropriate, and the Qualified Charitable Organizations which are Beneficiaries in accordance with procedure for distribution of proceeds upon Transfer of Excess Stock set forth in subparagraph (b)(5) of this Article NINTH; PROVIDED, HOWEVER, that with respect to any Excess Stock as to which no Beneficiary shall have been determined within 10 days following the date upon which the Corporation is prepared to distribute assets ("Undesignated Excess Stock"), any assets that would have been distributed on account of such Undesignated Excess Stock had a Beneficiary been determined shall be distributed to the holders of Common Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Common Stock, or to the holders of Preferred Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Preferred Stock as determined in the sole discretion of the Board of Directors.

                  (4) Excess Stock shall be entitled to such voting rights as are ascribed to shares of Common Stock or Preferred Stock from which such shares of Excess Stock were converted. Any voting rights exercised prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Stock shall be rescinded and recast as determined by the Trustee.

                  (5) (A) Following the expiration of the ninety day period referred to in subparagraph (b)(6) of this Article NINTH, Excess Stock shall be transferable by the Trustee to any Person whose Beneficial Ownership or Constructive Ownership of shares of Capital Stock outstanding, after giving effect to such Transfer, would not result in the shares of Excess Stock proposed to be transferred constituting Excess Stock in the hands of the proposed transferee. A Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder shall have no rights whatsoever in such Excess Stock, except that such Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder, upon completion of such Transfer, shall be entitled to receive the lesser of a price per share for such Excess Stock not in excess (based on the information provided to the Corporation in the notice given pursuant to this subparagraph (b)(5)(A)) of (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or other transaction), a price per share of Excess Stock equal to the Market Price of the Common Stock or Preferred Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of any interest in Excess Stock held by the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically converted into such number of shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the proposed transferee of the Excess Stock. If, notwithstanding the provisions of this Article NINTH, under any circumstances, a Purported Transferee receives an amount for shares of Excess Stock that exceeds the amount provided by the formula set forth above, the Purported Transferee must pay the excess to the Trust. Prior to any transfer resulting in Common Stock or Preferred Stock being converted into Excess Stock, the Purported Record Transferee and Purported Beneficial Transferee, jointly, or Purported Record

         Holder and Purported Beneficial Holder, jointly, must give written notice to the Corporation of the date and sale price of the purported Transfer that resulted in Excess Stock or the Market Price on the date of the other event that resulted in Excess Stock. Prior to a Transfer by the Trustee of any shares of Excess Stock, the intended transferee must give advance notice to the Corporation of the information (after giving effect to the intended Transfer) required under subparagraph
         (a)(6), and the Corporation must have waived in writing its purchase rights, if any, under subparagraph (b)(6) of this Article NINTH. The Board of Directors may waive the notice requirements of this subparagraph in such circumstances as it deems appropriate.

                      (B) Notwithstanding the foregoing, if the provisions of paragraph (b)(5) of this Article NINTH are determined to be void or invalid by virtue of any legal decision, statue, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Trust, in acquiring or holding such shares of Excess Stock and to hold such shares of Excess Stock in trust on behalf of the Trust.

                  (6) Shares of Excess Stock shall be deemed to have been offered for sale by the Trust to the Corporation, or its designee, at a price per share of Excess Stock equal to the lesser of:

                      (A) (i) in the case of Excess Stock resulting from a purported Transfer, (x) the price per share of the Common Stock or Preferred Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price of the Common Stock or Preferred Stock at the time of such devise or gift), or (y) in the absence of a notice from the Purported Record Transferee or Purported Record Holder and Purported Beneficial Transferee to the Corporation within ten days after request therefor, such price as may be determined by the Board of Directors in its sole discretion, which price per share of Excess Stock shall be equal to the lowest Market Price of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time prior to the date the Corporation, or its designee, accepts such offer; or

                          (ii) in the case of Excess Stock resulting from an event other than a Purported Transfer, (x) the Market Price of the Common Stock or Preferred Stock on the date of such event, or (y) in the absence of a notice from the Purported Record Holder and Purported Beneficial Holder to the Corporation within ten days after request therefor, such price as may be determined, by the Board of Directors in its sole discretion, which price shall be the lowest Market Price for shares of Common Stock or Preferred Stock (whichever resulted in

         Excess Stock) at any time from the date of the event resulting in Excess Stock and prior to the date the Corporation, or its designee, accepts such offer, and

                      (B) the Market Price of the Common Stock or Preferred Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such shares of Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (a)(5) of this Article NINTH.

         SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 412,000,000 shares, of which shares 246,000,000 are Common Stock, 12,000,000 are Class B Common Stock, 4,000,000 are Series A Preferred Stock, and 150,000,000 are Excess Stock.

                 (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 650,000,000 shares, of which 384,000,000 shares are Common Stock (par value $.0001 per share), 12,000,000 shares are Class B Common Stock (par value $.0001 per share), 4,000,000 shares are Series A Preferred Stock (par value $.0001 per share), and 250,000,000 shares are Excess Stock (par value $.0001 per share).

                 (c) The aggregate par value of all shares having a par value is $41,200 before the amendment and $65,000.00 as amended.

                 (d) The shares of stock of the Corporation are divided into classes, and the amendment contains a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and by the requisite number of shares entitled to vote on the matter.

IN WITNESS WHEREOF, SIMON PROPERTY GROUP, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its
Secretary on [            ], 1996.


WITNESS:                                 SIMON PROPERTY GROUP, INC.



________________________________         By __________________________

Secretary                                    President

         THE UNDERSIGNED, President of SIMON PROPERTY GROUP, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                         By _______________________
                                            _______________________
                                            President

                                                        Exhibit F-1


                           SIMON DEBARTOLO GROUP, INC.


                          AMENDED AND RESTATED BY-LAWS


                                   ARTICLE I.

                                  STOCKHOLDERS

         SECTION 1.01. ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the second Wednesday of May in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

         SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting; provided that a special meeting of holders of the Class B Common Stock or Class C Common Stock shall be called by the President in the event a vacancy occurs on the Board from any cause among the directors elected by the holders of the Class B Common Stock or Class C Common Stock, as the case may be, and that a special meeting of holders of the Series A Preferred Stock, the Common Stock, the Class C Common Stock and the Class B Common Stock shall be called by the President in the event a vacancy occurs on the Board from any cause among the directors elected by the holders of the Series A Preferred Stock, the Common Stock, the Class C Common Stock and the Class B Common Stock (voting together as a single class) and is not filled by the directors within 30 days after the vacancy occurs. Special meetings of the stockholders shall be called at the request of the stockholders as may be required by law.

         SECTION 1.03. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

         SECTION 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

         SECTION 1.05. QUORUM; VOTING. Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

         SECTION 1.06. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

         SECTION 1.07. GENERAL RIGHT TO VOTE; PROXIES. Unless the Charter provides otherwise, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock entitled to vote may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he or she owns of record either in person or by written proxy signed by the stockholder or by his or her duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

         SECTION 1.08. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

         SECTION 1.09. CONDUCT OF BUSINESS. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in Section 1.12, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 1.12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and Section 1.12 and, if any proposed nomination or business is not in compliance with this Section and Section 1.12, to declare that such defective nomination or proposal be disregarded.

         SECTION 1.10. CONDUCT OF VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

         SECTION 1.11. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

         SECTION 1.12. STOCKHOLDER PROPOSALS. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner.


                                   ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

         SECTION 2.02. NUMBER OF DIRECTORS. The Corporation shall have that number of directors as provided in paragraph (a) of Article SEVENTH of its Charter.

         SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. Subject to the rights of holders of Class B Common Stock and Class C Common Stock, and subject to paragraph (e) of Article SEVENTH of the Charter, at each annual meeting the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

         SECTION 2.04. REMOVAL OF DIRECTOR. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

         SECTION 2.05. VACANCY ON BOARD. Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the stockholders or a majority of the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled in accordance with paragraph (b) of Article SEVENTH of the Charter. A director elected by the stockholders or by the Board of Directors to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

         SECTION 2.06. REGULAR MEETINGS. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with
Section 2.08, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

         SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the

Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

         SECTION 2.08. NOTICE OF MEETING. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 2.09. ACTION BY DIRECTORS. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In addition, the affirmative vote of least [six] of the Independent Directors is necessary to cause any partnership in which the Corporation acts, directly or indirectly, as a general partner to sell any property owned by such partnership in accordance with the terms of the partnership agreement of such partnership. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

         SECTION 2.10. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 2.11. COMPENSATION. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the board or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

         SECTION 2.12. ADVISORY DIRECTORS. The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

         SECTION 2.13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of any bank, trust company, savings and loan association, or other institution with whom moneys or stock of the Corporation have been deposited.

         SECTION 2.14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.


                                  ARTICLE III.

                                   COMMITTEES

         SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. Each committee except the Audit Committee and the Nominating Committee shall have as a member at least one director elected by the Class B Common Stock and at least one elected by the Class C Common Stock. The entire Audit Committee and a majority of the Compensation Committee shall be Independent Directors. The Nominating Committee shall have five members, with two being Independent Directors, two elected by the Class B Common Stock, and one elected by the Class C Common Stock, and, except as otherwise provided in paragraph (b) of Article SEVENTH of the Charter, only those members of the Nominating Committee elected by the Class B Common Stock or the Class C Common Stock shall nominate the persons to be elected to serve as directors by the holders of Class B Common Stock or Class C Common Stock, respectively. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

         SECTION 3.02. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.


                                   ARTICLE IV.

                                    OFFICERS

         SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. The Corporation shall have a President, a Secretary, and a Treasurer. The Corporation may also have a Chairman of the Board, a Chief Executive Officer, one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director; the other officers may be directors.

         SECTION 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. In general, the Chairman of the Board shall perform all such duties as are from time to time assigned to him or her by the Board of Directors.

         SECTION 4.03. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and with the President, shall in general supervise and control all of the business and affairs of the Corporation. In general, he or she shall perform such other duties usually performed by a chief executive officer of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors of the Corporation. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, if one be elected, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.

         SECTION 4.04. PRESIDENT. Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by a chief operating officer of a corporation. If no Chief Executive Officer is appointed, he or she shall also serve as the Chief Executive Officer of the Corporation. The President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer of the Corporation. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.

         SECTION 4.05. VICE-PRESIDENTS. The Vice-President or Vice-Presidents, at the request of the Chief Executive Officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chief Executive Officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President.

         SECTION 4.06. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, the Secretary shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.

         SECTION 4.07. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, the Treasurer shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.

         SECTION 4.08. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or

Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President.

         SECTION 4.09. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

         SECTION 4.10. COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.


                                   ARTICLE V.

                                DIVISIONAL TITLES

         SECTION 5.01. CONFERRING DIVISIONAL TITLES. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

         SECTION 5.02. EFFECT OF DIVISIONAL TITLES. The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

                                  ARTICLE VI.

                                      STOCK

         SECTION 6.01. CERTIFICATES FOR STOCK. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

         SECTION 6.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         SECTION 6.03. RECORD DATES AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

         SECTION 6.04. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

         SECTION 6.05. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

         SECTION 6.06. LOST STOCK CERTIFICATES. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

         SECTION 6.07. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any share of the capital stock of the Corporation and such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.


                                  ARTICLE VII.

                                     FINANCE

         SECTION 7.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chief Executive Officer, the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         SECTION 7.02. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

         SECTION 7.03. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

         SECTION 7.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

         SECTION 7.05. CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.


                                  ARTICLE VIII.

                                 INDEMNIFICATION

         SECTION 8.01. PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

         SECTION 8.02. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

         SECTION 8.03. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VIII means this Article VIII in its entirety.


                                   ARTICLE IX.

                                SUNDRY PROVISIONS

         SECTION 9.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal office of the Corporation.

         SECTION 9.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

         SECTION 9.03. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 9.04. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other cor-porations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 9.05. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

         SECTION 9.06. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 9.07. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

         SECTION 9.08. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

         SECTION 9.09. AMENDMENTS. In accordance with the Charter, these By-Laws may be repealed, altered, amended or rescinded (a) by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at any meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) except for the provision of Section 2.09 which relates to the sale of property owned by partnerships in which the Corporation acts as a general partner, by vote of two-thirds of the Board of Directors (including at least a majority of the directors elected by the Class B Common Stock and at least one director elected by Class C Common Stock) at a meeting held in accordance with the provisions of these By-Laws.

                                                                Exhibit F-2


                           SIMON DEBARTOLO GROUP, INC.

                            AMENDMENTS TO THE BY-LAWS

         The Board of Directors of SIMON DeBARTOLO GROUP, INC. will amend its By-Laws in the following manner:



         1. ARTICLE III, Section 3.01, captioned "Committees," will be amended by replacing the third and fourth sentences, which currently read:

         The entire Audit Committee and a majority of both the Compensation Committee and the Nominating Committee shall be Independent Directors. The Nominating Committee shall have as members at least two directors elected by the Class B Common Stock, and only these members of the Nominating Committee shall nominate the persons to be elected to serve as directors by the holders of Class B Common Stock.

with the following two sentences:

         The entire Audit Committee and a majority of the Compensation Committee shall be Independent Directors. The Nominating Committee shall have five members, with at least two directors elected by the Class B Common Stock, and only these members of the Nominating Committee shall nominate the persons to be elected to serve as directors by the holders of Class B Common Stock.



         2. ARTICLE III, Section 3.02, captioned "Committee Procedure," will be amended first by deleting in its entirety the third sentence, which currently reads:

         The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

and second by adding the following sentences at the end of the current section:

         In addition, and without derogating from the requirements set forth in
         Section 2.09, the Board shall have a Special Committee, consisting of Independent Directors none of whom is employed by the Corporation or is a member (or an affiliate of a member) of the Simon Family Group or the DeBartolo Family Group. In addition to any other requirements set forth in the Charter or in these By-Laws, approval by a majority of the members of the Special Committee shall be required with respect to any transactions involving the Corporation, individually or in its capacity as a general partner of the Simon DeBartolo Group, L.P., in which either the

         Simon Family Group or the DeBartolo Family Group or any member or affiliate of any member of either such group has an interest (other than through an ownership interest in the Corporation or the Simon DeBartolo Group, L.P.).



         3. ARTICLE III, Section 3.03, currently captioned "Emergency," will be deleted in its entirety.

                                                                       EXHIBIT H
                                                                       ---------


                                     FORM OF

                                SEVERANCE PROGRAM

                                       OF

                          DEBARTOLO REALTY CORPORATION

                                       AND

                      DEBARTOLO PROPERTIES MANAGEMENT, INC.

                                SEVERANCE PROGRAM
                                       OF
                          DEBARTOLO REALTY CORPORATION
                                       AND
                      DEBARTOLO PROPERTIES MANAGEMENT, INC.



         DeBartolo Realty Corporation (the "Company") believes that the best interests of the Company and DeBartolo Property Management, Inc. ("DPMI") will be served if certain employees are encouraged to remain with the Company and DPMI after the consummation of the merger of Day Acquisition Corp. into the Company pursuant to the Agreement and Plan of Merger Dated as of March __, 1996 among Simon Property Group, Inc., Day Acquisition Corp. and the Company (the "Merger Agreement"). Accordingly, the Company hereby establishes this "Severance Program of DeBartolo Realty Corporation and DeBartolo Properties Management, Inc." (the "Program") for the benefit of such employees.


                                              SECTION
                                              -------

1. DEFINITIONS
- - - --------------

         In addition to the terms defined in the preceding paragraph, the following definitions shall apply for purposes of the Program.

         1. "ANNUAL SALARY" means an Eligible Employee's annual rate of base salary as in effect immediately prior to the Effective Time.

         2. "BOARD" means the Board of Directors of the Company.

         3. "BONUS" means the maximum annual bonus which would be payable to the Eligible Employee for the calendar year in which an Eligible Termination occurs, calculated on the assumption of full achievement of the applicable target performance goals established under the applicable bonus plan with respect to that year; provided, however, that in no event shall the Bonus be less than the highest annual bonus paid to the Eligible Employee during the three years immediately preceding the year in which an Eligible Termination occurs.

         4. "CAUSE" means any of the following, other than due to an Eligible Employee's Permanent Disability or death:

         5. an Eligible Employee's continuing willful neglect of, or refusal to perform, the duties required or associated with the Eligible Employee's employment; or

         6. conviction of a felony, or a misdemeanor involving fraud, theft, larceny, or embezzlement.

         7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         8. "COMMON STOCK" means the common stock of Simon, par value $0.0001 per share.

         9. "COMMITTEE" means the Committee of the Board designated to administer the Plan.

         10. "DRC COMPANIES" means the Company, DPMI, and their respective successors.

         11. "EFFECTIVE TIME" means the "Effective Time" as defined in Section
1.3 of the Merger Agreement.

         12. "ELIGIBLE EMPLOYEE" means a full-time employee of any of the DRC Companies, other than Richard S. Sokolov.

         13. "ELIGIBLE TERMINATION" means an involuntary termination of employment without Cause (other than by reason of Permanent Disability or death), or a resignation for Good Reason, which occurs within the two-year period following the Effective Time; PROVIDED, HOWEVER, that the transfer of employment to another employer that is one of the DRC Companies or the Simon Companies shall not in itself constitute an Eligible Termination (but any such transfer will not preclude another or accompanying event or reason from constituting or causing an Eligible Termination, and the protections of the Program and corresponding obligations of the Company will remain in effect following any such transfer of employment).

         14. "GOOD REASON" means any one or more of the following actions, without an Eligible Employee's express prior written consent or approval, other than due to an Eligible Employee's Permanent Disability or death:

         15. any removal of the Eligible Employee from any of the positions he or she holds immediately prior to the Effective Time or an elimination of any such positions, when the effect of such removal or elimination is a material diminution of status, responsibilities or duties; or

         16. any reduction of an Eligible Employee's Annual Salary.

         17. "PERMANENT DISABILITY" means an Eligible Employee's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his or her regular duties, which inability is reasonably contemplated to continue for at least one (1) year from its incurrence.

         18. "PROGRAM" means the Severance Program of DeBartolo Realty Corporation and DeBartolo Properties Management, Inc., as set forth herein.

         19. "SIMON" means Simon Property Group, Inc.

         20. "SIMON COMPANIES" means Simon and its subsidiaries and affiliates, and any successor or successors thereto.

         21. "YEARS OF SERVICE" means the number of full and partial years that an Eligible Employee served as a full-time employee or any DRC Company or any predecessor thereto including, without limitation, The Edward J. DeBartolo Corporation.


                  SECTION 22. EFFECT OF AN ELIGIBLE TERMINATION

         23. If an Eligible Employee incurs an Eligible Termination, the Eligible Employee shall be entitled to all applicable benefits provided hereafter in this Section 2 or as otherwise set forth in this Program.

         24. PAYMENT OF SEVERANCE BENEFIT: Within five (5) business days after the date of his or her Eligible Termination, either Simon or the Company shall pay or cause to be paid to the Eligible Employee a single lump sum amount, in cash, as follows:

                  (i) in the case of an Eligible Employee whose title is Senior Vice President or higher, the sum of (A) the Eligible Employee's Annual Salary, and (B) the Eligible Employee's Bonus;

                  (ii) in the case of an Eligible Employee whose title is Vice President, the sum of (A) one-half of the Eligible Employee's Bonus, and (B) the higher of (1) the Base Severance Benefit, or (2) one-half of the Eligible Employee's Annual Salary;

                  (iii) in the case of an Eligible Employee who is neither a Senior Vice President nor a Vice President but who is a participant in the Company's Short-Term Incentive Plan, the sum of (A) one-quarter of the Eligible Employee's Bonus, and
                  (B) the higher of (1) the Base Severance Benefit, or (2) one-quarter of the Eligible Employee's Annual Salary; and

                  (iv) in the case of any other Eligible Employee, the Base Severance Benefit. For purposes of the Program, the "Base Severance Benefit" shall mean a severance benefit based on an Eligible Employee's Years of Service, determined as follows:

                     YEARS OF SERVICE          SEVERANCE BENEFIT
                     ----------------          -----------------

                          1 - 5                1/4 Annual Salary

                          6 - 10               1/3 Annual Salary

                          11 - 15              1/2 Annual Salary

                          16 - 20              3/4 Annual Salary

                          21 or more           1 x Annual Salary

Amounts payable to an Eligible Employee under this Section 2.1(a) shall not be duplicative of amounts payable as severance to such Eligible Employee pursuant to a written employment agreement or employment letter with any DRC Company, provided that (1) any such Eligible Employee shall be entitled to the HIGHER of the amount payable under this Section 2.1(a) or under such agreement or letter, and (2) any amounts so payable to such Eligible Employee shall be paid in a single lump sum as provided in this Section 2.1(a).

         25. PAYMENT OF ACCRUED BUT UNPAID AMOUNTS: Within twenty (20) business days after the date of his or her Eligible Termination, the Company shall pay the Eligible Employee any unpaid portion of the Eligible Employee's bonus accrued with respect to the full calendar year ended prior to the date of the Eligible Termination and all compensation earned by such Eligible Employee but not yet paid (including cash compensation for vacation days, sick days and personal days accrued but not taken as of the date of the Eligible Termination, based on the Annual Salary amount converted to a per diem equivalent in accordance with the Company's normal payroll practices as in effect prior to the Effective Time), except that any compensation deferred by the Eligible Employee under any qualified or non-qualified deferred compensation plans shall be paid in accordance with the terms and provisions of such plans.

         (c) VESTING OF DEFERRED STOCK STAY BONUS: With respect to an Eligible Employee who received a stay bonus of deferred shares of Common Stock described in Section 5.12(b)(iii) of the Merger Agreement (a "Deferred Stock Stay Bonus"), any shares of Common Stock subject to such Deferred Stock Stay Bonus which have not vested as the date of his or her Eligible Termination shall immediately vest and be issued by Simon to the Eligible Employee within five (5) business days after such Eligible Termination, provided that Simon may elect to pay cash in lieu of such shares of Common Stock equal to the aggregate fair market value of such shares of Common Stock as of the date of such Eligible Termination. For this purpose, the "fair market value" of a share of Common Stock shall be the mean between the highest and lowest sales prices of the Common Stock on the New York Stock Exchange on such date.

         (d) Each Eligible Employee who incurs an Eligible Termination shall also receive continued health care coverage and outplacement services, each at the Company's expense for a period of three months following such Eligible Termination.

         2.2. MAXIMUM BENEFITS: Anything in Section 2.1 to the contrary notwithstanding, payments under Section 2.1 shall not exceed the maximum amount which can be paid to an Eligible Employee without causing such payments to be treated as "parachute payments" for purposes of Section 280G of the Code (determined by taking into account all payments made to the Eligible Employee under any other plan or arrangement that are taken into account for purposes of
Section 280G).

         2.3. MITIGATION: An Eligible Employee shall not be required to mitigate damages or the amount of any payment provided for under this Program by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Program. No amounts payable under this Program shall be subject to reduction or offset in respect of any claims which the Company or any member of the DRC Companies (or any other person or entity) may have against the Eligible Employee.

         2.4. WITHHOLDING: The Company may, to the extent required by law, withhold applicable federal and state income, employment and other taxes from any payments due to any Eligible Employee hereunder.

            SECTION 3. LIMITS ON AMENDMENT OR TERMINATION; EFFECT ON
                                   OTHER PLANS

         3.1. The Company may terminate this Program prior to the Effective Time. As of the Effective Time, this Program (expressly including, but not limited to, this Section 3) shall remain in effect, and may not be altered or amended in any way which would adversely affect the rights of any Eligible Employee hereunder, for two (2) years following the Effective Time, and for such additional time as may be necessary to give effect to the terms of the Program as in effect at the Effective Time. Thereafter, the Company may amend or terminate this Program in any manner which does not adversely affect the rights of any Eligible Employee who has incurred an Eligible Termination.

         3.2. An Eligible Employee shall, after the date of his or her Eligible Termination, retain all rights (to the extent any such rights existed at any time prior to the Effective Time) to indemnification under applicable law or under the applicable DRC Companies' Certificate of Incorporation or By-Laws, as they may be amended or restated from time to time. In addition, to the extent coverage had been otherwise available to the Eligible Employee prior to the Effective Time, the Company shall maintain Director's and Officer's liability insurance on behalf of the Eligible Employee as set forth in Section 5.14 of the Merger Agreement.


                    SECTION 4. ADMINISTRATION OF THE PROGRAM

         4.1. The Committee shall be the Administrator of this Program and shall have the exclusive right, power and authority to:

         (a) interpret, in its sole discretion, any and all of the provisions of the Program;

         (b) establish a claims review procedure, if necessary and advisable;
and

         (c) consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Program or any claim for a benefit arising under the Program.



                            SECTION 5. MISCELLANEOUS

         5.1. Neither the establishment of the Program nor any action of the Company, any other member of the DRC Companies or the Simon Companies, the Committee, or any fiduciary shall be held or construed to confer upon any person any legal right to continued employment with the Company or with any of the DRC Companies or the Simon Companies. Nothing in the Program shall be construed to prevent the Company or any of the DRC Companies or the Simon Companies from terminating an Eligible Employee's employment for Cause. If an Eligible Employee is terminated for Cause, the Company shall have no obligation to make any payments under this Program, except for payments that may otherwise be payable under then existing employee benefit plans, programs and arrangements of any of the DRC Companies or the Simon Companies.

         5.2. Benefits payable under the Program shall be paid out of the general assets of the Company. The Company is not required to fund the benefits payable under this Program; PROVIDED, HOWEVER, nothing in this Section 5.2 shall be interpreted as precluding the Company from funding or setting aside amounts in anticipation of paying any such benefits.

         5.3. Benefits payable under the Program shall not be subject to assignment, alienation, transfer, pledge, encumbrance, commutation or anticipation by any Eligible Employee. Any attempt to assign, alienate, transfer, pledge, encumber, commute or anticipate Program benefits shall be void. In addition, no rights or interest under the Program shall be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against any Eligible Employee except to the extent required by law.

         5.4. Except as otherwise provided herein, this Program shall be binding upon, inure to the benefit of and be enforceable by the Company and the Eligible Employees and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Program shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation, and such provisions shall also be binding upon and inure to the benefit of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and such successor shall assume and perform the obligations, responsibilities and liabilities to which the Company or any of the DRC Companies is subject under this Program in the same manner and to the same extent that the Company or any of the DRC Companies would be required to perform if no such succession had taken place. The provisions of this Section 5.4 shall continue to apply to each subsequent employer of any Eligible Employee in the event of any subsequent merger, consolidation or transfer of assets of any such subsequent employer.

         5.5. This Program shall be governed by and construed in accordance with the laws of the State of Ohio (without reference to rules relating to conflicts of laws), except to the extent superseded by applicable federal law.

         5.6. Any action required or permitted to be taken by the Company under this Plan shall be taken by the Board or by the Committee, or any designee of the Committee pursuant to Section 4, in each case subject to the limits on amendment and termination contained in Section 3 hereof.

         5.7. The payment of benefits under this Program to an Eligible Employee who has incurred an Eligible Termination may, at the time of payment, be conditioned upon the Eligible Employee agreeing to and signing (i) a customary exit letter that may contain confidentiality, future cooperation and other similar and customary provisions, if requested, and (ii) a general release of employment and other claims that the Eligible Employee may have; provided, however, that in no event shall entitlement to benefits under this Program be conditioned upon an Eligible Employee's agreement to refrain from seeking or accepting employment with a competitor of any of the DRC Companies or the Simon Companies or otherwise seeking or accepting any gainful employment with any employer.

         5.8. Benefits payable to an Eligible Employee under this Program shall not be taken into account for purposes of determining such Eligible Employee's entitlement to, or amount of, benefits under any other employee benefit plan or arrangement of the DRC Companies or the Simon Companies.

                                                                       EXHIBIT I






                                    FORM OF

                           FIFTH AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT



                                       OF



                          SIMON-DEBARTOLO GROUP, L.P.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I             Definitions; Etc.   . . . . . . . . . . . . . . . . .   3

         1.1          Definitions   . . . . . . . . . . . . . . . . . . . .   3
         1.2          Exhibit, Etc.   . . . . . . . . . . . . . . . . . . .  28

ARTICLE II            Organization  . . . . . . . . . . . . . . . . . . . .  29

         2.1          Continuation.   . . . . . . . . . . . . . . . . . . .  29
         2.2          Name.   . . . . . . . . . . . . . . . . . . . . . . .  30
         2.3          Character of the Business.  . . . . . . . . . . . . .  30
         2.4          Location of the Principal Place of
                      Business  . . . . . . . . . . . . . . . . . . . . . .  31
         2.5          Registered Agent and Registered Office.   . . . . . .  31

ARTICLE III           Term  . . . . . . . . . . . . . . . . . . . . . . . .  32

         3.1          Commencement.   . . . . . . . . . . . . . . . . . . .  32
         3.2          Dissolution.  . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IV            Contributions to Capital  . . . . . . . . . . . . . .  33

         4.1          General Partner Capital Contributions.  . . . . . . .  33
         4.2          Limited Partner Capital Contributions.  . . . . . . .  33
         4.3          Additional Funds.   . . . . . . . . . . . . . . . . .  34
         4.4          Stock Option Plan   . . . . . . . . . . . . . . . . .  41
         4.5          Dividend Reinvestment Plan  . . . . . . . . . . . . .  42
         4.6          No Third Party Beneficiary.   . . . . . . . . . . . .  43
         4.7          No Interest; No Return.   . . . . . . . . . . . . . .  43
         4.8          Capital Accounts  . . . . . . . . . . . . . . . . . .  44

ARTICLE V             Conditions/Representations and Warranties   . . . . .  48

         5.1          Representations and Warranties by
                      Managing General Partner  . . . . . . . . . . . . . .  48
         5.2          Representations and Warranties by
                      Non-Managing General Partner  . . . . . . . . . . . .  50
         5.3          Representations and Warranties by the

                                                                           Page
                                                                           ----
                      Limited Partners  . . . . . . . . . . . . . . . . . . 51
         5.4          Acknowledgment by Each Partner  . . . . . . . . . . . 52

ARTICLE VI            Allocations, Distributions and Other
                      Tax and Accounting Matters  . . . . . . . . . . . . . 52

         6.1          Allocations   . . . . . . . . . . . . . . . . . . . . 52
         6.2          Distributions   . . . . . . . . . . . . . . . . . . . 65
         6.3          Books of Account.   . . . . . . . . . . . . . . . . . 69
         6.4          Reports.  . . . . . . . . . . . . . . . . . . . . . . 70
         6.5          Audits.   . . . . . . . . . . . . . . . . . . . . . . 71
         6.6          Tax Returns.  . . . . . . . . . . . . . . . . . . . . 72
         6.7          Tax Matters Partner.  . . . . . . . . . . . . . . . . 73
         6.8          Withholding.  . . . . . . . . . . . . . . . . . . . . 75

ARTICLE VII           Rights, Duties and Restrictions of the
                      General Partners  . . . . . . . . . . . . . . . . . . 76

         7.1          Expenditures by Partnership.  . . . . . . . . . . . . 76
         7.2          Powers and Duties of the Managing General
                      Partner.  . . . . . . . . . . . . . . . . . . . . . . 76
         7.3          Major Decisions.  . . . . . . . . . . . . . . . . . . 84
         7.4          Managing General Partner and Non-Managing
                      General Partner Participation.  . . . . . . . . . . . 88
         7.5          Proscriptions   . . . . . . . . . . . . . . . . . . . 89
         7.6          Additional Partners   . . . . . . . . . . . . . . . . 90
         7.7          Title Holder  . . . . . . . . . . . . . . . . . . . . 90
         7.8          Waiver and Indemnification.   . . . . . . . . . . . . 90
         7.9          Limitation of Liability of Directors,
                      Shareholders and Officers of the Managing
                      General Partner and the Non-Managing
                      General Partner   . . . . . . . . . . . . . . . . . . 93

ARTICLE VIII           Dissolution, Liquidation and Winding-Up  . . . . . . 94

         8.1          Accounting  . . . . . . . . . . . . . . . . . . . . . 94
         8.2          Distribution on Dissolution   . . . . . . . . . . . . 94
         8.3          Sale of Partnership Assets.   . . . . . . . . . . . . 95
         8.4          Distributions in Kind   . . . . . . . . . . . . . . . 96
         8.5          Documentation of Liquidation.     . . . . . . . . . . 97

                                                                            Page
                                                                            ----
         8.6          Liability of the Liquidating Agent  . . . . . . . . .  97

ARTICLE IX            Transfer of Partnership Interests and
                      Related Matters   . . . . . . . . . . . . . . . . . .  98

         9.1          Managing General Partner Transfers and
                      Deemed Transfers  . . . . . . . . . . . . . . . . . .  98
         9.2          Non-Managing General Partner Transfers
                      and Deemed Transfers  . . . . . . . . . . . . . . . .  99
         9.3          Transfers by Limited Partners   . . . . . . . . . . . 100
         9.4          Issuance of Additional Partnership Units
                      and Preferred Units.  . . . . . . . . . . . . . . . . 104
         9.5          Restrictions on Transfer  . . . . . . . . . . . . . . 106
         9.6          Shelf Registration Rights   . . . . . . . . . . . . . 107

ARTICLE X             Rights and Obligations of the Limited
                      Partners  . . . . . . . . . . . . . . . . . . . . . . 112

         10.1         No Participation in Management  . . . . . . . . . . . 112
         10.2         Bankruptcy of a Limited Partner   . . . . . . . . . . 112
         10.3         No Withdrawal   . . . . . . . . . . . . . . . . . . . 113
         10.4         Duties and Conflicts  . . . . . . . . . . . . . . . . 113
         10.5         Guaranty and Indemnification Agreements   . . . . . . 115

ARTICLE XI            Grant of Rights to the Limited Partners   . . . . . . 117

         11.1         Grant of Rights   . . . . . . . . . . . . . . . . . . 117
         11.2         Limitation on Exercise of Rights  . . . . . . . . . . 118
         11.3         Computation of Purchase Price/Form of
                      Payment   . . . . . . . . . . . . . . . . . . . . . . 119
         11.4         Closing   . . . . . . . . . . . . . . . . . . . . . . 120
         11.5         Closing Deliveries  . . . . . . . . . . . . . . . . . 121
         11.6         Term of Rights  . . . . . . . . . . . . . . . . . . . 122
         11.7         Covenants of the Non-Managing General
                      Partner   . . . . . . . . . . . . . . . . . . . . . . 122
         11.8         Limited Partners' Covenant  . . . . . . . . . . . . . 123

ARTICLE XII           EJDC Option   . . . . . . . . . . . . . . . . . . . . 124

         12.1         Grant and Terms of Option   . . . . . . . . . . . . . 124

                                                                            Page
                                                                            ----
ARTICLE XIII  General Provisions  . . . . . . . . . . . . . . . . . . . . .  129

         13.1         Investment Representations  . . . . . . . . . . . . .  129
         13.2         Notices   . . . . . . . . . . . . . . . . . . . . . .  131
         13.3         Successors  . . . . . . . . . . . . . . . . . . . . .  131
         13.4         Liability of Limited Partners.  . . . . . . . . . . .  132
         13.5         Effect and Interpretation   . . . . . . . . . . . . .  132
         13.6         Counterparts  . . . . . . . . . . . . . . . . . . . .  132
         13.7         Partners Not Agents   . . . . . . . . . . . . . . . .  132
         13.8         Entire Understanding; Etc.  . . . . . . . . . . . . .  132
         13.9         Severability  . . . . . . . . . . . . . . . . . . . .  133
         13.10        Trust Provision   . . . . . . . . . . . . . . . . . .  133
         13.11        Pronouns and Headings   . . . . . . . . . . . . . . .  133
         13.12        Non-Effect on Certain Limited Partners  . . . . . . .  133
         13.13        Assurances  . . . . . . . . . . . . . . . . . . . . .  134

            FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        DEBARTOLO REALTY PARTNERSHIP, L.P.
            --------------------------------------------------------


                 THIS FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of _________, 1996, is made by and among DeBartolo Realty Corporation, an Ohio corporation having an office at 7620 Market Street, Youngstown, Ohio 44513, as general partner (the "Managing General Partner"), Simon Property Group, Inc., a Maryland corporation having an office at Merchant's Plaza, 115 West Washington Street, Indianapolis, Indiana 46204, as non-managing general partner (the "Non-Managing General Partner"), and those parties who have executed this Agreement as limited partners and whose names and addresses are set forth on Exhibit A hereto as Limited Partners (the "Limited Partners").

                             W I T N E S S E T H :
                             - - - - - - - - - -


                 WHEREAS, DeBartolo Realty Partnership, L.P., a Delaware limited partnership (the "Partnership"), was organized on November 18, 1993, and a Certificate in respect of the Partnership was filed in the office of the Secretary of State of the State of Delaware. The Limited Partnership Agreement was last amended and restated by instrument dated April 21, 1994; and

                 WHEREAS, Day Acquisition Corp., an Ohio corporation which was formed as a wholly-owned subsidiary of the Non-Managing General Partner on _________, 1996, merged into the Managing General Partner on March __, 1996, which Managing General Partner was the surviving corporation after giving effect to the transactions completed on that date pursuant to the Merger Agreement and Plan of Merger among the Non- Managing General Partner, Day Acquisition Corp. and the Managing General Partner dated March __, 1996 (the "Merger Agreement"); and

                 WHEREAS, the parties hereto wish to provide for the further amendment and restatement of the Agreement of Limited Partnership of the Partnership, as heretofore amended and restated, to allow for the admission of the Non-Managing General Partner and certain Limited Partners and to make various other changes provided for below; and

                 WHEREAS, the persons whose names appear on Exhibit A hereto as Limited Partners consist of the existing limited partners in the Partnership and certain of the existing limited partners of Simon Property Group, L.P., a Delaware limited partnership ("Simon, L.P."), it being understood that such limited partners of Simon, L.P., in exchange for the contribution to the Partnership of their interests in Simon, L.P., are becoming Limited Partners in the Partnership; and

                 WHEREAS, concurrently with the execution hereof, the Non-Managing General Partner is contributing to the Partnership a portion of its interests in Simon, L.P., as set forth on Exhibit A, in exchange for its interest as non-managing general partner of the Partnership.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree that the Agreement of Limited Partnership of the Partnership, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                               DEFINITIONS; ETC.
                               -----------------


                 1.1 DEFINITIONS. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below or in the preamble to this Agreement set forth above:

                 "ACCOUNTANTS" shall mean the firm or firms of independent certified public accountants selected by the Managing General Partner from time to time on behalf of the Partnership to audit the books and records of the Partnership and to prepare and certify statements and reports in connection therewith.

                 "ACT" shall mean the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, as the same may hereafter be amended from time to time.

                 "ADDITIONAL UNITS" shall have the meaning set forth in Section
9.4 hereof.

                 "ADJUSTMENT DATE" shall have the meaning set forth in Section 4.3(b) hereof.

                 "ADMINISTRATIVE EXPENSES" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, and (ii) those administrative costs and expenses and accounting and legal expenses incurred by the Managing General Partner or the Non-Managing General Partner on behalf or for the benefit of the Partnership.

                 "AFFECTED GAIN" shall have the meaning set forth in Section 6.1(g) hereof.

                 "AFFILIATE" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner or Person; (ii) any partner, trustee, beneficiary or shareholder of such Partner or Person; (iii) any legal representative, successor or assignee of any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee or trust for the benefit of any Person referred to in the preceding clauses (i) through (iii); or (v) any Entity which, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Partner or any Person referred to in the preceding clauses (i) through (iv).

                 "AFFILIATE FINANCING" shall mean financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership.

                 "AGREEMENT" shall mean this Fifth Amended and Restated Limited Partnership Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                 "AMORTIZATION REQUIREMENTS" shall have the meaning set forth in Section 12.1(d) hereof.

                 "BANKRUPTCY" shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt, (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Partner admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner, (vii) the execution by such Partner of a general assignment for the benefit of creditors, (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the failure of such Partner to pay its debts as they mature, (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter, or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

                 "CAPITAL ACCOUNT" shall have the meaning set forth in Section 4.8(a) hereof.

                 "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities secured by such property which the Partnership assumes or takes subject to).

                 "CERTIFICATE" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State on November 18, 1993, as it has or may hereafter be amended from time to time in accordance with the terms of this Agreement and the Act.

                 "CHARTER" shall mean the articles of incorporation of a General Partner and all amendments, supplements and restatements thereof.

                 "CLOSING PRICE" on any date shall mean the last sale price per share, regular way, of the Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares as such Person is selected from time to time by the Board of Directors of the Non-Managing General Partner.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of succeeding law.

                 "COMPUTATION DATE" shall have the meaning set forth in Section
11.3 hereof.

                 "CONSENT OF THE DEBARTOLOS" shall mean consent of those Limited Partners who are "DeBartolos" as defined herein. ________ DeBartolo (the "DeBartolo Designee") is hereby granted authority by those Limited Partners who are DeBartolos to grant or withhold consent on behalf of the DeBartolos whenever the Consent of the DeBartolos is required hereunder. The DeBartolos shall have the right, from time to time, by written notice to the Partnership signed by DeBartolos who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the DeBartolos, to substitute a new Person as the DeBartolo Designee for the Person who is then acting as such. The Partnership, the Partners and all Persons dealing with the Partnership shall be fully protected in relying on any written consent of the DeBartolos which is executed by the Person who is then acting as the DeBartolo Designee. In the event that at any time there is no DeBartolo Designee, the consent of the DeBartolos shall be given by those DeBartolos who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the DeBartolos.

                 "CONSENT OF THE LIMITED PARTNERS" shall mean the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion. Whenever the Consent of the Limited Partners is sought by a General Partner, the request for such consent, outlining in reasonable detail the matter or matters for which such consent is being requested, shall be submitted to all of the Limited Partners, and each Limited Partner shall have at least 15 days to act upon such request.

                 "CONSENT OF THE SIMONS" shall mean consent of those Limited Partners who are "Simons" as defined herein. David Simon (the "Simon Designee") is hereby granted authority by those Limited Partners who are Simons to grant or withhold consent on behalf of the Simons whenever the Consent of the Simons is required hereunder. The Simons shall have the right from time to time, by written notice to the Partnership signed by Simons who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the Simons, to substitute a new Person as the Simon Designee for the Person who is then acting as such. The Partnership, the Partners and all Persons dealing with the Partnership shall be fully protected in relying on any written consent of the Simons which is executed by the Person who is then acting as the Simon Designee. In the event that at any time there is no Simon Designee, the Consent of the Simons shall be given by those Simons who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the Simons.

                 "CONTRIBUTED FUNDS" shall have the meaning set forth in
Section 4.3(b) hereof.

                 "CONTRIBUTED GENERAL PARTNER INTEREST" shall mean Partnership Units and interests in the profits of Simon, L.P. contributed by the Non-Managing General Partner pursuant to the Contribution Agreement.

                 "CONTRIBUTED LIMITED PARTNER INTERESTS" shall mean Partnership Units in Simon, L.P. contributed by the Limited Partners to the Partnership pursuant to the Contribution Agreement.

                 "CONTRIBUTION AGREEMENT" shall mean the Agreement dated ______ between the Partnership and the several partners of Simon, L.P. pursuant to which such partners agree to contribute their partnership interests in Simon, L.P., or portions thereof, to the Partnership in exchange for Units.

                 "CONTRIBUTION DATE" shall have the meaning set forth in
Section 9.4 hereof.

                 "CONTROL" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select or remove any such trustee shall be deemed to have control of such trust.

                 "COVERED SALE" shall have the meaning set forth in Section 6.2(d) hereof.

                 "CURRENT PER SHARE MARKET PRICE" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

                 "DEBARTOLO GROUP LIMITED PARTNERS" shall mean, collectively,
(i) EJDC, an Ohio corporation or any successor to EJDC by merger or corporate reorganization, (ii) the Estate of Edward J. DeBartolo, Edward J. DeBartolo Jr., Marie Denise DeBartolo York, their children and trusts created for the benefit of descendants of Edward J. DeBartolo and (iii) the Affiliates of the foregoing.

                 "DEBARTOLOS" shall mean the Estate of Edward J. DeBartolo, Edward J. DeBartolo, Jr., Marie Denise DeBartolo York and other members of the Immediate Family of any of the foregoing, any other lineal descendants of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other Entity Controlled by any one or more of the foregoing.

                 "DEEMED PARTNERSHIP UNIT VALUE" as of any date shall mean the Current Per Share Market Price as of the Trading Day immediately preceding such date; PROVIDED, HOWEVER, that Deemed Partnership Unit Value shall be adjusted as described in Section 11.7(d) hereof in the event of any stock dividend, stock split, stock distribution or similar transaction.

                 "DEPRECIATION" shall mean for each Partnership Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to a Partnership asset for such year or other period, except that if the Gross Asset Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                 "DEVELOPMENT LAND" shall mean any vacant land suitable for development as a Project.

                 "DIRECTORS" shall mean the Board of Directors of the Non-Managing General Partner.

                 "EFFECTIVE TIME" shall have the meaning set forth in the Merger Agreement.

                 "EJDC" shall mean The Edward J. DeBartolo Corporation, an Ohio corporation.

                 "EJDC LENDER" shall mean the Persons described as lenders in Exhibit F.

                 "EJDC LOAN TRANSACTION" shall mean the loans documented in Exhibit F.

                 "EJDC OPTION" shall have the meaning set forth in Section 12.1 hereof.

                 "EJDC OPTION TERMINATION DATE" shall have the meaning set forth in Section 12.1(e) hereof.

                 "ENTITY" shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

                 "EXERCISE NOTICE" shall have the meaning set forth in Section
11.1 hereof.

                 "GAAP" shall mean generally accepted accounting principles consistently applied.

                 "GENERAL PARTNER" shall mean the Managing General Partner, the Non-Managing General Partner and their respective duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

                 "GROSS ASSET VALUE" shall have the meaning set forth in
Section 4.8(b) hereof.

                 "GROSS INCOME" shall mean the income of the Partnership determined pursuant to Section 61 of the Code before deduction of items of expense or deduction.

                 "IMMEDIATE FAMILY" shall mean, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants by blood or adoption, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law (in each case by whole or half-blood).

                 "INCURRENCE" shall have the meaning set forth in Section 10.5(a) hereof.

                 "INDEPENDENT DIRECTORS" shall mean members of the Board of Directors of the Non-Managing General Partner who are neither employed by the Non-Managing General Partner nor a member (or an Affiliate of a member) of the Simons.1

                 "INITIAL EJDC NOTICE" shall have the meaning set forth in
Section 12.1(a) hereof.





__________________________________

     1 In the event the requisite stockholder approval is obtained to amend the Charter of Simon-DeBartolo Group, Inc. to provide for a 13-person board, directors elected by the DeBartolo holders of Class C Common Stock will also be excluded from the definition of Independent Directors.

                 "INSTITUTIONAL INVESTORS" shall have the meaning set forth in Rule 501(a)(1)-(3), (7) and (8) of Regulation D promulgated under the Securities Act.

                 "INSTITUTIONAL LENDER" shall mean a commercial bank or trust company, a savings and loan association or an insurance company.

                 "JCP" shall mean JCP Realty, Inc., a Delaware corporation, or any of its Affiliates that becomes a Limited Partner hereunder and that is an "accredited investor" as defined in Regulation D under the Securities Act, as amended.

                 "JCP LIMITED PARTNER" shall mean JCP, in its capacity as a Limited Partner hereunder.

                 "JCP PROPERTY LIABILITIES" means any liabilities encumbering the assets of Treasure Coast-JCP Associates, Ltd., Pinellas Square Associates, Melbourne-JCP Associates, Ltd., Boynton-JCP Associates, Ltd., Chesapeake-JCP Associates, Ltd., Mall of the Mainland Associates, L.P., Port Charlotte-JCP Associates and Northfield Center Limited Partnership and any liability of the Partnership with respect to which JCP has incurred the "economic risk of loss" within the meaning of Treasury Regulation Section 1.752-2.

                 "LIEN" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, restrictions, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

                 "LIMITED PARTNER LIABILITY" shall mean, with respect to each Limited Partner, each liability (or portion thereof) included in the basis of such Limited Partner (other than as an "excess nonrecourse liability" within the meaning of Regulations Section 1.752-3(a)(3)) for federal income tax purposes.

                 "LIMITED PARTNERS" shall mean those Persons whose names are set forth on Exhibit A hereto as Limited Partners, their permitted successors or assigns as limited partners hereof, and/or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

                 "LIQUIDATING AGENT" shall mean such Person as is selected as the Liquidating Agent hereunder by the Managing General Partner, which Person may include the Managing

General Partner or an Affiliate of the Managing General Partner, provided such Liquidating Agent agrees in writing to be bound by the terms of this Agreement. The Liquidating Agent shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Agent in connection with the dissolution, liquidation and/or winding-up of the Partnership.

                 "LIQUIDATION TRANSACTION" shall mean any sale of assets of the Partnership in contemplation of, or in connection with, the liquidation of the Partnership.

                 "LOSSES" shall have the meaning set forth in Section 6.1(a) hereof.

                 "MAJOR DECISIONS" shall have the meaning set forth in Section 7.3(b) hereof.

                 "MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS" shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by all the Limited Partners, as a class (excluding any

Partnership Units or Preferred Units held by the Non-Managing General Partner or by the Managing General Partner or any Person Controlled by or any Person holding as nominee for either of such Partners).

                 "MANAGING GENERAL PARTNER" shall mean the DeBartolo Realty Corporation, an Ohio corporation.

                 "MINIMUM GAIN" shall have the meaning set forth in Section 6.1(d)(1) hereof.

                 "MINIMUM GAIN CHARGEBACK" shall have the meaning set forth in
Section 6.1(d)(1) hereof.

                 "NET FINANCING PROCEEDS" shall mean the cash proceeds received by the Partnership in connection with any borrowing by or on behalf of the Partnership (whether or not secured), or distributed to the Partnership in respect of any such borrowing by any Subsidiary Entity, after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

                 "NET OPERATING CASH FLOW" shall mean, with respect to any fiscal period of the Partnership, the aggregate amount of all cash received by the Partnership from any source for such fiscal period (including Net Sale Proceeds and Net Financing Proceeds), less the aggregate amount of all expenses or other amounts paid with respect to such period and such additional cash reserves as of the last day of such period as the Managing General Partner deems necessary for any capital or operating expenditure permitted hereunder.

                 "NET SALE PROCEEDS" shall mean the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership or a sale of any asset by or on behalf of any Subsidiary Entity, after deduction of any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the Managing General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale).

                 "NON-MANAGING GENERAL PARTNER" shall mean the Simon Property Group, Inc., a Maryland corporation.

                 "NONRECOURSE LIABILITIES" shall have the meaning set forth in
Section 6.1(d)(1) hereof.

                 "OFFERED UNITS" shall mean the Partnership Units of a Limited Partner identified in an Exercise Notice which, pursuant to the exercise of Rights, are to be acquired by the Non-Managing General Partner under the terms hereof.

                 "OWNERSHIP LIMIT" shall have the meaning set forth in Article Ninth of the Charter of the Non-Managing General Partner.

                 "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in
Section 6.1(d)(2) hereof.

                 "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in Section 6.1(d)(2) hereof.

                 "PARTNER NONRECOURSE DEDUCTION" shall have the meaning set forth in Section 6.1(d)(2) hereof.

                 "PARTNERS" shall mean the Managing General Partner, the Non-Managing General Partner and the Limited

Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

                 "PARTNERSHIP" shall mean the limited partnership hereby constituted, as such limited partnership may from time to time be constituted.

                 "PARTNERSHIP FISCAL YEAR" shall mean the calendar year.

                 "PARTNERSHIP INTEREST" shall mean the interest of a Partner in the Partnership.

                 "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations.

                 "PARTNERSHIP UNITS" OR "UNITS" shall mean the interest in the Partnership of any Partner which entitles a Partner to the allocations (and each item thereof) specified in Section 6.1(a) hereof and all distributions from the Partnership, and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Partnership Units do not include Preferred Units. Each Partner's percentage of ownership interest in the Partnership shall be determined by dividing the number of Partnership Units then owned by each Partner by the total number of Partnership Units then outstanding. The initial number of Partnership Units held by each Partner at the date hereof is as set forth opposite its name on attached Exhibit A.

                 "PAYMENT PERIOD" shall have the meaning set forth in Section 12.1(a) hereof.

                 "PERSON" shall mean any individual or Entity.

                 "PLEDGE" shall mean granting of a Lien on a Partnership
Interest.

                 "POST-EXCHANGE DISTRIBUTION" shall have the meaning set forth in Section 6.2(a) hereof.

                 "PREFERRED CONTRIBUTED FUNDS" shall have the meaning set forth in Section 4.3(e) hereof.

                 "PREFERRED DISTRIBUTION REQUIREMENT" shall have the meaning set forth in Section 4.3(e) hereof.

                 "PREFERRED DISTRIBUTION SHORTFALL" shall have the meaning set forth in Section 6.2(b)(i) hereof.

                 "PREFERRED REDEMPTION AMOUNT" shall mean, with respect to any class or series of Preferred Units, the sum of (i) the amount of any accumulated Preferred Distribution

Shortfall with respect to such class or series of Preferred Units, (ii) the Preferred Distribution Requirement to the date of redemption and (iii) the Preferred Redemption Price indicated in the Preferred Unit Designation with respect to such class or series of Preferred Units.

                 "PREFERRED REDEMPTION PRICE" shall have the meaning set forth in Section 4.3(e) hereof.

                 "PREFERRED SHARES" shall mean any class of equity securities of the Non-Managing General Partner now or hereafter authorized or reclassified, other than the Shares or the Excess Stock, having dividend rights that are superior or prior to dividends payable on the Shares.

                 "PREFERRED UNIT DESIGNATION" shall have the meaning set forth in Section 4.3(e) hereof.

                 "PREFERRED UNIT ISSUE PRICE" shall mean the amount of the Required Funds contributed or deemed to have been contributed by the Non-Managing General Partner in exchange for a Preferred Unit.

                 "PREFERRED UNITS" shall mean interests in the Partnership issued to the Non-Managing General Partner pursuant to Section 4.3(c) hereof. Holders of Preferred

Units shall have such rights to the allocations of Profits and Losses as specified in Section 6.1 hereof and to distributions pursuant to Section 6.2 hereof, but shall not, by reason of ownership of such Preferred Units, be entitled to participate in the management of the Partnership or to consent to or approve any action which is required by the Act or this Agreement to be approved by any or all of the Partners.

                 "PRINCIPAL GROUP" shall mean, as of any date, a Limited Partner, or two or more Limited Partners which are Affiliates, and which individually or collectively own 5% or more of the Partnership Units outstanding as of such date.

                 "PRINCIPAL GROUP REPRESENTATIVE" shall mean, as of any date, the designated representative of any Principal Group.

                 "PROFITS" shall have the meaning set forth in Section 6.1(a) hereof.

                 "PROJECT" shall mean any property that is or is planned to be used primarily for retail purposes, and shall include, but is not limited to, a regional mall, community shopping center, specialty retail center and a mixed-use property which contains a major retail component.

                 "PROPERTY OR PROPERTIES" shall mean any Development Land or Project in which the Partnership acquires ownership of (a) the fee or leasehold interest or (b) an indirect interest through any other partnership or other Entity in the fee or leasehold interest.

                 "PURCHASE PRICE" shall have the meaning set forth in Section
11.3 hereof.

                 "QUALIFIED REIT SUBSIDIARIES" shall have the meaning set forth in Section 856(i)(2) of the Code.

                 "REGISTRATION RIGHTS AGREEMENTS" shall mean the agreements, in effect as of the Effective Time, among the Non-Managing General Partner, certain of its stockholders and certain holders of Units.

                 "REGULATIONS" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 "REGULATORY ALLOCATION" shall have the meaning set forth in
Section 6.1(d)(5) hereof.

                 "REIT" shall mean a real estate investment trust as defined in
Section 856 of the Code.

                 "REIT EXPENSES" shall mean (i) costs and expenses relating to the formation and continuity of existence of the Managing General Partner and the Non-Managing General Partner and their respective subsidiaries, including taxes, fees and assessments associated therewith, and any and all costs, expenses or fees payable to any director or trustee of the Managing General Partner, the Non-Managing General Partner or such subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by the General Partner or the Non- Managing General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts, selling commissions and placement fees applicable to any such offer of securities (PROVIDED, HOWEVER, that in the case of any registration of securities effectuated by the Managing General Partner or the Non-Managing General Partner on behalf of one or more of its security holders, REIT Expenses shall not include underwriting discounts or selling commissions), (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Managing General Partner or the Non-Managing General Partner under federal, state or local laws or regulations, including tax returns and filings with the SEC and any stock exchanges on which the Shares are listed, (iv) costs and expenses associated with compliance by the Managing General Partner or the Non-Managing General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, (v) costs and expenses associated with any 401(k) Plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Managing General Partner, the Non-Managing General Partner or Simon Property Group (Delaware), Inc., and (vi) all operating, administrative and other costs incurred by the Managing General Partner or the Non-Managing General Partner (including attorney's and accountant's fees, income and franchise taxes and salaries paid to officers of the Managing General Partner or the Non-Managing General Partner, but excluding costs of any repurchase by the General Partners of any of their securities); PROVIDED,

HOWEVER, that amounts described herein shall be considered REIT Expenses hereunder only if and to the extent the aggregate amount of such expenses incurred during the fiscal year in question and during all prior fiscal years exceeds the aggregate of all amounts distributed or distributable to the Managing General Partner or the Non-Managing General Partner by any subsidiary thereof (including, without limitation, in the case of the Non-Managing General Partner, by Simon Property (Delaware), Inc.) other than the Partnership or Simon, L.P., as appropriately apportioned between the Partnership and Sunny, L.P., during such fiscal years.

                 "REIT REQUIREMENTS" shall mean all actions or omissions as may be necessary (including making appropriate distributions from time to time) to permit the Managing General Partner and the Non-Managing General Partner to qualify or continue to qualify as real estate investment trusts within the meaning of Section 856 ET SEQ. of the Code, as such provisions may be amended from time to time, or corresponding provisions of succeeding law.

                 "RELATED ISSUE" shall mean, with respect to a class or series of Preferred Units, the class or series of Preferred Shares the sale of which provided the Non-Managing General Partner with the proceeds to contribute to the Partnership.

                 "REQUIRED FUNDS" shall have the meaning set forth in Section 4.3(a) hereof.

                 "RESPONSE NOTE" shall have the meaning set forth in Section 12.1(b).

                 "RIGHTS" shall have the meaning set forth in Section 11.1 hereof.

                 "SEC" shall mean the United States Securities and Exchange Commission.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SHARES" shall mean the shares of Common Stock, par value $.0001 per share, of the Non-Managing General Partner.

                 "SIMONS" shall mean Melvin Simon, Herbert Simon and David Simon, other members of the Immediate Family of any of the foregoing, any other lineal descendants of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other Entity Controlled by any one or more of the foregoing.

                 "SUBSEQUENT EJDC NOTICE" shall have the meaning set forth in
Section 12.1(c) hereof.

                 "SUBSIDIARY ENTITY" shall mean any Entity in which the Partnership owns a direct or indirect equity interest.

                 "SUBSIDIARY PARTNERSHIP" shall mean any partnership in which the Partnership owns a direct or indirect equity interest.

                 "SUBSTITUTED LIMITED PARTNER" shall have the meaning set forth in the Act.

                 "TAX MATTERS PARTNER" shall have the meaning set forth in
Section 6.7 hereof.

                 "THIRD PARTY" or "THIRD PARTIES" shall mean a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a Partner or Partners.

                 "THIRD PARTY FINANCING" shall mean financing or refinancing obtained from a Third Party by the Partnership.

                 "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 "TRANSFER" means any assignment, sale, transfer, conveyance or other disposition or act of alienation (other than a Pledge), whether voluntary or involuntary, or by operation of law.

                 1.2 EXHIBIT, ETC. References to "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated herein by reference.

                                   ARTICLE II

                                  ORGANIZATION
                                  ------------


                 2.1 CONTINUATION. The parties hereto do hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided. Promptly upon the execution and delivery hereof, the Managing General Partner shall cause each notice, instrument, document, or certificate as may be required by applicable law, and which may be necessary to enable the Partnership to continue to conduct its business, and to own its properties, under the Partnership name, to be filed or recorded in all appropriate public offices. Upon request of the Managing General Partner, the Partners shall execute any assumed or fictitious name, certificate or certificates required by law to be filed in connection with the Partnership. The Managing General Partner shall properly cause the execution and delivery of such additional documents and shall perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the continued operation of a limited partnership under the laws of the State of Delaware (it being understood that the Managing General Partner shall be required to provide the Non-Managing General Partner and Limited Partners with copies of any amended Certificates of Limited Partnership required to be filed under such laws only upon request) and for the continued operation of a limited partnership in each other jurisdiction in which the Partnership shall conduct business.

                 2.2 NAME. The name of the Partnership is hereby changed to Simon-DeBartolo Group, L.P., and henceforth all business of the Partnership shall be conducted under the name of Simon-DeBartolo Group, L.P. or such other name as the Managing General Partner may select; PROVIDED, HOWEVER, that the Managing General Partner may not choose the name (or any derivative thereof) of any Limited Partner (other than the names "DeBartolo" or "Simon") without the prior written consent of such Limited Partner. All transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name (it being understood that the Partnership may adopt assumed or fictitious names in certain jurisdictions).

                 2.3 CHARACTER OF THE BUSINESS. The purpose of the Partnership is and shall be to acquire, hold, own, sell, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the Properties and any other real and personal property of all kinds; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow or lend money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien and, directly or indirectly, to acquire and construct additional Properties necessary or useful in connection with its business.

                 2.4 LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Partnership shall be at __________________________________ or such other location as shall be selected from time to time by the Managing General Partner in its sole discretion; PROVIDED, HOWEVER, that the Managing General Partner shall promptly notify the Partners of any change in the location of the principal place of business of the Partnership.

                 2.5 REGISTERED AGENT AND REGISTERED OFFICE. The Registered Agent of the Partnership shall be The Prentice-Hall Corporation System, Inc. or such other Person as the Managing General Partner may select in its sole discretion. The Registered Office of the Partnership in the State of Delaware shall be c/o Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, DE 19901, or such other location as the Managing General Partner may select in its sole and absolute discretion. The Managing

General Partner shall promptly notify the Partners of any change in the Registered Agent or Registered Office of the Partnership.

                                  ARTICLE III

                                      TERM
                                      ----


                 3.1 COMMENCEMENT. The Partnership commenced business as a limited partnership on November 18, 1993 upon the filing of the Certificate with the Secretary of State of the State of Delaware.

                 3.2 DISSOLUTION. The Partnership shall continue until dissolved and terminated upon the earlier of (i) December 31, 2096, or (ii) the occurrence of the earliest of the following events:

                          (a)     the dissolution, termination, retirement or
Bankruptcy of the last remaining General Partner unless the Partnership is continued as provided in Section 9.1 hereof;

                          (b)     the election to dissolve the Partnership made
in writing by the Managing General Partner, but only if the consent required by Section 7.3 and the consent of the Non-Managing General Partner are obtained;

                          (c)     the sale or other disposition of all or
substantially all the assets of the Partnership; or

                          (d)     dissolution required by operation of law.


                                   ARTICLE IV

                            CONTRIBUTIONS TO CAPITAL
                            ------------------------


                 4.1      GENERAL PARTNER CAPITAL CONTRIBUTIONS.

                          (a)     Simultaneously with the execution and
delivery hereof, the Non-Managing General Partner is contributing to the Partnership, Simon, L.P. units representing 10.5% of the outstanding Simon, L.P. units (excluding preferred units) and is contributing to the Partnership a 49.5% interest in the profits of Simon, L.P., both in exchange for a non-managing general partnership interest in the Partnership with the number of Units set forth on Exhibit A.

                          (b)     The Non-Managing General Partner shall
hereafter contribute to the capital of the Partnership, in exchange for Units as provided in Section 4.3(b) hereof, the proceeds of the sale of any Shares.

                 4.2 LIMITED PARTNER CAPITAL CONTRIBUTIONS. Concurrently herewith, the Limited Partners identified on Exhibit A as limited partners of Simon, L.P. are contributing or causing to be contributed, to the capital of the Partnership in exchange for Partnership Units, their limited partnership interests in Simon, L.P. Except as expressly provided in Sections 4.3, 4.4 and 4.5, below, no Partner may make additional contributions to the capital of the Partnership without the consent of the General Partner.

                 4.3      ADDITIONAL FUNDS.

                          (a)     The Partnership may obtain funds ("Required
Funds") which it considers necessary to meet the needs, obligations and requirements of the Partnership, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms, provisions, and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the Managing General Partner and as the Non-Managing General Partner shall determine to be in the best interests of the Partnership, subject to the terms and conditions of this Agreement. Any and all funds required or expended, directly or indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings. Any Third Party Financing or Affiliate Financing obtained by the General Partners on behalf of the Partnership may be convertible in whole or in part into Additional Units (to be issued in accordance with Section 9.4 hereof), may be unsecured, may be secured by mortgage(s) or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, may include the provision for the option to acquire Additional Units (to be issued in accordance with Section 9.4 hereof), and may include the acquisition of or provision for interest rate swaps, credit enhancers and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; PROVIDED, HOWEVER, that in no event may the Partnership obtain any Affiliate Financing or Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal, officer or director of any Partner without the consent of the affected Partner and any other Person or Persons to whom such recourse may be had.

                          (b)  To the extent the Partnership does not borrow
all of the Required Funds (and whether or not the Partnership is able to borrow all or part of the Required Funds), the Managing General Partner or the Non-Managing General Partner (or an Affiliate thereof) (i) may itself borrow such Required Funds, in which case the Managing General Partner or the Non-Managing General Partner shall lend such Required Funds to the Partnership on the same economic terms and otherwise on substantially identical terms, or
(ii) may raise such Required Funds in any other manner, in which case, unless such Required Funds are raised by the Non-Managing General Partner through the sale of Preferred Shares, the Managing General Partner or the Non-Managing General Partner shall contribute to the Partnership as an additional Capital Contribution the amount of the Required Funds so raised ("Contributed Funds") (hereinafter, each date on which the Managing General Partner or the Non-Managing General Partner so contributes Contributed Funds pursuant to this paragraph (b) is referred to as an "Adjustment Date"). Any Required Funds raised from the sale of Preferred Shares shall be contributed to the Partnership as Contributed Funds pursuant to Section 4.3(e), below. In the event the Managing General Partner or the Non-Managing General Partner advance Required Funds to the Partnership pursuant to this paragraph
(b), then the Partnership shall assume and pay (or reflect on its books as additional Required Funds) the expenses (including any applicable underwriting discounts) incurred by the Managing General Partner or the Non-Managing General Partner (or such Affiliate) in connection with raising such Required Funds through a public offering of its securities or otherwise. If the Managing General Partner or the Non-Managing General Partner advances Required Funds to the Partnership as Contributed Funds pursuant to this paragraph (b), additional Partnership Units shall be issued to the Managing General

Partner or the Non-Managing General Partner to reflect its contribution of the Contributed Funds. The number of Partnership Units so issued shall be determined by dividing the amount of Contributed Funds by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the Adjustment Date. The Managing General Partner or the Non-Managing General Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.

                          (c)     With respect to the making of a loan to the
Partnership by the Managing General Partner or the Non-Managing General Partner which (i) is in the aggregate principal amount of at least $20 million and (ii) which, by its terms, is to mature in more than 12 months (or which is to mature in less than 12 months but is subject to extension solely at the discretion of the lender, which extension shall cause the loan to mature in more than 12 months), the Managing General Partner shall give each Principal Group Representative not less than 20 days prior written notice of each Funding Date for each such loan and of the principal amount of such loan to be advanced by the Managing General

Partner or the Non-Managing General Partner, as the case may be, and each Limited Partner in any Principal Group shall have the right to provide simultaneously with the Managing General Partner or the Non-Managing General Partner, as the case may be, its pro-rata share (computed based upon the number of Units held by such Limited Partner compared to the total number of Units then outstanding, computed as of the day immediately preceding such Funding
Date) of such loan on the same terms and conditions. To the extent that any lending Limited Partner's proportionate share of Units increases or decreases, as a result of an action taken by the Managing General Partner after such notice is given but prior to the day immediately preceding such Funding Date, the Managing General Partner will as promptly as practicable notify such Limited Partner of its respective revised proportionate share of such loan.

                          (d)     With respect to the making of any additional
Capital Contributions by either the Managing General Partner or the Non-Managing General Partner, each Limited Partner in any Principal Group shall, subject to compliance with the notice requirements set forth in the following sentence, have the right to provide simultaneously with the Managing General Partner or the Non-Managing General Partner, as the case may be, its pro-rata share (computed based upon the number of Units held by such Limited Partner compared to the total number of Units then outstanding, computed as of the day immediately preceding such Adjustment Date) of the Contributed Funds to be contributed on any such Adjustment Date on the same terms and conditions as the Contributed Funds of the Managing General Partner or the Non-Managing General Partner, as the case may be. Any Limited Partner in a given Principal Group that, not less than 20 days prior to the next Adjustment Date, has given written notice (such notice to be valid only until the next Adjustment Date), to the Managing General Partner and the Non-Managing General Partner of its intention to make such pro-rata contributions shall have (i) the right to receive from the Managing General Partner not less than 20 days prior written notice of the next Adjustment Date for the Contributed Funds and of the amount of funds to be so contributed and (ii) the right, but not the obligation, to make a Capital Contribution on or before such Adjustment Date equal to its pro-rata share of the Contributed Funds, as described in the preceding sentence. To the extent that any contributing Limited Partner's proportionate share of Units increases or decreases, as a result of action taken by the Managing General Partner or the Non-Managing General Partner, after such notice is given but prior to the date immediately preceding the Adjustment Date, the Managing General Partner will as promptly as practicable notify such Limited Partner of its respective revised proportionate share of the Contributed Funds in question.

                          (e)     In the event the Non-Managing General Partner
contributes to the Partnership as Preferred Contributed Funds any Required Funds obtained from the sale of Preferred Shares ("Preferred Contributed Funds"), then the Partnership shall assume and pay (or reflect on its books as additional Required Funds) the expenses (including any applicable underwriter discounts) incurred by the Non-Managing General Partner in connection with raising such Required Funds. In addition, the Non-Managing General Partner shall be issued Preferred Units of a designated class or series to reflect its contribution of such funds. Each class or series of Preferred Units shall be designated by the Non-Managing General Partner to identify such class or series with the class or series of Preferred Shares which constitutes the Related Issue. Each class or series of Preferred Units shall be described in a written document (the "Preferred Unit Designation") attached as Exhibit B, that shall set forth, in sufficient detail, the economic rights, including dividend, redemption and conversion rights and sinking fund provisions, of the class or series of Preferred Units and the Related Issue. The number of Preferred Units of a class or series shall be equal to the number of shares of the Related Issue sold. The Preferred Unit Designation shall provide for such terms for the class or series of Preferred Units that shall entitle the Non-Managing General Partner to substantially the same economic rights as the holders of the Related Issue. Specifically, the Non-Managing General Partner shall receive distributions on the class or series of Preferred Units pursuant to Section 6.2 equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid, together with any rights to accumulation thereof (the "Preferred Distribution Requirement"). The Partnership shall redeem the class or series of Preferred Units for a redemption price per Preferred Unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends (the "Preferred Redemption Price") upon the redemption of any shares of the Related Issue. Each class or series of Preferred Units shall also be converted into additional Partnership Units at the time and on such economic terms and conditions as the Related Issue is converted into Shares. Upon the issuance of any class or series of Preferred Units pursuant to this paragraph, the Non-Managing General Partner shall provide the Limited Partners with a copy of the Preferred Unit Designation relating to such class or series.

                 4.4 STOCK OPTION PLAN. If at any time a stock option granted by the Partnership in connection with the Stock Option Plan is exercised in accordance with its terms, and the Partnership chooses not to acquire any or all of the stock required to satisfy such option through open market purchases, the Non-Managing General Partner shall, as soon as practicable after such exercise, sell to the Partnership for use in satisfying such stock option, at a purchase price equal to the Current Per Share Market Price on the date such stock option is exercised, the number of Shares for which such option is exercised (or, if such stock option is to be satisfied in part through open market purchases, the remaining number of shares) and the Non-Managing General Partner shall contribute to the capital of the Partnership, in exchange for additional Partnership Units, an amount equal to the price paid to the Non- Managing General Partner by the Partnership in connection with the Partnership's purchase of Shares upon exercise of such stock option. The number of Partnership Units to be so issued shall be determined by dividing the amount of such capital contribution by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the date of such capital contribution. The Non-Managing General Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued. The Partnership shall retain the exercise or purchase price paid by the





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                                                                              53




holder of such option for the Shares such holder is entitled to receive upon such exercise.

                 4.5 DIVIDEND REINVESTMENT PLAN. All amounts received by the Non-Managing General Partner in respect of its dividend reinvestment plan, if any, (a) either shall be utilized by the Non-Managing General Partner to effect open market purchases of its stock, or (b) if the Non-Managing General Partner elects instead to issue new shares with respect to such amounts, shall be contributed by the Non- Managing General Partner to the Partnership in exchange for additional Partnership Units. The number of Partnership Units so issued shall be determined by dividing the amount of funds so contributed by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the date such funds are contributed. The Non-Managing General Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.

                 4.6 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

                 4.7 NO INTEREST; NO RETURN. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution from the Partnership.

                 4.8      CAPITAL ACCOUNTS.

                          (a)     The Partnership shall establish and maintain
a separate capital account ("Capital Account") for each Partner, including a partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:

                          (1) credited with the amount of cash contributed by such Partner to the capital of the Partnership; the initial Gross Asset Value (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership; such Partner's distributive share of Profits; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Section 6.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

                          (2) debited with the amount of cash distributed to such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement; the amount of unsecured liabilities of the Partner assumed by the Partnership; such Partner's distributive share of Losses; in the case of the General Partners, payments of REIT Expenses by the Partnership; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 6.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i).

                 In the event that any or all of a Partner's Partnership Units or Preferred Units are transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(l), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Units so transferred.

                 In the event that the Gross Asset Values of Partnership assets are adjusted pursuant to Section 4.8(b)(ii) hereof, the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

             A Limited Partner shall be liable unconditionally to the Partnership for all or a portion of any deficit in its Capital Account if it so elects to be liable for such deficit or portion thereof. Such election may be for either a limited or unlimited amount and may be amended or withdrawn at any time. The election, and any amendment thereof, shall be made by written notice to the Managing General Partner delivered 25 days in advance of any such election (which the Managing General Partner shall promptly upon receipt deliver copies of to the other Partners) stating that the Limited Partner elects to be liable, and specifying the limitations, if any, on the maximum amount or duration of such liability. Said election, or amendment thereof, shall be effective only from the date 25 days after the written notice is received by the Managing General Partner, and shall terminate upon the date, if any, specified therein as a termination date or upon delivery to the Managing General Partner of a subsequent written notice withdrawing or otherwise amending such election. A withdrawal, or an amendment reducing the Limited Partner's maximum liability, shall not be effective to avoid responsibility for any loss incurred prior to such amendment or withdrawal. Except as provided in this Section 4.6 or as required by law, no Limited Partner shall be liable for any deficit in its Capital Account or be obligated to return any distributions of any kind received from the Partnership.

                 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations.

                          (b)     The term "Gross Asset Value" or "Gross Asset
Values" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

                          (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as reasonably determined by the Managing General Partner;

                         (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, immediately prior to the following events:

                                  (A) a Capital Contribution (other than a DE MINIMIS Capital Contribution, within the meaning of Section 1.704-1(b)(2)(iv)(f)(5)(i) of the Regulations) to the Partnership by a new or existing Partner as consideration for Partnership Units;

                                  (B)      the distribution by the Partnership
                 to a Partner of more than a DE MINIMIS amount (within the meaning of Section 1.704-1(b)(2)(iv)(f)(5)(ii) of the Regulations) of Partnership property as consideration for the redemption of Partnership Units; and

                                  (C)      the liquidation of the Partnership
                 within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

                         (iii)   the Gross Asset Values of Partnership
         assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the Managing General Partner as of the date of distribution.

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts as described in Section 4.8(a) above.

                                   ARTICLE V

                   CONDITIONS/REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

                 5.1 REPRESENTATIONS AND WARRANTIES BY MANAGING GENERAL PARTNER. The Managing General Partner represents and warrants to the Limited Partners, the Non-Managing General Partner and to the Partnership that (i) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio, with full right, corporate power and authority to fulfill all of its obligations hereunder or as contemplated herein; (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action; (iii) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of the Managing General Partner and is enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (iv) no authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the execution and delivery of this Agreement by the Managing General Partner, except as may have been received prior to the date of this Agreement;
(v) the execution and delivery of this Agreement by the Managing General Partner and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Managing General Partner is a party; and (vi) the Partnership Units, upon payment of the consideration therefore pursuant to this Agreement, will be validly issued, fully paid and, except as otherwise provided in accordance with applicable law, non-assessable.

                 5.2 REPRESENTATIONS AND WARRANTIES BY NON-MANAGING GENERAL PARTNER. The Non-Managing General Partner represents and warrants to the Limited Partners, the Managing General Partner and to the Partnership that
(i) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, with full right, corporate power and authority to fulfill all of its obligations hereunder or as contemplated herein; (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action; (iii) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of the Non-

Managing General Partner and is enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (iv) no authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the execution and delivery of this Agreement by the Non-Managing General Partner, except as may have been received prior to the date of this Agreement; and (v) the execution and delivery of this Agreement by the Non-Managing General Partner and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Non-Managing General Partner is a party.

                 5.3 REPRESENTATIONS AND WARRANTIES BY THE LIMITED PARTNERS. Each Limited Partner, for itself only, represents and warrants to the General Partners, the other Limited Partners and the Partnership that (i) all transactions contemplated by this Agreement to be performed by such Limited Partner have been duly authorized by all necessary action; and (ii) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 5.4 ACKNOWLEDGMENT BY EACH PARTNER. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, or yield, if any, in respect of the Partnership, Simon, L.P., or any one or more or all of the Projects owned, directly or indirectly, by the Partnership or Simon, L.P., have been made by any Partner or its

Affiliates or any employee or representative of any Partner or its Affiliates, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute a representation or warranty, express or implied.

                                   ARTICLE VI

                     ALLOCATIONS, DISTRIBUTIONS AND OTHER
                     ------------------------------------
                           TAX AND ACCOUNTING MATTERS
                           --------------------------

                 6.1      ALLOCATIONS.

                          (a)     For the purpose of this Agreement, the terms
"Profits" and "Losses" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

                                  (1)      any income of the Partnership that
         is exempt from federal income tax and not other-wise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be added to such taxable income or loss;

                                  (2)      in lieu of the depreciation,
         amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year or other period;

                                  (3)      any items that are specially
         allocated pursuant to Section 6.1(d) hereof and the income allocation under Section 6.1(b) hereof shall not be taken into account in computing Profits or Losses; and

                                  (4)      any expenditures of the Partnership
         described in Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be deducted from such taxable income or loss.

                          (b)     Except as otherwise provided in Section
6.1(d) hereof and this Section 6.1(b), the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with their proportionate ownership of Partnership Units and Preferred Units in the following order of priority:

                                  (1)      First, Profits shall be allocated to
         the holder(s) of Preferred Units in an amount equal to the excess of
         (A) the amount of Net Operating Cash Flow distributed to such holders pursuant to Section 6.2(b) and Section 6.2(c) (but only to the extent attributable to the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership Fiscal Years over (B) the amount of Profits previously allocated to such holders pursuant to this subparagraph (1).

                                  (2)      Second, for any Partnership Fiscal
         Year ending on or after a date in which Preferred Units are redeemed, Profits (or Losses) shall be allocated to the holder(s) of such Preferred Units in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during the Partnership Fiscal Year over the Preferred Unit Issue Price of such Preferred Units. In addition, in the event that the Partnership is liquidated pursuant to Article VIII, the allocation described above shall be made to the holder(s) of Preferred Units with respect to all Preferred Units then outstanding.

                                  (3)      Third, any remaining Profits and
         Losses shall be allocated among the Partners in accordance with their proportionate ownership of Partnership Units except as otherwise required by the Regulations.

                                  (4)      Notwithstanding subparagraphs (1),
         (2) and (3), Profits and Losses from a Liquidation Transaction shall be allocated as follows:

                          First, Profits (or Losses) shall be allocated to the
                 holders of Preferred Units in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the

                 Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units;

                          Second, Profits or Losses shall be allocated among
                 the Partners so that the Capital Accounts of the Partners (excluding from the Capital Account of the Partners the amount attributable to their Preferred Units) are proportional to the number of Partnership Units held by the Partners; and

                          Third, any remaining Profits and Losses shall be
                 allocated among the Partners in accordance with their proportionate ownership of Partnership Units.

                          (c)     For the purpose of Section 6.1(b) hereof,
gain or loss resulting from any disposition of Partnership property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Gross Asset Value.

       (d) Notwithstanding the foregoing provisions of this Section 6.1, the following provisions shall apply:

                                    (1)  A Partner shall not receive an
         allocation of any Partnership deduction that would result in total loss allocations attributable to "Nonrecourse Liabilities" (as defined in Regulations Section 1.704-2(b)(3)) in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). The term "Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed. If the Partnership makes a distribution allocable to the proceeds of a Nonrecourse Liability, in accordance with Regulation
         Section 1.704-2(h) the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceeds the property's adjusted tax basis. If there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners' respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2) (the "Minimum Gain Chargeback"). The items to be allocated pursuant to this Section 6.1(d)(1) shall be determined in accordance with Regulations Section 1.704-2(f) and (j).

                                    (2)  Any item of "Partner Nonrecourse
         Deduction" (as defined in Regulations Section 1.704-2(i)) with respect to a "Partner Nonrecourse Debt" (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulation Section 1.704-2(i)(6) the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Partner Nonrecourse Debt that exceeds the property's adjusted tax basis. Subject to Section 6.1(d)(1) hereof, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "Partner Nonrecourse Debt Minimum Gain") for a Partnership Fiscal Year, then after taking into account allocations pursuant to Section 6.1(d)(1) hereof, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such

         Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 6.1(d)(2) shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j).

                                    (3)  Pursuant to Regulations Section
         1.752-3(a)(3), for the purpose of determining each Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be the quotient of (i) the number of Partnership Units then held by such Partner, and (ii) the aggregate amount of Partnership Units then outstanding.

                                    (4)  No Limited Partner shall be allocated
         any item of deduction or loss of the Partnership if such allocation would cause such Limited Partner's Capital Account to become negative by more than the sum of (i) any amount such Limited Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Limited Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Limited Partner pursuant to this
         Section 6.1(d)(4) shall be allocated to the General Partners in accordance with their respective Partnership Interests. For this purpose, in determining the Capital Account balance of such Limited Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) shall be taken into account. In the event that (A) any Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (B) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under

         Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the
         Partnership Fiscal Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner's Capital Account as of the end of the Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a pro rata portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 6.1(d)(4) and Section 6.1(d)(1) and/or (2) hereof apply, Section 6.1(d)(1) and/or (2) hereof shall be applied prior to this Section 6.1(d)(4).

                                  (5)  The Regulatory Allocations shall be
         taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under this Section 6.1 shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made. This Section 6.1(d)(5) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "REGULATORY ALLOCATIONS" shall mean the allocations provided under this Section 6.1(d)(other than this Section 6.1(d)(5)).

                          (e)  In accordance with Sections 704(b) and 704(c) of
the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners on a property by property basis so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the

Gross Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gains or losses from taxable sales or other dispositions and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder. In furtherance of the foregoing, the Partnership shall employ the method prescribed in Regulation Section 1.704-3(b) (the "traditional method") or the equivalent successor provision(s) of proposed, temporary or final Regulations. The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Subsidiary Partnership to the Partner or Partners contributing the interest or interests in such Subsidiary Partnership, so that, to the greatest extent possible and consistent with the foregoing, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Subsidiary Partnership to the Partnership in lieu of contributing the interest or interests in the Subsidiary Partnership to the Partnership.

                          (f)     Notwithstanding anything to the contrary
contained in this Section 6.1, the allocation of Profits and Losses for any Partnership Fiscal Year during which a Person acquires a Partnership Unit (other than upon formation of the Partnership) pursuant to Section 4.3(b) or otherwise, shall take into account the Partners' varying interests for such Partnership Fiscal Year pursuant to any method permissible under Section 706 of the Code that is selected by the Managing General Partner (notwithstanding any agreement between the assignor and assignee of such Partnership Unit although the Managing General Partner may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the Managing General Partner.

                          (g)     If any portion of gain from the sale of
property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("AFFECTED GAIN"), then
(A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other tax items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

                          (h)     The Profits, Losses, gains, deductions, and
credits of the Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accor-dance with the accounting method followed by the Partnership for federal income tax purposes.

                          (i)     Except as provided in Sections 6.1(e) and
6.1(g) hereof, for federal income tax purposes, each item of income, gain, loss, or deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss, or deduction has been allocated pursuant to this Section 6.1.

                          (j)     To the extent permitted by Regulations
Sections 1.704-2(h)(3) and 1.704-2(i)(6), the Managing General Partner shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Partnership's taxable year in which the distribution occurs.

                          (k)     If any Partner sells or otherwise disposes of
any property, directly or indirectly, to the

Partnership, and as a result thereof, gain on a subsequent disposition of such property by the Partnership is reduced pursuant to Section 267(d) of the Code, then, to the extent permitted by applicable law, gain for federal income tax purposes attributable to such subsequent disposition shall first be allocated among the Partners other than the selling Partner in an amount equal to such Partners' allocations of "book" gain on the property pursuant to this Section 6.1, and any remaining gain for federal income tax purposes shall be allocated to the selling Partner.

                 6.2      DISTRIBUTIONS.  (a)      Except with respect to a
liquidation of the Partnership pursuant to Section 3.2 hereof, and subject to the priority set forth in paragraphs (b) and (c) of the Section 6.2, the Managing General Partner shall cause the Partnership to distribute all or a portion of Net Operating Cash Flow to the Partners from time to time as determined by the Managing General Partner, but in any event not less frequently than quarterly, in such amounts as the Managing General Partner shall determine in its sole discretion; PROVIDED, HOWEVER, that, except as provided in Sections (b) and (c) below, all such distributions shall be made PRO RATA in accordance with the outstanding Partnership Units as of the date that is five business days before the date such distribution is made. In no event may a Partner receive a distribution of Net Operating Cash Flow with respect to a Partnership Unit that such Partner has exchanged prior to the date of such distribution for a Share, pursuant to the Rights granted under Section
11.1 or the EJDC Option granted under Section 12.1,(a "Post-Exchange Distribution"); rather, all such Post-Exchange Distributions shall be distributed to the Non-Managing General Partner.

                          (b)     Except to the extent Net Operating Cash Flow
is distributed pursuant to subsection (c) of this Section 6.2 distributions of Net Operating Cash Flow shall be made in the following order of priority:

                                  (i)  First, to the extent that the amount of
         cash distributed to the holders of Preferred Units for any prior quarter was less than the Preferred Distribution Requirement for such quarter, and has not been subsequently distributed pursuant to this subparagraph (b)(i) or pursuant to paragraph (c) (a "Preferred Distribution Shortfall"), Net Operating

         Cash Flow shall be distributed to the holders of Preferred Units in an amount necessary to satisfy such Preferred Distribution Shortfall for the current and all prior Partnership Fiscal Years. In the event that the Net Operating Cash Flow distributed for a particular quarter is less than the Preferred Distribution Shortfall, then all Net Operating Cash Flow shall be distributed to the holder(s) of Preferred Units in proportion to their respective Preferred Distribution Shortfalls.

                                  (ii)  Second, Net Operating Cash Flow shall
         be distributed to the holder(s) of Preferred Units in an amount equal to the applicable Preferred Distribution Requirement for each outstanding Preferred Unit. In the event that the amount of Net Operating Cash Flow distributed for a particular quarter is less than the Preferred Distribution Requirement, then all Net Operating Cash Flow shall be distributed to the holder(s) of Preferred Units in proportion to their Preferred Distribution Requirements for such quarter.

                                  (iii)  Except as provided in the last
         sentence of Section 6.2(a), the balance of the Net Operating Cash Flow to be distributed, if any, shall be distributed to holders of Partnership Units, in proportion to their ownership of Partnership Units, as of the date that is five business days before the date such distribution is made.

                          (c)     If in any quarter the Partnership redeems any
outstanding Preferred Units, Net Operating Cash Flow shall first be distributed to the Non-Managing General Partner in an amount equal to the applicable Preferred Redemption Amount for the Preferred Units being redeemed before being distributed pursuant to Section 6.2(b).

                          (d)     Notwithstanding the provision of the first
sentence of Section 6.2(a), (i) the Managing General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts, in accordance with (a), above, to enable the Managing General Partner and the Non-Managing General Partner to pay shareholder dividends that will (A) satisfy the REIT Requirements, and (B) avoid any federal income or excise tax liability of the Managing

General Partner or the Non-Managing General Partner; and (ii) in the event of a Covered Sale which occurs on a date on or after the Effective Time, and before but not including the fifth anniversary of the Effective Time, and which gives rise to a special allocation of taxable income or gain to one or more Limited Partners pursuant to Section 6.1(e), (A) the Managing General Partner shall cause the Partnership to distribute, PRO RATA in accordance with the Partnership Units, the Net Sale Proceeds therefrom up to an amount sufficient to enable such Limited Partner(s) to pay any income tax liability, computed at the maximum applicable federal and state statutory rate, with respect to the income or gain so specially allocated and on the distribution required by this clause (c) (or, if any such Limited Partner is a partnership or Subchapter S corporation, to enable such Limited Partner to distribute sufficient amounts to its equity owners to enable such owners to pay any income tax liability, computed at the maximum applicable federal and state statutory rate, with respect to their share of such taxable income or gain and such distributions) and (B) if the amounts distributed in accordance with the preceding clause (A) are insufficient to fund such income tax liabilities, the Managing General Partner shall cause the Partnership to distribute sufficient funds from other sources to fund such income tax liabilities. As used in this Section 6.2, the term "Covered Sale" means a sale or other taxable disposition of any Property described on Exhibit C.

                 6.3 BOOKS OF ACCOUNT. At all times during the continuance of the Partnership, the Managing General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by Persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act. The books and records of account shall be kept at the principal office of the Partnership, and each Partner and its representatives shall at all reasonable times have access to such books and records and the right to inspect and copy the same.

                 6.4 REPORTS. Within ninety (90) days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to each Partner, an annual report of the Partnership relating to the previous Partnership Fiscal Year containing a balance sheet as of the year then ended, a statement of financial condition as of the year then ended, and statements of operations, cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP and shall be audited by the Accountants. The Partnership shall also cause to be prepared and transmitted to each Partner within forty-five (45) days after the end of each of the first three (3) quarters of each Partnership Fiscal Year, a quarterly unaudited report containing a balance sheet, a statement of the Partnership's financial condition and statements of operations cash flow and Partnership equity, in each case relating to the fiscal quarter then just ended, and prepared in accordance with GAAP. The Partnership shall further cause to be prepared and transmitted to the Managing General Partner and the Non-Managing General Partner (i) such reports and/or information as are necessary for each to fulfill its obligations under the Securities Act of 1933, the Securities and Exchange Act of 1934 and the applicable stock exchange rules, and under any other regulations to which such Partners or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for each of the Managing General Partner and the Non-Managing General Partner to determine and maintain their qualifications as REITs under the REIT Requirements, their earnings and profits derived from the Partnership, their liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case, in a manner that will permit the Managing General Partner and the Non-Managing General Partner to comply with their respective obligations to file federal, state and local tax returns and information returns and to provide their shareholders with tax information. The Non-Managing General Partner shall provide to each Partner copies of all reports it provides to its stockholders at the same time such reports are distributed to such stockholders. The Managing General Partner shall also promptly notify the Partners of all actions taken by the Managing General Partner for which it has obtained the Consent of the Limited Partners.

                 6.5 AUDITS. Not less frequently than annually, the books and records of the Partnership shall be audited by the Accountants.

                 6.6      TAX RETURNS.

                          (a)     Consistent with all other provisions of this
Agreement, the Managing General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, credits and tax accounting methods and procedures and, with the consent of the Non-Managing General Partner, all tax elections.

                          (b)     The Managing General Partner shall, at least
30 days prior to the due dates for such returns, cause the Accountants to prepare and submit to the DeBartolo Designee, the Simon Designee and the JCP Limited Partner for their review, drafts of all federal and state income tax returns of the Partnership, and the Managing General Partner shall consult in good faith with the DeBartolo Designee, the Simon Designee and the JCP Limited Partner regarding any proposed modifications to such tax returns of the Partnership.

                          (c)     The Partnership shall timely cause to be
prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1," or any substitute therefor, with respect to each Partnership Fiscal Year on appropriate forms prescribed. Beginning with its taxable year ending December 31, 1996, the Partnership shall make reasonable efforts to prepare and submit such forms before the due date for filing federal income tax returns for the fiscal year in question (determined without extensions), and shall in any event prepare and submit such forms on or before July 15 of the year following the fiscal year in question.

                 6.7 TAX MATTERS PARTNER. The Managing General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership; PROVIDED, HOWEVER, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the Managing General Partner shall give prompt notice to the Partners of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; (iii) the Managing General Partner shall promptly notify the Partners if it does not intend to file for judicial review with respect to the Partnership; and (iv) as Tax Matters Partner, the Managing General Partner shall not be entitled to bind a Partner by any settlement agreement (within the meaning of Section 6224 of the Code) unless such Partner consents thereto in writing and shall notify the Partners in a manner and at such time as is sufficient to allow the Partners to exercise their rights pursuant to Section 6224(c)(3) of the Code; (v) the Managing General Partner shall consult in good faith with the Simon Designee, DeBartolo Designee and the JCP Limited Partner regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Property before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the Managing General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; and (vi) the Managing General Partner shall consult in good faith with the Simon Designee, DeBartolo Designee and the JCP Limited Partner regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the

Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition.

                 6.8      WITHHOLDING.     Each Partner hereby authorizes the
Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the Managing General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, 1442, 1445, or 1446. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of the Partner in question, and shall be repaid through withholding of subsequent distributions to such Partner. Nothing in this Section 6.8 shall create any obligation on the Managing General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make payments on account of any liability of the Partnership under a withholding tax act. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in THE WALL STREET JOURNAL or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (I.E., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit shall be allocated to the Partner to whose distribution the tax is attributable.

                                  ARTICLE VII

                     RIGHTS, DUTIES AND RESTRICTIONS OF THE
                                GENERAL PARTNERS
                     --------------------------------------


                 7.1 EXPENDITURES BY PARTNERSHIP. The Managing General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures shall be made on behalf of the

Partnership and the Managing General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall have been made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses and REIT Expenses.

                 7.2 POWERS AND DUTIES OF THE MANAGING GENERAL PARTNER. The Managing General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, and subject to the limitations contained in Section 7.3 hereof with respect to Major Decisions, the Managing General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the Managing General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Any action by the Managing General Partner relating to (i) transactions between the Partnership or a Subsidiary Entity and M.S. Management Associates, Inc., Simon MOA Management Company,

Inc. and/or M.S. Management Associates (Indiana), Inc., (ii) transactions between the Partnership or a Subsidiary Entity and DeBartolo Properties Management, Inc. or (iii) transactions involving the Partnership or a Subsidiary Entity in which the Simons, the DeBartolos or any Affiliate of the Simons or the DeBartolos has an interest (other than a non-controlling minority equity interest which has no management or veto powers, in a Person, other than the Partnership or a Subsidiary Entity, which is engaged in such transaction) other than through ownership of Partnership Units, shall require the prior approval of a majority of the Independent Directors. Except as otherwise expressly provided herein and subject to Section 7.3 hereof, the Managing General Partner shall have, for and on behalf of the Partnership, the right, power and authority:

                          (a)     To manage, control, hold, invest, lend,
reinvest, acquire by purchase, lease or otherwise sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage or otherwise encumber, abandon, improve, repair, maintain, operate, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership, and in addition, without limiting the foregoing, by the affirmative vote of no less than three (3) out of five (5) of the Independent Directors of the Non-Managing General Partner, the Managing General Partner may authorize and require the sale of any property owned by the Partnership or a Subsidiary Entity;

                          (b)     To acquire, directly or indirectly, interests
in real or personal property of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real or personal property, interests therein or parts thereof; to improve, develop or redevelop any such real or personal property; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease and to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said property; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; and to execute assignments of all or any part of the beneficial interest in such land trust;

                          (c)     To employ, engage or contract with or dismiss
from employment or engagement Persons to the extent deemed necessary by the Managing General Partner for the operation and management of the Partnership business, including but not limited to, employees, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                          (d)     To enter into contracts on behalf of the
Partnership;

                          (e)     To borrow or lend money, procure loans and
advances from any Person for Partnership purposes, and to apply for and secure from any Person credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability (including by deeding property to a lender in lieu of foreclosure);

                          (f)     To pledge, hypothecate, mortgage, assign,
deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

                          (g)     To acquire and enter into any contract of
insurance which the Managing General Partner deems necessary or appropriate for the protection of the Partnership or any Affiliate thereof, for the conservation of the Partnership's assets (or the assets of any Affiliate thereof) or for any purpose convenient or beneficial to the Partnership or any Affiliate thereof;

                          (h)     To conduct any and all banking transactions
on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the Managing General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

                          (i)     To demand, sue for, receive, and otherwise
take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                          (j)     To make arrangements for financing, including
the taking of all action deemed necessary or appropriate by the Managing General Partner to cause any approved loans to be closed;





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                                                                             103




                          (k)     To take all reasonable measures necessary to
insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                          (l)     To maintain the Partnership's books and
records;

                          (m)     To create or maintain Affiliates engaged in
activities that the Partnership could itself undertake; and

                          (n)     To prepare and deliver, or cause to be
prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all federal and state tax returns and reports.

                 Except as otherwise provided herein, to the extent the duties of the Managing General Partner require expenditures of funds to be paid to third parties, the

Managing General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

                 Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing General Partner on behalf of the Partnership or any decision of the Managing General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the Managing General Partner and the Non-Managing General Partner to continue to qualify as REITs or (ii) to avoid the Managing General Partner's or the Non-Managing General Partner's incurring any taxes under Section 857 or
Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Nothing,





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                                                                             105




however, in this Agreement shall be deemed to give rise to any liability on the part of a Limited Partner for the Managing General Partner's or the Non-Managing General Partner's failure to qualify or continue to qualify as a REIT or a failure to avoid incurring any taxes under the foregoing sections of the Code, unless such failure or failures result from an act of the Limited Partner which constitutes a breach of this Agreement (including, without limitation, Section 10.4(b)).

                 7.3      MAJOR DECISIONS.

                          (a)     The Managing General Partner shall not,
without the Consent of the Limited Partners, and the consent of the Non-Managing General Partner, (i) on behalf of the Partnership, amend, modify or terminate this Agreement other than to reflect (A) the admission of Additional Limited Partners pursuant to Section 9.4 hereof, (B) the making of additional Capital Contributions and the issuance of additional Partnership Units by reason thereof, all in accordance with the terms of this Agreement,
(C) the withdrawal or assignment of the interest of any Partner in accordance with the terms of this Agreement, or (D) any





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                                                                             106




changes necessary to satisfy the REIT Requirements, or (ii) permit the Partnership, on behalf of any Subsidiary Partnership, to amend, modify or terminate the organizing agreement pursuant to which such Subsidiary Partnership operates other than to reflect (A) the admission of additional limited partners therein pursuant to the terms thereof, (B) the making of additional capital contributions thereto pursuant to the terms thereof, (C) the withdrawal or assignment of the interest of any partner thereof pursuant to the terms thereof, or (D) any changes necessary to satisfy the REIT Requirements. Notwithstanding the foregoing, this Agreement shall not be modified or amended in such manner as to reduce the interest of any Partner in the Partnership, to reduce any Partner's share of distributions made by the Partnership, to create any obligations for any Partner or to deprive any Partner of (or otherwise impair) any other rights it may have under this Agreement (including in respect of tax allocations) unless the affected Partner shall execute or consent in writing to the modification or amendment in question; PROVIDED, HOWEVER, that an amendment that reduces the interest of any





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                                                                             107




Partner in the Partnership or reduces any Partner's share of distributions made by the Partnership (including tax allocations in respect of such distributions) shall not require the consent of any Partner if such change is made on a uniform or pro-rata basis with respect to all Partners.

                          (b)     The Managing General Partner shall not,
without the consent of the Non-Managing General Partner, and for all periods during which the Simons hold at least ten percent of the Partnership Units then outstanding, the Managing General Partner shall not, without the prior Consent of the Simons, and for all periods during which the DeBartolos hold at least ten percent of the Partnership Units then outstanding, the Managing General Partner shall not, without the prior Consent of the DeBartolos, on behalf of the Partnership, undertake any of the following actions (together with any act described in paragraph (a) hereof, the "Major Decisions"):

                          (i)     make a general assignment for the benefit of
creditors (or cause or permit (if permission of the Partnership or any Subsidiary Partnership is required) such an assignment to be made on behalf of a Subsidiary





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                                                                             108




Partnership) or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership (or any Subsidiary Partnership);

                     (ii) take title to any personal or real property, other than in the name of the Partnership or a Subsidiary Partnership or pursuant to Section 7.7 hereof;

                    (iii) institute any proceeding for Bankruptcy on behalf of the Partnership, or cause or permit (if permission of the Partnership or any Subsidiary Partnership is required) the institution of any such proceeding on behalf of any Subsidiary Partnership;

                     (iv) act or cause the taking or refraining of any action with respect to the dissolution and winding up of the Partnership (or any Subsidiary Partnership) or an election to continue the Partnership (or any Subsidiary Partnership) or to continue the business of the Partnership (or any Subsidiary Partnership); or

                          (v)     sell, exchange, transfer or otherwise dispose
of all or substantially all of the Partnership's assets.

                 (c) The Managing General Partner shall not, without the prior Consent of the Limited Partners,

                          (i)     after the Effective Time, increase or
decrease the Ownership Limit or, except as provided in this Agreement, agree to an exemption under Article NINTH of the Charter of Simon Property Group, Inc. (except that it is understood that the Non-Managing General Partner may grant certain waivers at the Effective Time), or alter any provision of Article NINTH of the Charter of Simon Property Group, Inc. or of any of the definitions of defined terms contained in such article;

                     (ii) except in connection with the dissolution and winding-up of the Partnership by the liquidating agent, agree to or consummate the merger or consolidation of the Partnership or the voluntary sale or other transfer of all or substantially all of the Partnership's assets in a single transaction or related series of transactions (without limiting the transactions which will not be deemed to be a voluntary sale or transfer, the foreclosure of a mortgage lien on any Property or the grant by the Partnership of a deed in lieu of foreclosure for such





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                                                                             110




Property shall not be deemed to be such a voluntary sale or other transfer); or

                    (iii)         dissolve the Partnership.

                 Without the consent of all the Limited Partners, the Managing General Partner shall have no power to do any act in the contravention of this Agreement or applicable law.

                 7.4 MANAGING GENERAL PARTNER AND NON-MANAGING GENERAL PARTNER PARTICIPATION. The Managing General Partner and the Non- Managing General Partner agree that all activities and business operations of the Managing General Partner and the Non-Managing General Partner, including but not limited to, activities pertaining to the acquisition, development, redevelopment and ownership of properties, shall be conducted directly or indirectly through the Partnership or Simon, L.P. or any Subsidiary Partnership, that any property acquisitions shall be acquired through the Partnership or any Subsidiary Partnership and not through the Simon, L.P. and that any funds raised by the Managing General Partner or the Non-Managing General Partner, whether by issuance of stock, borrowing or otherwise, will be made





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                                                                             111




available to the Partnership whether as capital contributions, loans or otherwise, as appropriate. Without the Consent of the Limited Partners neither the Managing General Partner nor the Non-Managing General Partner shall, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property other than in accordance with this Section 7.4. In addition, the Managing General Partner and the Non-Managing General Partner agree to conduct their respective affairs, to the extent they are so able to do, in a manner which will preserve the equivalence in value between a Share and a Partnership Unit.

                 7.5      PROSCRIPTIONS.  The Managing General Partner shall
                   not have the authority to:

                          (a)     Do any act in contravention of this
         Agreement;

                          (b) Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or

                          (c) Do any act in contravention of applicable law.

Nothing herein contained shall impose any obligation on any Person doing business with the Partnership to inquire as to whether or not the Managing General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or any other instrument or document on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

                 7.6 ADDITIONAL PARTNERS. Additional Partners may be admitted to the Partnership only as provided in Section 9.4 hereof.

                 7.7 TITLE HOLDER. To the extent allowable under applicable law, title to all or any part of the Properties of the Partnership may be held in the name of the Partnership or any other individual, corporation, partnership, trust or otherwise, the beneficial interest in which shall at all times be vested in the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the Managing General Partner.

                 7.8 WAIVER AND INDEMNIFICATION. Neither the Managing General Partner, the Non-Managing General Partner nor any of their Affiliates, directors, trust managers, officers, shareholders, nor any Person acting on their behalf pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the Managing General Partner or the Non-Managing General Partner by this Agreement and the Act, provided that the Managing General Partner's, the Non-Managing General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the Managing General Partner, the Non-Managing General Partner or such other Person shall not be guilty of fraud, willful misconduct or gross negligence. The Non-Managing General Partner acknowledges that it owes fiduciary duties both to its shareholders and to the Limited Partners and it shall use its reasonable efforts to discharge such duties to each;

PROVIDED, HOWEVER, that in the event of a conflict between the interests of the shareholders of the Non-Managing General Partner and the interests of the Limited Partners, the Limited Partners agree that the Non-Managing General Partner shall discharge its fiduciary duties to the Limited Partners by acting in the best interests of the Non-Managing General Partner's shareholders. Nothing contained in the preceding sentence shall be construed as entitling either the Managing General Partner or the Non-Managing General Partner to realize any profit or gain from any transaction between such Partner and the Partnership (except as may be required by law upon a distribution to the Managing General Partner or the Non-Managing General Partner), including from the lending of money by the Managing General Partner or the Non-Managing General Partner to the Partnership or the contribution of property by the Managing General Partner or the Non-Managing General Partner to the Partnership, it being understood that in any such transaction the Managing General Partner or the Non-Managing General Partner, as the case may be, shall be entitled to cost recovery only. The Partnership shall, and hereby does, indemnify and hold harmless each of the Managing General Partner and the Non-Managing General Partner and its Affiliates, their respective directors, officers, shareholders and any other individual acting on its or their behalf to the extent such Persons would be indemnified by the Non-Managing General Partner pursuant to Article Eighth of the Charter of the Non-Managing General Partner if such persons were directors, officers, agents or employees of the Non-Managing General Partner (or Article __ of the Charter of the Managing General Partner, if such individuals were directors, officers, agents or employees of the Managing General Partner); PROVIDED, HOWEVER, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership. The Partnership shall, and hereby does, indemnify each Limited Partner and its Affiliates, their respective directors, officers, shareholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it as a result of any litigation in which any Limited Partner is named as a defendant and which relates to the operations of the Partnership, unless such costs are the result of misconduct on the part of, or a breach of this Agreement by, such Limited Partner; PROVIDED, HOWEVER, no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

                 7.9 LIMITATION OF LIABILITY OF DIRECTORS, SHAREHOLDERS AND OFFICERS OF THE MANAGING GENERAL PARTNER AND THE NON-MANAGING GENERAL PARTNER. Any obligation or liability whatsoever of either of the Managing General Partner or the Non-Managing General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the Managing General Partner, the Non-Managing General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of either of the Managing General Partner's or the Non-Managing General Partner's Directors, shareholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                  ARTICLE VIII

                    DISSOLUTION, LIQUIDATION AND WINDING-UP
                    ---------------------------------------


                 8.1 ACCOUNTING. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified by the Accountants) shall be made of the Capital Account of each Partner and of the Profits or Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of the Accountants.

                 8.2 DISTRIBUTION ON DISSOLUTION. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

                 (a) Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;

                 (b) Establishment of reserves as provided by the Managing General Partner to provide for contingent liabilities, if any;

                 (c) Payment of debts of the Partnership to Partners, if any, in the order of priority provided by law;

                 (d) To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those distributions made pursuant to this Section 8.2(d) and Section
         8.3 hereof).

If upon dissolution and termination of the Partnership the Capital Account of any Partner is less than zero, then such Partner shall have no obligation to restore the negative balance in its Capital Account unless such Partner has so elected under Section 4.8. Whenever the Liquidating Agent reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

                 8.3 SALE OF PARTNERSHIP ASSETS. In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Agent may sell Partnership property; provided, however, all sales, leases, encumbrances or transfers of Partnership assets shall be made by the Liquidating Agent solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidating Agent in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally terminated until the Partnership shall have received cash payments in full with respect to obligations such as notes, purchase money mortgages, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied or assumed by the Managing General Partner or the Non-Managing General Partner. The Liquidating Agent shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full or otherwise discharged or settled.

                 8.4 DISTRIBUTIONS IN KIND. In the event that it becomes necessary to make a distribution of Partnership property in kind, the Managing General Partner may, with the Consent of the Limited Partners and consent of the Non-Managing General Partner, transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of
Section 8.2 hereof. Immediately prior to the distribution of Partnership property in kind to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (to the extent not previously reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value as of the date of the distribution.

                 8.5 DOCUMENTATION OF LIQUIDATION. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Agent shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

                 8.6 LIABILITY OF THE LIQUIDATING AGENT. The Liquidating Agent shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Agent's taking of any action authorized under or within the scope of this Agreement; PROVIDED, HOWEVER, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership; PROVIDED FURTHER, HOWEVER, that the Liquidating Agent shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

                 (a) A matter entirely unrelated to the Liquidating Agent's action or conduct pursuant to the provisions of this Agreement; or

                 (b) The proven misconduct or gross negligence of the Liquidating Agent.

                                   ARTICLE IX

             TRANSFER OF PARTNERSHIP INTERESTS AND RELATED MATTERS
             -----------------------------------------------------


                 9.1 MANAGING GENERAL PARTNER TRANSFERS AND DEEMED TRANSFERS. The Managing General Partner shall not (i) withdraw from the Partnership, (ii) merge, consolidate or engage in any combination with another Person, (iii) sell all or substantially all of its assets or (iv) sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Units except where such merger, consolidation, sale, assignment, pledge or other disposal is to the Non-Managing General Partner, as its sole successor. In the event of the withdrawal by the last remaining General Partner from the Partnership, in violation of this Agreement or otherwise, or the dissolution, termination or Bankruptcy of the last remaining General Partner, within 90 days after the occurrence of any such event, all the remaining Partners may elect in writing to continue the Partnership business by selecting a substitute general partner effective as of the date of the occurrence of any such event.

                 9.2 NON-MANAGING GENERAL PARTNER TRANSFERS AND DEEMED TRANSFERS. The Non-Managing General Partner shall not (i) withdraw from the Partnership, (ii) merge, consolidate or engage in any combination with another Person other than the Managing General Partner, (iii) sell all or substantially all of its assets or (iv) sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Units or Preferred Units without the Consent of the Limited Partners. Upon any transfer of any Partnership Units (not Preferred Units) in accordance with the provisions of this Section 9.2, the transferee Non-Managing General Partner shall become vested with the powers and rights of the transferor Non-Managing General Partner, and shall be liable for all obligations and responsible for all duties of the Transferor Non-Managing General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership units so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Non-Managing General Partner under this Agreement with respect to such transferred Partnership Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Non-Managing General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Non-Managing General Partner of its obligations under this Agreement accruing prior to the date of such transfer.

                 9.3 TRANSFERS BY LIMITED PARTNERS. Except as otherwise provided in this Section 9.3, the Limited Partners shall not Transfer all or any portion of their Partnership Units to any transferee without the consent of the Managing General Partner and the Non- Managing General Partner, which consent may be withheld in their sole and absolute discretion; PROVIDED, HOWEVER, that the foregoing shall not be considered a limitation on the ability of the Limited Partners to exercise their Rights pursuant to Article XI hereof or their EJDC Options pursuant to Article XII hereof.

                          (a)     Notwithstanding the foregoing, but subject to
the provisions of Section 9.4 hereof, any Limited Partner may at any time, without the consent of the Managing General Partner or the Non-Managing General Partner, (i) Transfer all or a portion of its Partnership Units to an Affiliate of such Limited Partner, or (ii) Pledge some or all of its Partnership Units to any Institutional Lender (and, in the case of EJDC and its Affiliates, any EJDC Lender). Any Transfer to an Affiliate pursuant to clause (i) and any Transfer to a pledgee of Partnership Units Pledged pursuant to clause (ii) may be made without the consent of the Managing General Partner or the Non- Managing General Partner but, except as provided in Article XII, such transferee or such pledgee shall hold the Units so transferred to it (and shall be admitted to the Partnership as a Substitute Limited Partner) subject to all the restrictions set forth in this Section 9.3. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Units arising after the effective date of the Transfer and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law, and other than pursuant to an exercise of the Rights pursuant to Article XI wherein all obligations and liabilities of the transferor Partner arising from and after the date of such Transfer shall be assumed by the Non-Managing General Partner) shall relieve the transferor Partner of its obligations under this Agreement prior to the effective date of such Transfer. Upon any such Transfer, the transferee shall be admitted as a Substituted Limited Partner as such term is defined in the Act and shall succeed to all of the rights, including rights with respect to the Rights, of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner; PROVIDED, HOWEVER, that notwithstanding the foregoing, any transferee of any transferred Partnership Unit shall, unless the Ownership Limit is waived in writing by the Non-Managing General Partner, be subject to the Ownership Limit applicable to Persons other than the Limited Partners and/or their Affiliates which may limit or restrict such transferee's ability to exercise the Limited Partner's Rights, if any. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee of a Partnership Unit pursuant to this Section
9.3 pursuant to a transfer which is not consented to by the General Partners, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than to receive such portion of the distributions made by the Partnership as are allocable to the Partnership Units transferred.

                          (b)     Any exercise of the EJDC Option by a
DeBartolo Group Limited Partner other than EJDC or Marie Denise DeBartolo York must be consented to in writing by

EJDC (or by the EJDC Lenders following a foreclosure by such Lenders under the EJDC Loan Transaction). Any such transfer not so consented to shall be void AB INITIO. To the extent it was a pledgee as of the Effective Time, an EJDC Lender that forecloses on such Pledge has the right to freely transfer the Partnership Units received in such foreclosure, subject to the provisions of
Section 9.5 hereof, to third parties without the consent of the Managing General Partner or the Non-Managing General Partner, and any transferee of an EJDC Lender shall be admitted as Substitute Limited Partner, subject to all rights and obligations of this Agreement, and subject to all of the restrictions set forth in this Section 9.3.

                          (c)      In addition to the Rights granted to the JCP
Limited Partner and any other Transfers permitted under this Article IX, the JCP Limited Partner shall have the right to transfer Partnership Interests to a single accredited investor, as defined in Rule 501 promulgated under the Securities Act. Upon receipt of a certificate signed by any of The First National Bank of Chicago, NationsBank or Bank of America stating that, as pledgee of a

JCP Limited Partner, it has acquired the Partnership Interest(s) of one or more of the JCP Limited Partners or naming the purchaser of such Partnership Interest(s) at a foreclosure sale (and, in either case, specifying the applicable Limited Partner(s) and Partnership Interest(s)), be admitted as a Substituted Limited Partner under this Article IX, and the transferring Limited Partner shall withdraw from the Partnership. The Partnership shall not be required in any way to determine the validity of any written instrument referred to in the immediately preceding sentence, and shall be authorized to rely upon any such written instrument signed by the necessary parties.

                          (d)     The Limited Partners acknowledge that the
Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except with compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interests may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such interests to be registered.

                 9.4 ISSUANCE OF ADDITIONAL PARTNERSHIP UNITS AND PREFERRED UNITS. At any time after the date hereof, subject to the provisions of Section 9.5 hereof, the Managing General Partner may, with the consent of the Non-Managing General Partner, upon its determination that the issuance of additional Partnership Units ("Additional Units") is in the best interests of the Partnership, cause the Partnership to issue Additional Units to any existing Partner or issue Additional Units to and admit as a partner in the Partnership any Person in exchange for the contribution by such Person of cash and/or property which the Managing General Partner determines is desirable to further the purposes of the Partnership under Section 2.3 hereof and which the Managing General Partner determines has a value that justifies the issuance of such Additional Units. In the event that Additional Units are issued by the Partnership pursuant to this Section 9.4, the number of Partnership Units issued shall be determined by dividing the

Gross Asset Value of the property contributed (reduced by the amount of any indebtedness assumed by the Partnership or to which such property is subject) as of the date of contribution to the Partnership (the "Contribution Date") by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the Contribution Date.

                 In addition, the Managing General Partner may, upon its determination that the issuance of Preferred Units is in the best interests of the Partnership, issue Preferred Units in accordance with Section 4.3(c) hereof.

                 The Managing General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Partner or any increase in the Partnership Units or Preferred Units of any Partner in accordance with the provisions of this Section 9.4, and the Managing General Partner shall promptly deliver a copy of such amendment to the Non-Managing General Partner and each Limited Partner. The Limited Partners hereby irrevocably appoint the Managing General Partner as their attorney-in-fact, coupled with an interest, solely for the purpose of executing and delivering such documents, and taking such





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                                                                             132




actions, as shall be reasonably necessary in connection with the provisions of this Section 9.4 or making any modification to this Agreement permitted by
Section 7.3.

                 9.5      RESTRICTIONS ON TRANSFER.

                          (a)     In addition to any other restrictions on
transfer herein contained, in no event may any Transfer or assignment of a Partnership Unit by any Partner be made nor may any new Partnership Unit be issued by the Partnership (i) to any Person which lacks the legal right, power or capacity to own a Partnership Unit; (ii) in violation of applicable law;
(iii) if such Transfer would immediately or with the passage of time cause either the Managing General Partner or the Non-Managing General Partner to fail to comply with the REIT Requirements, such determination to be made assuming that such Partners do comply with the REIT Requirements immediately prior to the proposed Transfer; (iv) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code); (v) if such Transfer would, in





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                                                                             133




the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (vi) if such Transfer would result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Regulations Section 1.752-2(d)(1), unless such Partner consents thereto, (vii) such Transfer would cause any lender to the Partnership (except the EJDC Lenders) to hold in excess of ten (10) percent of the Partnership Interest that would, pursuant to the regulations under
Section 752 of the Code or any successor provision, cause a loan by such a lender to constitute Partner Nonrecourse Debt or (viii) a Transfer, other than to an Affiliate, of a Partnership Interest the value of which would have been less than $20,000 when issued.

                          (b)     No Preferred Unit may be transferred by the
Non-Managing General Partner to any Person who is not a General Partner of the Partnership.

                 9.6      SHELF REGISTRATION RIGHTS.

                 The Non-Managing General Partner agrees that, upon the request of any Limited Partner that has not entered into a Registration Rights Agreement with the Non-Managing General Partner substantially in the form of Exhibit D hereto (each, a "Shelf Rights Holder"), made at any time, the Non-Managing General Partner will within 60 days thereafter file a "shelf" registration statement (the "Shelf Registration"), on an appropriate form pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), or any similar rule that may be adopted by the SEC, with respect to the sale of Registrable Securities (as defined below) by the Shelf Rights Holders in ordinary course brokerage or dealer transactions not involving an underwritten public offering. The Non- Managing General Partner shall use all reasonable efforts to have the Shelf Registration declared effective as soon as practicable after such filing and to keep such Shelf Registration continuously effective following the date on which such Shelf Registration is declared effective for so long as any Units are outstanding. The Non-Managing General Partner further agrees, if necessary, to supplement or make





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                                                                             135




amendments to the Shelf Registration, if required by the registration form used by the Non-Managing General Partner for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder, and the Non- Managing General Partner agrees to furnish to each Shelf Rights Holder copies of any such supplement or amendment at least three days prior to its being used and/or filed with the SEC. Notwithstanding the foregoing, if the Non-Managing General Partner shall furnish to the Unit holder a certificate signed by the Chief Executive Officer of the Non-Managing General Partner stating that in the good faith judgment of the Directors it would be significantly disadvantageous to the Non-Managing General Partner and its stockholders for any such Shelf Registration to be amended or supplemented, the Non-Managing General Partner may defer such amending or supplementing of such Shelf Registration for not more than 45 days and in such event the Unit holder shall be required to discontinue disposition of any Registrable Securities covered by such Shelf Registration during such period. Notwithstanding the foregoing, if the





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                                                                             136




Non-Managing General Partner irrevocably elects, or is so required under
Section 11.3(a), prior to the filing of any Shelf Registration to issue all cash in lieu of Shares upon the exchange of Units by the holder requesting the filing of such Shelf Registration, the Non-Managing General Partner shall not be obligated to file such Shelf Registration Statement. The Non-Managing General Partner shall make available to its security holders, as soon as reasonably practicable, a statement of operations covering a period of twelve
(12) months, commencing on the first day of the fiscal quarter next succeeding each sale of any Registrable Securities pursuant to the Shelf Registration, in a manner which shall satisfy the provisions of Section 11(a) of the Securities Act.

                          (a)     SECURITIES SUBJECT TO THIS SECTION 9.6.  The
securities entitled to the benefits of this Section 9.6 are the Shares that have been or may be issued from time to time upon the exchange of Units pursuant to Article XI hereof and any other securities issued by the Non-Managing General Partner in accordance with the terms of this Agreement in exchange for any of the Shares (collectively, the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued in accordance with the terms of this Agreement as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding Shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (i) such security has been effectively registered under the Securities Act, and either (A) the registration statement with respect thereto has remained continuously effective for 150 days or (B) such security has been disposed of pursuant to such registration statement,
(ii) such security is or can be immediately sold to the public in reliance on Rule 144 (or any similar provision then in force) under the Securities Act,
(iii) such security has been otherwise transferred (except in connection with the exercise of the EJDC Option) and (a) the Non-Managing

General Partner has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (b) in the opinion of counsel to the Non-Managing General Partner, the subsequent disposition of such security would not require the registration or qualification under the Securities Act or any similar state law then in force, or (iv) such security has ceased to be outstanding.

                          (b)     REGISTRATION EXPENSES.  The Non-Managing
General Partner shall pay all expenses incident to the Shelf Registration, including, without limitation, (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration, filing and listing fees,
(ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and disbursements of the Non-Managing General Partner's independent public accountants and counsel and
(v) all fees
and expenses of any special experts retained by the Non-Managing General Partner in connection with the Shelf Registration pursuant to the terms of this
Section 9.6, regardless of whether such Shelf Registration becomes effective, unless such Shelf Registration fails to become effective as a result of the fault of the Shelf Rights Holders; PROVIDED, HOWEVER, that the Non-Managing General Partner shall not pay the costs and expenses of any Shelf Rights Holder relating to brokerage or dealer fees, transfer taxes, or the fees or expenses of any counsel, accountants or other representatives retained by the Shelf Rights Holders, individually or in the aggregate.

                                   ARTICLE X

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
                 ----------------------------------------------


                 10.1 NO PARTICIPATION IN MANAGEMENT. Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership; PROVIDED, that the foregoing shall not be deemed to limit the ability of a Limited Partner (or any officer or director thereof) who is an officer, director or employee of the Partnership, either the Managing General Partner or Non-Managing General Partner, or any Affiliate thereof, to act in such capacity.

                 10.2 BANKRUPTCY OF A LIMITED PARTNER. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve to its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a Substituted Limited Partner.

                 10.3 NO WITHDRAWAL. No Limited Partner may withdraw from the Partnership without the prior written consent of the Managing General Partner and of the Non-Managing General Partner, other than as expressly provided in this Agreement.

                 10.4 DUTIES AND CONFLICTS. (a) The Partners recognize that each of the other Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such persons are entitled to carry on such other business interests, activities and investments. In addition, the Partners recognize that certain of the Limited Partners and their Affiliates are and may in the future be tenants of the Partnership or other Persons or own anchor or other stores in the Partnership's Properties or other properties and in connection therewith may have interests that conflict with those of the Partnership. In deciding whether to take any actions in such capacity, such Limited Partners and their Affiliates shall be under no obligation to consider the separate interests of the Partnership and shall have no fiduciary obligations to the Partnership and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners as the result of such Limited Partner's acting exclusively in its independent capacity; nor shall the Partnership, the Non-Managing General Partner or the Managing General Partner be under any obligation to consider the separate interests of the Limited Partners and their Affiliates in such Limited Partners' independent capacities or have any fiduciary obligations to the Limited Partners and their Affiliates in such capacity or be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners and their Affiliates in such independent capacities arising from actions or omissions taken by the Partnership. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner or otherwise. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                          (b)     Notwithstanding the foregoing, without the
prior consents of the Managing General Partner and the Non- Managing General Partner, no Limited Partner shall knowingly take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property which would have, through the actual or constructive ownership of any tenant of any Property, the effect of causing the percentage of the gross income of either of the Managing General Partner or the Non-Managing General Partner that fails to be treated as "rents from real property" within the meaning of Section 856(d)(2) of the Code to exceed such percentage on the date hereof (which currently provides that ownership of a tenant of the Partnership will not be attributed to a Person unless such Person directly or indirectly owning the tenant also directly or indirectly owns 10% or more of the Managing General Partner or the Non-Managing General Partner). Each Limited Partner shall have a duty to notify the Managing General Partner and the Non-Managing General Partner on a timely basis of any potential acquisition or change in ownership that could reasonably be expected to have such effect.

                 10.5  GUARANTY AND INDEMNIFICATION AGREEMENTS.

                          (a)     The Partnership shall notify the Limited
Partners no less than 45 days (or, if the Partnership itself has less than 45 days' prior notice, as promptly as practicable) prior to the occurrence of any event that the Partnership reasonably expects will reduce the amount of Partnership liabilities that the Limited Partners may include in their individual tax bases of their respective Partnership Interests pursuant to Treasury Regulation Section 1.752-3(a)(2). Upon receipt of such notice, each Limited Partner shall inform the Partnership of any action it desires to take in its sole and absolute discretion in order to increase the "economic risk of loss" (within the meaning of Treasury Regulation Section 1.752-2) (the "INCURRENCE") that it has with respect to liabilities of the Partnership or applicable Subsidiary Partnerships. The Partnership shall cooperate with each Limited Partner to facilitate the Incurrence by such Limited Partner with respect to Partnership Liabilities or liabilities of Subsidiary

Partnerships in such a way so that the Incurrence has the least amount of real economic risk to such Limited Partner and provided that the Incurrence does not have a material adverse impact on any other Partner in the Partnership or any such Partner's Affiliates.

                 No direct or indirect Partner in the Partnership or any partnership which is the obligor on a JCP Property Liability shall incur the "economic risk of loss" (within the meaning of Treasury Regulation Section 752-2) with respect to any JCP Property Liability without the prior written consent of the JCP Limited Partner.

                          (b)     Notwithstanding the provisions of paragraph
(a), no Limited Partners shall have any right to negotiate directly with any lender of the Partnership, any such negotiation to be undertaken in good faith by the Managing General Partner or the Non- Managing General Partner on behalf of, and at the request of, all affected Limited Partners.

                                   ARTICLE XI

                    GRANT OF RIGHTS TO THE LIMITED PARTNERS
                    ---------------------------------------


                 11.1 GRANT OF RIGHTS. The Non-Managing General Partner does hereby grant to each of the Limited Partners and each of the Limited Partners does hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "Rights"), to convert all or a portion of such Limited Partner's Partnership Units into Shares or cash, as selected by the Non-Managing General Partner, any time or from time to time, on the terms and subject to the conditions and restrictions contained in this Article XI. The Rights granted hereunder may be exercised by a Limited Partner, on the terms and subject to the conditions and restrictions contained in this Article XI, upon delivery to the Non-Managing General Partner of a notice in the form of Exhibit E (an "Exercise Notice"), which notice shall specify the Partnership Interests to be converted by such Limited Partner. Once delivered, the Exercise Notice shall be irrevocable, subject to payment by the Non-Managing General Partner of the Purchase Price in respect of such Partnership Units in accordance with the terms hereof and subject to Section 1 of the Registration Rights Agreements. In the event the Non-Managing General Partner elects to cause such Units to be converted into cash, the Non-Managing General Partner shall effect such conversion by redeeming the Partnership Units subject to the Exercise Notice for cash.

                 11.2 LIMITATION ON EXERCISE OF RIGHTS. Rights may be exercised at any time and from time to time. In addition, if an Exercise Notice is delivered to the Non-Managing General Partner but, as a result of the Ownership Limit or as a result of other restrictions contained in the Charter of the Non-Managing General Partner, the Rights cannot be exercised in full for Shares, the Exercise Notice shall be deemed to be modified such that the Rights shall be exercised only to the extent permitted under the Ownership Limit or under the Charter of the Non-Managing General Partner. Notwithstanding the foregoing, any Person shall be permitted to exercise its Rights hereunder during the first half of a taxable year of the Non-Managing General Partner even if upon conversion of the Units that are the subject of an Exercise Notice into Shares, the Shares held by such

Person will exceed the Ownership Limit, so long as such Person shall immediately following such conversion sell so many of such Shares as shall cause the Ownership Limit not to be exceeded upon consummation of such sale. The Non-Managing General Partner hereby agrees to exercise its right pursuant to Article Ninth of its Charter to permit the Ownership Limit to be exceeded in the circumstances described in the preceding sentence.

                 11.3 COMPUTATION OF PURCHASE PRICE/FORM OF PAYMENT. The purchase price ("Purchase Price") payable to the Limited Partners shall be equal to the Deemed Partnership Unit Value multiplied by the number of Partnership Units with respect to which the Rights are being exercised computed as of the date on which the Exercise Notice was delivered to the Non-Managing General Partner (the "Computation Date"). Subject to the following paragraph, the Purchase Price for the Offered Units shall be payable, at the option of the Non-Managing General Partner, by causing the Partnership to redeem the Partnership Units for cash in the amount of the Purchase Price, or by the issuance by the Non-Managing General Partner of the number of Shares equal to the number of Partnership Units with respect to which the Rights are being exercised (adjusted as appropriate to account for stock splits, stock dividends or other similar transactions between the Computation Date and the closing of the purchase and sale of the Offered Units in the manner specified in Section 11.7(d) below).

                          Where a Limited Partner exercising its rights
pursuant to this Section on or after the fifth anniversary of the Effective Time, up to, but not including, the eighth anniversary of such date, was a DeBartolo Group Limited Partner as of the Effective Time, and such Limited Partner has received a special allocation of taxable income or gain from a Covered Sale within 90 days prior to such exercise, then to the extent of any tax due on such allocation and on the redemption of such Units, the Managing General Partner shall, if the Limited Partner so requested in the Exercise Notice, cause the Partnership to redeem the Units for cash in accordance with this Section 11.3.

                 11.4 CLOSING. The closing of the acquisition of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the Non-Managing General

Partner, on the date agreed to by the Non-Managing General Partner and the relevant Limited Partner, which date (the "Settlement Date") shall in no event be on the date which is the later of (i) ten (10) days after the date of the Exercise Notice and (ii) the expiration or termination of the waiting period applicable to the Limited Partner, if any, under the Hart-Scott-Rodino Act (the "HSR Act"). The Non-Managing General Partner agrees to use its best efforts to obtain an early termination of the waiting period applicable to each tender, if any, under the HSR Act. Until the Settlement Date, each tendering Partner shall continue to own his respective tendered Offered Units, and will continue to be treated as the holder of such Offered Units for all purposes of this Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions. Offered Units will be transferred to the Non-Managing General Partner only upon receipt by the tendering Partner of Shares or cash in payment in full therefor.

                 11.5 CLOSING DELIVERIES. At the closing of the purchase and sale of Offered Units, payment of the Purchase

Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Limited Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Units to the Non- Managing General Partner and with respect to the status of the Limited Partner Interest being sold, free and clear of all Liens, and (B) the Non-Managing General Partner with respect to due authority to acquire such Units for Shares or to cause the Partnership to redeem Partnership Units subject to an Exercise Notice for cash and, in the case of payment by Shares, (ii)(A) an opinion of counsel for the Non-Managing General Partner, reasonably satisfactory to the Limited Partner, to the effect that such Shares have been duly authorized, are validly issued, fully- paid and non-assessable, and (B) a stock certificate or certificates evidencing the Shares to be issued and registered in the name of the Limited Partner or its designee.

                 11.6 TERM OF RIGHTS. The rights of the parties with respect to the Rights shall remain in effect, subject to the terms hereof, throughout the existence of the Partnership.

                 11.7 COVENANTS OF THE NON-MANAGING GENERAL PARTNER. To facilitate the Non-Managing General Partner's ability to fully perform its obligations hereunder, the Non-Managing General Partner covenants and agrees as follows:

                          (a)     At all times during the pendency of the
Rights, the Non-Managing General Partner shall reserve for issuance such number of Shares as may be necessary to enable the Non-Managing General Partner to issue such Shares in full payment of the Purchase Price in regard to all Partnership Units which are from time to time outstanding and held by the Limited Partner.

                          (b)     As long as the Non-Managing General Partner
shall be obligated to file periodic reports under the Exchange Act, the Non-Managing General Partner will timely file such reports in such manner as shall enable any recipient of Shares issued to a Limited Partner hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

                          (c)     During the pendency of the Rights, the
relevant Limited Partners shall receive in a timely manner all reports filed by the Non-Managing General Partner with the SEC and all other communications transmitted from time to time by the Non-Managing General Partner to the owners of its Shares.

                          (d)     Under no circumstances shall the Non-Managing
General Partner declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the Rights of any Limited Partner under this Agreement.

                 11.8 LIMITED PARTNERS' COVENANT. Each of the Limited Partners covenants and agrees with the Non-Managing General Partner that all Offered Units tendered to the Non-Managing General Partner or the Partnership, as the case may be, in accordance with the exercise of Rights herein provided shall be delivered free and clear of all Liens and should any Liens exist or arise with respect to such Offered

Units, the Non-Managing General Partner or the Partnership, as the case may be, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Non-Managing General Partner has elected to cause the Partnership to pay such portion of the Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any transfer tax is payable by the Limited Partner as a result of a transfer of Partnership Units pursuant to the exercise by a Limited Partner of the Rights, the Limited Partner shall pay such transfer tax.

                                  ARTICLE XII

                                  EJDC OPTION
                                  -----------


                 12.1 GRANT AND TERMS OF OPTION. In addition to the rights granted in Article XI, the Non-Managing General

Partner does hereby grant to EJDC and its Affiliates, and EJDC and its Affiliates do hereby accept the right, but not the obligation (the "EJDC Option"), to dispose of a certain number of Units held by EJDC and its Affiliates, in certain circumstances and at certain times, subject to the terms and conditions set forth below:

                          (a)     If, prior to the EJDC Option Termination Date
(as defined in paragraph (e) below), EJDC elects to dispose of Units (other than by exchanging them for Shares pursuant to Article XI) to satisfy any Amortization Requirements (as defined in paragraph (d) below), EJDC shall provide a written Notice (an "Initial EJDC Notice") to the Non-Managing General Partner with respect to the period (a "Payment Period"), commencing upon the Non-Managing General Partner's receipt of an Initial EJDC Notice and ending on the earlier of (x) the first anniversary of the date of such receipt and (y) the date on which the next Amortization Requirement is satisfied specifying:

                          (i)     the number of Units (which number shall not,
in any event, exceed 30% of the number of Units owned by EJDC and its Affiliates at the Effective Time) that are required to be disposed of solely to pay taxes and expenses payable on or in connection with such disposition and to satisfy the Amortization Requirement (as set forth in paragraph (d) below) for the Payment Period in respect of which the Initial EJDC Notice is being given; and

                          (ii)    the date on which such Amortization
Requirement is required to be satisfied.

                 (b) Within 10 days of its receipt of an Initial EJDC Notice, the Non-Managing General Partner shall provide written notice (a "Response Notice") to EJDC specifying the Non-Managing General Partner's election to take one (but not more than one) of the following actions in the Non-Managing General Partner's sole discretion:

                          (i)     agree not to exercise any "blackout" or
"carveback" rights or other Non-Managing General Partner imposed limitations on the availability or exercise of registration rights of EJDC and its Affiliates under the Registration Rights Agreement so as to permit EJDC and its Affiliates to exchange up to the number of Units specified in the Initial EJDC Notice with the Non-Managing General Partner for Shares and sell the Shares in a registered offering in time for EJDC to satisfy the Amortization Requirement specified in the Initial EJDC Notice and pay the taxes and expenses payable on or in connection with such exchange; PROVIDED, that the Non-Managing General Partner shall not have the option to elect the actions specified in this paragraph (i) in any Payment Period commencing in 1996;

                          (ii)    pay on a date specified by EJDC cash to EJDC
and its Affiliates upon tender by EJDC and its Affiliates of up to the number of Units specified in the Initial EJDC Notice at a Purchase Price per Unit and in accordance with the closing procedures that would be applicable upon the exercise of Rights as specified in Sections 11.3, 11.4 and 11.5 above; or

                          (iii) permit EJDC and its Affiliates to sell up to
the number of Units specified in the Initial EJDC Notice to up to three Institutional Investors in the then current Payment Period.

Failure by the Non-Managing Partner to provide a timely notice shall be deemed to constitute an election of clause (iii).

                 (c) If the sale of Units permitted to be sold under clause (iii) of paragraph (b) above does not occur or is not completed within 120 days of receipt by EJDC of the Response Notice, then EJDC and its Affiliates may not sell Units after the expiration of such 120-day period. In order for EJDC and its Affiliates to dispose of Units in such Payment Period after the expiration of such 120-day period, a new written notice (a "Subsequent EJDC Notice") shall have been delivered by EJDC to the Non-Managing General Partner which Subsequent EJDC Notice shall specify the same information as shall have been specified in the Initial EJDC Notice for the then current Payment Period, except that the number of units specified for disposition shall not exceed 30% of the number of Units held by EJDC and its Affiliates at the Effective Time minus the number of Units previously disposed of by EJDC and its Affiliates in such Payment Period. Upon receipt of a Subsequent EJDC Notice the Non-Managing General Partner shall within 10 days of receipt thereof deliver to EJDC a Response Notice (a new Subsequent EJDC Notice being required at each 120 day interval in order for Units to continue to be disposed of by EJDC and its

Affiliates during the then current Payment Period). In any event, upon the end of a Payment Period, EJDC shall be required to deliver to the Non-Managing General Partner a new Initial EJDC Notice with respect to the disposition of Units in the new Payment Period, subject to the same limitations as were set forth in the original Initial EJDC Notice as to such new Payment Period.

                 (d) EJDC covenants that the proceeds from the disposition of Units pursuant to the exercise of the EJDC Option will be used only to pay any taxes or expenses payable on or in connection with the sale, tender or exchange of the Units in connection with any such exercise or to satisfy amortization payments (the "Amortization Requirements") to a holder of EJDC's indebtedness actually due, but only to the extent of indebtedness to such holder as of the Effective Time, which shall not exceed the following amounts for each Payment Period:

                          (i) A Payment Period Commencing in 1996 - up to $150,000,000

                          (ii) A Payment Period Commencing in 1997 - up to $150,000,000 minus the amount of the Amortization Requirement actually satisfied in a Payment Period commencing in 1996 (such that, by way of example, (x) if a $150,000,000 payment is made by EJDC to satisfy the Amortization Requirement for a Payment Period commencing in 1996 then the Amortization Requirement for any Payment Period commencing in 1997 would be zero and no EJDC Option would be exercisable by EJDC in 1997 and (y) if a $60,000,000 payment is made by EJDC to satisfy the Amortization Requirement for a Payment Period commencing in 1996 then the Amortization Requirement for a Payment Period commencing in 1997 would be $90,000,000, etc.).

                         (iii) A Payment Period Commencing in 1998 - up to $170,000,000

                 No other use of such proceeds shall be permitted.

                          (e)     The EJDC Option will terminate at the earlier
to occur of (i) the date on which the indebtedness of EJDC having the Amortization Requirements is repaid and (ii) December 31, 1998 (the "EJDC Option Termination Date"), and at such time the disposition of Units by EJDC and its Affiliates pursuant to an Initial EJDC Notice or a Subsequent EJDC Notice shall terminate.

                                  ARTICLE XIII

                               GENERAL PROVISIONS
                               ------------------


                 13.1  INVESTMENT REPRESENTATIONS.

                          (a)     Each Limited Partner acknowledges that it (i)
has been given full and complete access to the Partnership and those person who will manage the Partnership in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Partnership and those persons who will manage the Partnership concerning its investment in the Partnership and the transactions contemplated hereby.

                          (b)     Each Limited Partner acknowledges that it
understands that the Units to be purchased by it hereunder will not be registered under the Securities Act of 1933 in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws. Each Limited Partner represents that (i) it is acquiring such Units for investment only and without any view toward distribution thereof, and it will not sell or otherwise dispose of such Units except pursuant to the exercise of the Rights, or otherwise in accordance with the terms hereof, and it will not sell or otherwise dispose of such Units except in compliance with the registration requirements or exemption provisions of any applicable state securities laws, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Units for an indefinite period of time including the risk of a complete loss of its investment in the Units and (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Units. Each Limited

Partner further acknowledges and represents that it has made its own independent investigation of the Partnership and the business proposed to be conducted by the Partnership, and that any information relating thereto furnished to the Limited Partner was supplied by or on behalf of the Partnership.

                 13.2 NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally delivered or sent by United States mail or by reputable overnight delivery service and shall be deemed to have been given when delivered in person, upon receipt when delivered by overnight delivery service or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 13.1, the addresses of the parties hereto shall be as set forth on Exhibit A hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

                 13.3 SUCCESSORS. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

                 13.4 LIABILITY OF LIMITED PARTNERS. The liability of the Limited Partners for their obligations, covenants, representations and warranties under this Agreement shall be several and not joint.

                 13.5 EFFECT AND INTERPRETATION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF DELAWARE.

                 13.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                 13.7 PARTNERS NOT AGENTS. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

                 13.8 ENTIRE UNDERSTANDING; ETC. This Agreement and the other agreements referenced herein or therein or to which the signatories hereto or thereto are parties constitute the entire agreement and understanding among the Partners and supersede any prior understandings and/or written or oral agreements among them respecting the subject matter within.

                 13.9 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

                 13.10 TRUST PROVISION. This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

                 13.11 PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation."

                 13.12 NON-EFFECT ON CERTAIN LIMITED PARTNERS. As to any Limited Partner who was a Limited Partner of the Partnership prior to the Effective Time and who does not execute this Agreement, the provisions of the Fourth Amended and Restated Partnership Agreement of the Partnership dated April 21, 1994 which, under the terms thereof, cannot, in certain circumstances, be Amended without the consent of such non- signing Limited Partner, shall continue in effect as to such Limited Partner to the extent such provisions are inconsistent with this Agreement.

                 13.13 ASSURANCES. Each of the Partners shall hereafter execute and deliver such further instruments (provided such instruments are in form and substance reasonably satisfactory to the executing Partner) and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written, which Agreement shall be effective on the date it is executed and delivered by the Parties hereto.



GENERAL PARTNER:
- - - ---------------

DeBARTOLO REALTY CORPORATION,
  an Ohio Corporation

7655 Market Street
P.O. Box 3287
Youngstown, OH 44513-3287


By:__________________________
   Name:
   Title:



SIMON PROPERTY GROUP, INC.,
  a Maryland corporation

Merchants Plaza
115 West Washington Street
Suite 15 East
Indianapolis, IN 46204


By:__________________________
   Name:
   Title:

LIMITED PARTNERS:
- - - ----------------



By:__________________________

                                  EXHIBIT "A"
                                  -----------


                               PARTNERSHIP UNITS
                               -----------------


 GENERAL PARTNER(S)                NUMBER OF UNITS                       PERCENTAGE INTEREST
 ------------------                ---------------                       -------------------
 Simon Property
 Group, Inc., a
 Maryland
 corporation

 DeBartolo Realty
 Corporation, an
 Ohio corporation


 LIMITED PARTNER(S)
 ------------------

 This exhibit will identify which Limited Partners were former limited partners of Simon Property Group, L.P. and which Limited Partners were former limited partners of DeBartolo Realty Partnership, L.P.



 The number of Units and Percentage Interests for each Partner shall be calculated in accordance with the Formula, attached hereto.

                                  EXHIBIT "B"
                                  -----------


                          PREFERRED UNIT DESIGNATIONS
                          ---------------------------



None.

                                  EXHIBIT "C"
                                  -----------


                                 COVERED SALES
                                 -------------

 Mission Viejo Mall                                   Aventura Mall

 Boynton Beach Mall                                   Coral Square

 Florida Mall                                         Grove at Lakeland Square

 Gulf View Square                                     Highland Lakes Plaza

 Lakeland Square                                      Melbourne Square

 Miami International Mall                             Paddock Mall

 Palm Beach Mall                                      Port Charlotte Town Center

 Terrace at Florida Mall                              Treasure Coast Square

 Northfield Square                                    Castleton Square

 Lafayette Square                                     University Park Mall

 Ward Plaza                                           Washington Plaza

 Great Lakes Mall                                     Great Lakes Plaza

 Lima Plaza                                           Lima Mall

 Century III Mall                                     Randall Park Mall

 Mainland Crossing                                    Philadelphia Center

 Chesapeake Square                                    Chesapeake Center

 Northgate Shopping Center                            Columbia Center

 Bay Park                                             Tacoma Mall

 Tyrone Square                                        Summit Mall

 Washington Square                                    Upper Valley Mall

 Brunswick Square                                     Richardson Square

 New Orleans Centre/CNG Tower*                        Eastern Hills

 Biltmore Square                                      Woodville Mall

 Cheltenham Square                                    Glen Burnie Mall

 TC Peripheral                                        Richmond Mall
       (Mainland Peripheral)


*        If sold together, such properties will not constitute "Covered
         Properties."





                                  EXHIBIT "D"
                                  -----------


                         FORM OF REGISTRATION RIGHTS AGREEMENT
                         -------------------------------------

                                  EXHIBIT "E"
                                  -----------


                            FORM OF EXERCISE NOTICE
                            -----------------------

                 [Limited Partner], as of [date of exercise], hereby irrevocably (except as set forth in the Agreement referred to below) elects, pursuant to the rights granted to it in Section 11.1 of the Agreement of Limited Partnership of Simon-DeBartolo Group, L.P. (the "Agreement") to convert
[   ]% of its Partnership Units (as such term is defined in the Agreement) into shares of common stock of Simon Property Group, Inc. or cash, as selected by Simon Property Group, Inc.



[Limited Partner]



                                           By:___________________________
                                              Name:
                                              Title:

                                  EXHIBIT "F"
                                  -----------


                    EJDC LENDERS AND EJDC LOAN DOCUMENTATION
                    ----------------------------------------


                 The EJDC Lenders are each and every lender (and their trustees or agents) party from time to time to:

                 1. the SECOND AMENDED AND RESTATED NEW FACILITY CREDIT AGREEMENT, dated as of March 31, 1994 by and among DeBARTOLO, INC. and THE EDWARD J. DeBARTOLO CORPORATION, as the borrowers, WELLS FARGO BANK, N.A., as the issuing bank, and the co-lenders specified therein, and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED as the administrative agent; or

                 2. the SECOND AMENDED AND RESTATED RESTRUCTURING FACILITY CREDIT AGREEMENT, dated as of March 31, 1994 by and among DeBARTOLO, INC. and THE EDWARD J. DeBARTOLO CORPORATION, as the borrowers, and the co-lenders specified therein, and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, as the administrative agent.

                 The EJDC Loan Documentation are the aforementioned credit agreements and the other loan and collateral documents delivered in connection therewith.

                                                                       Exhibit K
                                                                       ---------




                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------


                 REGISTRATION RIGHTS AGREEMENT, dated as of _______, 1996 (the "Agreement"), by and among the persons set forth on Schedule 1 (the "Simon Family Members"), SIMON PROPERTY GROUP, INC., a Maryland corporation (the "Company"), MELVIN SIMON & ASSOCIATES, INC., an Indiana corporation ("MSA"), JCP REALTY, INC., a Delaware corporation ("JCP"), BRANDYWINE REALTY, INC., a Delaware corporation ("Brandywine"), and the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, and the Trusts and other entities listed on Schedule 2 and (collectively, the "DeBartolo Group"), and any of their respective successors-in-interest and permitted assigns. MSA and the Simon Family Members are hereinafter referred to as the "Simon Family Entities." The Simon Family Entities, JCP, Brandywine and each member of the DeBartolo Group are hereinafter sometimes referred to as the "Limited Partners." With respect to any request pursuant to Section 2.1 on behalf of any party hereto that is a member of the DeBartolo Group, The Edward J. DeBartolo Corporation shall act as the sole representative (in such capacity the "DeBartolo Representative") of all the members of the DeBartolo Group for the purpose of making such request. The Limited Partners are hereinafter sometimes referred to as the "Rights Holders." The Rights Holders and their respective successors-in-interest and permitted assigns are hereinafter sometimes referred to as the "Holders."

                 Upon execution of the Fifth Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of DeBartolo Realty Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), dated as of March __, 1996, among DeBartolo Realty Corporation, as its managing general partner (the "General Partner"), the Company, as its non-managing general partner, and its limited partners, and the consummation of the transactions contemplated thereby, each of the Limited Partners will be a limited partner holding (individually or together with its affiliates) in excess of 1.75% of the units of partnership interest (the "Units") in the Operating Partnership controlled by the General Partner. Pursuant to the Partnership Agreement, the Limited Partners now have the right at any time to exchange all or any portion of their

Units for shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), or cash, at the election of the Company, and, except as provided herein, any Shares issued upon such exchange will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

                 In order to induce the Limited Partners to enter into the Partnership Agreement, the Company has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

                 In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                 1. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are (a) the Shares issued by the Company to the Holders upon exchange of Units, (b) the Shares issued by the Company to the Holders upon conversion of the Class B Common Stock, par value $.0001 per share, if any of the Company (c) the Shares issued by the Company held by said Holders upon the conversion of Class C Common Stock, par value $.0001 per share, if any, of the Company and (d) any other securities issued by the Company in exchange for or upon conversion of any such Shares (collectively, the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (a) such security has been effectively registered under the Securities Act other than pursuant to
Section 4 of this Agreement, and either (i) the registration statement with respect thereto has remained continuously effective for 150 days or (ii) such security has been disposed of pursuant to such registration statement, (b) such security is sold to the public in reliance on Rule 144 (or any similar provision then in force) under the Securities Act, (c) such security has been otherwise transferred, except in connection with the exercise of the EJDC Option (as defined in the Partnership Agreement), and (i) the Company has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (ii) in the opinion of counsel to the Company reasonably acceptable to the Holders and addressed to the Company and the holder of such security, the subsequent disposition of such security shall not require the registration or qualification under the Securities Act, or (d) such security has ceased to be outstanding.

                 Notwithstanding anything to the contrary herein, any Limited Partner may exercise any of its rights hereunder prior to its receipt of Shares, provided that such Limited Partner, simultaneously with the delivery of any notice requesting registration hereunder, shall deliver an Exercise Notice to the Company requesting exchange of Units exchangeable into such number of Shares as such Limited Partner has requested to be registered. Any such Exercise Notice so delivered shall be (a) conditioned on the effectiveness of the requested registration in connection with which it was delivered and (b) deemed to cover only such number of Units as are exchangeable into the number of Shares actually sold pursuant to the requested registration. Any Shares to be issued in connection with any such Exercise Notice shall be issued upon the closing of the requested registration. In the event that the Company elects to issue all cash in lieu of Shares upon the exchange of the Units covered by any such Exercise Notice, the registration requested by the Limited Partner that delivered such Exercise Notice, if a Demand Registration, shall not constitute a Demand Registration under Section 2.1 hereof.

                 Nothing contained herein shall create any obligation on the part of the Company to issue Shares, rather than cash, upon the exchange of any Units.

                 2.       DEMAND REGISTRATION.

                          2.1     REQUEST FOR REGISTRATION.  At any time, each
Holder (or, with respect to each Holder that is a member of the DeBartolo Group, the DeBartolo Representative) may make a written request per 12-month period (specifying the intended method of disposition) for registration under the Securities Act (each, a "Demand Registration") of all or part of such Holder's Registrable Securities (but such part, together with the number of securities requested by other

Holders to be included in such Demand Registration pursuant to this Section 2.1, shall have an estimated market value at the time of such request (based upon the then market price of a share of Common Stock of the Company) of at least $10,000,000). Notwithstanding the foregoing, the Company shall not be required to file any registration statement on behalf of any Holder within six months after the effective date of any earlier registration statement so long as the Holder requesting the Demand Registration was given a notice offering it the opportunity to sell Registrable Securities under the earlier registration statement and such Holder did not request that all of its Registrable Securities be included; PROVIDED, HOWEVER, that if a Holder requested that all of its Registrable Securities be included in the earlier registration statement but not all were so included through no fault of the Holder, such Holder may, but shall not be obligated to, require the Company to file another registration statement pursuant to a Demand Registration (subject, in the event of a Demand Registration for less than all such remaining Registrable Securities, to the same $10,000,000 limitation set forth above) exercised by such Holder within six months of the effective date of such earlier registration statement. Within ten days after receipt of a request for a Demand Registration, the Company shall give written notice (the "Notice") of such request to all other Holders and shall include in such registration all Registrable Securities that the Company has received written requests for inclusion therein within 15 days after the Notice is given (the "Requested Securities"). Thereafter, the Company may elect to include in such registration additional shares of Common Stock to be issued by the Company. In such event, such shares to be issued by the Company in connection with a Demand Registration shall be deemed to be Registrable Securities and the Company shall be deemed to be a holder thereof. All requests made pursuant to this Section
2.1 shall specify the aggregate number of Registrable Securities to be registered.

                          2.2     EFFECTIVE REGISTRATION AND EXPENSES.  A
registration shall not constitute a Demand Registration under Section 2.1 hereof until it has become effective. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses (as defined in Section 8) incurred in connection therewith, whether or not such Demand Registration becomes effective, unless such

Demand Registration fails to become effective as a result of the fault of one or more Holders other than the Company, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Holder or Holders' Registrable Securities. The Registration Expenses incurred with respect to the offering of such Holder or Holders' Registrable Securities shall be the product of (a) the aggregate amount of all Registration Expenses incurred in connection with such registration and (b) the ratio that the number of such Registrable Securities bears to the total number of Registrable Securities included in the registration.

                          2.3     PRIORITY ON DEMAND REGISTRATIONS.  The Holder
making the Demand Registration may elect whether the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering or otherwise; PROVIDED, HOWEVER, that such Holder may not elect that such offering be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. In any case in which an offering is in the form of a firm commitment underwritten offering, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for the Company's common stock, the Company will include in such registration the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Company's common stock. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders (including the Holder making the Demand Registration) shall be reduced PRO RATA on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters. In this connection, it is understood that Teachers' Retirement System of the State of Illinois ("Teachers'") and Homart San Antonio Investment Co. ("Homart") have entered into a Registration Rights Agreement dated December 1, 1993, as amended (the "First Agreement"), providing for rights to register certain securities held by Teachers' and Homart on similar terms to the terms hereof. The Company hereby agrees to use its commercially reasonable efforts to secure the consent of Teachers' (a) to waive the provisions of the following two sentences with respect to the securities held by it, and (b) to participate PRO RATA with the Holders in any reduction of the Registrable Securities to be offered hereunder as provided in the preceding sentence above in this Section 2.3. In the event Teachers' (if no such consent is secured) or Homart have exercised their rights pursuant to the First Agreement to have any of their shares of Common Stock included in such registration statement and in the opinion of the managing underwriter the number of Registrable Securities proposed to be sold in such offering plus the number of shares of Common Stock to be sold by Teachers' and/or Homart exceeds the total number of shares of Common Stock that can be sold in such offering without adversely affecting the market for the Company's Common Stock, then the number of Registrable Securities to be offered for the account of the Holders shall be reduced pro rata as aforesaid to zero before any reduction in the number of shares of Common Stock to be offered by Teachers' and/or Homart. Each of the Holders agrees and acknowledges that Teachers' and Homart are third party beneficiaries of this Agreement and that this Section 2.3 cannot be amended in a manner adverse to Teachers' or Homart without the consent of Teachers' and Homart.

                          2.4     SELECTION OF UNDERWRITERS.  If any of the
Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Holders, in the aggregate, that own or will own a majority of the Registrable Securities that the Company has been requested to register (including the Requested Securities but excluding any securities to be issued by the Company), shall have the right to select the investment banker or investment bankers and manager or managers that will underwrite the offering; PROVIDED, HOWEVER, that such investment bankers and managers must be reasonably satisfactory to the Company.

                 3. PIGGYBACK REGISTRATION. Whenever the Company proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of common stock by the Company for its own account or for the account of any stockholders of the Company (other than a registration statement filed pursuant to either

Section 2 hereof), the Company shall give written notice (the "Offering Notice") of such proposed filing to each of the Holders at least 30 days before the anticipated filing date. Such Offering Notice shall offer all such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing, which request for registration (each, a "Piggyback Registration") must be received by the Company within 15 days after the Offering Notice is given. The Company shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering, if any, to permit the holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the common stock of the Company or, if such offering is for the account of other stockholders, the common stock of such stockholders included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable

Securities that can be sold in such offering without adversely affecting the market for the Company's common stock, the Company will include in such registration the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Company's common stock. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders shall be reduced PRO RATA on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters. The Company shall pay all Registration Expenses incurred in connection with any Piggyback Registration. In this connection, it is understood that if Teachers' and/or Homart have exercised their rights pursuant to the First Agreement to have any of their shares of Common Stock included in such registration statement and in the opinion of the managing underwriter the number of Registrable Securities proposed to be sold in such offering plus the number of shares of Common Stock to be offered by Teachers' and/or Homart exceeds the total number of shares of Common Stock that can sold in such offering without adversely affecting the market for the Company's Common Stock, then the number of Registrable Securities to be offered for the account of the Holders shall be reduced pro rata as aforesaid to zero before any reduction in the number of shares of Common Stock to be offered by Teachers' and/or Homart.

                 4. SHELF REGISTRATION. The Company agrees that, upon the request of any Holder, the Company shall cause to be filed on or as soon as practicable thereafter a registration statement (a "Shelf Registration Statement") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") and permitting sales in ordinary course broker or dealer transactions not involving an underwritten public offering (and shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to
Section 7(g) hereof) covering up to the
aggregate number of (a) Shares to be issued to such Holder upon the exchange of Units so that the Shares issuable upon the exchange of such Units will be registered pursuant to the Securities Act and (b) Registrable Securities held by such Holder. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission within three months after the filing thereof. The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective (and to register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to Section 7(g) hereof) for so long as any Holder holds any Units that may be exchanged for Shares under the Partnership Agreement or until the Company has caused to be delivered to each Holder an opinion of counsel, which counsel must be reasonably acceptable to such Holders, stating that the Shares issued upon exchange of Units may be sold by the Holders pursuant to Rule 144 promulgated under the Securities Act without regard to any volume limitations and that the Company has satisfied the informational requirements of Rule 144. The Company shall file any necessary listing applications or amendments to existing applications to cause the Shares issuable upon exchange of Units to be listed on the primary exchange on which the Common Stock is then listed, if any. Notwithstanding the foregoing, if the Company determines that it is necessary to amend or supplement such Shelf Registration Statement and if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for any such Shelf Registration Statement to be amended or supplemented, the Company may defer such amending or supplementing of such Shelf Registration Statement for not more than 45 days and in such event the Holders shall be required to discontinue disposition of any Registrable Securities covered by such Shelf Registration Statement during such period. Notwithstanding the foregoing, if the Company irrevocably elects prior to the filing of any Shelf Registration Statement to issue all cash in lieu of Shares upon the exchange of Units by the Holder requesting the filing of such Shelf Registration Statement, the Company shall not be obligated to file such Shelf Registration Statement.

                 5. RIGHTS OF OTHER STOCKHOLDERS. The Company shall not grant any person, for so long as any securities convertible into or exchangeable for Registrable Securities are outstanding, any rights to have their securities included in any registration statement to be filed by the Company if such rights are greater than the rights of the Holders granted herein without extending such greater rights to the Holders. Subject to the penultimate sentence of Section 2.3 and the last sentence of Section 3, to the extent the securities of such other stockholders are entitled to be included in any such registration statement and the managing underwriter or underwriters believe that the number of securities proposed to be sold in such offering exceeds the number of securities that can be sold in such offering without adversely affecting the market for the Company's common stock, the number of securities to be offered for the accounts of such other stockholders shall be reduced to the extent necessary before the number of securities to be offered for the accounts of the Holders is reduced. It is understood that the Company has heretofore granted registration rights pursuant to the First Agreement to Teachers' and Homart which rights will remain outstanding following the execution of the this Agreement and that under the terms of the First Agreement, the Company is not permitted to grant to any person for so long as any securities convertible into or exchangeable for shares of Common Stock held by Teachers' and/or Homart are outstanding registration rights which are greater than the rights granted to Teachers' and Homart in the First Agreement. In this connection, the Simon Family Entities, JSP and Brandywine, each of whom is also a signatory to the First Agreement, hereby irrevocably waive all of their rights under such First Agreement, it being understood that all of their rights to have their securities included in any registration statement filed by the Company shall flow from this Agreement.

                 6.       HOLDBACK AGREEMENTS.

                          6.1     RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF
REGISTRABLE SECURITIES. Each Holder (a) participating in an underwritten offering covered by any Demand Registration or Piggyback Registration or (b) in the event the Company is issuing shares of its capital stock to the public in an underwritten offering, agrees, if requested by the managing underwriter or underwriters for such underwritten offering, not to effect (except as part of such underwritten offering or pursuant to Article XII of the Partnership Agreement) any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the period (a "Lock-Out Period") commencing 14 days prior to and ending no more than 90 days subsequent to the date (an "Execution Date") specified in the Lock-Out Notice (as defined below) as the anticipated date of the execution and delivery of the underwriting agreement (or, if later, a pricing or terms agreement signed pursuant to such underwriting agreement) to be entered into in connection with such Demand Registration or Piggyback Registration or other underwritten offering. The Execution Date shall be no fewer than 21 days subsequent to the date of delivery of written notice (a "Lock-Out Notice") by the Company to each Holder of the anticipated execution of an underwriting agreement (or pricing or terms agreement), and the Execution Date shall be specified in the Lock-Out

Notice. The Company may not deliver a Lock-Out Notice unless it is making a good faith effort to effect the offering with respect to which such Lock-Out Notice has been delivered. Notwithstanding the foregoing, the Company may not
(a) establish Lock-Out Periods in effect for more than 208 days in the aggregate within either of the two consecutive twelve-month periods commencing on August 7, 1995 (or such earlier date as the Company may file a Shelf Registration for the benefit of one or more of the Holders), (b) establish Lock-Out Periods in effect for more than 208 days in the aggregate within any of the consecutive fifteen-month periods commencing on August 7, 1997 and (c) cause any Lock-Out Period to commence (i) during the 45-day period immediately following the expiration of any Lock-Out Period, such 45-day period to be extended by one day for each day of delay pursuant to Section 7(a) PROVIDED, HOWEVER, that in no event shall such extension exceed 90 days, PROVIDED, FURTHER, HOWEVER, that such 90-day limit on extensions shall terminate on December 31, 1998; or (ii) if the Company shall have been requested to file a Registration Statement pursuant to Section 2 during such 45-day period (as extended), until the earlier of (x) the date on which all

Registrable Securities thereunder shall have been sold and (y) 45 days after the effective date of such Registration Statement. Notwithstanding the foregoing, any Lock-Out Period may be shortened at the Company's sole discretion by written notice to the Holders, and the applicable Lock-Out Period shall be deemed to have ended on the date such notice is received by the Holders. For the purposes of this Section 6.1, a Lock-Out Period shall be deemed to not have occurred, and a Lock-Out Notice shall be deemed to not have been delivered, if, within 30 days of the delivery of a Lock-Out Notice, the Company delivers a written notice (the "Revocation Notice") to the Holders stating that the offering (the "Aborted Offering") with respect to which such Lock-Out Notice was delivered has not been, or shall not be, consummated; PROVIDED, HOWEVER, that any Lock-Out Period that the Company causes to commence within 45 days of the delivery of such Revocation Notice shall be reduced by the number of days pursuant to which the Holders were subject to restrictions on transfer pursuant to this Section 6.1 with respect to such Aborted Offering.

                          6.2     RESTRICTIONS ON PUBLIC SALE BY THE COMPANY.
If, but only if, the managing underwriter or underwriters for any underwritten offering of Registrable Securities made pursuant to a Demand Registration so request, the Company agrees not to effect any public sale or distribution of any of its securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto) during the 14 days prior to, and during the 180-day period beginning on, the effective date of such Demand Registration.

                 7. REGISTRATION PROCEDURES. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 or 3, the Company shall use its best efforts to effect the registration of Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request, the Company shall as expeditiously as possible:

                          (a)     in connection with a request pursuant to
Section 2, prepare and file with the Commission, not later than 40 days (or such longer period as may be required in order for the Company to comply with the provisions of

Regulation S-X under the Securities Act) after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, if the offering is an underwritten offering, shall be reasonably satisfactory to the managing underwriter or underwriters, and use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that if the Company shall within five (5) Business Days after receipt of such request furnish to the Holders making such a request a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for such a registration statement to be filed on or before the date filing would be required, the Company shall have an additional period of not more than 45 days within which to file such registration statement (provided that only one such notice may be given during any

12 month period); and PROVIDED, FURTHER, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (a) furnish to the counsel selected by the Holder making the demand, or if no demand, then, by the Holders, in the aggregate, that own or will own a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (b) notify each seller or prospective seller of Registrable Securities of any stop order issued or threatened by the Commission or withdrawal of any state qualification and take all reasonable actions required to prevent such withdrawal or the entry of such stop order or to remove it if entered;

                          (b)     in connection with a registration pursuant to
Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 150 days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold, but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the sellers thereof set forth in such registration statement;

                          (c)     notify each seller of Registrable Securities
and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

                                  (i)      when the prospectus or any
         supplement thereto or amendment or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective,

                              (ii) of any request by the Commission for amendments or post-effective amendments to the registration statement or supplements to the prospectus or for additional information,

                             (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation or threatening of any proceedings for that purpose,

                              (iv)         if at any time during the
         distribution of securities by the managing underwriter the representations and warranties of the Company to be contained in the underwriting agreement cease to be true and correct in all material respects, and

                                  (v)      of the receipt by the Company of any
         notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                          (d)     use its best efforts to prevent the issuance
of any stop order suspending the effectiveness of the registration statement or any state qualification or any order preventing or suspending the use of any preliminary prospectus, and use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any state qualification or of any order preventing or suspending the use of any preliminary prospectus at the earliest possible moment;

                          (e)     if requested by the managing underwriter or a
seller of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement such information as the managing underwriter or a seller of Registrable Securities reasonably request to have included therein relating to the plan of distribution with respect to the Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                          (f)     furnish to each seller of Registrable
Securities and the managing underwriter one signed copy of the registration statement and each amendment thereto as filed with the Commission, and such number of copies of such registration statement, each amendment (including post-effective amendments) and supplement thereto (in each case including all documents incorporated by reference and all exhibits thereto whether or not incorporated by reference), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                          (g)     use reasonable efforts to register or qualify
such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it is not then so qualified, (b) subject itself to taxation in any such jurisdiction, (c) consent to general service of process in any such jurisdiction or (d) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or bylaws that the Board of Directors determines in good faith to be contrary to the best interest of the Company and its stockholders;

                          (h)     use reasonable efforts to cause the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                          (i)     notify each seller of such Registrable
Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the pur-chasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (j)     enter into customary agreements (including an
underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

                                  (i)      make such representations and
         warranties to the underwriters in form, substance and scope, reasonably satisfactory to the managing underwriter, as are customarily made by issuers to underwriters in primary underwritten offerings on the form of registration statement used in such offering;

                              (ii) obtain opinions and updates thereof of counsel, which counsel and opinions to the Company (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, addressed to the managing underwriter, covering the matters customarily covered in opinions requested in primary underwritten offerings on the form of registration statement used in such offering and such other matters as may be reasonably requested by the managing underwriter;

                             (iii) obtain so-called "cold comfort" letters and updates thereof from the Company's independent public accountants addressed to the managing underwriter in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings and such other matters as may be reasonably requested by the managing underwriter;

                              (iv) cause the underwriting agreements to set forth in full the indemnification provisions and procedures of
         Section 9 (or such other substantially    similar provisions and
         procedures as the managing underwriter shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

                               (v)         deliver such documents and
         certificates as may be reasonably requested by the Participating Holder or Holders to evidence compliance with the provisions of this
         Section 7(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                 The above shall be done at the effectiveness of such registration statement (when consistent with customary industry practice), each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by the sellers of Registrable Securities, all in a manner consistent with customary industry practice.

                          (k)     make available for inspection by any seller
of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, the counsel referred to in clause (a) of Section 7(a) and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company

(collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees and agents to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (a) the disclosure of such Records is, in the reasonable judgment of any Inspector, necessary to avoid or correct a misstatement or omission of a material fact in the registration statement or (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or governmental agency of competent jurisdiction or required (in the written opinion of counsel to such seller or underwriter, which counsel shall be reasonably acceptable to the Company) pursuant to applicable state or federal law. Each seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records are sought by a court or governmental agency, give notice to the Company and allow the Company, at the Com-pany's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                          (l)     if such sale is pursuant to an underwritten
offering, use reasonable efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders, in the aggregate, of a majority of the Registrable Securities being sold and the managing underwriter or underwriters reasonably request;

                          (m)     otherwise use reasonable efforts to comply
with the Securities Act, the Exchange Act, all applicable rules and regulations of the Commission and all applicable state securities and real estate syndication laws, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;


                          (n)     use reasonable efforts to cause all
Registrable Securities covered by the registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                          (o)     cooperate with the sellers of Registrable
Securities and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least 2 business days prior to any sale of Registrable Securities to the underwriters;

                          (p)     cooperate and assist in any filings required
to be made with the NASD and in the performance of any due diligence investigation by any underwriter;

                          (q)     prior to the filing of any document which is
to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement) provide copies of such document to the sellers of Registrable Securities, the underwriters and their respective counsel, make the Company representatives available for discussion of such document with such persons and, to the extent changes may be made to such document without the consent of a third party (other than the Company's accountants or any affiliate of the Company), make such changes in such document prior to the filing thereof as any such persons may reasonably request to the extent and only to the extent that such changes relate to a description of a DeBartolo Group Holder or the Plan or Distribution being effected by a DeBartolo Group Holder; and

                          (r)     participate, if so requested, in a "road
show" in connection with the sale of the Registrable Securities but only to the extent reasonably requested by the managing underwriter, if such sale is pursuant to an underwritten offering.

                 The Company may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

                 Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraph (i) of this Section 7, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph (i) of this Section 7, and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Paragraph (b) of this Section 7) by the number of days during the period from and including the date of the giving of such notice pursuant to Paragraph (i) of this Section 7 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph (i) of this Section 7.

                 The Company shall keep the sellers of Registrable Securities to be offered in a given registration advised of the status of any registration in which they are participating. In addition, the Company and each such seller of Registrable Securities may enter into understandings in writing whereby such seller of Registrable Securities will agree in advance as to the acceptability of the price or range of prices per share at which the Registrable Securities included in such registration are to be offered to the public. Furthermore, the Company shall establish pricing notification procedures reasonably acceptable to each such seller of Registrable Securities and shall, as promptly as practicable after learning the same from the managing underwriter, use reasonable efforts to give oral notice to each such seller of Registrable Securities of the anticipated date on which the Company expects to receive a notification from the managing underwriter (and any changes in such anticipated date) of the price per share at which the Registrable Securities included in such registration are to be offered to the public.

                 8. REGISTRATION EXPENSES. The Company shall pay all expenses incident to its performance of or compliance with this Agreement, including, without limitation, (a) all Commission, stock exchange and National Association of Securities Dealers, Inc. registration, filing and listing fees,
(b) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and disbursements of the Company's independent public accountants and counsel and (e) all fees and expenses of any special experts retained by the Company in connection with any Demand Registration or Piggyback Registration pursuant to the terms of this Agreement, regardless of whether such registration becomes effective; PROVIDED, HOWEVER, that the Company shall not pay the costs and expenses of any Holder relating to underwriters' commissions and discounts relating to Registrable Securities to be sold by such Holder (but such costs and expenses shall be paid by the Holders on a PRO RATA basis), brokerage fees, transfer taxes, or the fees or expenses of any counsel, accountants or other repre-sentatives retained by the Holders, individually or in the aggregate. All of the expenses described in this Section 8 that are to be paid by the Company are herein called "Registration Expenses."

                 9.       INDEMNIFICATION; CONTRIBUTION.

                          9.1     INDEMNIFICATION BY THE COMPANY.  The Company
agrees to indemnify, to the fullest extent permitted by law, each Holder and each secured creditor referred to in Section 12.4(c)(ii) hereof (a "Secured Creditor"), each of their respective officers, directors, agents, advisors, employees and trustees, and each person, if any, who controls such Holder or Secured Creditor (within the meaning of the Securities Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder or Secured Creditor furnished in writing to the Company by such Holder or Secured Creditor expressly for use therein or by such Holder's or Secured Creditor's failure to deliver a copy of the prospectus or any supplements thereto after the Company has furnished such Holder or Secured Creditor with a sufficient number of copies of the same or by the delivery of prospectuses by such Holder or Secured Creditor after the Company notified such Holder or Secured Creditor in writing to discontinue delivery of prospectuses. The Company also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

                 9.2 INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be, any information or affidavit with respect to such Holder so furnished in writing by such Holder specifically for use in the Registration Statement. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

                 9.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any party that proposes to assert the right to be indemnified under this Section 9 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; PROVIDED, HOWEVER, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; PROVIDED, FURTHER, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available in the indemnifying party, (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (a) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (b) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (c) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

                 9.4 CONTRIBUTION. If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sec-tion 9.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

                 If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 9.1 and 9.2 without regard to the relative fault of said indemnifying parties or indemnified party.

                 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                 11. RULE 144. The Company covenants that it shall use its best efforts to file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder if and when the Company becomes obligated to file such reports (or, if the Company ceases to be required to file such reports, it shall, upon the request of any Holder, make publicly available other information), and it shall, if feasible, take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                 12.      MISCELLANEOUS.

                          12.1     REMEDIES.  Each Holder, in addition to being
entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                          12.2     AMENDMENTS AND WAIVERS.  Except as otherwise
provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of all Holders.

                          12.3     NOTICES.  Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified or registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or, if mailed, five days (or, in the case of express mail, one day) after the date of deposit in the United States mail, as follows:

                          (i)     if to the Company, to:

                          Simon Property Group, Inc.
                          Merchants Plaza
                          115 West Washington Street
                          Suite 15 East
                          Indianapolis, IN 46204
                          Attention: David Simon
                                     James M. Barkley, Esq.
                          Facsimile No.:  (317) 685-7221

                          with a copy to:

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Attention:  Toby S. Myerson, Esq.
                                      Edwin S. Maynard, Esq.
                          Facsimile:  (212) 757-3990

                          (ii)    if to any Holder, to the most current address
of such Holder given by such Holder to the Company in writing.

                 Any party may by notice given in accordance with this Section
12.3 to the other parties designate another address or person for receipt of notice hereunder.

                 12.4      SUCCESSORS AND ASSIGNS.

                           (a)  This Agreement shall inure to the benefit of
and be binding upon the Holders and their respective successors and assigns and the successors and assigns of the Company; PROVIDED, HOWEVER, that, except as otherwise provided in Section 12.4(b) hereof, no Holder may assign its rights hereunder to any person who is not a permitted transferee of such Holder pursuant to the terms of the Partnership Agreement; PROVIDED FURTHER, that, except as otherwise provided in Section 12.4(b) or (c) hereof, no Holder may assign its rights hereunder to any person who does not acquire all or substantially all of such Holder's Registrable Securities or Units, as the case may be, or, (i) in the case of the Simon Family Entities, to any person who does not acquire at least $10,000,000 worth of the Simon Family Entities' Registrable Securities or Units and (ii) in the case of the DeBartolo Group to any person who does not acquire at least $10,000,000 worth of DeBartolo Group's Registrable Securities or Units.

                          (b)  AFFILIATES.  It is understood that JCP and
Brandywine are affiliates and that under the terms of the Partnership Agreement, Limited Partners have the right to assign their partnership interests, in whole or in part, to their affiliates. The provisions of this Agreement shall inure to the benefit of all such affiliates and, for all purposes of this Agreement, a party to this Agreement (other than the Company) and all of its affiliates which at the time in question are Limited Partners of the Operating Partnership shall be deemed to be one party, with the consequence that (i) they may aggregate their Units for the purpose of exercising their rights under this Agreement and (ii) to assign the benefits of this Agreement to a third party which is not an affiliate of them, except as otherwise provided with respect to the Simon Family Entities in Section 12.4(a) above, they must together assign to such third party all or substantially all of the aggregate amount of Units held by all of them.

                          (c)     TRANSFER OF EXCHANGE AND REGISTRATION RIGHTS.
(i) The rights of each DeBartolo Group Holder to make a request and to cause the Company to register Registrable Securities owned by such Holder under
Section 2 hereof and the right to cause the Company to include Registrable Securities in a registration for the account of the Company under Section 3 hereof (the "Rights") may be assigned, from time to time and reassigned, in whole or in part, to a transferee or assignee receiving (except as provided in Section 12.4(c)(ii) below) at least three percent (3%) of the outstanding shares of Common Stock or Units exchangeable into at least such number of shares of

Common Stock (the "Three Percent Requirement") in connection with a transfer or assignment of shares of Common Stock received upon exchange of Units in connection with a substantially contemporaneous resale of all such Units or Units which is not prohibited under any other agreement to which the transferor or assignor is a party or any pledge of Units or Common Stock which is not prohibited under any other agreement to which the transferor or assignor is a party, provided that (x) such transfer may otherwise be effected in accordance with applicable securities law, (y) the Company is given written notice of such assignment prior to such assignment or promptly thereafter, and (z) the transferee or assignee by written agreement acknowledges that he is bound by the terms of this Agreement. From and after the occurrence of any such transfer, the defined term "Holder" shall include such transferees or assignees.

                          (ii)    The Rights granted to each member of the
DeBartolo Group hereunder may be assigned pursuant to this Section 12.4(c) to a secured creditor to whom such Holder has pledged Units (or other securities exchangeable or convertible into Registrable Securities) or Registrable Securities prior to the date hereof, which pledge shall be permitted hereunder, and the Three Percent Requirement shall not apply to any such assignment. Such rights may, to the extent provided in the pledge, security or other agreement or instrument pursuant to which such rights have been assigned and to the extent permitted by the Securities Act and the rules and regulations thereunder, be exercised by any such secured creditor even though it does not become an assignee of the pledged Units of such Holder pursuant to Section 12.4(c)(i) hereof. Each of the Estate of Edward J. DeBartolo, Edward J. DeBartolo, Jr., The Edward J. DeBartolo Corporation and each corporate or other person or legal entity, other than Marie Denise DeBartolo York specified on SCHEDULE B to the Stockholders Agreement does hereby grant the rights, as described in the two preceding sentences, to Wells Fargo Realty Advisors Funding, Incorporated, as the Administrative Agent, under
(A) the Second Amended and Restated New Facility Credit Agreement, dated as of March 31, 1994 by and among DeBartolo, Inc. and The Edward J. DeBartolo Corporation, as the Borrowers, Wells Fargo Bank, N.A., as the issuing Bank, and the Co-Lenders specified therein, and Wells Fargo Realty Advisors Funding, Incorporated, in its capacity as the Administrative Agent thereunder, and (B) the Second Amended and Restated Restructuring Facility Credit Agreement, dated as of March 31, 1994 by and among DeBartolo, Inc. and The Edward J. DeBartolo Corporation, as the borrowers, and the Co-Lenders specified therein, and Wells Fargo Realty Advisors Funding, Incorporated, in its capacity as the Administrative Agent thereunder. Upon notice to the Company by any such secured creditor that it has become authorized to exercise such Rights, no further written instrument shall be required under this Agreement; provided that such Secured Creditor provides the Company at the time it exercises any rights on behalf of a Holder with such indemnification and certifications as are reasonably satisfactory to the Company in form and substance as to its authorization to exercise such rights. It is further expressly understood and agreed that (i) the Company shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of any certification from an Administrative Agent that it is authorized to exercise Rights transferred by any Holder, (ii) the Company shall have no liability to any such Holder for acting in accordance with any such certification and (iii) no further indemnification to the Company shall be required pursuant to this Section 12.4(c). The Company shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of any written instrument referred to in the second sentence of this
Section 12.4(c)(ii), and it shall be sufficient if any writing purporting to be such an instrument is delivered to the Company and purports on its face to be correct in form and signed or otherwise executed by such Holder. The Company may continue to rely on such written instrument until such time, if any, that it receives a written instrument from the secured creditor named therein (or its successor) revoking, or acknowledging the revocation or other termination of, the authority granted by such written instrument.

                 12.5 MERGERS, ETC. In addition to any other restriction on mergers, consolidations and reorganizations contained in the articles of incorporation, by-laws, code of regulations or agreements of the Company, the Company covenants and agrees that it shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless all the Registrable Securities and all of the outstanding shares of Common Stock of the Company and Units are exchanged or purchased upon substantially equivalent economic terms for cash or freely marketable securities of the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in a writing to assume in full and without modification other than conforming changes necessary to reflect the new issuer of the Registrable Securities all of the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which holders of Common Stock would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation, sale of all or substantially all of its assets or business, liquidation, dissolution or reorganization.

                 12.6 CONSENT OF TEACHERS'. Notwithstanding anything to the contrary contained herein, the Company hereby agrees to use its commercially reasonable best efforts to cause Teachers' to execute this Agreement at the

Closing and to waive all of its rights under the First Agreement.

                 12.7 BJS REGISTRATION RIGHTS AGREEMENT. The parties hereto agree that the provisions of Section 5 hereof shall not apply to the Registration Rights Agreement, dated March 26, 1996, between the Company and BJS Capital Partners L.P. ("BJS"), copies of which have been delivered to the parties hereto.

                 12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 12.9 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 12.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                 12.11 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights of the Holders shall be enforceable to the full extent permitted by law.

                 12.12 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.




                                           SIMON PROPERTY GROUP, INC.



                                           By:_____________________________
                                              Name:
                                              Title:


                                           MELVIN SIMON & ASSOCIATES, INC.



                                           By:_____________________________
                                              Name:
                                              Title:


                                           JCP REALTY, INC.



                                           By:_____________________________
                                              Name:
                                              Title: Executive Vice President


                                           BRANDYWINE REALTY, INC.



                                           By:_____________________________
                                              Name:
                                              Title: Executive Vice President

                                           _______________________________
                                           MELVIN SIMON




                                           ______________________________
                                           HERBERT SIMON



                                           ______________________________
                                           DAVID SIMON



                                           ______________________________
                                           DEBORAH J. SIMON



                                           ______________________________
                                           CYNTHIA J. SIMON



                                           ______________________________
                                           IRWIN KATZ, as Successor Trustee
                                           Under Declaration of Trust and
                                           Trust Agreement Dated August 4,
                                           1970



                                           ______________________________
                                           IRWIN KATZ, as Trustee of the
                                           Melvin Simon Trust No. 1, the
                                           Melvin Simon Trust No. 6, the
                                           Melvin Simon Trust No. 7
                                           and the Herbert Simon Trust No. 3

                                           MELVIN SIMON & ASSOCIATES, INC.



                                           By:
                                               ------------------------
                                               Name:
                                               Title:




                                           PENN SIMON CORPORATION



                                           By: ________________________
                                               Name:
                                               Title:


                                           NACO SIMON CORP.



                                           By: ________________________
                                               Name:
                                               Title:


                                           SANDY SPRINGS PROPERTIES, INC.



                                           By: ________________________
                                               Name:
                                               Title:


                                           SIMON ENTERPRISES, INC.

                                           By: _______________________
                                               Name:
                                               Title:


                                           S.F.G. COMPANY, L.L.C.

                                           By: MELVIN SIMON & ASSOCIATES,
                                                 INC., its manager



                                                By: __________________
                                                    Name:
                                                    Title:

                                           MELVIN SIMON, HERBERT SIMON AND DAVID
                                           SIMON, NOT INDIVIDUALLY BUT AS
                                           VOTING TRUSTEES UNDER THAT CERTAIN
                                           VOTING TRUST AGREEMENT, VOTING
                                           AGREEMENT AND PROXY DATED AS OF
                                           DECEMBER 1, 1993, BETWEEN MELVIN
                                           SIMON & ASSOCIATES, INC., AND MELVIN
                                           SIMON, HERBERT SIMON AND DAVID
                                           SIMON:



                                           ____________________________
                                           Melvin Simon



                                           ____________________________
                                           Herbert Simon



                                           ____________________________
                                           David Simon


                                           THE EDWARD J. DeBARTOLO CORPORATION



                                           By: ________________________
                                               Name:
                                               Title:


                                           THE ESTATE OF EDWARD J. DeBARTOLO



                                           By: ________________________
                                               Name:
                                               Title:

                                           By: ________________________
                                               Name:
                                               Title:





                                           ________________________________
                                           Edward J. DeBartolo, Jr.,
                                           individually, and in his capacity as
                                           Trustee under (i) the Lisa Marie
                                           DeBartolo Revocable Trust- successor
                                           by assignment from Edward J.
                                           DeBartolo Trust No. 5, (ii) the
                                           Tiffanie Lynne DeBartolo Revocable
                                           Trust-successor by assignment from
                                           Edward J. DeBartolo Trust No. 6 and
                                           (iii) Edward J. DeBartolo Trust No. 7
                                           for the Benefit of Nicole Anne
                                           DeBartolo



                                           ________________________________
                                           Cynthia R. DeBartolo



                                           ________________________________
                                           Marie Denise DeBartolo York,
                                           individually, and in her capacity as
                                           Trustee under (i) Edward J.
                                           DeBartolo Trust No. 8 for the
                                           benefit of John Edward York, (ii)
                                           Edward J. DeBartolo Trust No. 9 for
                                           the benefit of Anthony John York,
                                           (iii) Edward J. DeBartolo Trust No.
                                           10 for the benefit of Mara Denise
                                           York and (iv) Edward J. DeBartolo
                                           Trust No. 11 for the benefit of
                                           Jenna Marie York

                                           CORAL SQUARE ASSOCIATES



                                           By: __________________________
                                               Name:
                                               Title:



                                           By: __________________________
                                               Name:
                                               Title:



                                           SOUTH BEND ASSOCIATES


                                           By: DeBartolo, Inc.



                                               By: _____________________
                                                   Name:
                                                   Title:


                                           By: The Estate of Edward J.
                                               DeBartolo



                                               By: ______________________
                                                   Name:
                                                   Title:



                                               By: ______________________
                                                   Name:
                                                   Title:

                                           WASHINGTON SQUARE ASSOCIATES


                                           By: The Edward J. DeBartolo
                                               Corporation



                                               By: ______________________
                                                   Name:
                                                   Title:


                                           H-CASTLETON


                                           By: Altamonte, Inc.



                                               By: ______________________
                                                   Name:
                                                   Title:

                                           BAY PARK, INC.
                                           WARD PLAZA ASSOCIATES
                                           CHELTENHAM SHOPPING CENTER
                                             ASSOCIATES
                                           SUMMIT MALL, INC.
                                           TYRONE SQUARE, INC.
                                           UPPER VALLEY MALL, INC.
                                           MISSION VIEJO MALL, INC.
                                           PINELLAS SQUARE, INC.
                                           GREAT LAKES MALL, INC.
                                           PALM BEACH MALL, INC.
                                           LAFAYETTE SQUARE, INC.
                                           LIMA MALL, INC.
                                           RICHMOND MALL, INC.
                                           WOODVILLE MALL, INC.
                                           DeBARTOLO AVENTURA, INC.
                                           BOYNTON BEACH, INC.
                                           THE FLORIDA MALL CORPORATION
                                           DeBARTOLO, INC.
                                           D.L. GROVE, INC.
                                           TC MALL II, INC.
                                           PADDOCK MALL, INC.
                                           NATIONAL INDUSTRIAL DEVELOPMENT
                                             CORPORATION
                                           GREAT NORTHEAST MALL, INC.


                                           By: __________________________
                                               Name:
                                               Title:


                                           RUES PROPERTIES, INC.



                                           By: __________________________
                                               Name:
                                               Title:


                                           COLUMBIA SC I, INC.
                                           COLUMBIA SC II, INC.

                                           NORTHGATE I REAL ESTATE CORPORATION
                                           NORTHGATE II REAL ESTATE
                                             CORPORATION
                                           TACOMA SC I, INC.
                                           TACOMA SC II, INC.


                                           By: __________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT L


                           SIMON PROPERTY GROUP, INC.
                           --------------------------

                                       and
                                       ---

                              DAY ACQUISITION CORP.
                              ---------------------

                              OFFICER'S CERTIFICATE
                              ---------------------



         The undersigned officer of Simon Property Group, Inc., a Maryland corporation ("Parent")1 and Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), in connection with the rendering by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison of the written opinions required by Sections 6.2(e) and 6.3(e), respectively, of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1995, as amended, between Parent, Sub, and DeBartolo Realty Corporation, an Ohio corporation ("Company"), and recognizing that said law firms will rely on this Certificate in rendering such opinions, hereby certifies as follows:


         1. The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

         2. Pursuant to the Merger, Sub will merge with and into Company, and Company will acquire and continue to hold following the Merger substantially all of the assets and liabilities of Sub. Specifically,

- - - ----------

1 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

the assets of Sub transferred to Company pursuant to the Merger will represent at least 90 percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company immediately after the Merger. For purposes of this representation, the following assets will be treated as assets held by Sub or Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by Company or Sub (other than assets transferred from Sub to Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period"), (ii) assets used by Company or Sub to pay stockholders receiving cash in lieu of fractional shares of Parent Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) except amounts paid as normal, regular dividends.

         3. Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code.

         4. Parent has no plan or intention to cause Company to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

         5. Parent has no plan or intention to reacquire any Parent Stock issued in the Merger.

         6. Parent has no plan or intention to: liquidate Company; to merge Company with or into another corporation (including Parent or its affiliates) except for transfers of stock to corporations controlled by Parent, as described in both 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368(2)(j)(4); to cause Company to sell, distribute or otherwise dispose of the stock of Company; or to cause Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business, or transfers of assets to a corporation controlled by Company, as described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.3682(j)(4).

         7. Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities in the Merger.

         8. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

         9. Parent and Sub will pay their respective expenses, if any incurred in connection with the Merger.

         10. There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount. Parent will assume no liabilities of any Company stockholder in connection with the Merger.

         11. In the Merger, shares of Company stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation and the representation in paragraph 23 below, shares of Company stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Company stockholders in lieu of fractional shares of Parent common stock but not including any cash or property provided by Company) will be treated as Company stock outstanding at the Effective Time of the Merger. The term "Control" means the direct ownership of stock possessing at least 80 percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of Company.

         12. During the past five (5) years, and at the present, none of the outstanding shares of Company stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or to the best of the knowledge of the management of Parent, Parent affiliates, other than as disclosed in the [Joint Proxy Statement] of Parent and Company for the Merger.

         13. Neither Parent nor Sub are investment companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

         14. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the stockholders of Company instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the shareholders of Company in exchange for their shares of Company stock. The fractional share interests of each stockholder of Company will be aggregated, and no stockholder of Company will receive cash in an amount equal to or greater than the value of one full share of Parent stock.

         15. The Merger is being undertaken by Parent and Sub for valid business purposes and not for the purpose of tax avoidance.

         16. No stockholder of Company is acting as agent for Parent in connection with the Merger or approval thereof; Parent will not reimburse any Company stockholder for Company stock such stockholder may have purchased or for other obligations such stockholder may have incurred.

         17. Neither Parent nor Sub is, or will be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         18. No shares of Sub have been or will be used as consideration or issued to stockholders of Company in the Merger.

         19. The terms of the Agreement are the product of arm'slength negotiations.

         20. No compensation received by any stockholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Stock.

         21. With respect to each instance, if any, in which shares of Company Stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"), to the best of the knowledge of the management of Parent: (i) the Stock Purchase was made by such Stockholder on its own behalf and not as a representative, or for the benefit of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was funded by such Stockholder's own assets, was not advanced, and will not be reimbursed either directly or indirectly, by Parent; (ii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of Company stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Stockholder and the seller.

         22. To the best of the knowledge of the management of Parent, there is no plan or intention ("Plan") on the part of the stockholders of Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction, including a transaction or arrangement that reduces the risk of loss such as a short sale, hedge, swap or otherwise, of the shares of Parent stock to be received upon consumation of the Merger (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Time of the Merger of less than 50 percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company stock. For purposes of this representation, shares of Company stock with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash or other property received in lieu of fractional shares of Parent Common Stock) and with respect to which a Sale occurs prior to, or subsequent to and in contemplation of the Merger, shall be considered shares of outstanding Company stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

         23. Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, cash payments to dissenting Company stockholders and transfer and similar taxes paid on behalf of Company stockholders, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.

         Parent and Sub recognize that: (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects; and your opinions will not address any tax consequences of the Merger of any action taken in connection therewith except as set forth in such opinions.

         In rendering this Officer's Certificate, Parent and Sub have relied on their counsel and auditors, and on the representations set forth in: (i) the Officer's Certificate of Company, and (ii) the Stockholder's Certificate, both of which are to be furnished to Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison.

                           [intentionally left blank]

To the best of the knowledge of Parent and Sub, the foregoing facts are now true and will continue to be true through and as of the Effective Time of the Merger. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Parent and Sub agree to deliver to Company a written notice to that effect. Parent and Sub are authorized to make the representations set forth herein.

         IN WITNESS WHEREOF, we have signed this certificate this ____ day of _________ 1996.


                                         Simon Property Group, Inc.



                                         By: ____________________
                                             Name:
                                             Title:



                                         Day Acquisition Corp.



                                         By: ____________________
                                             Name:
                                             Title:

                          DEBARTOLO REALTY CORPORATION
                          ----------------------------
                              OFFICER'S CERTIFICATE
                              ---------------------

         The undersigned officer of DeBartolo Realty Corporation, an Ohio Corporation ("Company"),2 in connection with the rendering by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison of the written opinions required by Sections 6.2(e) and 6.3(e), respectively, of the Agreement and Plan of Merger dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., a Delaware corporation ("Sub"), and Company, (the "Agreement") and recognizing that said law firms will rely on this Certificate in rendering such opinions hereby certifies as follows:

              The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefore, and the aggregate consideration received by Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company Stock immediately prior to the merger.

              To the best of the knowledge of the management of Company there is no plan or intention ("Plan") on the part of the stockholders of Company who own five percent (5%) or more of the Company Stock and the remaining stockholders of Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction that would reduce or limit the risk of loss such as a short sale, hedge, swap, or otherwise, of the shares of Parent stock to be received upon consumation of the Merger (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value as of the Effective Time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company


- - - ----------

2 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

         stock. For purposes of this representation, shares of Company stock with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash or other property received in lieu of fractional shares of Parent Common Stock) and with respect to which a Sale occurs prior to, or subsequent to and in contemplation of, the Merger, shall be considered shares of outstanding Company stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

              Pursuant to the Merger, Sub will merge with and into Company. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company following the Merger. For purposes of this representation, the following assets will be treated as assets held by Company immediately prior to the Merger: (i) assets disposed of by Company prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger) (the "Pre-Merger Period"); (ii) assets used by Company to pay stockholders cash in lieu of fractional shares of Parent Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distributions, redemptions or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) except amounts paid as normal, regular dividends.

              Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

              Company and the stockholders of Company will pay their respective expenses, if any, incurred in connection with the Merger.

              Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

              There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount.

              In the Merger, shares of Company representing control of Company will be exchanged solely for voting Common Stock of Parent. For purposes of this representation and the representation in paragraph 24 below, shares of Company stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Company stockholders in lieu of fractional shares of Parent Common Stock but not including any cash or other property provided by Company) will be treated as Company stock outstanding at the Effective Time of the Merger but not exchanged for voting Common Stock of Parent. As used in this Certificate, "Control" shall consist of the direct ownership of stock possessing at least 80 percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of Company. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than as agent of such person.

              At the Effective Time of the Merger, other than in Section ____ of the Agreement, there will not be outstanding any equity interest in Company, any other warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company or any other equity interest in Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of Company.

              Company is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

              On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets are subject.

              Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              Other than in the ordinary course of business or pursuant to its obligations under the Agreement, Company has made no transfer of any or its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the Pre-Merger Period.

              The Merger is being undertaken by Company for valid business purposes and not for the purpose of tax avoidance.

              Company has no plan or intention to sell, distribute or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Company, as described in both Section 368(a)(2)(c) of the Code and Treasury Regulation Section 1.368-2(j)(4).

              To the best of Company's knowledge, during the past five years, and at present, none of the outstanding shares of Company stock including the right to acquire or vote such shares have, directly or indirectly, been owned by Parent or Parent affiliates, other than as disclosed in the [Joint Proxy Statement].

              The liabilities of Company and any liabilities to which the assets of Company are subject have been incurred by Company in the ordinary course of its business.

              Under Section 2.2(g) of the Agreement, in lieu of issuing fractional shares of Parent Common Stock that would otherwise be issued, each stockholder of Company shall receive cash. The payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to stockholders of Company in lieu of issuing fractional shares of Parent Common stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the stockholders of Company in exchange for their shares of Company stock. The fractional share interests of each holder of Company stock will be aggregated, and no holder of Company stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

              The terms of the Agreement are the product of arm's-length negotiations.

              No compensation received by any stockholder employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock.

              Other than shares of Company stock or options to acquire Company stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Company in the ordinary course of business, if any, no issuances of Company stock or rights to acquire Company stock have occurred or will occur during the Pre-Merger period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

              Cash or other property paid to employees of Company during the Pre-Merger period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger period and constitutes reasonable compensation for services rendered.

              During the Pre-Merger Period, no indebtedness or other obligation of Company or its subsidiaries has been or will be guaranteed by any stockholder of Company (or any person or entity related to a stockholder of Company) in contemplation of the Merger.

              Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, cash payments to dissenting Company stockholders and transfer and similar taxes paid on behalf of Company stockholders, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.

         Company recognizes that: (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto; and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. Company recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

         Notwithstanding anything herein to the contrary, Company makes no representations regarding the actions or conduct of Company pursuant to Parent's exercise of control over Company after the Merger.

         In rendering this Officer's Certificate, Company has relied on its counsel and auditors, and on the representations set forth in: (i) the Parent and Sub Officer's Certificate; and (ii) the

Stockholder's Certificate(s), both of which are to be furnished to Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison.

         To the best of the knowledge of Company, the foregoing representations and the representations made by Company in the Agreement and other documents associated therewith are true and accurate and will continue to be true and accurate in all material respects through and as of the Effective Time of the Merger. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Company agrees to deliver to Parent a written notice to that effect. Company is authorized to make all of the representations set forth herein.

         IN WITNESS WHEREOF, I have signed this certificate this day of ______________ 1996.

                                DEBARTOLO REALTY CORPORATION

                                By:

                                Name:
                                Title:

                        Form of Stockholder's Certificate
                        ---------------------------------

              (For Individuals holding 5% or more of Company stock)



                            STOCKHOLDER'S CERTIFICATE
                            -------------------------

         In connection with the opinions rendered by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrrison as required by Sections 6.2(e) and 6.3(e) of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("Company"), the undersigned stockholder of Company certifies as follows:

         1. I have, and as of the Effective Time3 of the Merger will have, no present plan or intention to engage in a sale, exchange, transfer, pledge, disposition or any other transaction or arrangement that would reduce or limit the risk of loss, such as a short sale, hedge, swap or otherwise, of the shares of Parent stock I am receive upon consummation of the Merger (collectively, a "Sale"). For purposes of this representation, a Sale of Parent stock shall be considered to have occurred pursuant to a plan or intention if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger.

         2. I am currently the legal and beneficial owner of the shares of stock listed in Company's share register, and I have not acquired such shares in contemplation of the Merger.

         While the representations contained herein indicate my present plans and intentions, my plans and intentions may change at any time after the Effective Time of the Merger. The representations contained in this

- - - ----------

 3 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

Certificate may not be relied upon by any person to constrain or otherwise limit my actions with regard to the Parent stock I am to receive in the Merger at any time after the Effective Time of the Merger.

          I understand and acknowledge that Parent and Company and their respective legal counsel may rely on the truth and accuracy of my representations contained herein in rendering the above referenced opinions. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, I agree to deliver to Parent and Company a written notice to that effect.



         IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, 1996.



                                      ----------------------------------

                        Form of Stockholder's Certificate
                        ---------------------------------



               (For Entities holding 5% or more of Company stock)




                            STOCKHOLDER'S CERTIFICATE
                            -------------------------




         In connection with the opinions rendered by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrrison as required by Sections 6.2(e) and 6.3(e) of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent:), Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("Company"), the undersigned officer of ___________________ (" ") certifies as follows:



         1. _________________________ has, and as of the Effective Time4 of the Merger will have, no present plan or intention to engage in a sale, exchange, transfer, pledge, disposition or any other transaction or arrangement that would reduce or limit the risk of loss, such as a short sale, hedge, swap or otherwise, of the shares of Parent stock to be received by __________________________ upon consummation of the Merger (collectively, a "Sale"). For purposes of this representation, a Sale of Parent stock shall be considered to have occurred pursuant to a plan or intention if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger.

- - - ----------

 4 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

         2. _________________________ is currently the legal and beneficial owner of the shares of stock listed in Company's share register, and has not acquired such shares in contemplation of the Merger.

         While the representations contained herein indicate ________________'s present plans and intentions, those plans and intentions may change at any time after the Effective Time of the Merger. The representations contained in this Certificate may not be relied upon by any person to constrain or otherwise limit ___________________'s actions with regard to the Parent stock to be received in the Merger at any time after the Effective Time of the Merger.

         ____________________ understands and acknowledges that Parent and Company and their respective legal counsel may rely on the truth and accuracy of the representations contained herein in rendering the above referenced opinions. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, ______________________ agrees to deliver to Parent and Company a written notice to that effect. ___________________ is authorized to make all of the representations set forth herein.


         IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, 1996.

                                   --------------------------------

                                   By: __________________________

                                       Name:
                                       Title:

                                                                FORMS OF LETTERS
                                                                AND CERTIFICATES


                                                                       EXHIBIT M



                           SIMON PROPERTY GROUP, INC.
                           --------------------------

                                       and
                                       ---

                              DAY ACQUISITION CORP.
                              ---------------------

                              OFFICER'S CERTIFICATE
                              ---------------------



         The undersigned officer of Simon Property Group, Inc., a Maryland corporation ("Parent")1 and Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), in connection with the rendering by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison of the written opinions required by Sections 6.2(e) and 6.3(e), respectively, of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1995, as amended, between Parent, Sub, and DeBartolo

- - - --------

 1 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

Realty Corporation, an Ohio corporation ("Company"), and recognizing that said law firms will rely on this Certificate in rendering such opinions, hereby certifies as follows:


         1. The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

         2. Pursuant to the Merger, Sub will merge with and into Company, and Company will acquire and continue to hold following the Merger substantially all of the assets and liabilities of Sub. Specifically, the assets of Sub transferred to Company pursuant to the Merger will represent at least 90 percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company immediately after the Merger. For purposes of this representation, the following assets will be treated as assets held by Sub or Company, as the case may be, immediately prior but not subsequent to the
Merger: (i) assets disposed of by Company or Sub (other than assets transferred from Sub to Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period"), (ii) assets used by Company or Sub to pay stockholders receiving cash in lieu of fractional shares of Parent Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) except amounts paid as normal, regular dividends.

         3. Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code.

         4. Parent has no plan or intention to cause Company to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

         5. Parent has no plan or intention to reacquire any Parent Stock issued in the Merger.

         6. Parent has no plan or intention to: liquidate Company; to merge Company with or into another corporation (including Parent or its affiliates) except for transfers of stock to corporations controlled by Parent, as described in both 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368(2)(j)(4); to cause Company to sell, distribute or otherwise dispose of the stock of Company; or to cause Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business, or transfers of assets to a corporation controlled by Company, as described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.3682(j)(4).

         7. Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities in the Merger.

         8. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

         9. Parent and Sub will pay their respective expenses, if any incurred in connection with the Merger.

         10. There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount.

Parent will assume no liabilities of any Company stockholder in connection with the Merger.

         11. In the Merger, shares of Company stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation and the representation in paragraph 23 below, shares of Company stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Company stockholders in lieu of fractional shares of Parent common stock but not including any cash or property provided by Company) will be treated as Company stock outstanding at the Effective Time of the Merger. The term "Control" means the direct ownership of stock possessing at least 80 percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of Company.

         12. During the past five (5) years, and at the present, none of the outstanding shares of Company stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or to the best of the knowledge of the management of Parent, Parent affiliates, other than as disclosed in the [Joint Proxy Statement] of Parent and Company for the Merger.

         13. Neither Parent nor Sub are investment companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

         14. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the stockholders of Company instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the shareholders of Company in exchange for their shares of Company stock. The fractional share interests of each stockholder of Company will be aggregated, and no stockholder of Company will receive cash in an amount equal to or greater than the value of one full share of Parent stock.

         15. The Merger is being undertaken by Parent and Sub for valid business purposes and not for the purpose of tax avoidance.

         16. No stockholder of Company is acting as agent for Parent in connection with the Merger or approval thereof; Parent will not reimburse any Company stockholder for Company stock such stockholder may have purchased or for other obligations such stockholder may have incurred.

         17. Neither Parent nor Sub is, or will be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         18. No shares of Sub have been or will be used as consideration or issued to stockholders of Company in the Merger.

         19. The terms of the Agreement are the product of arm's-length negotiations.

         20. No compensation received by any stockholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Stock.

         21. With respect to each instance, if any, in which shares of Company Stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"), to the best of the knowledge of the management of Parent: (i) the Stock Purchase was made by such Stockholder on its own behalf and not as a representative, or for the benefit of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was funded by such Stockholder's own assets, was not advanced, and will not be reimbursed either directly or indirectly, by Parent; (ii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of Company stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Stockholder and the seller.

         22. To the best of the knowledge of the management of Parent, there is no plan or intention ("Plan") on the part of the stockholders of Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction, including a transaction or arrangement that reduces the risk of loss such as a short sale, hedge, swap or otherwise, of the shares of Parent stock to be received upon consummation of the Merger (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Time of the Merger of less than 50 percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company stock. For purposes of this representation, shares of Company stock with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash or other property received in lieu of fractional shares of Parent Common Stock) and with respect to which a Sale occurs prior to, or subsequent to and in contemplation of the Merger, shall be considered shares of outstanding Company stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

         23. Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, cash payments to dissenting Company stockholders and transfer and similar taxes paid on behalf of Company stockholders, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.

         Parent and Sub recognize that: (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects; and your opinions will not address any tax consequences of the Merger of any action taken in connection therewith except as set forth in such opinions.

         In rendering this Officer's Certificate, Parent and Sub have relied on their counsel and auditors, and on the representations set forth in: (i) the Officer's Certificate of Company, and (ii) the Stockholder's Certificate, both of which are to be furnished to Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison.



                           [intentionally left blank]

To the best of the knowledge of Parent and Sub, the foregoing facts are now true and will continue to be true through and as of the Effective Time of the Merger. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Parent and Sub agree to deliver to Company a written notice to that effect. Parent and Sub are authorized to make the representations set forth herein.

         IN WITNESS WHEREOF, we have signed this certificate this ____ day of _________ 1996.





                                    Simon Property Group, Inc.



                                    By: ____________________
                                        Name:
                                        Title:



                                    Day Acquisition Corp.



                                    By: ____________________
                                        Name:
                                        Title:

                          DEBARTOLO REALTY CORPORATION
                          ----------------------------

                              OFFICER'S CERTIFICATE
                              ---------------------



         The undersigned officer of DeBartolo Realty Corporation, an Ohio Corporation ("Company"),2 in connection with the rendering by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison of the written opinions required by Sections 6.2(e) and 6.3(e), respectively, of the Agreement and Plan of Merger dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., a Delaware corporation ("Sub"), and Company, (the "Agreement") and recognizing that said law firms will rely on this Certificate in rendering such opinions hereby certifies as follows:

         The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefore, and the aggregate consideration received by Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company Stock immediately prior to the merger.


- - - ----------

 2 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

         To the best of the knowledge of the management of Company there is no plan or intention ("Plan") on the part of the stockholders of Company who own five percent (5%) or more of the Company Stock and the remaining stockholders of Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction that would reduce or limit the risk of loss such as a short sale, hedge, swap, or otherwise, of the shares of Parent stock to be received upon consummation of the Merger (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value as of the Effective Time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company stock. For purposes of this representation, shares of Company stock with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash or other property received in lieu of fractional shares of Parent Common Stock) and with respect to which a Sale occurs prior to, or subsequent to and in contemplation of, the Merger, shall be considered shares of outstanding Company stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

         Pursuant to the Merger, Sub will merge with and into Company. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company following the Merger. For purposes of this representation, the following assets will be treated as assets held by Company immediately prior to the Merger: (i) assets disposed of by

Company prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger) (the "Pre-Merger Period"); (ii) assets used by Company to pay stockholders cash in lieu of fractional shares of Parent Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distributions, redemptions or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) except amounts paid as normal, regular dividends.

         Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

         Company and the stockholders of Company will pay their respective expenses, if any, incurred in connection with the Merger.

         Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

         There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount.

         In the Merger, shares of Company representing control of Company will be exchanged solely for voting Common Stock of Parent. For purposes of this representation and the representation in paragraph 24 below, shares of Company stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Company stockholders in lieu of fractional shares of Parent Common Stock but not including any cash or other property provided by Company) will be treated as Company stock outstanding at the Effective Time of the Merger but not exchanged for voting Common Stock of Parent. As used in this Certificate, "Control" shall consist of the direct ownership of stock possessing at least 80 percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of Company. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than as agent of such person.

         At the Effective Time of the Merger, other than in Section ____ of the Agreement, there will not be outstanding any equity interest in Company, any other warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company or any other equity interest in Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of Company.

         Company is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets are subject.

         Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Other than in the ordinary course of business or pursuant to its obligations under the Agreement, Company has made no transfer of any or its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the Pre-Merger Period.

         The Merger is being undertaken by Company for valid business purposes and not for the purpose of tax avoidance.

         Company has no plan or intention to sell, distribute or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Company, as described in both
Section 368(a)(2)(c) of the Code and Treasury Regulation Section 1.368-2(j)(4).

         To the best of Company's knowledge, during the past five years, and at present, none of the outstanding shares of Company stock including the right to acquire or vote such shares have, directly or indirectly, been owned by Parent or Parent affiliates, other than as disclosed in the [Joint Proxy Statement].

         The liabilities of Company and any liabilities to which the assets of Company are subject have been incurred by Company in the ordinary course of its business.

         Under Section 2.2(g) of the Agreement, in lieu of issuing fractional shares of Parent Common Stock that would otherwise be issued, each stockholder of Company shall receive cash. The payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to stockholders of Company in lieu of issuing fractional shares of Parent Common stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the stockholders of Company in exchange for their shares of Company stock. The fractional share interests of each holder of Company stock will be aggregated, and no holder of Company stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

         The terms of the Agreement are the product of arm's-length negotiations.

         No compensation received by any stockholder employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock.

         Other than shares of Company stock or options to acquire Company stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Company in the ordinary course of business, if any, no issuances of Company stock or rights to acquire Company stock have occurred or will occur during the Pre-Merger period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

         Cash or other property paid to employees of Company during the Pre-Merger period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger period and constitutes reasonable compensation for services rendered.

         During the Pre-Merger Period, no indebtedness or other obligation of Company or its subsidiaries has been or will be guaranteed by any stockholder of Company (or any person or entity related to a stockholder of Company) in contemplation of the Merger.

         Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, cash payments to dissenting Company stockholders and transfer and similar taxes paid on behalf of Company stockholders, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.

         Company recognizes that: (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto; and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. Company recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

         Notwithstanding anything herein to the contrary, Company makes no representations regarding the actions or conduct of Company pursuant to Parent's exercise of control over Company after the Merger.

         In rendering this Officer's Certificate, Company has relied on its counsel and auditors, and on the representations set forth in: (i) the Parent and Sub Officer's Certificate; and (ii) the Stockholder's Certificate(s), both of which are to be furnished to Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison.

         To the best of the knowledge of Company, the foregoing representations and the representations made by Company in the Agreement and other documents associated therewith are true and accurate and will continue to be true and accurate in all material respects through and as of the Effective Time of the Merger. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Company agrees to deliver to Parent a written notice to that effect. Company is authorized to make all of the representations set forth herein.

         IN WITNESS WHEREOF, I have signed this certificate this day of ______________ 1996.



                                   DEBARTOLO REALTY CORPORATION



                                   By:


                                   Name:
                                   Title:

                        Form of Stockholder's Certificate
                        ---------------------------------

              (For Individuals holding 5% or more of Company stock)



                            STOCKHOLDER'S CERTIFICATE
                            -------------------------

         In connection with the opinions rendered by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrrison as required by Sections 6.2(e) and 6.3(e) of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("Company"), the undersigned stockholder of Company certifies as follows:

          1. I have, and as of the Effective Time3 of the Merger will have, no present plan or intention to engage in a sale, exchange, transfer, pledge, disposition or any other transaction or arrangement that would reduce or limit the risk of loss, such as a short sale, hedge, swap or otherwise, of the shares of Parent stock I am receive upon consummation of the Merger (collectively, a "Sale"). For purposes of this representation, a Sale of Parent stock shall be considered to have occurred pursuant to a plan or intention if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger.

- - - ----------

3   Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

         2. I am currently the legal and beneficial owner of the shares of stock listed in Company's share register, and I have not acquired such shares in contemplation of the Merger.

         While the representations contained herein indicate my present plans and intentions, my plans and intentions may change at any time after the Effective Time of the Merger. The representations contained in this Certificate may not be relied upon by any person to constrain or otherwise limit my actions with regard to the Parent stock I am to receive in the Merger at any time after the Effective Time of the Merger.

          I understand and acknowledge that Parent and Company and their respective legal counsel may rely on the truth and accuracy of my representations contained herein in rendering the above referenced opinions. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, I agree to deliver to Parent and Company a written notice to that effect.



         IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, 1996.



                                          ----------------------------------

                        Form of Stockholder's Certificate
                        ---------------------------------


               (For Entities holding 5% or more of Company stock)


                            STOCKHOLDER'S CERTIFICATE
                            -------------------------

         In connection with the opinions rendered by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrrison as required by Sections 6.2(e) and 6.3(e) of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("Company"), the undersigned officer of ______________________ (" ")
certifies as follows:

         1. _________________________ has, and as of the Effective Time4 of the Merger will have, no present plan or intention to engage in a sale, exchange, transfer, pledge, disposition or any other transaction or arrangement that would reduce or limit the risk of loss, such as a short sale, hedge, swap or otherwise, of the shares of Parent stock to be received by __________________________ upon consummation of the Merger (collectively, a "Sale"). For purposes of this representation, a Sale of Parent stock shall be considered to have occurred pursuant to a plan or intention if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger.

- - - ----------

4   Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

         2. _________________________ is currently the legal and beneficial owner of the shares of stock listed in Company's share register, and has not acquired such shares in contemplation of the Merger.

         While the representations contained herein indicate __________________'s present plans and intentions, those plans and intentions may change at any time after the Effective Time of the Merger. The representations contained in this Certificate may not be relied upon by any person to constrain or otherwise limit ___________________'s actions with regard to the Parent stock to be received in the Merger at any time after the Effective Time of the Merger.

         ____________________ understands and acknowledges that Parent and Company and their respective legal counsel may rely on the truth and accuracy of the representations contained herein in rendering the above referenced opinions. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, ______________________ agrees to deliver to Parent and Company a written notice to that effect. ___________________ is authorized to make all of the representations set forth herein.


         IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, 1996.



                                       --------------------------------


                                       By:__________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT N
                                                                       ---------


Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison with regard to status of special limited partnership interest under the Investment Company Act. Capitalized terms used herein without definition shall have the meaning assigned to them in the Merger Agreement to which this Exhibit N is attached.


- - - --------------------------------------------------------------------------------


[appropriate introductory language and recitals, including the following:]

We have examined the Amended and Restated Agreement of Limited Partnership of the Parent Operating Partnership and the rights and powers that will be granted to the special limited partnership interest (the "Special Limited Partnership Interest") that will be held by the Operating Partnership in connection therewith, which will include the following:

         - The right to receive information concerning any matter affecting the Parent Operating Partnership.

         - The right to approve the acquisition, disposition or encumbrance (other than as a result of operating leases or in the ordinary course of business) of partnership real property.

         - The right to approve a merger, liquidation or dissolution of the Parent Operating Partnership and the sale of all or substantially all of its assets.

         -        The right to approve any borrowing or lending.

         - The right to approve the admission of additional general or limited partners, the making of additional capital contributions, the withdrawal of any part of a partner's capital contribution and the transfer or assignment of any partnership interests.

         - The right to approve the making, modification or withdrawal of tax elections.

                                  * * * * * * *

Based upon and subject to the foregoing, we are of the opinion that the Special Limited Partnership Interest will not constitute a "security," as that term is defined in the Investment Company Act of 1940, as amended.